      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                             THE TITAN CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                           8711                          95-2588754
   (State or jurisdiction of      (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                             3033 SCIENCE PARK ROAD
                            SAN DIEGO, CA 92121-1199
                                 (858) 552-9500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           NICHOLAS J. COSTANZA, ESQ.
                                GENERAL COUNSEL
                             THE TITAN CORPORATION
                             3033 SCIENCE PARK ROAD
                            SAN DIEGO, CA 92121-1199
                                 (858) 552-9500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

            BARBARA L. BORDEN, ESQ.                          VICTOR A. HEBERT, ESQ.
             CARL R. SANCHEZ, ESQ.                           STEPHEN E. NEWTON, ESQ.
           DEYAN P. SPIRIDONOV, ESQ.                  Heller Ehrman White & McAuliffe LLP
              Cooley Godward LLP                                 333 Bush Street
       4365 Executive Drive, Suite 1100                      San Francisco, CA 94104
              San Diego, CA 92121                                (415) 772-6000
                (858) 550-6000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.
                         ------------------------------

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to
Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED               REGISTERED            PER SHARE        OFFERING PRICE(3)   REGISTRATION FEE(4)
Common Stock, par value $.01 per share......     2,879,659(1)              (2)              $48,010,328          $12,002.58

(1) This registration statement covers the number of shares of common stock of The Titan Corporation ("Titan") issuable in connection with the exchange offer and merger in exchange for shares of common stock of Datron Systems Incorporated ("Datron"), based on (i) the maximum number of shares of Datron common stock exchangeable in the exchange offer and merger (3,199,622 shares), and (ii) 0.90000, the exchange ratio applicable in the exchange offer and merger (assuming that the Datron common stock value is $16.00, assuming that the average closing price of Titan common stock is $16.00, assuming that Datron has exercised its right to terminate the merger agreement, and assuming that Titan has made a floating rate election pursuant to the terms of the merger agreement). This registration statement also covers additional shares of Titan common stock that may be issued to prevent dilution resulting from a stock split, stock dividend or similar transaction involving Titan or Datron common stock, under Rule 416 of the Securities Act.

(2) Pursuant to Rule 457(o) of the Securities Act, the Proposed Maximum Offering Price Per Share has been omitted.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act, based on the market value of the Datron common stock to be received by Titan in the merger, as established by the average of the high and low sales prices of Datron common stock on July 3, 2001 on the Nasdaq National Market, which was $15.005.

(4) This fee has been calculated pursuant to Section 6(b) of the Securities Act as 0.000250 of $48,010,328.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   PRELIMINARY PROSPECTUS, DATED JULY 9, 2001
THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. TITAN CORPORATION MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND TITAN CORPORATION IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE EXCHANGE OFFER OR SALE IS NOT PERMITTED.

                                  [TITAN LOGO]

              OFFER TO EXCHANGE OUTSTANDING SHARES OF COMMON STOCK (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS) OF

                        DATRON SYSTEMS INCORPORATED FOR

                             SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                            OF THE TITAN CORPORATION

    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 3, 2001, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

    On June 24, 2001, The Titan Corporation, or Titan, entered into a merger agreement with Datron Systems Incorporated, or Datron, providing for a subsidiary of Titan to acquire all of the outstanding shares of Datron common stock by means of an exchange offer and a subsequent merger. Datron's board of directors unanimously approved the merger agreement, determined that the exchange offer and the merger together are fair to, and in the best interests of, Datron and its stockholders and unanimously recommends that Datron stockholders accept the exchange offer and tender their shares pursuant to the exchange offer.

    Titan, through its wholly-owned subsidiary Gem Acquisition Corp., is offering to exchange a number of shares of Titan common stock (including the associated preferred stock purchase rights) determined pursuant to an exchange ratio, described below, for each outstanding share of Datron common stock (including the associated preferred stock purchase rights) that is validly tendered and not properly withdrawn. The exchange ratio is a fraction, rounded to the fifth decimal point, equal to the quotient of a Datron common stock value divided by the Titan common stock price as described below. The Datron common stock value will be determined by dividing $51,226,912 by the number of shares of Datron common stock outstanding as of, or issuable upon the exercise of stock options or other rights to acquire shares of Datron common stock outstanding as of, the date that shares of Datron common stock are accepted for payment pursuant to the exchange offer. In determining the exchange ratio, the price of Titan common stock will be based on the average closing sales prices for shares of Titan common stock during the 10-day trading period ending on July 27, 2001.

    If the average closing sales price of Titan common stock is (1) greater than or equal to $17.50 per share and less than $19.00 per share, then the exchange ratio will be equal to the Datron common stock value divided by $19.00,
(2) greater than or equal to $19.00 per share and less than or equal to $26.00 per share, then the exchange ratio will be equal to the Datron common stock value divided by the average closing sales price of Titan common stock,
(3) greater than $26.00 per share and less than or equal to $27.50 per share, then the exchange ratio will be equal to the Datron common stock value divided by $26.00, (4) greater than $27.50 per share, then Titan may elect to terminate the offer unless Datron agrees to an exchange ratio equal to the product of 1.10 and the Datron common stock value divided by the average closing sales price of Titan common stock, or, if Titan does not elect to terminate the offer, the exchange ratio will be equal to the Datron common stock value divided by $26.00, and (5) less than $17.50 per share, then Datron may elect to terminate the offer unless Titan agrees to an exchange ratio equal to the product of 0.90 and the Datron common stock value divided by the average closing sales price of Titan common stock, or, if Datron does not elect to terminate the offer, the exchange ratio will be equal to the Datron common stock value divided by $19.00.

    If completed, the exchange offer will be followed by a merger of Gem Acquisition Corp. into Datron in which shares of Datron common stock will be converted into shares of Titan common stock at the same exchange ratio used in the exchange offer. After completion of the merger, Datron will be a wholly-owned subsidiary of Titan.

    Titan's obligation to exchange its common stock for Datron common stock in the exchange offer is subject to the conditions listed in the section entitled "CERTAIN TERMS OF THE MERGER AGREEMENT--CONDITIONS TO THE EXCHANGE OFFER." Titan common stock is listed on the New York Stock Exchange under the symbol "TTN" and Datron common stock is listed on the Nasdaq National Market under the symbol "DTSI."

    SEE "RISK FACTORS" BEGINNING ON PAGE 22 FOR A DISCUSSION OF IMPORTANT FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

    TITAN IS NOT ASKING YOU FOR A PROXY NOR SHOULD YOU SEND TITAN A PROXY. Any request for proxies will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  THE DATE OF THIS PROSPECTUS IS JULY 9, 2001.

                      REFERENCES TO ADDITIONAL INFORMATION

    This document incorporates important business and financial information about Titan from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this document. This information is available at the Internet website that the Securities and Exchange Commission maintains at http://www.sec.gov, as well as from other sources.

    You may also request copies of these documents from Titan, without charge, upon written or oral request to:

                             The Titan Corporation
                               Investor Relations
                             3033 Science Park Road
                        San Diego, California 92121-1199
           Attn: Rochelle R. Bold, Vice President, Investor Relations
                                 (858) 552-9500

    In order to receive timely delivery of the documents, you must make your request no later than July 27, 2001.

    See "WHERE YOU CAN FIND MORE INFORMATION," on page 118 of this prospectus.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION........      1

SUMMARY.....................................................      4

MARKET PRICE AND DIVIDEND INFORMATION.......................     13

TITAN CORPORATION SELECTED HISTORICAL FINANCIAL DATA........     16

DATRON SYSTEMS INCORPORATED SELECTED HISTORICAL FINANCIAL
  DATA......................................................     18

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  DATA......................................................     19

COMPARATIVE PER SHARE DATA..................................     20

RISK FACTORS................................................     22

  Risks Related to the Transaction..........................     22

  Risks Related to Titan's Business.........................     24

  Risks Related to Titan's Common Stock.....................     33

THE TRANSACTION.............................................     35

  General Description of the Exchange Offer.................     35

  The Exchange Ratio........................................     35

  Illustrative Table of Exchange Ratios and Value of
    Offer/Merger Consideration..............................     36

  Purpose of the Exchange Offer.............................     38

  The Minimum Tender Condition..............................     38

  Extension; Termination and Amendment......................     38

  Subsequent Offering Period................................     39

  Exchange of Shares of Datron Common Stock; Delivery of
    Shares of Titan Common Stock............................     39

  Cash Instead of Fractional Shares of Titan Common Stock...     40

  Withdrawal Rights.........................................     40

  Procedure for Tendering...................................     41

  Guaranteed Delivery.......................................     42

  Background of the Transaction.............................     43

  Datron's Reasons for the Exchange Offer and the Merger....     48

  Opinion of Philpott Ball & Werner.........................     50

  Titan's Reasons for the Exchange Offer and the Merger.....     55

  Interests of Datron's Officers and Directors in the
    Transaction.............................................     56

  Management of Titan After the Transactions................     58

  Material Federal Income Tax Consequences..................     58

  Accounting Treatment......................................     61

  Regulatory Approvals......................................     62

  Approval of the Merger....................................     62

  Amendment to Datron's Stockholder Rights Plan.............     63

  Appraisal Rights..........................................     63

  Possible Effects of the Exchange Offer....................     66

  Relationships Between Titan and Datron....................     68

                                                                PAGE
                                                              --------
  Fees and Expenses.........................................     68

CERTAIN TERMS OF THE MERGER AGREEMENT.......................     69

  The Exchange Offer........................................     69

  Composition of Datron's Board of Directors After the
    Exchange Offer..........................................     70

  The Merger................................................     70

  Assumption of Datron Stock Options and Datron Employee
    Stock Purchase Rights...................................     72

  Reassumption of Datron Stock Options and Datron Employee
    Stock Purchase Rights by Datron.........................     73

  Representations and Warranties............................     73

  Conduct of Datron's Business Prior to Completion of the
    Exchange Offer..........................................     73

  Commercially Reasonable Efforts to Complete the
    Transaction.............................................     75

  Limitation on Datron's Ability to Consider Other
    Acquisition Proposals...................................     75

  Employee Benefits.........................................     77

  Conditions to the Exchange Offer..........................     77

  Conditions to the Merger..................................     79

  Termination of the Merger Agreement.......................     80

  Termination Fee; Expenses.................................     83

  Amendments to the Merger Agreement........................     83

THE STOCKHOLDER TENDER AGREEMENTS...........................     84

  Parties to the Stockholder Tender Agreements..............     84

  Agreement to Tender.......................................     84

  Agreement to Vote.........................................     84

  Agreement Not to Transfer.................................     85

  Obligation to Exercise Options............................     85

  Other.....................................................     85

INFORMATION RELATING TO DATRON..............................     86

  Overview..................................................     86

  Antenna and Imaging Systems...............................     86

  Communication Products....................................     87

  Patents, Trademarks, Copyrights and Licenses..............     89

  Employees.................................................     89

  Properties................................................     89

  Legal Proceedings.........................................     90

DATRON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................     91

  Overview..................................................     91

  Results of Operations.....................................     92

  Consolidated Expenses.....................................     94

  Liquidity and Capital Resources...........................     95

  Quantitative and Qualitative Disclosures About Market
    Risk....................................................     95

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS OF DATRON...     96

                                                                PAGE
                                                              --------
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA.......     98

DESCRIPTION OF TITAN CAPITAL STOCK..........................    103

  Common Stock..............................................    103

  Preferred Stock...........................................    104

  Cumulative Convertible Preferred Stock....................    104

  Convertible Trust Preferred Securities....................    104

  Preferred Share Purchase Rights...........................    105

  Section 203 of the Delaware General Corporation Law.......    108

  Transfer Agent and Registrar..............................    109

COMPARITIVE RIGHTS OF TITAN STOCKHOLDERS AND DATRON
  STOCKHOLDERS..............................................    110

  Authorized Shares of Capital Stock; Dividend Rights; Other
    Distributions...........................................    110

  Voting Rights.............................................    111

  Preemptive Rights.........................................    111

  Business Combinations; Supermajority Voting
    Requirements............................................    111

  Appraisal Rights..........................................    112

  Special Meetings of Stockholders..........................    112

  Stockholder Action Without a Meeting......................    112

  Stockholder Proposal Procedures...........................    113

  Stockholder Rights Plan...................................    114

  Classified Board of Directors.............................    115

  Nominations of Directors..................................    115

  Removal of Directors......................................    115

  Vacancies on the Board of Directors.......................    116

  Indemnification...........................................    116

  Limitation of Personal Liability of Directors.............    116

  Amendment of Certificate of Incorporation.................    117

  Amendment of Bylaws.......................................    117

LEGAL MATTERS...............................................    117

EXPERTS.....................................................    117

WHERE YOU CAN FIND MORE INFORMATION.........................    118

INDEX TO FINANCIAL STATEMENTS...............................    F-1

SCHEDULE I: INFORMATION CONCERNING DIRECTORS AND EXECUTIVE
  OFFICERS OF THE TITAN CORPORATION AND GEM ACQUISITION
  CORP......................................................    I-1

ANNEX A: AGREEMENT AND PLAN OF MERGER AND REORGANIZATION....    A-1

ANNEX B: FORM OF STOCKHOLDER TENDER AGREEMENT...............    B-1

ANNEX C: OPINION OF PHILPOTT BALL & WERNER..................    C-1

ANNEX D: SECTION 262 OF THE DELAWARE GENERAL CORPORATION
  LAW.......................................................    D-1

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION

Q: WHAT ARE TITAN AND DATRON PROPOSING?

    A: Titan and Datron have entered into a merger agreement, pursuant to which Titan is offering to exchange shares of Titan common stock for all of the outstanding shares of Datron common stock. If the exchange offer is completed, Gem Acquisition Corp., a wholly-owned subsidiary of Titan, will merge with Datron. As a result of the exchange offer and the merger, Datron will become a wholly-owned subsidiary of Titan.

Q: WHAT WOULD I RECEIVE IN EXCHANGE FOR MY SHARES OF DATRON COMMON STOCK?

    A: In exchange for your shares of Datron common stock, you will receive shares of Titan common stock. The number of shares of Titan common stock that you will receive will be determined by an exchange ratio, rounded to the fifth decimal point, equal to the quotient of the Datron common stock value, divided by the Titan common stock price as described below. The Datron common stock value will be determined by dividing $51,226,912 by the number of shares of Datron common stock outstanding as of, or issuable upon the exercise of stock options or other rights to acquire shares of Datron common stock outstanding as of, the date that shares of Datron common stock are accepted for payment pursuant to the exchange offer. If the average closing sales price of Titan common stock is (1) greater than or equal to $17.50 per share and less than $19.00 per share, then the exchange ratio will be equal to the Datron common stock value divided by $19.00, (2) greater than or equal to $19.00 per share and less than or equal to $26.00 per share, then the exchange ratio will be equal to the Datron common stock value divided by the average closing sales price of Titan common stock, (3) greater than $26.00 per share and less than or equal to $27.50 per share, then the exchange ratio will be equal to the Datron common stock value divided by $26.00, (4) greater than $27.50 per share, then Titan may elect to terminate the offer unless Datron agrees to an exchange ratio equal to the product of 1.10 and the Datron common stock value divided by the average closing sales price of Titan common stock, or, if Titan does not elect to terminate the offer, the exchange ratio will be equal to the Datron common stock value divided by $26.00, and (5) less than $17.50 per share, then Datron may elect to terminate the offer unless Titan agrees to an exchange ratio equal to the product of 0.90 and the Datron common stock value divided by the average closing sales price of Titan common stock, or, if Datron does not elect to terminate the offer, the exchange ratio will be equal to the Datron common stock value divided by $19.00. Titan will not issue any fractional shares of common stock in connection with the exchange offer or the merger. Datron stockholders will instead receive cash for any fractional shares otherwise issuable to them. For a complete description of the exchange ratio, please see "THE TRANSACTION--THE EXCHANGE RATIO."

Q: HOW CAN I FIND OUT THE FINAL EXCHANGE RATIO?

    A: We will notify you by issuing a press release announcing the final exchange ratio and filing that press release with the Securities and Exchange Commission. Datron stockholders can call our information agent, D.F.
King & Co., Inc., at any time toll free at (800) 628-8510 for the Titan average closing price for the preceding 10 trading days and the exchange ratio that would be in effect based on that price. For a table illustrating examples of Titan average closing prices, the resulting exchange ratios and illustrations of the approximate value you would receive for your Datron shares, please see "THE TRANSACTION--ILLUSTRATIVE TABLE OF EXCHANGE RATIOS AND VALUE OF OFFER/MERGER CONSIDERATION" beginning on page 36.

Q: IS THE EXCHANGE OFFER BEING MADE BY TITAN OR GEM ACQUISITION CORP.?

    A: The exchange offer is technically being made by Gem Acquisition Corp., which was formed by Titan specifically for the purpose of making the exchange offer and otherwise facilitating the transaction. Because Gem Acquisition Corp. is a wholly-owned transitory subsidiary of Titan, all of the shares of Datron common stock acquired by Gem Acquisition Corp. in the exchange offer will actually be beneficially owned and controlled by Titan. Therefore, although Gem Acquisition Corp. is technically making the exchange offer and will be a party to the merger, when we discuss the exchange offer and the merger, we generally refer only to Titan.

Q: HOW LONG WILL IT TAKE TO COMPLETE THE EXCHANGE OFFER AND THE MERGER?

    A: Titan hopes to complete the exchange offer by August 3, 2001. Titan expects to complete the merger shortly after it completes the exchange offer, or, if stockholder approval for the merger is required, shortly after the special meeting of Datron stockholders to approve the merger.

Q: DO I HAVE TO PAY ANY BROKERAGE FEES OR COMMISSIONS?

    A: If you are the record owner of your shares and you tender your shares in the exchange offer, you will not incur any brokerage fees or commissions. If you own your shares through a broker or other nominee who tenders the shares on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

Q: WHEN AND HOW CAN I WITHDRAW TENDERED SHARES?

    A: You may withdraw any shares you have tendered at any time prior to the expiration date as it may be extended, and, unless Titan has accepted and paid for these shares, you may also withdraw any shares you have tendered at any time on or after August 3, 2001.

    For a withdrawal to become effective, Titan must receive a written or facsimile transmission notice of withdrawal by the specified time. In a notice of withdrawal you must specify your name, the number of shares to be withdrawn and the name in which the certificates are registered, if different from your name. If you have delivered to us certificates for shares to be withdrawn, you must also indicate the serial numbers shown on the particular certificates evidencing the shares to be withdrawn.

Q: WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE EXCHANGE OFFER?

    A: Titan's obligation to accept shares of Datron common stock for exchange in the exchange offer is subject to several conditions, including:

    - a majority of the outstanding shares of Datron common stock having been validly tendered and not properly withdrawn, which is referred to in this prospectus as the "minimum tender condition;"

    - the registration statement of which this prospectus is a part having been declared effective by the Securities and Exchange Commission; and

    - Datron having not materially breached any covenant in the merger agreement, and its representations and warranties in the merger agreement being accurate in all material respects.

    These and other conditions to the exchange offer are discussed in this prospectus in the section entitled "CERTAIN TERMS OF THE MERGER
AGREEMENT--CONDITIONS TO THE EXCHANGE OFFER" beginning on page 77.

Q: HOW DO I PARTICIPATE IN THE EXCHANGE OFFER?

    A: You are urged to read this entire prospectus carefully, and to consider how the exchange offer and the merger affect you. Then, if you wish to tender your shares of Datron common stock, you should complete and sign the enclosed letter of transmittal and return it with your stock certificates to the designated exchange agent, or, if you hold your shares in "street name" through a broker, ask your broker to tender your shares. Please read this prospectus carefully for more information about procedures for tendering your shares, the timing of the exchange offer, extensions of the exchange offer period and your rights to withdraw your shares from the exchange offer prior to the expiration date.

Q: WHAT HAPPENS IF I DO NOT TENDER MY SHARES OF DATRON COMMON STOCK?

    A: If, after completion of the exchange offer, Titan owns a majority of the outstanding shares of Datron common stock, it intends to complete a merger of its wholly-owned subsidiary, Gem Acquisition Corp., with Datron. Upon completion of the merger, each share of Datron common stock that has not been tendered and accepted for exchange in the exchange offer will be converted into shares of Titan common stock at the same exchange ratio used in the exchange offer.

Q: WILL I BE TAXED ON THE TITAN SHARES I RECEIVE?

    A: Your receipt of shares of Titan common stock in the transaction will be tax-free for U.S. federal income tax purposes (except for taxes, if any, resulting from the receipt of cash instead of fractional shares of Titan common stock), if (1) the transaction is completed under the current terms of the merger agreement, (2) the minimum tender condition to the exchange offer is satisfied, and (3) the merger is completed promptly after the exchange offer. You are urged to read the information regarding material federal income tax consequences contained in this prospectus carefully, and to consult with your tax advisor regarding the consequences of participation in the exchange offer and/or the merger.

Q: DO THE STATEMENTS ON THE COVER PAGE REGARDING THIS PROSPECTUS BEING SUBJECT
   TO CHANGE AND THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION NOT YET BEING EFFECTIVE MEAN THAT THE EXCHANGE OFFER HAS NOT YET COMMENCED?

    A: No. The exchange offer has commenced and effectiveness of the registration statement is not necessary for you to tender shares of Datron common stock.

Q: WHERE CAN I FIND MORE INFORMATION ABOUT TITAN AND DATRON?

    A: You can find more information about Titan and Datron as described in the section entitled "WHERE YOU CAN FIND MORE INFORMATION," on page 118 of this prospectus.

Q: WHOM SHOULD I CONTACT IF I HAVE MORE QUESTIONS ABOUT THE TRANSACTION?

    A: You may contact the Information Agent using the following contact information:

                               Information Agent

                             D.F. KING & CO., INC.
                                77 Water Street
                               New York, NY 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                   All Others Call Toll Free: (800) 848-3409

                                    SUMMARY

    This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers you or that are incorporated herein in order to understand fully the exchange offer and the merger. See "WHERE YOU CAN FIND MORE INFORMATION" on page 118. The merger agreement is attached as ANNEX A to this prospectus. Titan and Datron encourage you to read the merger agreement as it is the legal document that governs the exchange offer and the merger. Page references are included in the parentheses below to direct you to a more detailed description of the topics presented in this summary.

FORWARD-LOOKING INFORMATION

    Certain of the information relating to Titan, Datron and the combined company contained or incorporated by reference into this prospectus is forward-looking in nature. All statements included or incorporated by reference into this prospectus or made by management of Titan or Datron, other than statements of historical fact regarding Titan or Datron, are forward-looking statements. Examples of forward-looking statements include statements regarding Titan's, Datron's or the combined company's future financial results, operating results, business strategies, projected costs, products and competitive positions, and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "intends," "should," "would," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in the section entitled "RISK FACTORS." These and many other factors could affect the future financial and operating results of Titan, Datron or the combined company, and could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by or on behalf of Titan, Datron or the combined company.

THE COMPANIES

    THE TITAN CORPORATION
    3033 Science Park Road
    San Diego, California 92121-1199
    Telephone: (858) 552-9500

    Titan is a diversified technology company that creates, builds and launches technology-based businesses. Titan Systems, Titan's government business, is a key provider of information technology and communications solutions, services and products in the growing federal government information technology market. Titan Systems also serves as Titan's engine, providing Titan with government-funded research and development activities that generate technology and intellectual property that often form the foundation for Titan's commercial technology applications and new businesses as well as cash flow to fund those businesses. Titan has developed and continues to develop new businesses, like its SureBeam and Titan Wireless businesses, from the broad portfolio of technologies, intellectual property and expertise that Titan has created and continues to create as part of its work under government contracts and its self-funded research and development program. In addition, Titan's existing commercial businesses sometimes generate technologies that can be developed into other new businesses.

    Titan has worked under government contracts totaling in excess of $2.0 billion in revenues since 1981. Titan's government contracts generally permit Titan to retain intellectual property rights in commercial applications of technologies developed under those contracts. Titan has also supplemented its internally developed portfolio with technologies, intellectual property and expertise through strategic acquisitions of other government information technology companies. Titan's strategy is to leverage its intellectual property portfolio by creating commercial technology applications or individual businesses that can be monetized through either an initial public offering of a subsidiary, a complete spin-off to Titan's stockholders, an outright sale of a business, or a technology license or sale.

    Titan has organized its business into four core segments that reflect the specific markets and industries in which it operates: Titan Systems, SureBeam, Titan Wireless and Cayenta. In addition, Titan's Emerging Technologies and Businesses segment develops commercial applications and businesses for technologies created or acquired by Titan.

    TITAN SYSTEMS provides information technology and communications solutions, services and products for defense, intelligence, and other U.S. and allied government agencies.

    SUREBEAM provides electronic food irradiation systems and services.

    TITAN WIRELESS provides satellite-based and wireless-based communication services and systems which provide cost-effective voice, facsimile, data, Internet and network communications services in developing countries.

    CAYENTA is a total services provider of information technology services and software applications for its customers' businesses and governmental functions.

    Titan's EMERGING TECHNOLOGIES AND BUSINESSES segment currently has several new businesses in development, including businesses in which Titan has applied for patent protection for the underlying technology.

    Titan maintains a site on the Internet at www.titan.com; however, information found on Titan's website is not part of this prospectus.

    GEM ACQUISITION CORP.
    c/o The Titan Corporation
    3033 Science Park Road
    San Diego, California 92121-1199
    Telephone: (858) 552-9500

    Gem Acquisition Corp. is a wholly-owned subsidiary of Titan and was incorporated on June 19, 2001, in the State of Delaware. Gem Acquisition Corp. has not engaged in any operations and exists solely to make the exchange offer and otherwise facilitate the transaction. Therefore, although Gem Acquisition Corp. is technically making the exchange offer and will be a party to the merger, when we discuss the transaction in this prospectus, we generally refer only to Titan.

    DATRON SYSTEMS INCORPORATED
    3030 Enterprise Court
    Vista, California 92083
    Telephone: (760) 734-5454

    Datron provides products and services for emerging satellite and radio communication markets. Datron is a leading supplier of tracking antenna products that are designed to provide television, Internet and other broadband communication connections to land, sea and air mobile markets. Datron's major products are remote sensing satellite earth stations, satellite communication systems, mobile satellite television reception systems, and voice and data communication radios. Datron sells its products to commercial and governmental markets worldwide including several U.S. government customers such as the U.S. Department of Defense. Datron was founded in 1969 and became an independent publicly-held corporation in 1985.

    Datron operates in two business segments through two subsidiaries, Datron Advanced Technologies Inc., or DAT, which conducts Datron's Antenna and Imaging Systems business, and Datron World Communications, or DWC, which conducts Datron's Communications Products business.

    Datron maintains a site on the Internet at www.dtsi.com; however, information found on Datron's website is not part of this prospectus.

THE TRANSACTION (PAGE 35)

    Titan and Datron are proposing a two-part business combination transaction, in which Titan intends to acquire all of the outstanding shares of Datron common stock (including the associated preferred stock purchase rights). In the exchange offer, Titan is offering to exchange a fraction of a share of Titan common stock (including the associated preferred stock purchase rights) based on an exchange ratio for each outstanding share of Datron common stock that is validly tendered and not properly withdrawn. The exchange ratio is a fraction that is based on the average closing price of Titan common stock and the Datron common stock value. The Datron common stock value is determined by dividing $51,226,912 by the number of shares of Datron common stock outstanding as of, or issuable upon the exercise of stock options or other rights to acquire shares of Datron common stock outstanding as of, the date that shares of Datron common stock are accepted for payment pursuant to the exchange offer. The exchange ratio is described in more detail in the section entitled "THE TRANSACTION--THE EXCHANGE RATIO" beginning on page 35 of this prospectus.

    Promptly after completion of the exchange offer, Titan intends to merge its wholly-owned subsidiary, Gem Acquisition Corp., with Datron. Each share of Datron common stock which has not been tendered and accepted for exchange in the exchange offer will be converted in the merger into shares of Titan common stock at the same exchange ratio used in the exchange offer. Titan seeks to acquire ownership of 100% of the outstanding shares of Datron common stock through the exchange offer and the merger. The exchange offer and the merger are sometimes collectively referred to in this prospectus as the "transaction."

    Titan will not issue any fractional shares of common stock in connection with the exchange offer or the merger. Datron stockholders will instead receive cash for any fractional shares otherwise issuable to them.

MARKET PRICE AND DIVIDEND INFORMATION (PAGE 13)

    Titan common stock is listed on the New York Stock Exchange under the symbol "TTN" and Datron common stock is listed on the Nasdaq National Market under the symbol "DTSI." On June 22, 2001, the last full trading day before the public announcement of the exchange offer and the merger, the closing sale price per share of Titan common stock on the New York Stock Exchange Composite Tape was $19.50 and the closing sale price per share of Datron common stock on the Nasdaq National Market was $14.00. On July 6, 2001, the most recent practicable date prior to the mailing of this prospectus, the closing sale price per share of Titan common stock on the New York Stock Exchange Composite Tape was $20.69 and the closing sale price per share of Datron common stock on the Nasdaq National Market was $15.64.

DATRON'S REASONS FOR THE EXCHANGE OFFER AND THE MERGER (PAGE 48)

    Datron's board of directors believes that the transaction could result in a number of benefits to Datron and its stockholders. Datron's reasons for entering into the transaction and a number of factors considered by Datron's board of directors in determining whether to enter into the transaction are described below.

    - The value of the Titan common stock that Datron stockholders will receive for their Datron common stock represents a premium over recent and historical prices of Datron common stock, and Titan common stock, which has a much larger market capitalization than Datron common stock, could prove to be less volatile.

    - The structure of the transaction as a tax free reorganization will allow Datron stockholders flexibility in their personal tax planning, permitting those who wish to defer taxes to do so and permitting others to sell the Titan common stock they receive in the transaction and pay taxes currently on any gain.

    - The substantial weekly trading volume of Titan common stock in comparison to the number of shares of Titan common stock that will be received in the transaction by Datron stockholders provides substantially greater liquidity to Datron stockholders than they have with respect to Datron common stock.

    - The Datron board of directors believes that the combination of Datron and Titan will result in strategic advantages to the combined company, stemming in part from complementary expertises, that may result in greater growth of the combined company than the two companies might acheive operating independently.

    - Based on Datron's experience during the nearly two years Philpott Ball & Werner has been seeking alternatives to maximize Datron's stockholder value, the Datron board of directors believes that the transaction with Titan represents the transaction most favorable to the Datron stockholders that has been or is likely to be presented to Datron.

    - The Datron board of directors believes that the merger agreement provides for a fair method of combining the equities of the two companies and that the consideration to be received by the Datron stockholders is fair to them.

    See the section entitled "THE TRANSACTION--DATRON'S REASONS FOR THE EXCHANGE OFFER AND THE MERGER" on page 48 of this prospectus, as well as Datron's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to you together with this prospectus.

RECOMMENDATION TO DATRON STOCKHOLDERS

    Datron's board of directors has unanimously approved the merger agreement, determined that the exchange offer and the merger together are advisable and fair to and in the best interests of, Datron and its stockholders and unanimously recommends that Datron stockholders accept the exchange offer and tender their shares pursuant to the exchange offer. Information about the unanimous recommendation of Datron's board of directors is more fully described in Datron's Solicitation/ Recommendation Statement on Schedule 14D-9, which is being mailed to you together with this prospectus.

OPINION OF DATRON'S FINANCIAL ADVISOR (PAGE 50)

    Datron has received a written opinion, dated June 22, 2001, from Philpott Ball & Werner, to the effect that, as of the date of the opinion and based on and subject to the matters described in its opinion, the consideration to be received pursuant to the merger agreement was fair, from a financial point of view, to the holders of Datron common stock (other than Titan and its affiliates). PHILPOTT BALL & WERNER'S OPINION IS ADDRESSED TO THE DATRON BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER REGARDING WHETHER STOCKHOLDERS SHOULD TENDER SHARES PURSUANT TO THE EXCHANGE OFFER, OR HOW STOCKHOLDERS SHOULD VOTE OR ACT ON ANY MATTER RELATING TO THE MERGER.

TIMING OF THE EXCHANGE OFFER (PAGE 35)

    The exchange offer commenced on July 9, 2001, the date of this prospectus, and is currently scheduled to expire on August 3, 2001. However, under certain circumstances the exchange offer may be extended.

EXTENSION; TERMINATION AND AMENDMENT (PAGE 38)

    Subject to the terms of the merger agreement, Titan has agreed to extend the exchange offer for one 10-business day period if, on August 3, 2001, the minimum tender condition has not been satisfied. Titan may also extend the exchange offer for successive extension periods not in excess of 10 business days per extension if, at the scheduled expiration date of the exchange offer, any of the conditions to the exchange offer has not been satisfied or, where permissible, waived. In addition, Titan is entitled to extend the exchange offer if required by the rules of the Securities and Exchange Commission, the New York Stock Exchange or the National Association of Securities Dealers, Inc. During an extension, all shares of Datron common stock previously tendered and not properly withdrawn will remain subject to the exchange offer, subject to your right to withdraw your shares of Datron common stock. An extension of the exchange offer is different than a subsequent offering period. The consequences of a subsequent offering period are described below.

    Titan reserves the right to make any changes in the terms and conditions of the exchange offer by giving oral or written notice of the changes to the Exchange Agent and by making a public announcement thereof. However, without the prior written consent of Datron, Titan cannot:

    - decrease the number of shares of Datron common stock sought in the exchange offer;

    - make any changes to the form or amount of consideration to be paid in exchange for shares of Datron common stock in the exchange offer;

    - impose any additional conditions on the exchange offer other than those already described in the merger agreement;

    - amend or waive the minimum tender condition or other specified conditions as described in the merger agreement;

    - extend the expiration date of the exchange offer, except in the circumstances described in the merger agreement; or

    - make any other change to the terms and conditions of the exchange offer which is adverse to the holders of shares of Datron common stock.

    Titan is required to follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. Any announcement about an extension is required to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer. Subject to applicable law, including Rules 14d-4(d) and 14d-6(c) under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to stockholders in connection with the exchange offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change, and without limiting the manner in which Titan may choose to make any public announcement, Titan assumes no obligation to publish, advertise or otherwise communicate the public announcement other than by making a release to the Dow Jones News Service.

SUBSEQUENT OFFERING PERIOD (PAGE 39)

    Titan may elect to provide a subsequent offering period of 3 to 20 business days after the acceptance of shares of Datron common stock in the exchange offer if the requirements of Rule 14d-11 under the Securities Exchange Act of 1934 have been met. You will not have the right to withdraw any shares of Datron common stock that you tender during the subsequent offering period. Titan is required to accept for exchange, and to deliver shares of Titan common stock in exchange for, shares of Datron common stock that are validly tendered promptly after they are tendered during any subsequent offering period. If Titan elects to provide a subsequent offering period, it is required to make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

WITHDRAWAL RIGHTS (PAGE 40)

    Your tender of shares of Datron common stock pursuant to the exchange offer is irrevocable, except that, other than during any subsequent offering period, shares of Datron common stock tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer, as it may be extended, and unless Titan previously accepted them for exchange pursuant to the exchange offer, may also be withdrawn at any time after August 3, 2001.

    If Titan elects to provide a subsequent offering period pursuant to Rule 14d-11 under the Securities Exchange Act of 1934, you will not have the right to withdraw shares of Datron common stock that you tender in the subsequent offering period.

EXCHANGE OF SHARES OF DATRON COMMON STOCK; DELIVERY OF SHARES OF TITAN COMMON
  STOCK (PAGE 39)

    Upon the terms of, and subject to the conditions to, the exchange offer, including, if the exchange offer is extended or amended, the terms and conditions of any extension or amendment, Titan is required to accept for exchange, and to deliver shares of Titan common stock in exchange for, shares of Datron common stock validly tendered and not properly withdrawn, promptly after the expiration date of the exchange offer and promptly after they are tendered during any subsequent offering period.

PROCEDURE FOR TENDERING (PAGE 41)

    For you to validly tender shares of Datron common stock pursuant to the exchange offer, a properly completed and duly executed letter of transmittal or manually executed facsimile of that document, along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by American Stock Transfer & Trust Company, the exchange agent for the offer, at the address on the back cover of this prospectus. In addition, certificates for tendered shares of Datron common stock must be received by the exchange agent at that address, or the shares of Datron common stock must be tendered pursuant to the procedures for book-entry tender, in each case before the expiration date of the exchange offer.

A STOCKHOLDER VOTE MAY BE REQUIRED TO APPROVE THE MERGER (PAGE 62)

    If, after completion of the exchange offer, as it may be extended and including any subsequent offering period, Titan owns 90% or more of the outstanding shares of Datron common stock, the merger can be accomplished without a vote of Datron stockholders. If, on the other hand, after completion of the exchange offer, as it may be extended and including any subsequent offering period, Titan owns more than 50% but less than 90% of the outstanding shares of Datron common stock, a meeting of Datron stockholders and the affirmative vote of at least a majority of the shares of Datron common stock outstanding on the record date for such meeting will be needed to complete the merger. Since Titan will own a majority of the shares of Datron common stock outstanding on the record date, approval of the merger by Datron stockholders will be assured.

THE STOCKHOLDER AGREEMENTS (PAGE 84)

    Datron's directors and officers who have beneficial ownership of 82,509 shares of Datron common stock in the aggregate, which represented approximately 3.0% of the outstanding shares of Datron common stock as of July 6, 2001, have agreed to tender and not withdraw their shares of Datron common stock in the exchange offer. In addition, the officers and directors of Datron who are parties to the stockholder tender agreements may be obligated to exercise vested options to purchase up to 137,849 shares of Datron common stock in the aggregate, representing approximately 5.0% of the outstanding shares of Datron common stock as of July 6, 2001, and tender the shares issued upon exercise of the options if and to the extent necessary to satisfy the minimum condition for the exchange offer.

INTERESTS OF DATRON'S OFFICERS AND DIRECTORS IN THE TRANSACTION (PAGE 56)

    When you consider Datron's board of directors' unanimous recommendation that Datron stockholders accept the exchange offer and tender their shares in the exchange offer, you should be aware that some Datron officers and directors may have interests in the transaction that may be different from, or in addition to, their interests as stockholders of Datron. See the section entitled "THE TRANSACTION--INTERESTS OF DATRON'S OFFICERS AND DIRECTORS IN THE TRANSACTION" on page 56 of this prospectus, as well as Datron's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to you together with this prospectus.

ASSUMPTION OF DATRON STOCK OPTIONS AND ESPP PURCHASE RIGHTS BY TITAN (PAGE 72)

    Titan has agreed that at the time it accepts shares of Datron common stock for payment in the exchange offer Titan will assume all outstanding options to purchase Datron common stock and all outstanding purchase rights under Datron's Employee Stock Purchase Plan. As a result, at the time when Titan accepts for payment shares of Datron common stock in the exchange offer, all outstanding options and all outstanding purchase rights of Datron under its Employee Stock Purchase Plan will become exercisable solely for shares of Titan common stock.

LIMITATION ON DATRON'S ABILITY TO CONSIDER OTHER ACQUISITION PROPOSALS
  (PAGE 75)

    Datron has agreed not to solicit, initiate, encourage or discuss any proposal for a business combination or other similar transaction involving the acquisition or purchase of (1) more than 20% of any class of voting securities of Datron or any of its subsidiaries or (2) businesses or assets that account for 20% or more of Datron's consolidated net revenues, net income or assets, or the liquidation or dissolution of Datron or any of its subsidiaries, prior to completion of the merger unless the other party has made an unsolicited written proposal to Datron for a transaction which Datron's board of directors believes in good faith, after consultation with Datron's financial advisor, is reasonably likely to be consummated and would, if consummated, be more favorable to Datron's stockholders than the transaction, and a number of other conditions are satisfied.

TERMINATION OF THE MERGER AGREEMENT (PAGE 80)

    Titan and Datron can terminate the merger agreement under certain circumstances, including if the exchange offer is not consummated by August 31, 2001.

TERMINATION FEE (PAGE 83)

    The merger agreement requires Datron to pay Titan a termination fee equal to $2.0 million in cash as well as expenses not to exceed $300,000 if the merger agreement is terminated under certain circumstances.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 58)

    Titan and Datron believe that the transaction will qualify as a tax-free reorganization for U.S. federal income tax purposes, if: (1) the transaction is completed under the current terms of the merger agreement; (2) the minimum tender condition to the exchange offer is satisfied; and (3) the merger is completed promptly after the exchange offer. Based on these assumptions, your receipt of Titan common stock in the transaction will be tax-free for U.S. federal income tax purposes (except for taxes, if any, resulting from the receipt of cash instead of fractional shares of Titan common stock).

    The above described tax treatment of the exchange offer and the merger to Datron stockholders depends on, among other things, some facts that will not be known before the completion of the merger. Datron stockholders are urged to carefully read the discussion in the section entitled "THE TRANSACTION--MATERIAL FEDERAL INCOME TAX CONSEQUENCES" beginning on page 58 of this prospectus. That discussion includes a summary of the U.S. federal income tax consequences of participation in the exchange offer and the merger in the event that the assumptions described above are not satisfied.

    TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE MERGER TO YOU.

ACCOUNTING TREATMENT (PAGE 61)

    Titan will account for the merger as a purchase for financial reporting purposes.

APPRAISAL RIGHTS (PAGE 63)

    Datron stockholders are not entitled to appraisal rights in connection with the exchange offer. If, after completion of the exchange offer, as it may be extended and including any subsequent offering period, Titan owns a majority but less than 90% of the outstanding shares of Datron common stock, Titan has agreed to effect a long-form merger as permitted under Delaware law, which would require notice to and approval of Datron stockholders. Datron stockholders who have not exchanged their shares of Datron common stock in the exchange offer would not have appraisal rights in connection with a long-form merger. However, if a long-form merger is consummated, and if, on the date fixed to determine stockholders entitled to vote on the merger, the shares of Datron common stock are (i) not listed on a national securities exchange or quoted through the Nasdaq National Market or (ii) held of record by less than 2,000 holders, you will have appraisal rights pursuant to the provisions of Section 262 of the Delaware General Corporation Law.

    If, however, after completion of the exchange offer, as it may be extended and including any subsequent offering period, Titan owns 90% or more of the outstanding shares of Datron common stock, Titan has agreed to effect a short-form merger as permitted under Delaware law. In the event that Titan completes the transaction through a short-form merger, stockholders who did not tender, or who tendered and withdrew, their shares of Datron common stock in the exchange offer would have the right under Delaware law to demand appraisal of their shares of Datron common stock, but only if they comply with certain statutory requirements. Stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their shares of Datron common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger) and to receive payment of this fair value in cash, together with a fair rate of interest, if any. In the event of a short-form merger, information regarding these requirements will be provided to Datron stockholders who have not exchanged their shares of Datron common stock in the exchange offer.

REGULATORY APPROVALS (PAGE 62)

    Titan and Datron have determined that no filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act is required in connection with the exchange offer or the merger. Completion of the exchange offer may be subject to compliance with a limited number of foreign antitrust regulations. Any required notifications by any foreign jurisdiction will be filed in due course.

RECENT DEVELOPMENTS

    Titan recently filed a Form S-3 registration statement with the Securities and Exchange Commission to register 8,048,685 shares of Titan common stock that Titan may issue to the public, which amount includes the underwriters' overallotment option. Titan stockholders also included 576,315 shares of Titan common stock on the Form S-3 registration statement that those stockholders may sell to the public. To the extent that Titan issues the shares of Titan common stock referred to above, your fully diluted equity interest in Titan, based on the number of shares of Titan common stock you receive in exchange for your Datron common shares pursuant to the exchange offer and the merger, will be proportionately reduced.

                     MARKET PRICE AND DIVIDEND INFORMATION

    Titan common stock is listed on the New York Stock Exchange under the symbol "TTN." Datron common stock is listed on the Nasdaq National Market under the symbol "DTSI." The following table shows, for the periods indicated, the reported high and low trading prices for shares of Titan common stock on the New York Stock Exchange Composite Tape and the highest and lowest closing sale prices for shares of Datron common stock on the Nasdaq National Market for the quarters indicated. Neither Titan nor Datron has paid any cash dividends during the periods presented.

                                                                     TITAN
                                                                 COMMON STOCK
                                                              -------------------
TITAN(1)                                                        LOW        HIGH
--------                                                      --------   --------
CALENDAR YEAR 1998
First Quarter...............................................   $ 5.50     $ 6.88
Second Quarter..............................................     5.75       8.25
Third Quarter...............................................     3.81       6.56
Fourth Quarter..............................................     4.25       6.19
CALENDAR YEAR 1999
First Quarter...............................................   $ 4.75     $ 6.25
Second Quarter..............................................     4.94      11.00
Third Quarter...............................................     9.38      14.63
Fourth Quarter..............................................    13.13      48.38
CALENDAR YEAR 2000
First Quarter...............................................   $32.50     $60.50
Second Quarter..............................................    25.31      55.50
Third Quarter...............................................    15.38      44.56
Fourth Quarter..............................................    11.13      21.81
CALENDAR YEAR 2001
First Quarter...............................................   $15.75     $25.49
Second Quarter..............................................    13.20      25.15
Third Quarter (through July 6, 2001)........................    20.42      22.48

                                                                    DATRON
                                                                 COMMON STOCK
                                                              -------------------
DATRON(2)                                                       LOW        HIGH
---------                                                     --------   --------
CALENDAR YEAR 1998
First Quarter...............................................   $ 3.50     $10.50
Second Quarter..............................................     6.75       8.38
Third Quarter...............................................     4.25       7.38
Fourth Quarter..............................................     4.38       6.88
CALENDAR YEAR 1999
First Quarter...............................................   $ 5.25     $ 8.75
Second Quarter..............................................     5.38       7.88
Third Quarter...............................................     5.05       7.75
Fourth Quarter..............................................     5.19      10.50
CALENDAR YEAR 2000
First Quarter...............................................   $ 7.81     $25.81
Second Quarter..............................................     6.88      13.75
Third Quarter...............................................     9.13      16.38
Fourth Quarter..............................................    10.50      14.31
CALENDAR YEAR 2001
First Quarter...............................................   $10.13     $14.69
Second Quarter..............................................     9.25      15.50
Third Quarter (through July 6, 2001)........................    14.96      15.74

------------------------

(1) According to Titan, there were, as of July 6, 2001, approximately 54,363,940 shares of Titan common stock outstanding, held by approximately 3,480 stockholders of record.

(2) According to Datron, there were, as of July 6, 2001, approximately 2,758,257 shares of Datron common stock outstanding, held by approximately 196 stockholders of record.

COMPARATIVE MARKET PRICE INFORMATION

    The following table presents:

    - the closing sale price of Titan's common stock, as reported on the New York Stock Exchange Composite Tape;

    - the closing sale price of Datron's common stock, as reported on the Nasdaq National Market; and

    - the market value based on the closing sale price on the dates specified below of the shares of Titan common stock to be received in exchange for one share of Datron common stock in the offer;

in each case as if the exchange ratio had been determined on June 22, 2001, the last full trading day prior to the public announcement of the proposed transaction, and on July 6, 2001, the last day for which such information could be practicably calculated prior to the date of this prospectus. The numbers have been calculated assuming that, (1) as of June 22, 2001, the Datron common stock value would have been $16.00, the average closing price of Titan common stock would have been $20.80 and the exchange ratio would have been 0.76923 and
(2) as of July 6, 2001, the Datron common stock value would have been $16.00, the average closing price of Titan common stock would have been $20.88 and the exchange ratio would have been 0.76628. The assumed Datron common stock value as of July 6, 2001 is based on the quotient (without rounding) obtained by dividing $51,226,912 by 3,199,929, the total number of shares of Datron common stock outstanding as of, or issuable upon the exercise of stock options or other rights to acquire shares of Datron common stock outstanding as of, July 6, 2001, including 307 shares of Datron common stock issuable under Datron's Employee Stock Purchase Plan assuming the purchase period closed on July 6, 2001. The actual value of the Titan common shares a Datron stockholder will receive in the transaction may be higher or lower than the price set forth below.

                                                                   EQUIVALENT PRICE PER
                         CLOSING PRICE OF     CLOSING PRICE OF       SHARE OF DATRON
DATE                    TITAN COMMON STOCK   DATRON COMMON STOCK     COMMON STOCK(1)
----                    ------------------   -------------------   --------------------
June 22, 2001.........        $19.50                $14.00                $15.00
July 6, 2001..........         20.69                 15.64                 15.85

------------------------

(1) Computed as the product of the closing price for Titan common stock on the dates indicated above multiplied by the assumed exchange ratios for those dates as set forth above.

BECAUSE THE EXCHANGE RATIO IS BASED IN PART ON THE AVERAGE CLOSING SALES PRICES OF TITAN COMMON STOCK FOR THE 10 TRADING DAYS ENDING ON JULY 27, 2001, WE URGE HOLDERS OF DATRON COMMON STOCK TO CALCULATE THE AVERAGE CLOSING SALES PRICES OF TITAN COMMON STOCK BY OBTAINING CURRENT MARKET QUOTATIONS BEFORE MAKING ANY DECISION WITH RESPECT TO THE EXCHANGE OFFER.

              TITAN CORPORATION SELECTED HISTORICAL FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    Titan derived the following information from its audited consolidated financial statements as of and for the years ended December 31, 1996 through 2000 and unaudited consolidated financial statements as of and for the three months ended March 31, 2000 and 2001. The following information should be read in conjunction with the historical consolidated financial statements of Titan and related notes incorporated by reference in this prospectus.

    The consolidated statement of operations information for the three months ended March 31, 2000 and 2001 and the consolidated balance sheet information as of March 31, 2001 are unaudited but include, in the opinion of management, all adjustments, including normal recurring adjustments, necessary for a fair presentation of such information. Results for the three months ended March 31, 2001 are not necessarily indicative of the results which may be expected for any other interim periods or for the year as a whole.

                                                                                                            THREE MONTHS
                                                               YEAR ENDED DECEMBER 31,                     ENDED MARCH 31,
                                                ------------------------------------------------------   -------------------
                                                   2000        1999       1998       1997       1996       2001       2000
                                                ----------   --------   --------   --------   --------   --------   --------
                                                                                                             (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues......................................  $1,033,213   $809,139   $532,236   $381,763   $332,531   $260,113   $220,221
Costs and expenses:
  Cost of revenues............................     757,266    611,059    395,492    295,925    253,833    190,277    166,280
  Selling, general and administrative
    expense...................................     173,240    123,314     83,752     57,053     57,754     54,756     35,713
  Amortization of goodwill....................      29,529      8,565      3,216      1,209      1,394      7,228      8,632
  Deferred compensation.......................       6,187         --         --         --         --     39,988        210
  Research and development expense............      12,261      6,690      5,590      7,466      5,023      4,259      2,247
  Acquisition and integration related charges
    and other.................................      39,358    (28,035)     9,891      8,510      8,600     32,174     18,070
                                                ----------   --------   --------   --------   --------   --------   --------
    Total costs and expenses..................   1,017,841    721,593    497,941    370,163    326,604    328,682    231,152
Operating profit (loss).......................      15,372     87,546     34,295     11,600      5,927    (68,569)   (10,931)
Interest expense..............................     (39,592)   (18,862)   (11,808)    (8,081)    (5,768)   (10,673)    (7,415)
Interest income...............................       3,582      1,342        718      1,121      1,208        366        927
                                                ----------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing operations
  before income taxes, minority interests,
  extraordinary loss and cumulative effect of
  change in accounting principle..............     (20,638)    70,026     23,205      4,640      1,367    (78,876)   (17,419)
Income tax provision (benefit)................      (3,985)    26,669      9,184      4,088      2,675     (6,783)    (4,355)
                                                ----------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing operations
  before minority interests, extraordinary
  loss and cumulative effect of change in
  accounting principle........................     (16,653)    43,357     14,021        552     (1,308)   (72,093)   (13,064)
Minority interests............................       4,131         --         --         --         --     12,222      1,378
                                                ----------   --------   --------   --------   --------   --------   --------
Income (loss) from continuing operations
  before extraordinary loss and cumulative
  effect of change in accounting principle....     (12,522)    43,357     14,021        552     (1,308)   (59,871)   (11,686)
Loss from discontinued operations, net of
  taxes.......................................      (1,462)    (5,600)   (12,566)   (19,657)    (6,326)        --        (96)
                                                ----------   --------   --------   --------   --------   --------   --------
Income (loss) before extraordinary loss and
  cumulative effect of change in accounting
  principle...................................     (13,984)    37,757      1,455    (19,105)    (7,634)   (59,871)   (11,782)
Extraordinary loss from early extinguishments
  of debt, net of taxes.......................      (4,744)        --         --         --         --         --     (3,454)
Cumulative effect of change in accounting
  principle, net of taxes.....................          --         --    (19,474)        --         --         --         --
                                                ----------   --------   --------   --------   --------   --------   --------
Net income (loss).............................     (18,728)    37,757    (18,019)   (19,105)    (7,634)   (59,871)   (15,236)
Dividend requirements on preferred stock......        (692)      (695)      (778)      (875)      (803)      (172)      (174)
                                                ----------   --------   --------   --------   --------   --------   --------
Net income (loss) applicable to common
  stock.......................................  $  (19,420)  $ 37,062   $(18,797)  $(19,980)  $ (8,437)  $(60,043)  $(15,410)
                                                ==========   ========   ========   ========   ========   ========   ========

                                                                                                            THREE MONTHS
                                                               YEAR ENDED DECEMBER 31,                     ENDED MARCH 31,
                                                ------------------------------------------------------   -------------------
                                                   2000        1999       1998       1997       1996       2001       2000
                                                ----------   --------   --------   --------   --------   --------   --------
                                                                                                             (UNAUDITED)
Basic earnings (loss) per share:
  Income (loss) from continuing operations....  $    (0.31)  $   0.91   $   0.32   $  (0.01)  $  (0.05)  $  (1.29)  $  (0.26)
  Loss from discontinued operations, net of
    taxes.....................................       (0.03)     (0.12)     (0.30)     (0.53)     (0.16)        --         --
  Extraordinary loss from early
    extinguishments of debt, net of taxes.....       (0.09)        --         --         --         --         --       (.06)
  Cumulative effect of change in accounting
    principle, net of taxes...................          --         --      (0.47)        --         --         --         --
                                                ----------   --------   --------   --------   --------   --------   --------
  Net income (loss)...........................  $    (0.43)  $   0.79   $  (0.45)  $  (0.54)  $  (0.21)  $  (1.29)  $  (0.32)
                                                ==========   ========   ========   ========   ========   ========   ========

  Weighted average shares.....................      52,717     47,094     41,657     37,139     39,018     53,377     52,450
                                                ==========   ========   ========   ========   ========   ========   ========

Diluted earnings (loss) per share:
  Income (loss) from continuing operations....  $    (0.32)  $   0.80   $   0.31   $  (0.01)  $  (0.05)  $  (1.29)  $  (0.26)
  Loss from discontinued operations, net of
    taxes.....................................       (0.03)     (0.10)     (0.29)     (0.53)     (0.16)        --         --
  Extraordinary loss from early
    extinguishments of debt, net of taxes.....       (0.09)        --         --         --         --         --      (0.06)
  Cumulative effect of change in accounting
    principle, net of taxes...................          --         --      (0.45)        --         --         --         --
                                                ----------   --------   --------   --------   --------   --------   --------
  Net income (loss)...........................  $    (0.44)  $   0.70   $  (0.43)  $  (0.54)  $  (0.21)  $  (1.29)  $  (0.32)
                                                ==========   ========   ========   ========   ========   ========   ========

  Weighted average shares.....................      52,717     54,136     43,172     37,139     39,018     53,377     52,450
                                                ==========   ========   ========   ========   ========   ========   ========

OTHER CONSOLIDATED DATA:
Depreciation and amortization.................  $   43,692   $ 20,405   $ 12,618   $ 10,619   $  9,521   $ 12,265   $ 12,118
Capital expenditures..........................      49,794     17,190      9,145      9,191      7,415     17,866     12,832
Preferred dividends...........................         692        695        778        875        803        172        174

                                                                AS OF DECEMBER 31,
                                               ----------------------------------------------------        AS OF
                                                 2000       1999       1998       1997       1996     MARCH 31, 2001
                                               --------   --------   --------   --------   --------   ---------------
                                                                                                        (UNAUDITED)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and investments.......  $ 27,291   $ 13,469   $ 13,868   $ 18,757   $ 18,129     $   89,047
Property and equipment, net..................    88,077     47,556     38,010     32,013     31,366         95,694
Total assets.................................   959,438    634,658    369,923    233,336    225,144      1,062,872
Line of credit, long-term....................   260,625    215,987     98,215      7,833     15,398        334,375
Other long-term debt.........................    38,265     14,802     36,796     42,057     40,521          1,338
Company obligated mandatory redeemable
  convertible preferred securities...........   250,000         --         --         --         --        250,000
Redeemable preferred stock...................        --         --         --      3,000         --             --
Stockholders' equity.........................   167,416    166,348     98,440     74,892     83,342        200,299

         DATRON SYSTEMS INCORPORATED SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    Datron derived the following information from its audited consolidated financial statements as of and for the years ended March 31, 1997 through 2001. The following information should be read in conjunction with "DATRON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the historical consolidated financial statements of Datron and notes thereto included elsewhere in this prospectus.

                                                             FISCAL YEARS ENDED MARCH 31,
                                                 ----------------------------------------------------
                                                   2001       2000       1999       1998       1997
                                                 --------   --------   --------   --------   --------
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Net sales......................................  $62,262    $61,887    $59,084    $54,628    $53,269
Net income (loss)..............................    2,957      2,504      1,702     (3,163)       268
Earnings (loss) per share (1)
  Basic........................................  $  1.08    $  0.93    $  0.63    $ (1.18)   $  0.10
  Diluted......................................     1.06       0.92       0.63      (1.18)      0.10

CONSOLIDATED BALANCE SHEET DATA:
Working capital................................  $27,278    $23,929    $20,307    $20,354    $24,756
Total assets...................................   57,269     54,397     48,167     51,284     56,476
Long-term debt.................................    3,080      3,170      3,254      5,600      8,900
Total liabilities..............................   19,783     20,281     16,772     21,679     23,868
Stockholders' equity...........................   37,486     34,116     31,395     29,605     32,608
Book value per share...........................  $ 13.64    $ 12.58    $ 11.65    $ 11.05    $ 12.26

------------------------

(1) See note 2 of the notes to Datron's consolidated financial statements included elsewhere in this prospectus for an explanation of the determination of shares used in computing earnings (loss) per share.

         SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following tables show summarized unaudited pro forma financial data giving effect to the acquisition of Datron by Titan as if it had occurred on January 1, 2000. The following summary should be read in conjunction with Unaudited Pro Forma Condensed Combined Financial Data and related notes included in this prospectus on page 98 through page 102.

                                                                  YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              ------------------
                                                                (IN THOUSANDS,
                                                               EXCEPT PER SHARE
                                                                    DATA)
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA:
Total revenues..............................................      $1,095,475
Loss from continuing operations.............................      $   (9,693)
Basic loss per share from continuing operations.............      $    (0.25)
Diluted loss per share from continuing operations...........      $    (0.25)

                                                              AS OF MARCH 31,
                                                                    2001
                                                              ----------------
                                                               (IN THOUSANDS)
PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...........     $   97,427
Total assets................................................     $1,137,882
Line of credit, long-term...................................     $  334,375
Long-term debt..............................................     $    4,322
Total stockholders' equity..................................     $  251,526

                           COMPARATIVE PER SHARE DATA

    The following table shows (1) the historical net income and book value per share of Titan common stock and the historical net income and book value per share of Datron common stock in comparison with the unaudited pro forma net income and book value per share after giving effect to the proposed transaction and (2) the equivalent unaudited pro forma net income and book value per share attributable to the shares of Titan common stock issuable assuming an exchange ratio based on an assumed Datron common stock value of $16.00 and an assumed Titan average closing price per share of $20.00, or an exchange ratio of .80000.

    The following information should be read in conjunction with (1) the separate historical consolidated financial statements and related notes of Titan and the unaudited interim consolidated financial statements of Titan incorporated by reference in this prospectus and (2) the separate historical financial statements and related notes of Datron included in this prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have resulted if the transaction had been completed as of the assumed dates or of the results that will be achieved in the future.

    Neither Titan nor Datron have paid any cash dividends during the periods presented.

                                                                                   THREE MONTHS ENDED
                                                           LATEST FISCAL YEAR(1)   MARCH 31, 2001(1)
                                                           ---------------------   ------------------
HISTORICAL TITAN:
  Basic net loss per share...............................          $(0.43)               $(1.29)
  Diluted net loss per share.............................          $(0.44)               $(1.29)
  Book value per share(2)................................          $ 3.18                $ 3.60
HISTORICAL DATRON:
  Basic net income per share.............................          $ 1.08                $ 0.56
  Diluted net income per share...........................          $ 1.06                $ 0.55
  Book value per share(2)................................          $13.43                $13.43
UNAUDITED PRO FORMA COMBINED--TITAN(3):
  Pro forma basic net loss per Titan share...............          $(0.36)               $(1.22)
  Pro forma diluted net loss per Titan share.............          $(0.37)               $(1.21)
  Pro forma book value per Titan share at March 31(2)....                                $ 4.32
UNAUDITED EQUIVALENT PRO FORMA COMBINED--DATRON(4):
  Pro forma basic net loss per Datron share..............          $(0.29)               $(0.97)
  Pro forma diluted net loss per Datron share............          $(0.29)               $(0.97)
  Pro forma book value per Datron share at March 31......                                $ 3.45

------------------------

(1) Titan income information for its latest fiscal year is for the year ended December 31, 2000. Datron income information for its latest fiscal year is for the year ended March 31, 2001. The pro forma combined data for the latest fiscal year combines Titan's historical data for the year ended December 31, 2000 with Datron's historical data for the year ended
    March 31, 2001. The pro forma combined data for the three months ended March 31, 2001 combines Titan and Datron's historical data for the three months ended March 31, 2001.

(2) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock and equivalents outstanding at the end of each period. The pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock and equivalents outstanding at the end of each period.

(3) The pro forma net loss per Titan share is computed by combining the net income (loss) for Titan and Datron and any pro forma adjustments and dividing the sum by the pro forma number of shares of common stock and equivalents outstanding at the end of the period. The pro forma shares are computed based upon an assumed Titan average closing price of $20.00 per share and a Datron common stock value of $16.00, or an approximate .80000 exchange ratio.

(4) The amounts for equivalent pro forma combined per Datron share are calculated by multiplying the amounts for pro forma combined per Titan share by an assumed exchange ratio of .80000. The exchange ratio assumes a Titan average closing price of $20.00 per share, and a Datron common stock value of $16.00 based on the total diluted Datron shares and options as of June 24, 2001.

                                  RISK FACTORS

    YOU SHOULD CONSIDER THE FOLLOWING MATTERS IN DECIDING WHETHER TO TENDER YOUR SHARES OF DATRON COMMON STOCK IN THE EXCHANGE OFFER. YOU SHOULD CONSIDER THESE MATTERS IN CONNECTION WITH THE OTHER INFORMATION THAT TITAN HAS INCLUDED OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

RISKS RELATED TO THE TRANSACTION

THE SHARES OF TITAN COMMON STOCK TO BE RECEIVED BY DATRON STOCKHOLDERS IN THE TRANSACTION MAY DECREASE IN VALUE AFTER THE EXCHANGE RATIO IS FIXED.

    The exchange ratio is a fraction equal to the quotient of the Datron common stock value, divided by the price of Titan common stock. The Datron common stock value will be determined by dividing $51,226,912 by the number of shares of Datron common stock outstanding as of, or issuable upon the exercise of stock options or other rights to acquire shares of Datron common stock outstanding as of, the date that shares of Datron common stock are accepted for payment pursuant to the exchange offer. In determining the exchange ratio, the price of Titan common stock will be computed based on the average closing sales prices for shares of Titan common stock during the 10 trading day period ending on July 27, 2001.

    After the exchange ratio is fixed, the number of shares that Datron stockholders will receive in the transaction will not change, even if the market price of Titan common stock changes. There will be no adjustment to the exchange ratio or right to terminate the merger agreement, the exchange offer or the merger based solely on fluctuations in the price of Titan common stock after the exchange ratio has been fixed. In recent years, the stock market has experienced extreme price and volume fluctuations. These market fluctuations may adversely affect the market price of Titan common stock. The market price of Titan common stock upon and after completion of the exchange offer or the merger could be lower than the market price on the date of the merger agreement or the current market price. You should obtain recent market quotations of Titan common stock before you tender your shares.

FAILURE TO RETAIN KEY EMPLOYEES COULD DIMINISH THE BENEFITS OF THE TRANSACTION.

    The successful combination of Titan and Datron will depend in part on the retention of key personnel. There can be no assurance that Titan will be able to retain Datron's key management, technical and marketing personnel, or that Titan will realize the anticipated benefits of the transaction.

IF TITAN AND DATRON ARE NOT SUCCESSFUL IN INTEGRATING THEIR ORGANIZATIONS, THE ANTICIPATED BENEFITS OF THE TRANSACTION MAY NOT BE REALIZED.

    If Titan and the stockholders of the combined company are to realize the anticipated benefits of the transaction, the operations of Titan and Datron must be integrated and combined efficiently. Titan cannot assure you that the integration will be successful or that the anticipated benefits of the merger will be fully realized. Similarly, Titan cannot guarantee that the Datron stockholders will achieve greater value through their ownership of Titan common stock than they would have achieved as stockholders of Datron as a separate entity. The dedication of Titan's management resources to integration activities may detract attention from the day-to-day business of the combined company. The difficulties of integration may be increased by the need to integrate personnel with disparate business backgrounds and combine different corporate cultures. This integration may also be more difficult due to Titan's integration challenges as a result of its recently completed acquisitions or any future acquisitions. Titan cannot assure you that there will not be substantial costs associated with the integration process, that integration activities will not result in a decrease in revenues or a decrease in the value of Titan common stock, or that there will not be other material adverse effects from Titan's integration efforts.

    In addition, after the transaction, Titan intends to develop new products that combine Datron's assets with Titan's assets. This may result in longer product implementations, which may cause Datron's revenue and operating income and the revenue and operating income of Titan's businesses that are collaborating with Datron to fluctuate and fail to meet expectations. To date, Titan has not completed its investigation into the challenges--technological, market-driven or otherwise--to developing and marketing these new products in a timely and efficient way. There can be no assurance that Titan and Datron will be able to overcome these challenges, or that a market for such new products will develop after the transaction.

SALES OF SUBSTANTIAL AMOUNTS OF TITAN'S COMMON STOCK IN THE OPEN MARKET BY DATRON STOCKHOLDERS COULD DEPRESS TITAN'S STOCK PRICE.

    Other than shares held by affiliates of Datron or Titan, shares of Titan's common stock that are issued to stockholders of Datron, including those shares issued upon the exercise of options and employee stock purchase rights, will be freely tradable without restrictions or further registration under the Securities Act. If the exchange offer and subsequent merger with Datron closes and if Datron stockholders sell substantial amounts of Titan common stock in the public market following the transaction, including shares issued upon the exercise of outstanding options to purchase our common stock by Datron optionholders and employee stock purchase rights, the market price of Titan common stock could fall. These sales might also make it more difficult for Titan to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate. The number of shares of Titan common stock that will be issued in the transaction will be based in part on the average closing sales price for shares of Titan common stock during the 10-day trading period ending on July 27, 2001. Based on a Titan average closing price per share of $20.88, which is what Titan's average closing price would have been as of July 6, 2001 and a Datron common stock value of $16.00, Titan will issue approximately 2,113,597 shares of Titan common stock in the transaction. In addition, Titan will assume all outstanding options to purchase Datron common stock and all employee stock purchase rights, which will be converted into options and rights to acquire approximately 338,444 shares of Titan common stock using the same exchange ratio which is applicable to Datron common stock in the transaction.

THE RECEIPT OF SHARES OF TITAN COMMON STOCK COULD BE TAXABLE TO YOU, DEPENDING ON FACTS SURROUNDING THE TRANSACTION.

    Titan and Datron have structured the transaction to qualify as a tax-free reorganization for federal income tax purposes. As a condition to the completion of the exchange offer, Titan and Datron are required to obtain opinions of Cooley Godward LLP and Heller Ehrman White & McAuliffe LLP, respectively, that the transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, also referred to as the "Code," if: (1) the transaction is completed under the current terms of the merger agreement; (2) the minimum tender condition for the exchange offer is satisfied; and (3) the merger is completed promptly after the exchange offer. However, the ability to satisfy these factual assumptions, and therefore the federal income tax consequences of the transaction, depends in part on facts that will not be available before the completion of the transaction. If these factual assumptions are not satisfied, a Datron stockholder's exchange of shares of Datron common stock for shares of Titan common stock in the exchange offer or the merger could be a taxable transaction.

RISKS RELATED TO TITAN'S BUSINESS

TITAN'S GROWTH DEPENDS TO A LARGE EXTENT ON THE GROWTH OF ITS COMMERCIAL BUSINESSES, SOME OF WHICH OPERATE IN NEW AND UNPROVEN MARKETS. IF ONE OR MORE OF TITAN'S COMMERCIAL BUSINESSES FAIL TO GAIN MARKET ACCEPTANCE OR ACHIEVE ANTICIPATED REVENUE LEVELS, TITAN MAY NOT BE ABLE TO RECOUP ITS INVESTMENTS IN OR ADVANCES TO THESE BUSINESSES, ACHIEVE ITS OBJECTIVE OF MONETIZING THESE BUSINESSES OR ACHIEVE THE OPERATING RESULTS THAT TITAN ANTICIPATES.

    Titan is committed to creating, building and launching technology-based commercial businesses. As part of implementing this strategy, Titan has developed the technology-based businesses known as SureBeam, Titan Wireless and Cayenta, and is in the process of developing and commercializing the technology applications and businesses in Titan's Emerging Technologies and Businesses segment. If any of the primary markets targeted by SureBeam or Titan Wireless fail to develop and grow as Titan anticipates, or those markets do develop and grow as anticipated but SureBeam's, Titan Wireless's and/ or Cayenta's principal products and services do not gain market acceptance, Titan's revenues will be less than Titan expects and Titan may be unable to recoup the equity investments and intercompany advances Titan has made to develop and grow those businesses. To grow as currently contemplated, Titan will need to derive an increasing portion of its revenues from its commercial businesses, including the businesses in Titan's Emerging Technologies and Businesses segment. If the markets for some or all of the businesses in Titan's Emerging Technologies and Businesses segment fail to develop and grow as expected, or those markets do develop and grow as expected but those businesses' principal products and services do not meet with market acceptance, Titan's future prospects may suffer. If any of Titan's businesses fail to grow as Titan anticipates, it may not be able to monetize these businesses and enable its stockholders to realize value from that process.

SUREBEAM

    SureBeam faces the challenges associated with the risks of a new enterprise and the commercialization of a technology with an unproven market. The use of SureBeam's electron beam technology for food irradiation and the market for electronically irradiated food is at an early stage of development. As of March 31, 2001, six food processors were selling food electronically irradiated by SureBeam. Other food processors are testing SureBeam's technology. Titan also does not know whether or when any fast food or other national chain restaurants or food retailers will decide to offer irradiated meat and create demand for SureBeam's electronic food irradiation systems. Titan expects that some food processors will not irradiate food unless industry leaders first commit to distribute irradiated food. Market acceptance of SureBeam's technology will also depend on consumer acceptance of irradiated food. Accordingly, a market for irradiated foods has only recently begun to develop, and its continued development will depend on broad acceptance of irradiated foods by consumers, food producers and providers, restaurant chains and food retailers. This consumer and market acceptance may not occur.

TITAN WIRELESS

    Titan Wireless's principal strategy is to provide communications services and systems to developing countries primarily in Asia, Africa, the Middle East and Latin America. Titan Wireless's future success will depend substantially on the rate and the extent to which the markets for communications services and systems develop in the developing countries that it targets. Titan cannot guarantee that substantial markets for communications services and systems in these developing countries will ever develop, or if those markets do develop, that communications services based on fixed-site satellite technology, wireless local loop technology, or global systems for mobile communications technology, all of which Titan Wireless can provide, will capture a significant portion of those markets. The development of a market for communications services and systems in a particular developing country will depend upon a variety of factors including whether that country has sufficient resources to support such a market and

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whether the communications services and systems are offered at an affordable cost to their end users so that adequate traffic can be generated. Titan Wireless's success will also depend to a significant extent on its continued ability to identify and enter into strategic relationships with effective local partners to act as Titan Wireless's intermediaries with local regulators and experts in the local market. If Titan Wireless is unable to continue to cultivate and maintain these relationships, its overall business will suffer.

CAYENTA

    Cayenta's market is characterized by fluctuating demand for its products and services based on overall economic conditions and their impact on government and corporate information technology budgets as well as changes in user sentiment toward particular technologies, technology applications and related services. Cayenta's operating results for the three months ended March 31, 2001 were adversely affected by a slowdown in corporate spending on commercial information technology services and e-business software applications. Cayenta's market is also intensely competitive. Cayenta's competitors include numerous companies across various segments of the information technology services and software products markets. Existing or future competitors may independently develop and patent or copyright technologies that are superior or substantially similar to Cayenta's technologies. The costs to develop and to provide information technology services are relatively low. Moreover, barriers to entry, particularly in the areas of information technology consulting and integrating software applications, are low. Therefore, Cayenta will likely continue to face additional competition from new entrants into its market. If overall economic conditions continue to weaken demand for Cayenta's products and services, or if Cayenta is unable to anticipate and respond effectively to changing market conditions or to compete effectively for any reason, its business will suffer.

EMERGING TECHNOLOGIES AND BUSINESSES

    The businesses in Titan's Emerging Technologies and Businesses segment face the ongoing challenges of developing technology applications that anticipate and satisfy consumers' requirements and achieving market acceptance for those technology applications in new and rapidly changing markets. To the extent these businesses fail to effectively meet either of those challenges, Titan's ability to execute its monetizing strategy and provide increased value to Titan's stockholders will be diminished.

TITAN HAS A LIMITED HISTORY OF COMMERCIALIZING NEW TECHNOLOGIES AND TITAN'S COMMERCIAL BUSINESSES MAY NOT REMAIN OR EVER BECOME SUCCESSFUL.

    In 1991, Titan adopted a strategy of seeking to develop commercial businesses using technology developed for government purposes in Titan's government defense business. Titan's SureBeam and Titan Wireless businesses are a product of this strategy. For the most part, Titan's commercial businesses are in an early stage of development or have only recently begun to offer their products, services, systems or solutions in the markets, including new markets, in which they operate. These technology-based businesses are subject to risks and uncertainties inherent in companies at these early stages of development, including:

    - the risks that their base technology will become obsolete and that they will fail to respond in a timely and cost-effective manner to rapid technological changes;

    - the risks associated with operating in markets that are subject to a high degree of competition;

    - the risk that they will have inadequate management resources to capitalize on market opportunities and execute their strategy;

    - the risk that they will be unable to manage rapid growth effectively;

    - the risk that they will be unable to execute successfully each portion of their business strategy on schedule;

    - the risk that Titan may not identify markets with sufficient opportunities to justify Titan's investments in products and solutions for these markets;

    - the market and operating risks that are unique to each particular business; and

    - the risk that adequate capital may not be available to fund their continued development.

    Titan balances its investment objectives for each of its businesses with Titan's overall profitability objectives. This balancing is a basic part of Titan's approach to creating and building new commercial businesses and creates the possibility that any or all of Titan's businesses may not grow at the pace or to the level that they otherwise might if they were independent companies. These factors, including the risks identified above, could affect Titan's ability to monetize its investments in its businesses or diminish the value that Titan's stockholders ultimately recognize from those investments.

TITAN MAY MAKE EQUITY INVESTMENTS OR INTERCOMPANY ADVANCES TO SOME OF ITS BUSINESSES WHICH TITAN COULD LOSE OR HAVE TO WRITE OFF.

    Titan has historically funded businesses in its Emerging Technologies and Businesses segment, as well as its other businesses, with equity investments and/or intercompany advances, and expects to continue to do so in the future. At the time Titan makes these investments or advances, these businesses are typically at an early stage of development. If these businesses do not become profitable or Titan is unable to monetize its investments in them, Titan could lose all or a portion of its equity in those businesses and be required to write off some or all of any amounts advanced.

TITAN'S COMMERCIAL BUSINESSES' GROWTH MAY BE IMPAIRED BECAUSE OF INVESTMENT OR FUNDING CHOICES TITAN MAKES OR BECAUSE TITAN IS UNABLE TO GENERATE SUFFICIENT CASH FLOW OR TO ACCESS CAPITAL FROM EXTERNAL SOURCES.

    Titan typically funds its businesses' growth with equity investments, intercompany advances and/or public or private financing. Titan may choose not to fund potential growth opportunities for its businesses with equity investments or intercompany advances based on risk considerations or Titan's balancing of its investment objectives for those businesses with its overall profitability objectives. In addition, Titan may be unable to fund potential growth opportunities for its businesses to the extent that Titan Systems does not generate sufficient cash flow for Titan to do so or Titan does not otherwise have capital on hand and/or cannot access adequate capital. Titan may also be precluded from funding potential growth opportunities for its commercial businesses with public or private financing based on market conditions. To the extent that Titan is unable to, or chooses not to, provide capital to its commercial businesses to fund potential growth opportunities, Titan's commercial businesses' growth could be impaired.

MARKET CONDITIONS AND LEGAL AND CONTRACTUAL RESTRICTIONS MAY IMPAIR TITAN'S ABILITY TO MONETIZE ITS INVESTMENTS IN ITS COMMERCIAL TECHNOLOGY APPLICATIONS AND BUSINESSES.

    Titan cannot guarantee that it will be able to monetize any of its investments in its commercial technology applications or businesses, whether through an initial public offering of a subsidiary, a complete spin-off to Titan stockholders, an outright sale of a subsidiary, or a technology license or sale. Market or competitive conditions may be such that Titan is unable to complete initial public offerings of its subsidiaries or spin-offs of its subsidiaries to Titan's stockholders at valuations that Titan considers appropriate, in which case Titan may choose to delay or forego initial public offerings or spin-offs of these subsidiaries. Based on market or competitive conditions, Titan may also be unable to sell or license its commercial technology applications or sell its businesses at valuations or for other consideration Titan considers appropriate, in which case Titan may choose to delay or forego those sales or licenses. To the extent possible, Titan intends to structure any initial public offerings that its subsidiaries conduct in a manner to preserve the ability to later distribute the stock Titan retains in the subsidiaries to its stockholders on a tax-free basis. Under current law, there are a number of tax and other legal requirements that must be satisfied in order to successfully execute this strategy and Titan cannot guarantee that they will be met. Contractual restrictions may also restrict Titan's ability to successfully execute this strategy. With the exception of SureBeam and Cayenta, Titan's credit facility does not permit Titan's subsidiaries to conduct initial public offerings or, with the exception of Cayenta, allow Titan to distribute the stock of its subsidiaries to Titan stockholders without the consent of the lenders. Titan may distribute the stock of Cayenta to Titan stockholders without the consent of the lenders so long as Titan is in compliance with financial ratios specified in, and not otherwise in default under, its credit facility.

TITAN DEPENDS ON GOVERNMENT CONTRACTS FOR A SUBSTANTIAL MAJORITY OF ITS REVENUES AND THE LOSS OF GOVERNMENT CONTRACTS OR A DECLINE IN FUNDING OF EXISTING OR FUTURE GOVERNMENT CONTRACTS COULD ADVERSELY AFFECT TITAN'S REVENUES AND CASH FLOWS AND TITAN'S ABILITY TO FUND ITS COMMERCIAL BUSINESSES.

    Titan's revenues from U.S. government business represented approximately 85% of Titan's total revenues in 1998, approximately 84% of Titan's total revenues in 1999, approximately 74% of Titan's total revenues in 2000, and approximately 80% of Titan's total revenues for the three months ended March 31, 2001. Titan's U.S. government contracts are only funded on an annual basis, and the U.S. government may cancel these contracts at any time without penalty or may change its requirements, programs or contract budget or decline to exercise option periods, any of which could reduce Titan's revenues and cash flows from U.S. government contracts. Titan's revenues and cash flows from U.S. government contracts could also be reduced by declines in U.S. defense and other federal agency budgets.

    A significant percentage of Titan's products and services are predominantly sold and performed under contracts with various parts of the U.S. Navy or U.S. Air Force or with prime contractors to the U.S. Navy or U.S. Air Force. Although these various parts of the U.S. Navy or U.S. Air Force are subject to common budgetary pressures and other factors, Titan's various U.S. Navy and U.S. Air Force customers exercise independent purchasing decisions. However, because of such concentration of Titan's contracts, Titan is vulnerable to adverse changes in its revenues and cash flows if a significant number of Titan's U.S. Navy or U.S. Air Force contracts and subcontracts are simultaneously delayed or canceled for budgetary or other reasons.

    In addition to contract cancellations and declines in agency budgets, Titan may be adversely affected by:

    - budgetary constraints affecting U.S. government spending generally, and changes in fiscal policy;

    - curtailment of the U.S government's use of technology services and products providers;

    - the adoption of new laws or regulations;

    - technological developments;

    - U.S. government shutdowns, such as that which occurred during the U.S. government's 1996 fiscal year; and

    - general economic conditions.

    These or other factors could cause U.S. defense and other federal agencies to reduce their purchases under contracts, to exercise their right to terminate contracts or not to exercise options to renew contracts. Any of these actions or any of the other actions described above could reduce Titan's revenues and cash flows and impair Titan's ability to make equity investments in or intercompany advances to its commercial subsidiaries as part of its approach to creating and building new businesses.

GOVERNMENT AUDITS OF TITAN'S GOVERNMENT CONTRACTS COULD RESULT IN A MATERIAL CHANGE TO TITAN'S EARNINGS AND HAVE A NEGATIVE EFFECT ON TITAN'S CASH POSITION.

    Titan's government contracts are subject to cost audits by the government. These audits may occur several years after completion of the audited work. Titan could have a material charge to its earnings or reduction in its cash position as a result of an audit, including an audit of one of the companies Titan has acquired. Some of Titan's acquired companies did not historically impose internal controls as rigorous as those Titan imposes on the government contracts it performs, which may increase the likelihood that an audit of their government contracts could cause a charge to Titan's earnings or reduction in its cash position.

TITAN'S OPERATING MARGINS MAY DECLINE UNDER ITS FIXED-PRICE CONTRACTS IF TITAN FAILS TO ESTIMATE ACCURATELY THE TIME AND RESOURCES NECESSARY TO SATISFY TITAN'S OBLIGATIONS.

    Some of Titan's contracts are fixed-price contracts under which Titan bears the risk of any cost overruns. Titan's profits are adversely affected if its costs under these contracts exceed the assumptions Titan used in bidding for the contract. In 2000, approximately 32% of Titan's revenues were derived from fixed-price contracts, and in the three months ended March 31, 2001 approximately 24% of Titan's revenues were derived from fixed-price contracts. Often, Titan is required to fix the price for a contract before Titan finalizes the project specifications, which increases the risk that Titan will misprice these contracts. The complexity of many of Titan's engagements makes accurately estimating Titan's time and resources more difficult.

IF TITAN IS NOT ABLE TO RETAIN ITS CONTRACTS WITH THE U.S. GOVERNMENT AND SUBCONTRACTS UNDER U.S. GOVERNMENT PRIME CONTRACTS IN THE COMPETITIVE REBIDDING PROCESS, TITAN'S REVENUES MAY SUFFER.

    Upon expiration of a U.S. government contract or subcontract under a U.S. government prime contract, if the government customer requires further services of the type provided in the contract, there is frequently a competitive rebidding process. Titan cannot guarantee that Titan, or the prime contractor, will win any particular bid, or that Titan will be able to replace business lost upon expiration or completion of a contract. Further, all U.S. government contracts are subject to protest by competitors. The termination of several of Titan's significant contracts or nonrenewal of several of Titan's significant contracts, the imposition of fines or damages, or Titan's suspension or debarment from bidding on additional contracts could result in significant revenue shortfalls.

TITAN MAY BE LIABLE FOR PENALTIES UNDER A VARIETY OF PROCUREMENT RULES AND REGULATIONS, AND CHANGES IN GOVERNMENT REGULATIONS COULD ADVERSELY AFFECT TITAN'S BUSINESS.

    Titan's defense and commercial businesses must comply with and are affected by various government regulations. Among the most significant regulations are the following:

    - the U.S. Federal Acquisition Regulations, which comprehensively regulate the formation, administration and performance of government contracts;

    - the U.S. Truth in Negotiations Act, which requires certification and disclosure of all cost and pricing data in connection with contract negotiations;

    - the U.S. Cost Accounting Standards, which impose accounting requirements that govern Titan's right to reimbursement under certain cost-based government contracts;

    - laws, regulations and Executive Orders restricting the use and dissemination of information classified for national security purposes and the exportation of certain products and technical data;

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
    - the U.S. Federal Food, Drug and Cosmetic Act, which regulates SureBeam's technology as a food additive and is administered by the U.S. Food and Drug Administration;

    - regulations relating to using the SureBeam system, including product labeling, administered by the U.S. Department of Agriculture's Food Safety and Inspection Service and by health and environmental safety departments and other regulatory agencies within various states and foreign countries; and

    - laws and regulatory requirements relating to satellite communications and other wireless communication systems in the developing countries where Titan Wireless operates.

    These regulations affect how Titan's customers and Titan do business and, in some instances, impose added costs on Titan's businesses. Any changes in applicable laws could adversely affect the financial performance of the business affected by the changed regulations. With respect to U.S. government contracts, any failure to comply with applicable laws could result in contract termination, price or fee reductions or suspension or debarment from contracting with the U.S. government.

TITAN'S FAILURE TO IDENTIFY, ATTRACT AND RETAIN QUALIFIED TECHNICAL AND MANAGEMENT PERSONNEL COULD ADVERSELY AFFECT ITS EXISTING BUSINESSES AND ITS ABILITY TO BUILD ADDITIONAL COMMERCIAL BUSINESSES.

    Titan cannot guarantee that it will be able to attract and retain the highly qualified technical personnel for each of its segments, including engineers, computer programmers and personnel with security clearances required for classified work, that are necessary for maintaining and growing Titan's existing businesses or building additional commercial businesses. Titan's success also depends to a significant extent on the continued contributions of Titan's management personnel for each of its segments. Titan's ability to build additional commercial businesses in its Emerging Technologies and Businesses segment will depend in part on Titan's ability to attract management personnel from outside Titan with relevant market expertise and management skills, and on Titan's ability to retain and motivate these managers.

TITAN COMPETES IN HIGHLY COMPETITIVE MARKETS AGAINST MANY COMPANIES THAT ARE LARGER, BETTER FINANCED AND BETTER KNOWN THAN TITAN. IF TITAN IS UNABLE TO COMPETE EFFECTIVELY, TITAN'S BUSINESS AND PROSPECTS WILL BE ADVERSELY AFFECTED.

    Titan's businesses operate in highly competitive markets. Many of its competitors are larger, better financed and better known companies who may compete more effectively than Titan can. Titan's commercial businesses compete against other technologies as well as against companies with similar products and services. In order to remain competitive, Titan must invest to keep its products technically advanced and compete on price and on value added to Titan's customers. Titan's ability to compete may be adversely affected by limits on Titan's capital resources and Titan's ability to invest in maintaining and expanding its market share.

TITAN HAS COMPLETED NUMEROUS STRATEGIC ACQUISITIONS AND MAY COMPLETE OTHERS, WHICH COULD INCREASE TITAN'S COSTS OR LIABILITIES OR BE DISRUPTIVE.

    Since January 1, 1998, Titan has acquired 13 government information technology businesses as part of Titan's strategy of consolidating government information technology businesses. In addition, since January 1, 1999, Titan has acquired four information technology services and solutions companies as part of Cayenta's development of its total services provider offering. Several of the businesses that Titan acquired had themselves acquired other businesses prior to their acquisition by Titan. The acquisition and integration of new businesses involves risk. The integration of acquired businesses may be costly and may result in a decrease in the value of Titan's common stock for the following reasons, among others:

    - Titan may need to divert more management resources to integration than Titan planned, which may adversely affect Titan's ability to pursue other more profitable activities;

    - the difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures;

    - Titan may not eliminate as many redundant costs as Titan anticipated in selecting its acquisition candidates; and

    - one or more of Titan's acquisition candidates also may have liabilities or adverse operating issues that Titan failed to discover through its diligence prior to the acquisition.

    In addition to the transaction, Titan intends to continue to look for strategic acquisitions. Titan may not be able to integrate successfully any acquired businesses without substantial expense, delay or other operational or financial problems. In addition, instability in the U.S. securities markets and volatility in Titan's stock price may make acquisitions with Titan's stock more expensive.

TITAN MAY INCUR SIGNIFICANT COSTS IN PROTECTING TITAN'S INTELLECTUAL PROPERTY WHICH COULD ADVERSELY AFFECT TITAN'S PROFIT MARGINS. TITAN'S INABILITY TO PROTECT ITS PATENTS AND PROPRIETARY RIGHTS IN THE U.S. AND FOREIGN COUNTRIES COULD ADVERSELY AFFECT TITAN'S BUSINESSES' PROSPECTS AND COMPETITIVE POSITIONS.

    As part of Titan's strategy, Titan seeks to protect its proprietary technology and inventions through patents and other proprietary-right protection in the U.S. and other countries. The laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the U.S. If Titan is unable to obtain or maintain these protections, Titan may not be able to prevent third parties from using its proprietary rights. In addition, Titan may incur significant expense both in protecting its intellectual property and in defending or assessing claims with respect to intellectual property owned by others.

    Titan assesses the strength of its patent and intellectual property protection for its technologies and products. Despite Titan's assessments and Titan's belief in the strength of its patent protection for particular technologies or products, Titan's patents may not provide effective barriers to entry against competitors in the markets targeted by particular technologies and products because Titan's competitors may develop competing technologies and products that do not infringe upon Titan's patents. Titan also could choose to modify or abandon one or more planned or current products because of these assessments or actual or threatened claims by other companies. Titan is not certain that its pending patent applications will be issued.

    Titan also relies on trade secrets, proprietary know-how and continuing technological innovation to remain competitive. Titan has taken measures to protect its trade secrets and know-how, including the use of confidentiality agreements with Titan's employees, consultants and advisors. It is possible that these agreements may be breached and that any remedies for a breach will not be sufficient to compensate Titan for damages incurred. Titan generally controls and limits access to, and the distribution of, its product documentation and other proprietary information. Titan also cannot guarantee that other parties will not independently develop Titan's know-how or otherwise obtain access to Titan's technology.

    On January 6, 2000, Ion Beam Applications s.a., a Belgian corporation, and its related U.S. subsidiaries filed an action for declaratory judgment in a federal court in Virginia against Titan and SureBeam relating to SureBeam's patents for its SureBeam systems. On Titan's motion, the Virginia court transferred the case to the Federal District Court in San Diego. The action attacks the validity of

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
SureBeam's core Irradiation System Utilizing Conveyor Transported
Article Carriers patent, and seeks a declaration that Ion Beam Applications and its customers have not infringed any of the claims in SureBeam's patent. On November 29, 2000, Ion Beam filed an amended complaint alleging, in addition to the original claims, that Titan and SureBeam have engaged in false advertising, monopolization, restraint on trade, unfair business practices and unfair competition, and alleging unenforceability due to patent misuse. Titan and SureBeam have filed a counterclaim against the plaintiffs alleging infringement of SureBeam's patent for its SureBeam systems. Titan and SureBeam are seeking damages and an injunction preventing further infringement of SureBeam's patent. On April 17, 2001 the court granted Titan's motion to try Titan's and SureBeam's patent infringement claim and Ion Beam Application's claims against SureBeam's patent separately and before any trial of Ion Beam Application's claims alleging false advertising, monopolization, restraint on trade and unfair business practices. Titan and SureBeam intend to vigorously enforce SureBeam's patents and prosecute their patent infringement claims against the plaintiffs. Titan and SureBeam also intend to vigorously defend against all allegations made by the plaintiffs. However, a finding in favor of Ion Beam Applications in this litigation could adversely affect SureBeam's business, financial condition and results of operations by allowing Ion Beam and other potential competitors to develop and commercialize electron beam food irradiation systems that would compete against SureBeam's systems and services, thereby potentially reducing the growth of Titan's SureBeam business segment and preventing SureBeam from generating the revenues that it expects from food irradiation.

RISKS OF TITAN'S INTERNATIONAL OPERATIONS, INCLUDING ECONOMIC CONDITIONS IN OTHER COUNTRIES, COULD ADVERSELY AFFECT THE PROSPECTS OF ITS TITAN WIRELESS, SUREBEAM AND CAYENTA BUSINESSES.

    Titan's Titan Wireless, SureBeam and Cayenta businesses each operate in international markets. Through Titan's subsidiary Titan Wireless, Titan sells communications services and systems primarily in developing countries. Although Titan currently sells its communications services and systems primarily in U.S. dollars, currency devaluations and adverse market conditions in developing countries in the past have and in the future could negatively affect demand for Titan's communications services and systems and, consequently, Titan's revenues for this segment. In addition, Titan may in the future bill for its communications services in local currency. As a result, revenues in this segment may be adversely affected by economic conditions in developing countries. SureBeam also intends to increase its sales of its SureBeam systems abroad as SureBeam obtains regulatory approvals to market and sell those systems in other countries. Those jurisdictions may apply different criteria from the U.S. regulatory agencies in connection with their approval processes. Monitoring changes in, and SureBeam's compliance with, diverse and numerous foreign regulatory requirements may increase SureBeam's costs. The possibility of such added costs due to the complexity of maintaining compliance with varied foreign regulatory requirements is a risk that all of Titan's businesses that operate in international markets face. To date, Titan does not believe that the international operations of its existing businesses currently subject it to material risks from fluctuations in currency exchange rates. However, as Titan increases the international operations of its businesses, Titan's risks from fluctuations in currency exchange rates, to the extent Titan bills for its products in foreign currencies, will increase.

    Selling products or services in international markets also entails other market, economic, cultural, legal and political risks, conditions and expenses. These risks include:

    - trade protective measures and import or export licensing requirements or other restrictive actions by foreign governments;

    - reduced protection of intellectual property rights;

    - political and economic instability;

    - difficulties in collecting amounts owed to Titan;

    - difficulties in managing overseas employees and contractors; and

    - changes in applicable laws and regulations, including licensing laws, tax laws and regulations.

    Any one of these factors or other international business risks could adversely affect Titan's financial performance.

THE COVENANTS IN TITAN'S CREDIT FACILITY RESTRICT TITAN'S FINANCIAL AND OPERATIONAL FLEXIBILITY AND TITAN'S FAILURE TO COMPLY WITH THEM COULD HAVE A MATERIAL ADVERSE EFFECT ON TITAN'S BUSINESS.

    Titan's credit facility contains covenants that restrict, among other things, Titan's ability to borrow money, make particular types of investments, including investments in Titan's subsidiaries, or other restricted payments, swap or sell assets, merge or consolidate, or make acquisitions. An event of default under Titan's credit facility could allow the lenders to declare all amounts outstanding to be immediately due and payable. Titan has pledged substantially all of its consolidated assets and the stock of Titan's subsidiaries to secure the debt under Titan's credit facility, excluding the assets of SureBeam and any foreign subsidiaries. If the amounts outstanding under the credit facility were accelerated, the lenders could proceed against those consolidated assets and the stock of Titan's subsidiaries. Any event of default, therefore, could have a material adverse effect on Titan's business. Titan's credit facility also requires Titan to maintain specified financial ratios. Titan's ability to meet these financial ratios can be affected by events beyond Titan's control, and Titan cannot assure you that it will meet those ratios. Titan also may incur future debt obligations that might subject Titan to restrictive covenants that could affect Titan's financial and operational flexibility or subject Titan to other events of default. Any such restrictive covenants in any future debt obligations Titan incurs could limit Titan's ability to fund its commercial businesses with equity investments or intercompany advances, which would impede Titan's ability to execute its approach to creating and building new businesses.

TITAN'S OPERATING RESULTS MAY BE ADVERSELY AFFECTED BY DISRUPTIONS IN ITS SUPPLY OF PRODUCTS AND COMPONENTS OR SERVICES.

    Because Titan's internal manufacturing capacity is limited, Titan uses contract manufacturers. While Titan uses care in selecting its manufacturers, this arrangement gives Titan less control over the reliability of supply, quality and price of products or components than if Titan manufactured them. In some cases, Titan obtains products from a sole supplier or a limited group of suppliers. For example, SureBeam relies on one supplier for some of the key components used to manufacture SureBeam's linear accelerator. Consequently, Titan risks disruptions in its supply of key products and components if Titan's suppliers fail or are unable to perform because of strikes, natural disasters, financial condition or other factors. Any material supply disruptions could adversely affect Titan's business, financial condition and results of operations as well as Titan's ongoing product cost structure.

TITAN'S BUSINESS IS SUBJECT TO SIGNIFICANT ENVIRONMENTAL REGULATION. COMPLIANCE COSTS, OR ANY FUTURE VIOLATIONS OR LIABILITY UNDER ENVIRONMENTAL LAWS, COULD HARM TITAN'S BUSINESS.

    Titan is subject to environmental and safety laws and regulations governing the use, storage and disposal of hazardous substances or wastes and imposing liability for the cleanup of contamination from these substances. Titan cannot completely eliminate the risk of contamination or injury from these substances or wastes, and, in the event of such an incident, Titan could be held liable for any damages that result. From time to time, Titan has been notified of violations of government and environmental regulations. Titan attempts to correct these violations promptly without any material impact on Titan's operations. In addition, Titan may be required to incur significant additional costs to comply with environmental laws and regulations in the future. These costs, and any future violations or liability under environmental laws or regulations, could have a material adverse effect on Titan's business.

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
RISKS RELATED TO TITAN'S COMMON STOCK

TITAN'S RESULTS OF OPERATIONS HAVE HISTORICALLY FLUCTUATED AND MAY CONTINUE TO FLUCTUATE SIGNIFICANTLY IN THE FUTURE, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF ITS COMMON STOCK.

    Titan's revenues are affected by factors such as the unpredictability of sales and contracts awards due to the long procurement process for most of its products and services, defense and intelligence budgets, the time it takes for the new markets Titan targets to develop and for Titan to develop and provide products and services for those markets, competition and general economic conditions. Titan's product mix and unit volume, its ability to keep expenses within budgets, its distribution channels and its pricing affect its gross margins. These factors and other risk factors described herein may adversely affect Titan's results of operations within a period and cause Titan's financial results to fluctuate significantly on a quarterly or annual basis. Consequently, Titan does not believe that comparison of its results of operations from period to period is necessarily meaningful or predictive of its likely future results of operations. It is possible that in some future quarter or quarters Titan's operating results will be below the expectations of public market analysts or investors. If so, the market price of Titan's common stock may decline significantly.

MARKET PERCEPTION AND PERFORMANCE OF TITAN'S PUBLICLY-TRADED SUBSIDIARY SUREBEAM COULD HAVE A DISPROPORTIONATE IMPACT ON TITAN'S STOCK PRICE.

    As the parent company of its publicly-traded subsidiary, SureBeam, the market price of Titan's common stock could be disproportionately impacted by negative news or other publicity concerning SureBeam, including public concerns about the safety of irradiated foods, as well as SureBeam's financial performance and the market price of its common stock.

ANTI-TAKEOVER PROVISIONS IN TITAN'S CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW, AS WELL AS TITAN'S STOCKHOLDER RIGHTS PLAN, COULD DISCOURAGE, DELAY OR PREVENT A CHANGE OF CONTROL THAT TITAN'S STOCKHOLDERS MAY FAVOR.

    Provisions in Titan's certificate of incorporation, its bylaws and Delaware law could make it difficult and expensive for a third party to pursue a takeover attempt Titan opposes even if a change in control of Titan would be beneficial to the interests of its stockholders. These provisions could discourage potential takeover attempts and could adversely affect the market price of Titan's common stock. These provisions:

    - permit Titan's stockholders to take action by written consent instead of at a meeting and to nominate directors or bring other business before stockholder meetings only if they comply with advance notice and other procedural requirements in Titan's bylaws;

    - authorize Titan's board of directors, without stockholder approval, to issue up to 2,931,898 shares of "blank check" preferred stock that could be issued by its board of directors to increase the number of outstanding shares and prevent a takeover attempt; and

    - prohibit Titan from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of its voting stock, or with their affiliates, unless Titan's directors or stockholders approve the business combination in the prescribed manner.

    In addition to the provisions described above, in 1995 Titan's board of directors adopted a "poison pill" stockholder rights plan, which may further discourage a third party from making a proposal to acquire Titan which Titan has not solicited or does not approve, even if the acquisition would be beneficial to Titan's stockholders. As a result, Titan's stockholders who wish to participate in such a transaction may not have an opportunity to do so. Under Titan's rights plan, preferred share purchase rights, which are attached to Titan's common stock, generally will be triggered upon the acquisition, or actions that would result in the acquisition, of 15% or more of Titan's common stock by any person or group. If triggered, these rights would entitle Titan's stockholders other than the acquiror to purchase, for the exercise price, shares of Titan's common stock having a market value of two times the exercise price. In addition, if a company acquires Titan in a merger or other business combination not approved by the board of directors, these rights will entitle Titan's stockholders other than the acquiror to purchase, for the exercise price, shares of the common stock of the acquiring company having a market value of two times the exercise price.

THERE MAY BE VOLATILITY IN THE PRICE OF TITAN'S COMMON STOCK.

    Stock prices of many companies in the high technology industry have experienced wide fluctuations that have often been unrelated to the operating performance of these companies. The market price of Titan's common stock may vary widely as a result of several factors, including:

    - announcements of technological innovations or new commercial products by Titan or its competitors;

    - budgetary constraints affecting U.S. government spending generally, changes in fiscal policy, and government regulatory initiatives;

    - patent or proprietary rights developments;

    - public concern as to the use or safety of one or more of Titan's technologies; and

    - general market conditions.

    These factors could lead to a significant decrease in the market price of Titan's common stock.

                                THE TRANSACTION

GENERAL DESCRIPTION OF THE EXCHANGE OFFER

    On June 24, 2001, Titan entered into a merger agreement with Datron, providing for a subsidiary of Titan to acquire all of the outstanding shares of Datron common stock by means of an exchange offer and a subsequent merger. Datron's board of directors unanimously approved the merger agreement, determined that the exchange offer and the merger are fair to, and in the best interests of, Datron stockholders and recommends that Datron stockholders accept the exchange offer and tender their shares pursuant to the exchange offer.

    Titan, through its wholly-owned subsidiary Gem Acquisition Corp., is offering to exchange a number of shares of Titan common stock determined pursuant to an exchange ratio, described below, for each outstanding share of Datron common stock that is validly tendered and not properly withdrawn.

    If completed, the exchange offer will be followed by a merger of Gem Acquisition Corp. into Datron in which shares of Datron common stock will be converted into shares of Titan common stock at the same exchange ratio used in the exchange offer. After completion of the merger, Datron will be a wholly-owned subsidiary of Titan.

    The expiration date of the exchange offer is 12:00 midnight, New York City time, on August 3, 2001, unless Titan extends the period of time for which the exchange offer is open, in which case the term "expiration date" means the latest time and date on which the exchange offer, as so extended, expires.

    If you are the record owner of your shares of Datron common stock and you tender those shares directly to the exchange agent, you will not incur any brokerage fees or commissions. If you own your shares of Datron common stock through a broker or other nominee, and your broker tenders those shares on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply. Titan will be responsible for any transfer taxes on the exchange of shares of Datron common stock pursuant to the exchange offer that are imposed on the acquiror of the shares of Datron common stock. You will be responsible for any transfer taxes that are imposed on the transferor.

    Titan's obligation to deliver shares of Titan common stock in exchange for shares of Datron common stock pursuant to the exchange offer is subject to several conditions referred to below in the section entitled "CERTAIN TERMS OF THE MERGER AGREEMENT--CONDITIONS TO THE EXCHANGE OFFER."

THE EXCHANGE RATIO

    The exchange ratio is a fraction (rounded to the fifth decimal point) computed generally as the quotient of the following two items:

    - the numerator is equal to the Datron common stock value, determined by dividing $51,226,912 by the number of shares of Datron common stock outstanding as of, or issuable upon the exercise of stock options or other rights to acquire shares of Datron common stock outstanding as of, the date that shares of Datron common stock are accepted for payment pursuant to the exchange offer; and

    - the denominator is equal to a number representing the Titan common stock price computed based on certain conditions as described below.

    The exact exchange ratio will be computed based on the average closing sales price for shares of Titan common stock during the 10-day trading period ending on July 27, 2001 as follows:

    (i) If the average closing sales price of Titan common stock is greater than or equal to $17.50 per share and less than $19.00 per share, then the exchange ratio will be equal to the Datron common stock value divided by $19.00.

    (ii) If the average closing sales price of Titan common stock is greater than or equal to $19.00 per share and less than or equal to $26.00 per share, then the exchange ratio will be equal to the Datron common stock value divided by the average closing sales price of Titan common stock.

   (iii) If the average closing sales price of Titan common stock is greater than $26.00 per share and less than or equal to $27.50 per share, then the exchange ratio will be equal to the Datron common stock value divided by $26.00.

    (iv) If the average closing price of Titan common stock is greater than $27.50 per share, then:

       (A) Titan may elect to terminate the offer unless Datron agrees to an exchange ratio equal to the product of 1.10 and the Datron common stock value divided by the average closing sales price of Titan common stock;

        (B) if Titan elects to terminate the offer and Datron does not make the election set forth in clause (i) above, then the offer will be terminated; or

        (C) if Titan does not elect to terminate the offer, the exchange ratio will be equal to the Datron common stock value divided by $26.00.

    (v) If the average closing sales price of Titan common stock is less than $17.50 per share, then:

       (A) Datron may elect to terminate the offer unless Titan agrees to an exchange ratio equal to the product of 0.90 and the Datron common stock value divided by the average closing sales price of Titan common stock;

        (B) if Datron elects to terminate the offer and Titan does not make the election set forth in clause (i) above, then the offer will be terminated; or

        (C) if Datron does not elect to terminate the offer, the exchange ratio will be equal to the Datron common stock value divided by $19.00.

    As of July 6, 2001, the last practicable date prior to the date of this prospectus, (i) the number of shares of Datron common stock outstanding, or issuable upon the exercise of stock options or other rights to acquire shares of Datron common stock, was 3,199,929, including 307 shares of Datron common stock issuable under Datron's Employee Stock Purchase Plan assuming the purchase period closed on July 6, 2001, and (ii) the Datron common stock value was $16.00. Pursuant to the terms of the merger agreement, Datron has agreed not to issue any rights to acquire Datron common stock or any additional shares of Datron common stock, except issuances of Datron common stock upon exercise of existing options to purchase Datron common stock or pursuant to the terms of Datron's existing Employee Stock Purchase Plan. Unless Datron violates its obligations under the merger agreement, Titan does not expect that the Datron common stock value will be materially different from the Datron common stock value as computed on July 6, 2001.

ILLUSTRATIVE TABLE OF EXCHANGE RATIOS AND VALUE OF OFFER/MERGER CONSIDERATION

    The columns in the following table present:

    - illustrative values of the exchange ratios that would result if the Titan average closing price were within a range of $17.50 and $27.50 per share;

    - the fraction of a share of Titan common stock that would be issued for one share of Datron common stock at each of the Titan average closing prices presented in the table; and

    - the illustrative values of the approximate consideration that would be issued in connection with the offer and the merger for one Datron common share, which illustrative values are determined by multiplying each of the Titan average closing prices presented in the table by the corresponding exchange ratio.

    The following table and illustration assumes that the Datron common stock value is $16.00, the value computed as of July 6, 2001.

                APPROXIMATE VALUE OF OFFER/MERGER CONSIDERATION

    TITAN AVERAGE                                         APPROXIMATE CONSIDERATION
    CLOSING PRICE                EXCHANGE RATIO            VALUE PER DATRON SHARE
----------------------       ----------------------       -------------------------
                                                             (ROUNDED TO NEAREST
                                                                 WHOLE CENT)
 greater than $26.00                0.61538               $16.00 or greater but no
but less than or equal                                       more than $16.92
      to $27.50

$19.00 or greater but        0.61538 or greater but               $16.00
less than or equal to         no more than 0.84211
        $26.00

 less than $19.00 but               0.84211               $14.74 or greater but no
greater than or equal                                        more than $16.00
      to $17.50

 less than $17.50(1)                0.84211                   $14.73 or less

less than $17.50 (with          0.82333 or more                   $14.40
  Titan election)(2)

 more than $27.50(3)                0.61538                   $16.93 or more

more than $27.50 (with          0.63977 or less                   $17.60
 Datron election)(4)

------------------------

(1) Datron has the right to terminate the merger agreement if the Titan average closing price is less than $17.50. This illustration assumes that Datron has not exercised its termination right.

(2) If Datron elects to terminate the merger agreement, Titan has the right to make a floating exchange ratio election. This illustration assumes that Titan has made a floating exchange ratio election.

(3) Titan has the right to terminate the merger agreement if the Titan average closing price is more then $27.50. This illustration assumes that Titan has not exercised its termination right.

(4) If Titan elects to terminate the merger agreement, Datron has the right to make a floating exchange ratio election. This illustration assumes that Datron has made a floating exchange ratio election.

    THE VALUES OF TITAN COMMON SHARES IN THE TABLE ABOVE ARE ILLUSTRATIVE ONLY AND DO NOT REPRESENT THE ACTUAL AMOUNTS PER DATRON COMMON SHARE THAT MIGHT BE REALIZED BY ANY DATRON STOCKHOLDER ON OR AFTER CONSUMMATION OF THE OFFER OR THE MERGER. THE AMOUNT ANY DATRON STOCKHOLDER MIGHT REALIZE UPON SALE IN THE MARKET OF TITAN COMMON SHARES RECEIVED BY THE STOCKHOLDER IN THE OFFER OR THE MERGER WILL DEPEND UPON THE MARKET PRICE PER SHARE OF TITAN COMMON SHARES AT THE TIME OF SALE, WHICH MAY

FLUCTUATE FOR ANY NUMBER OF REASONS, INCLUDING THOSE SPECIFIC TO TITAN AND THOSE THAT INFLUENCE THE TRADING PRICES OF EQUITY SECURITIES GENERALLY.

    MORE INFORMATION ABOUT THE FINAL EXCHANGE RATIO. Titan will notify you of the final exchange ratio by issuing a press release announcing the final exchange ratio and filing that press release with the SEC. Datron stockholders can call our information agent, D.F. King & Co., Inc., at any time toll free at
(800) 628-8510 to request information about the Titan average closing price, including the final exchange ratio for the offer, once determined.

PURPOSE OF THE EXCHANGE OFFER

    Titan is making the exchange offer in order to acquire all of the outstanding shares of Datron common stock. Titan intends, as soon as practicable after completion of the exchange offer, to have its wholly-owned subsidiary, Gem Acquisition Corp., the purchaser in the exchange offer, merge with Datron. The purpose of the merger is to acquire all shares of Datron common stock not tendered and exchanged pursuant to the exchange offer. In the merger, each then outstanding share of Datron common stock, except for treasury shares and shares that Titan or Gem Acquisition Corp. holds for its own account, and, if applicable, shares of Datron common stock held by stockholders exercising appraisal rights, would be converted into shares of Titan common stock at the same exchange ratio used in the exchange offer.

THE MINIMUM TENDER CONDITION

    The obligation of Titan to accept for exchange and to deliver shares of Titan common stock in exchange for shares of Datron common stock validly tendered and not properly withdrawn is subject to the condition that the total number of shares of Datron common stock validly tendered and not properly withdrawn, when added to any shares of Datron common stock owned by Titan, is equal to at least a majority of the total number of shares of Datron common stock outstanding immediately prior to the expiration date of the exchange offer, as it may be extended pursuant to the merger agreement. For purposes of computing the minimum tender condition, Titan will not take into account any shares of Datron common stock tendered into the offer pursuant to a Notice of Guaranteed Delivery unless stock certificates or book-entry confirmations are actually received by the Exchange Agent.

EXTENSION; TERMINATION AND AMENDMENT

    Subject to the terms of the merger agreement, Titan has agreed to extend the exchange offer for 10 business days if the minimum condition for the exchange is not satisfied by the expiration of the initial offering period of 20 business days. After the first extension period, Titan may extend the exchange offer for successive extension periods not in excess of 10 business days per extension if, at the scheduled expiration date of the exchange offer, any condition to the exchange offer has not been satisfied or, where permissible, waived. In addition, Titan is entitled to extend the exchange offer if required by the rules of the Securities and Exchange Commission, the New York Stock Exchange or the National Association of Securities Dealers, Inc. During an extension, all shares of Datron common stock previously tendered and not properly withdrawn will remain subject to the exchange offer, subject to your right to withdraw your shares of Datron common stock. You should read the discussion below in the section entitled "WITHDRAWAL RIGHTS" for more details.

    Titan reserves the right to make any changes in the terms and conditions of the exchange offer by giving oral or written notice of the change to the Exchange Agent and by making a public announcement. However, without the prior written consent of Datron, Titan cannot:

    - decrease the number of shares of Datron common stock sought in the exchange offer;

    - make any changes to the form or amount of consideration to be issued or paid for shares of Datron common stock in the exchange offer;

    - impose any additional conditions on the exchange offer other than those already described in the merger agreement;

    - amend or waive the minimum tender condition or other specified conditions as described in the merger agreement;

    - extend the initial expiration date of the exchange offer, except under circumstances described in the merger agreement; or

    - make any other change to the terms and conditions of the exchange offer which is adverse to the holders of shares of Datron common stock.

    Titan is required to follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, the announcement is required to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(d) and 14d-6(c) under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to stockholders in connection with the exchange offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of the change, and without limiting the manner in which Titan may choose to make any public announcement, Titan assumes no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to the Dow Jones News Service.

    If Titan makes a material change in the terms of the exchange offer or the information concerning the exchange offer, or if it waives a material condition of the exchange offer, Titan will extend the exchange offer to the extent required under the Securities Exchange Act of 1934. If, prior to the expiration date and after obtaining Datron's prior written consent, Titan changes the percentage of shares of Datron common stock being sought or the consideration offered to you, that change will apply to all stockholders whose shares of Datron common stock are accepted for exchange pursuant to the exchange offer. If at the time notice of that change is first published, sent or given to you, the exchange offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, Titan is required to extend the exchange offer until the expiration of that 10 business day period. For purposes of the exchange offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

SUBSEQUENT OFFERING PERIOD

    Titan may elect to provide a subsequent offering period of 3 to 20 business days after the acceptance of shares of Datron common stock in the exchange offer if the requirements of Rule 14d-11 under the Securities Exchange Act of 1934 have been met. You will not have the right to withdraw any shares of Datron common stock that you tender during the subsequent offering period. Titan is required to accept for exchange, and to deliver shares of Titan common stock in exchange for, shares of Datron common stock that are validly tendered and not properly withdrawn, promptly after they are tendered during any subsequent offering period. If Titan elects to provide a subsequent offering period, it is required to make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

EXCHANGE OF SHARES OF DATRON COMMON STOCK; DELIVERY OF SHARES OF TITAN COMMON
  STOCK

    Upon the terms of, and subject to the conditions to, the exchange offer including, if the exchange offer is extended or amended, the terms and conditions of the extension or amendment, Titan is required to accept for exchange, and to deliver shares of Titan common stock in exchange for, shares of Datron common stock that are validly tendered and not properly withdrawn, promptly after the expiration date and promptly after they are tendered during any subsequent offering period. In all cases, exchange of shares of Datron common stock tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the Exchange Agent of:

    - certificates for the shares of Datron common stock or a confirmation of a book-entry transfer of the shares of Datron common stock in the Exchange Agent's account at The Depository Trust Company, which is referred to in this prospectus as "DTC"; and

    - a properly completed and duly executed letter of transmittal or a manually signed facsimile of that document, and any other required documents.

    For purposes of the exchange offer, Titan will be deemed to have accepted for exchange shares of Datron common stock validly tendered and not properly withdrawn as, if and when Titan notifies the Exchange Agent of its acceptance of the tenders of those shares of Datron common stock. The Exchange Agent is required to then deliver shares of Titan common stock and cash instead of fractional shares of Titan common stock in exchange for the shares of Datron common stock promptly after receipt of the notice referred to in the preceding sentence. The Exchange Agent will act as agent for Titan for the purpose of receiving shares of Titan common stock and any cash to be paid instead of any fractional shares of Titan common stock and transmitting a certificate or certificates for Titan common stock and cash, if any, to you. You will not receive any interest on any cash that Titan pays to you, even if there is a delay in making the exchange.

    If Titan does not accept any tendered shares of Datron common stock for exchange pursuant to the terms and conditions of the exchange offer for any reason, or if certificates are submitted for more shares of Datron common stock than are accepted, Titan is required to return certificates for the unexchanged shares of Datron common stock to the tendering stockholder or, in the case of shares of Datron common stock tendered by book-entry transfer of unexchanged shares of Datron common stock into the Exchange Agent's account at the address on the back page of this prospectus, pursuant to the procedures described below in the section entitled "PROCEDURE FOR TENDERING," the shares of Datron common stock will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the exchange offer.

CASH INSTEAD OF FRACTIONAL SHARES OF TITAN COMMON STOCK

    Titan will not issue certificates representing fractional shares of its common stock in the exchange offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional share (after aggregating all fractional shares of Titan common stock that otherwise would be received by the holder) will receive cash (rounded up to the nearest whole cent), without interest, equal to the product obtained by multiplying:

    - that fraction of a share of Titan common stock to which such stockholder is entitled (after aggregating all fractional shares of Titan common stock that otherwise would be received by such stockholder), by

    - the closing sales price of one share of Titan common stock on the New York Stock Exchange Composite Transaction Tape (as reported in the Wall Street Journal or, if not reported therein, any other authoritative source) on the date Titan accepts shares for exchange in the offer.

WITHDRAWAL RIGHTS

    Your tender of shares of Datron common stock pursuant to the exchange offer is irrevocable, except that, other than during a subsequent offering period, shares of Datron common stock tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date, and, unless Titan previously accepted them for exchange pursuant to the exchange offer, may also be withdrawn at any time after August 3, 2001. If Titan elects to provide a subsequent offering period in accordance with Rule 14d-11 under the Securities Exchange Act of 1934, you will not have the right to withdraw any shares of Datron common stock that you tender during the subsequent offering period.

    For your withdrawal to be effective, the Exchange Agent must receive from you a written, telex or facsimile transmission notice of withdrawal at its address on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of shares of Datron common stock to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered the shares of Datron common stock.

    A financial institution must guarantee all signatures on the notice of withdrawal unless the shares of Datron common stock have been tendered for the account of an eligible institution. Most banks, savings and loan associations and brokerage houses are able to provide these signature guarantees for you. The financial institution must be an "eligible institution" which means it is a participant in the Securities Transfer Agents Medallion Program. If shares of Datron common stock have been tendered pursuant to the procedures for book-entry tender discussed under the caption below entitled "PROCEDURE FOR TENDERING," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares of Datron common stock and must otherwise comply with the DTC procedures. If certificates have been delivered to the Exchange Agent, the name of the registered stockholder and the serial numbers of the particular certificates evidencing the shares of Datron common stock withdrawn must also be furnished to the Exchange Agent, as stated above, prior to the physical release of the certificates. Titan will decide all questions regarding the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and Titan's decision shall be final and binding.

    Neither Titan, the Exchange Agent, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give proper notification. Any shares of Datron common stock properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, you may retender withdrawn shares of Datron common stock by following one of the procedures discussed below in the sections entitled "PROCEDURE FOR TENDERING" or "GUARANTEED DELIVERY" at any time prior to the expiration date.

PROCEDURE FOR TENDERING

    For you to validly tender shares of Datron common stock pursuant to the exchange offer, (a) the enclosed letter of transmittal, properly completed and duly executed or a manually executed facsimile of that document, along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the Exchange Agent at the address on the back cover of this prospectus, and certificates for tendered shares of Datron common stock must be received by the Exchange Agent at that address or the shares of Datron common stock must be tendered pursuant to the procedures for book-entry tender described below (and a confirmation of receipt of the tender received, which confirmation Titan refers to below as a "book-entry confirmation"), in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures described below.

    The term "agent's message" means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares of Datron common stock which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that Titan may enforce that agreement against the participant.

    The Exchange Agent is required to establish accounts with respect to the shares of Datron common stock at DTC for purposes of the exchange offer by July 9, 2001, and any financial institution that is a participant in DTC may make book-entry delivery of the shares of Datron common stock by causing DTC to transfer tendered shares of Datron common stock into the Exchange Agent's account in accordance with DTC's procedure for the transfer. However, although delivery of shares of Datron common stock may be effected through book-entry transfer at DTC, the letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address on the back cover of this prospectus prior to the expiration date, or the guaranteed delivery procedures described below must be followed.

    Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which shares of Datron common stock are tendered either by a registered holder of shares of Datron common stock who has not completed the box entitled "SPECIAL ISSUANCE INSTRUCTIONS" on the letter of transmittal or for the account of an eligible institution.

    If the certificates for shares of Datron common stock are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged shares of Datron common stock are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner Titan has described above.

    THE METHOD OF DELIVERY OF DATRON STOCK CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, TITAN RECOMMENDS REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

GUARANTEED DELIVERY

    If you wish to tender shares of Datron common stock pursuant to the exchange offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the Exchange Agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your shares of Datron common stock may nevertheless be tendered, so long as all of the following conditions are satisfied:

    - you make your tender by or through an eligible institution;

    - the enclosed notice of guaranteed delivery, properly completed and duly executed, substantially in the form enclosed with this prospectus, is received by the Exchange Agent as provided below on or prior to the expiration date; and

    - the certificates for all tendered shares of Datron common stock or a confirmation of a book-entry transfer of tendered securities into the Exchange Agent's account at DTC as described above, in proper form for transfer, together with a properly completed and duly executed letter of transmittal or a manually signed facsimile thereof, with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message), and all other documents required by the letter of transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

    You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the Exchange Agent and you must include a signature guarantee by an eligible institution in the form provided in that notice.

    In all cases, Titan is required to exchange shares of Datron common stock tendered and accepted for exchange pursuant to the exchange offer only after timely receipt by the Exchange Agent of certificates for shares of Datron common stock (or timely confirmation of a book-entry transfer of

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
tendered securities into the Exchange Agent's account at DTC as described above), properly completed and duly executed letter(s) of transmittal or manually signed facsimile(s) thereof, or an agent's message in connection with a book-entry transfer, and any other required documents.

    By executing a letter of transmittal as described above, you irrevocably appoint Titan's designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of Datron common stock tendered and accepted for exchange by Titan and with respect to any and all other shares of Datron common stock and other securities (other than the shares of Titan common stock) issued or issuable in respect of the shares of Datron common stock on or after August 3, 2001. That appointment is effective if and when, and only to the extent that, Titan accepts the shares of Datron common stock for exchange pursuant to the exchange offer. All of these proxies shall be considered coupled with an interest in the tendered shares of Datron common stock and therefore shall not be revocable. Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Titan's designees will, with respect to the shares of Datron common stock for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Datron stockholders or otherwise. Titan reserves the right to require that, in order for shares of Datron common stock to be deemed validly tendered, immediately upon Titan's exchange of the shares, Titan must be able to exercise full voting rights with respect to the tendered shares of Datron common stock.

    Titan will determine questions regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Datron common stock, in its sole discretion, and its determination shall be final and binding. Titan reserves the absolute right to reject any and all tenders of shares of Datron common stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Titan also reserves the absolute right to waive any defect or irregularity in the tender of any shares of Datron common stock. No tender of shares of Datron common stock will be deemed to have been validly made until all defects and irregularities in tenders of shares of Datron common stock have been cured or waived. Neither Titan, the Exchange Agent, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of Datron common stock or will incur any liability for failure to give notification. Titan's interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and instructions thereto) will be final and binding.

    The tender of shares of Datron common stock pursuant to any of the procedures described above will constitute a binding agreement between Titan and you upon the terms and subject to the conditions to the exchange offer.

BACKGROUND OF THE TRANSACTION

    In August 1999, Datron engaged Philpott Ball & Werner, or PBW, as its financial advisor to assist Datron in seeking strategic alternatives to maximize stockholder value. In September 1999, Datron received from L-3 Communications Corporation an unsolicited written expression of interest in acquiring Datron. After consulting with the Datron board, David A. Derby, Datron's Chairman, President and Chief Executive Officer, arranged to meet with L-3 Communications' management to discuss a possible acquisition of Datron by L-3 Communications. Mr. Derby and a representative of PBW met with L-3 Communications' management in early October 1999. After a discussion of Datron's and L-3 Communications' businesses, Mr. Derby indicated that he would be interested in further discussions with L-3 Communications after it had completed another acquisition in which it was then engaged. Datron heard nothing further from L-3 Communications at that time.

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
    In November 1999, after an introduction made by a member of the board of directors of Titan, representatives of Datron made a presentation to senior executives of Titan relating to a possible transaction between the two companies. After these presentations, Titan informed Datron that, given Titan's engagement with several other significant transactions, Titan would not be able to pursue a transaction with Datron at that time.

    In February 2000, Datron specifically engaged PBW to find a buyer for Datron's subsidiary, Datron World Communications, Inc., or Datron World. In August 2000, L-3 Communications sent PBW a written expression of interest in acquiring the assets of Datron World. In the course of discussions and due diligence with respect to Datron World during August and September 2000, L-3 Communications again expressed an interest in acquiring not just Datron World but all of Datron. On September 15, 2000, L-3 Communications and Datron executed a confidentiality agreement, including a one-year standstill arrangement, with respect to a possible acquisition of Datron. Although Datron indicated that it would be receptive to an acquisition proposal by L-3 Communications, and although Datron's officers made a presentation to L-3 Communications, L-3 Communications did not pursue further acquisition discussions with Datron. In October 2000, L-3 Communications informed PBW that it would not be interested in an acquisition transaction with Datron or in acquiring the assets of Datron World. Throughout the discussions with L-3 Communications, Datron management regularly advised the board about developments in the discussions.

    After exploration of opportunities to sell Datron World, the Datron board concluded that many of the likely buyers for Datron World were either themselves for sale or undergoing some form of reorganization and that opportunities for a favorable sale of Datron World were limited at that time. The Datron board decided instead to explore the possibility of acquiring another company. During the period from April 2000 to March 2001 Datron engaged in preliminary discussions with respect to possible acquisitions of or mergers with several companies, but none of the opportunities were deemed suitable.

    Beginning in November 2000, Acquisitor plc, a United Kingdom company, started accumulating shares of Datron common stock in market transactions. On November 15, 2000, Acquisitor filed a statement on Schedule 13D with the SEC announcing that it had beneficially acquired 7.26% of Datron's common stock and stating that the purpose of its investment was to have open communications with the management of Datron in order to monitor their efforts to increase stockholder value. Acquisitor also stated in its initial Schedule 13D filing that it may in the future take such actions with respect to its investment in Datron as it deems appropriate including, without limitation, purchasing additional shares of common stock in the open market or otherwise, making an offer to purchase up to all of Datron's outstanding shares of common stock through a negotiated transaction or otherwise, seeking to nominate a slate of directors to Datron's board of directors or presenting proposals for stockholders' consideration at an annual or special meeting of the Datron stockholders. In the period of time from November 15, 2000 to February 2001, Acquisitor continued to periodically purchase additional shares of Datron common stock. To Datron's knowledge, currently Acquisitor beneficially owns approximately 14.97% of Datron's outstanding common stock. Datron management has kept the Datron board advised of Acquisitor's accumulations of Datron common stock on a periodic basis.

    On April 24, 2001, Acquisitor sent a letter to the Chairman of the Board of Directors of Datron requesting, among other things, that Datron (i) appoint two persons designated by Acquisitor to serve on Datron's board of directors,
(ii) eliminate Datron's Stockholders' Rights Plan, and (iii) amend Datron's charter and bylaws to allow a 10% or greater stockholder to call a special meeting of the stockholders. The April 24, 2001 letter also called for a review of strategic alternatives available to Datron including a sale of Datron and/or a change in Datron's management. The Datron board considered Acquisitor's letter and determined not to comply with Acquisitor's requests. Between November 2000 and April 2001, Duncan Soukup, Acquisitor's managing director, had one meeting and several telephone conversations with members of Datron's management to discuss Datron's business, operations and plans. Also, during that time period, representatives of Acquisitor and Lionheart Group, Inc., an affiliate of Acquisitor, contacted Datron's officers to discuss publicly available information about Datron. Datron management kept the Datron board informed of significant events associated with Acquisitor. On May 18, 2001, in a letter addressed to Datron, Acquisitor notified Datron that Acquisitor intended to nominate four of its designees for election to the Datron board and to conduct a proxy contest to elect Acquisitor's designees to the Datron board. In a separate letter to the board of directors of Datron, also dated May 18, 2001, Acquisitor offered, among other things, not to solicit proxies to replace members of the Datron board if Datron engaged an investment bank with a proven track record in aerospace, defense and communication industries acceptable to Acquisitor, redeemed Datron's poison pill and included two of Acquisitor's nominees in Datron's slate of nominees for director. The Datron board considered and declined to accept Acquisitor's proposal. Before the board's decision to decline Acquisitor's proposal was conveyed to Acquisitor, Acquisitor withdrew its offer to not solicit proxies for its board nominees in a letter dated May 31, 2001. On June 22, 2001, Acquisitor filed preliminary proxy materials with the SEC for the purpose of contesting the election of Datron's nominees to the board and electing Acquisitor's own nominees.

    On March 23, 2001, Mr. Derby received an unsolicited letter from BNP Paribas, a financial advisor based in New York, seeking information about Datron, and inquiring whether Datron would be interested in discussions about a possible transaction. In a subsequent telephone conversation BNP Paribas identified its client as Zodiac SA, a company domiciled in France. On April 9, 2001, Mr. Derby met with representatives of BNP Paribas. On May 18, 2001, Zodiac signed a confidentiality agreement, including a one-year standstill arrangement, with Datron, and on May 24, 2001 Zodiac received a confidential memorandum describing Datron's business. A meeting between representatives of Datron and representatives of Zodiac was scheduled for June 18 and 19, 2001 to take place in Paris during Mr. Derby's business trip to Paris in connection with the Paris Air Show. That meeting was canceled by Datron on June 18, 2001 after Datron signed a no-shop agreement with Titan.

    On May 1, 2001, Dr. Gene Ray, Chairman and Chief Executive Officer of Titan, called Mr. Derby to request a meeting to discuss the potential synergies between Titan's e-tenna technology and Datron's mobile satellite communication products. On May 3, 2001, Dr. Ray sent Mr. Derby materials on e-tenna, together with a proprietary information agreement that Mr. Derby signed and returned to Titan.

    On May 8, 2001, a newspaper article about Acquisitor's acquisition of Datron common stock was published in the San Diego Union-Tribune. On May 9, 2001,
Dr. Ray called Mr. Derby to inquire about the San Diego Union-Tribune article and to inquire about Acquisitor's intentions. Dr. Ray and Mr. Derby agreed to meet the next day.

    On May 10, 2001, Dr. Ray and Mr. Derby met in Vista, California and discussed each company's business plans and strategies. On the same day, Mr. Derby and Dr. Ray executed a confidentiality agreement, including a one-year standstill arrangement, in connection with a possible acquisition transaction between Titan and Datron, and Mr. Derby provided to Dr. Ray certain Datron financial information. Dr. Ray and Mr. Derby agreed to meet again on May 18, 2001.

    On May 18, 2001, Mr. Derby and William Stephan, Chief Financial Officer of Datron, met at Titan's offices with Dr. Ray and Mellon Baird, Chief Executive Officer of Titan Systems Corporation, a subsidiary of Titan, to discuss various aspects of Datron's business and strategies. At that meeting Datron provided to Titan certain business forecast data, and Dr. Ray expressed Titan's interest in pursuing an acquisition of Datron.

    On May 31, 2001, in a telephone conversation between Dr. Ray and Mr. Derby, Dr. Ray proposed that Titan acquire Datron in a stock-for-stock transaction. Mr. Derby responded that Datron would consider Titan's proposal.

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
    On June 1, 2001, Messrs. Derby and Stephan met with Dr. Ray and Eric DeMarco, Titan's Chief Operating Officer. Mr. Stephan presented an analysis of anticipated cost savings that would result from a business combination of Datron and Titan. Messrs. Derby, Stephan and DeMarco and Dr. Ray discussed the general structure of a stock-for-stock transaction, including pricing terms.

    Later in the day, on June 1, 2001, Mr. Derby received a fax from Acquisitor with an attached letter from L-3 Communications addressed to Acquisitor. The letter contained L-3 Communications' expression of interest in a possible acquisition of the assets of Datron. Dr. Ray called Mr. Derby later that day and offered specific pricing terms for Titan's acquisition proposal. At that time, Mr. Derby informed Dr. Ray that Datron had received an expression of interest from another company. Dr. Ray informed Mr. Derby that Titan would provide Datron a written expression of interest by June 4, 2001.

    On June 4, 2001, Datron received Titan's written expression of interest in acquiring Datron in a stock-for-stock transaction. The expression of interest included pricing terms and an adjustment mechanism, or collar, that would adjust the exchange ratio in response to changes in the average price of Titan stock over a specified period of time. Later that day, Datron convened a special telephonic meeting of the Datron board. Representatives of PBW and Heller Ehrman White & McAuliffe LLP, Datron's legal counsel, participated in the meeting and provided financial and legal advice to the Datron board. The Datron board discussed the expression of interest from L-3 Communications and reviewed the prior history of discussions with that company. The Datron board then reviewed and discussed Titan's written expression of interest. The Datron board also considered other possible options available to Datron, including the fact that Datron had preliminary discussions with financial advisors for Zodiac. At the end of the meeting, the board unanimously authorized Datron's management to proceed with negotiations with Titan as expeditiously as possible. PBW was instructed to contact L-3 Communications and request that L-3 Communications clarify its proposal and communicate directly with Datron's management rather than with Acquisitor, which was not authorized to receive acquisition proposals on behalf of Datron.

    On June 6, 2001, Titan and its outside legal counsel, Cooley Godward LLP, began a due diligence review of Datron. Simultaneously, Cooley Godward began drafting definitive acquisition documents. On June 7, 2001, PBW conducted a due diligence review of Titan and reported to Datron's management the results of its review. On June 8, 2001, Datron's management conducted additional due diligence with respect to Titan.

    On June 9, 2001, Titan provided to Datron for review drafts of the definitive acquisition documents. Between June 13 and June 22, 2001, senior management and the legal advisors of Titan and Datron conducted a series of discussions of the terms of the acquisition agreements during several meetings and conference calls.

    On June 11, 2001, Datron received a letter from L-3 Communications addressed to Datron. The letter contained an expression of interest in a transaction pursuant to which L-3 Communications would acquire substantially all of the assets and assume the liabilities of Datron for approximately $52.0 million in cash. The expression of interest included a number of assumptions and contingencies including completion of confirmatory due diligence and the assumption that Datron would have $11.0 million of cash on hand and debt of $3.0 million. In that letter, L-3 Communications also requested that Datron agree to a 60-day exclusive negotiation period with L-3 Communications and a break-up fee of $3.0 million payable in the event of a breach of the exclusivity arrangement. On June 13, 2001, in a letter on behalf of Datron, PBW responded to L-3 Communications that (i) a transaction involving the sale of assets would have an adverse tax consequence for Datron and its stockholders, (ii) a 60-day period of exclusive negotiations with L-3 Communications would not be acceptable to Datron, and (iii) a break-up fee would only be appropriate in a definitive agreement and not in connection with an agreement to negotiate exclusively with L-3 Communications. The PBW letter also informed L-3 Communications that Acquisitor was not an authorized representative of

Datron. On June 14, 2001, L-3 Communications orally advised PBW that it would modify its cash for assets proposal and would propose to acquire all of Datron's common stock for approximately $52.0 million in cash. L-3 Communications would require Datron to agree to a 45-day exclusivity period but would defer requiring a $3.0 million break-up fee until execution of a definitive agreement. The other assumptions and contingencies would remain as expressed in L-3 Communications' June 11, 2001 letter.

    On June 15, 2001, the Datron board convened a special meeting with representatives of PBW and Heller Ehrman present at the meeting. The Datron board reviewed with Heller Ehrman the structure of the proposed acquisition by Titan, the pricing terms and the other terms and provisions of the drafts of the merger agreement and other related agreements. The Datron board discussed PBW's written analysis of the transaction and received PBW's oral, preliminary opinion that the transaction was fair to the stockholders of Datron from a financial point of view. The Datron board was advised by PBW that on June 14, 2001, L-3 Communications had modified its expression of interest in a transaction with Datron and now proposed to acquire all of Datron's common stock. The Datron board discussed the price and other terms of the transaction proposed by L-3 Communications. The Datron board unanimously authorized management to continue negotiating the definitive acquisition agreements with Titan and scheduled another meeting after final drafts of the definitive acquisition agreements were distributed to the board.

    On June 15, 2001, Datron agreed with Titan that Datron would cancel a meeting with Zodiac previously scheduled for June 18 and 19, 2001, if before the time for the meeting major business issues in the definitive acquisition documents were resolved in principle. On June 15, 2001, Datron signed a no-shop agreement with Titan in which it agreed not to engage in acquisition discussions with any other party until 5 p.m., California time, on June 20, 2001. Datron agreed to the no-shop agreement with Titan because it believed that (i) it was very close to signing a favorable agreement with Titan that was subject to very limited contingencies, (ii) Titan would walk away from the transaction if Datron declined to sign the no-shop agreement and chose instead to discuss more speculative transactions with others and (iii) the no shop requested was only for five days. On June 15, 2001, PBW was instructed by Datron not to respond to L-3 Communications because Datron had signed a no-shop agreement with Titan.

    On June 22, 2001, the Datron board convened a special meeting and discussed with legal counsel the draft merger agreement and other related agreements. Management reported on the progress of the negotiations with Titan since the last meeting and the final pricing terms. The Datron board also received PBW's oral opinion that the proposed consideration to be paid pursuant to the merger agreement was fair to the stockholders of Datron from a financial point of view, and PBW confirmed that it would subsequently provide a written opinion to the Datron board. The Datron board unanimously approved the acquisition of Datron by Titan, the proposed exchange offer, the merger, the merger agreement and related agreements and voted unanimously to recommend the acquisition to the Datron stockholders.

    Datron and Titan executed the merger agreement on June 24, 2001, and announced the transaction in press releases on the morning of June 25, 2001.

    On June 25, 2001, PBW received a letter from L-3 Communications expressing surprise at the announced acquisition of Datron by Titan and questioning certain matters related to the expression of interest by L-3 Communications and the subsequent interactions between Datron representatives and L-3 Communications.

    On June 26, 2001, Heller Ehrman, in a letter on behalf of Datron, responded to the June 25, 2001 letter from L-3 Communications explaining, among other things, that the Datron board had acted responsibly and had determined to enter into a transaction with Titan. On June 27, 2001, Datron filed

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
with the Securities and Exchange Commission a Current Report on Form 8-K attaching the L-3 Communications letters and Datron's responses to each of the letters.

    On June 28, 2001, Datron received another letter from L-3 Communications containing a proposal to acquire all of Datron's common stock, including options, for $16.25 per share, subject to the cash balances and net assets of Datron having remained at the levels disclosed in Datron's March 31, 2001 balance sheet. The letter also indicated that L-3 Communications would perform confirmatory due diligence and negotiate the terms of the transaction before entering into a definitive agreement.

    The Datron board met by conference telephone call on June 29, 2001, and discussed L-3's proposal. PBW, Heller Ehrman and Datron's Delaware counsel consulted with the board, and PBW expressed its view that L-3's proposal was not superior to the Titan transaction. The Datron board concluded that L-3's most recent proposal was not superior to the Titan transaction for the reasons described below in the section "DATRON'S REASONS FOR THE EXCHANGE OFFER AND THE MERGER."

    On July 3, 2001, Datron sent a letter to L-3 Communications stating that the Datron board had determined that L-3 Communications' June 28, 2001 acquisition proposal was not superior to the Titan transaction. On the same day, Datron filed with the SEC a Current Report on Form 8-K attaching L-3 Communications' June 28, 2001 letter and Datron's July 3, 2001 response.

DATRON'S REASONS FOR THE EXCHANGE OFFER AND THE MERGER

    In reaching its decision to approve the merger agreement, including the offer and the merger, the Datron board considered the factors described below:

    OPTIMIZED STOCKHOLDER VALUE. The Datron board considered the fact that the value of the Titan common stock that Datron stockholders would receive for their Datron common stock would represent a premium over recent and historical market values of Datron common stock. The Datron board also considered the benefits of owning stock of a company with a large market capitalization, noting that, the stock of small capitalization companies can be volatile, and historically, large capitalization stocks have tended to be somewhat less volatile than small capitalization stocks. The Datron board also noted that the expenses associated with being a publicly-held company are disproportionately high for companies with a small market capitalization.

    TAX-FREE REORGANIZATION. The Datron board also considered the fact that the transaction with Titan was structured as a tax-free reorganization, which would allow stockholders flexibility in their personal tax planning. Those who wished to defer taxes could retain the Titan common stock they receive in the transaction while others who did not choose to defer taxes could sell their Titan common stock and pay taxes on any gain currently. Further, Datron stockholders who hold Datron common stock as a capital asset but who had not held their Datron stock long enough to qualify for long-term capital gains treatment could elect to hold Titan stock until the combined periods during which they held Datron and Titan common stock were long enough to qualify for long-term capital gains treatment.

    STOCKHOLDER LIQUIDITY. The weekly trading volume of Titan common stock on the New York Stock Exchange relative to the number of shares of Titan common stock to be received by Datron stockholders in the transaction is significant. The Datron board believed that those stockholders who wished to liquidate their Titan holdings would be able to do so readily in a short period of time. By contrast, the weekly trading volume of Datron common stock on the Nasdaq National Market System is relatively low.

    STRATEGIC FACTORS. Datron and Titan have similar technological and cultural backgrounds stemming from their development and production of products for the U.S. Department of Defense. Both companies have successfully adapted technologies developed in support of defense contracts for commercial and consumer applications. The Datron board believed that the companies' technologies and research and development resources complement each other and that the combination of Datron and Titan would result in a combined company with an enhanced development capability and expanded product base. The Datron board also believed that Datron's experience in financing international sales and its historically strong international distribution network would be a significant asset to Titan. The Datron board believed that, as a result of these and other factors, the combined company could achieve overall increases in sales greater than the companies might achieve operating independently.

    MOST FAVORABLE OPPORTUNITY. The Datron board believed that the transaction with Titan was the transaction most favorable to the Datron stockholders that had been or was likely to be presented to Datron. The Datron board's belief is based, in part, on a comparison of the indications of interest that Datron has received during the time that PBW has been engaged to seek alternatives to maximize stockholder value. Discussions with other potential acquirors had not advanced beyond preliminary stages. At its June 29, 2001 meeting, the Datron board concluded, after consultation with PBW, that the June 28, 2001 proposal from L-3 Communications was not superior to the Titan transaction. PBW noted that the price L-3 Communications proposed was nominally higher than the price of the Titan transaction and that L-3 Communications had proposed cash consideration, which was not subject to the market risks to which Titan's stock consideration was subject. PBW also noted, however, that L-3 Communications' proposal was not an unconditional offer and the consideration would be taxable to Datron stockholders. Before L-3 Communications would enter into a binding commitment, it proposed to conduct confirmatory due diligence and negotiate the terms of the agreements. Further, L-3 Communications' proposal stated that the proposed price was based on there being no changes in Datron's net cash and net assets from the amounts reflected in its March 31, 2001 balance sheet. Datron's net cash had declined materially since March 31, 2001. Datron's cash would be further reduced by the break-up fee payable to Titan if Datron consummated a transaction with L-3 Communications. These conditions would likely result in a further negotiation of or adjustment to the price. In view of the significant uncertainty as to whether a transaction could be completed with L-3 Communications and as to the terms of such transaction, PBW did not believe that L-3 Communications' proposal was superior to the Titan transaction. The Datron board and PBW also considered the past history of dealings with L-3 Communications, including the fact that in both 1999 and 2000 L-3 Communications had given Datron written indications of interest in acquiring Datron and in each case, after only limited discussions, had communicated that it no longer had an interest in an acquisition. In view of its past dealings with L-3 Communications and the contingencies associated with L-3 Communications' proposal, the Datron board was not confident that a transaction could be completed with L-3 Communications on the terms in its proposal. Based on these factors, including its consultation with PBW, the Datron board concluded that L-3 Communications' proposal was not superior to the Titan transaction.

    CONSIDERATION. The Datron board believes that the merger agreement with Titan provides for a fair method of combining the equities of the two companies and that the consideration to be received by the Datron stockholders is fair to the Datron stockholders. In reaching this conclusion, the Datron board relied in part upon its own knowledge of Datron's financial condition, results of operations, business, technologies, services and products, on both a historical and prospective basis, as well as current industry, economic and market conditions. The Datron board also considered the opinion of its financial advisor, PBW, that the transaction is fair to the stockholders of Datron from a financial point of view.

    The above discussion of the information and factors considered by the Datron board is not intended to be exhaustive but is believed to include all material factors considered by the Datron board. In view of the variety of factors considered by the Datron board in connection with its evaluation of the offer and the merger, the Datron board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the Datron board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. Individual members of the Datron board may have given different weight to different factors. However, after taking into account all of the factors described above, the Datron board has unanimously approved the merger agreement, determined that the exchange offer and the merger are advisable and fair to, and in the best interests of, Datron stockholders and unanimously recommends that Datron stockholders accept the exchange offer and tender their shares pursuant to the exchange offer.

OPINION OF PHILPOTT BALL & WERNER

    Datron retained PBW in August 1999 to act as its financial adviser in connection with a possible merger and related matters. Datron selected PBW as its financial advisor based on Datron's knowledge of PBW developed in the course of an informal relationship over a number of years. A former investment banker to Datron introduced George Ball of PBW to Mr. Derby prior to 1999. PBW and Datron developed an informal relationship in which PBW advised Datron from time to time on various financial matters. When Datron decided to seek strategic alternatives to maximize stockholder value in 1999, it selected PBW as its financial advisor based on the mutual trust that had been established between the two firms over the years.

    As part of its engagement, PBW agreed to render an opinion with respect to the fairness, from a financial point of view, of the subject transaction if requested by Datron's board. In connection with the offer and the merger, PBW rendered an opinion, dated June 22, 2001, to the Datron board that, as of the date of the opinion, the consideration to be paid pursuant to the merger agreement was fair to Datron's stockholders from a financial point of view. While Titan proposed the original terms of the transaction (including an exchange price), the terms of the offer and merger resulted from the negotiations between Datron, whom PBW assisted, and Titan. The opinion was based upon a review of the companies from a financial point of view.

    The summary of the opinion contained in this prospectus is qualified in its entirety by reference to the full text of the opinion, dated June 22, 2001, which has been filed as ANNEX C hereto and is incorporated herein by reference. The opinion contains a description of the matters considered by PBW and the limitations on the scope of its investigation. Datron stockholders are encouraged to read the opinion carefully and in its entirety.

    The opinion is addressed to the Datron board in connection with its evaluation of the offer and the merger, and it does not constitute a recommendation to the Datron board to proceed with the merger. Additionally, the opinion does not constitute a recommendation to any holder of Datron common stock as to whether to tender shares pursuant to the offer or vote for the merger. The opinion relates solely to the question of fairness to Datron stockholders, from a financial point of view, of the consideration to be received pursuant to the merger agreement. Further, PBW expresses no opinion as to the structure, terms or effect of any other aspect of the merger, including, without limitation, any effect resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other international, federal or state insolvency law, or of any pending or threatened litigation affecting Datron or Titan. PBW also expresses no opinion as to the tax consequences of the offer or merger.

    As part of its engagement, PBW's activities included, but were not limited to, the following:

    (i) a review of successive drafts of the merger agreement;

    (ii) discussions with Datron's management concerning the nature of the negotiations and the terms of the merger agreement;

   (iii) an investigation of the current operations and future prospects of Datron and Titan and thorough interviews with members of Datron's and Titan's respective management representatives;

    (iv) a review of the projected exchange ratio of shares of Datron per share of Titan based upon the terms of the merger agreement;

    (v) a review of certain Datron and Titan historical financial statements and the financial projections of Datron and Titan;

    (vi) a review of the market data for stocks of public companies in the same or similar lines of business as Datron and Titan, including calculations of public market valuations relative to various financial measures including revenue, EBITDA and EBIT;

   (vii) a review of certain acquisitions which PBW deemed comparable for analytical purposes;

  (viii) an analysis of the valuations of Datron's and Titan's share prices or values based on the discounted present value of respective projected cash flows;

    (ix) a review of the industries in which Datron and Titan operate; and

    (x) other analyses which PBW deemed necessary.

    On June 15, 2001, PBW was informed by Datron of the no-shop agreement with Titan and was instructed not to respond to L-3 concerning L-3's renewed expression of interest in a transaction with Datron.

    PBW relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information publicly available, or furnished to, or otherwise discussed with PBW, including financial statements and financial projections, as provided by the management of Datron and Titan. PBW was not engaged to, and did not, independently verify the information provided and performed no audit of assets or liabilities and no independent appraisal of assets or liabilities of either Datron or Titan. PBW has relied upon the assurances of the management of Datron and Titan that they are not aware of any facts that would make such information inaccurate or misleading. The analyses performed by PBW are not necessarily indicative of actual values, or actual future results that may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of PBW's analysis of the fairness, from a financial point of view, to Datron's stockholders, of the consideration to be paid pursuant to the merger agreement.

    In rendering the opinion, PBW applied its judgment to a variety of complex analyses and assumptions. PBW may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions. The assumptions made and the judgments applied by PBW in rendering its opinion are not readily susceptible to description beyond that set forth in the written text of the opinion itself.

    The opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to PBW as of, the date of the opinion. The opinion, in any event, is limited to the fairness, from a financial point of view, to Datron's stockholders of the consideration to be paid to the stockholders pursuant to the merger agreement.

    Each of the analyses conducted by PBW was carried out to provide a different perspective on the merger and to enhance the total mix of information. PBW did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness to the Datron stockholders, from a financial point of view, of the consideration to be received pursuant to the merger agreement. PBW did not place any specific reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, PBW believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the process underlying the analyses performed by PBW in connection with the preparation of the opinion.

    The following is a brief summary of the material analyses performed by PBW in preparing the opinion.

    SELECTED PUBLIC COMPANY ANALYSIS. Using publicly available information, PBW compared selected financial data of Datron with similar data for 10 small capitalization communication companies (i) that do substantial business with the U.S. government and (ii) that have annual revenues of up to $2.0 billion and averaging $603.0 million, referred to as the electronic communications peers. PBW considered the electronic communications peers to be engaged in businesses reasonably comparable to those of Datron and to have operating, organizational and overall business similarities with Datron, but noted that none of these companies has the same management, composition, size or combination of businesses as Datron. The electronic communications peers are:

    - Andrew Corporation

    - Applied Signal Technology, Inc.

    - Comtech Telecommunications Corp.

    - DRS Technologies, Inc.

    - EMS Technologies, Inc.

    - Harris Corporation

    - L-3 Communications

    - Paravant Inc.

    - Raydyne Comstream, Inc.

    - RELM Wireless Communications

    The median, mean and adjusted mean (excluding the maximum and minimum values) valuation multiples for the electronic communications peer group were determined. Based upon a review of that information and closing stock prices on June 19, 2001, PBW determined that the exchange offer and Datron's current stock price generally are above the median, mean and adjusted mean valuation levels of its peer group.

                                                                DATRON          ELECTRONIC COMMUNICATION PEERS
                                                 EXCHANGE      CURRENT       -------------------------------------
                                                  OFFER         PRICE         MEDIAN         MEAN        ADJ. MEAN
                                                 --------      --------      --------      --------      ---------
Total Invested Capital to:
TTM Revenue....................................     0.8x          0.7x          1.1x          1.0x           1.0x
TTM EBITDA.....................................    16.0x         13.0x          8.4x          8.9x           8.7x
TTM EBIT.......................................    37.9x         30.9x         12.1x         13.6x          12.6x

Note: Total invested capital includes debt and equity. TTM means the trailing 12 months ended March 31, 2001. Adj. Mean equals the mean less the maximum and minimum values in the data set.

    PBW also calculated a range of imputed values for the equity of Datron based on the valuation multiples for the electronic communication peers. PBW used the average multiples of the peer group, after excluding maximum and minimum values and negative multiples. PBW discounted the valuation multiples after considering the size and financial performance of each peer group company relative to Datron's size and performance. Additionally, PBW applied a premium for control to the valuation multiples in order to determine the imputed value of Datron for comparison to the offer. This analysis resulted in an implied value for Datron of $36.7 million (less debt and plus cash). PBW noted that the equity valuation of the offer and merger of $51.0 million is considerably above this implied value.

    SELECTED TRANSACTION ANALYSIS. Hundreds of transactions were screened in an attempt to find business combinations involving companies similar to Datron. This analysis is limited to analyzing transactions involving public companies for which financial and valuation data is publicly disclosed.

    Using publicly available information, PBW examined the following transactions involving manufacturers of communication and electronic equipment, referred to as the guideline transactions:

TARGET                                         ACQUIROR
------                                         --------
DTM Corp.                                      3D Systems Corp.
ADS Power Resource Inc.                        MagneTek Inc.
Detection Systems Inc.                         Robert Bosch GmbH
Robinson Nugent Inc.                           Minnesota Mining & Manufacturing
Tech-Sym Corp.                                 Veritas Capital Fund LP
Comptek Research Inc.                          Northrop Grumman Corp.
Ring PLC                                       Catalina Lighting Inc.
Group Long Distance Inc.                       Coyote Network Systems Inc.
Cross Technology Inc.                          HEI Inc.
Westland Control Systems Inc.                  Productivity Technologies Corp.
Eastern Acoustics Works Inc.                   Mackie Designs Inc.
Zing Technologies Inc.                         International Rectifier Corp.
Moore Products Co.                             Siemens AG
AIL Technologies Inc.                          EDO Corp.
OZ Technologies Inc.                           Cerprobe Corp.
Garrett Communications Inc.                    Waters Instruments Inc.
CEM Corp.                                      Private Group
Cade Industries Inc.                           United Technologies Corp.
Align-Rite International Inc.                  Photronics Inc.
Kreisler Manufacturing Corp.                   Wood (John) Group PLC
Whittaker Corp.                                Meggitt PLC
Stimsonite Corp.                               Avery Dennison Corp.
Optek Technology Inc.                          Dyson-Kissner-Moran Corp.
Hach Co.                                       Danaher Corp.
Logitek Inc.                                   North Atlantic Instruments Inc.
DSP Technology Inc.                            MTS Systems Corp.
Control Devices Inc.                           First Technology PLC
General Microwave Corp.                        Herley Industries Inc.
Innova Corp.                                   Digital Microwave Corp.
DeCrane Aircraft Holdings Inc.                 Axa SA

    The median valuation multiples for the guideline transactions were determined. Based upon a review of that information, PBW determined that the exchange offer and Datron's current stock price are generally above the mean and median valuations implied in the guideline transactions.

                                                                          DATRON     GUIDELINE
                                                              EXCHANGE   CURRENT    TRANSACTIONS
                                                               OFFER      PRICE        MEDIAN
                                                              --------   --------   ------------
Total Invested Capital to:
TTM Revenue.................................................     0.8x       0.7x         1.2x
TTM EBITDA..................................................    16.0x      13.0x         8.9x
TTM EBIT....................................................    37.9x      30.9x        12.3x

Note: Total invested capital includes debt and equity. TTM means the trailing 12 months ended March 31, 2001.

    PBW calculated a range of imputed values for the equity of Datron based on the valuation multiples for the guideline transactions. PBW discounted the valuation multiples after considering the size and financial performance of the acquired companies relative to Datron's size and performance.

This analysis resulted in an implied value for the equity of Datron of $37.4 million (less debt and plus cash). PBW again noted that the equity valuation of the offer and merger was $51.0 million, well above this implied value.

    DISCOUNTED CASH FLOW ANALYSIS. PBW performed a discounted cash flow, or DCF, analysis for Datron on a stand-alone basis using management's projections as adjusted by PBW for the risks that are associated with the implementation of Datron's growth strategies. The discounted future net cash flow was calculated assuming a weighted average cost of capital (discount rate) of 13.9%, developed using the capital asset pricing model, and was comprised of the sum of the present values of:

    - the projected unlevered net free cash flows for the years 2001 through 2005; and

    - the anticipated future 2005 terminal value. The terminal value was determined by calculating multiples of projected 2005 EBITDA ranging from 6.0x to 7.0x.

    This analysis implies a reference range of prices per share of Datron from $13.48 per share to $14.94 per share. The reference range was not materially changed by reasonable variations of key assumptions. PBW noted that the equity valuation of the offer and merger of $51 million is well above this implied value.

    ACQUISITION TRANSACTION PREMIUM ANALYSIS. Using publicly available information, PBW examined 36 additional transactions involving publicly traded aerospace and defense firms to determine premiums paid in these transactions over the applicable stock price of the target company 30 days prior to the announcement of the acquisition offer. The following table summarizes the premiums indicated from the above transactions:

PREMIUM   FREQUENCY   PERCENTAGE
-------   ---------   ----------
  20.0%         3         8.3%
  40.0%         9        25.0%
  60.0%        14        38.9%
  80.0%         4        11.1%
 100.0%         3         8.3%
 120.0%         2         5.6%
 140.0%         0         0.0%
 More           1         2.8%

    This analysis implies a reference range of prices per share of Datron from $13.24 per share to $17.65 per share, using premiums of 20% and 60%, respectively, as applied to Datron's average 60-day closing price of $11.03 as of June 19, 2001. The range of premiums used is representative of over 70% of the acquisition transactions included in PBW's analysis. PBW noted that the valuation of the offer and merger are within the range computed in this analysis.

    PBW, as part of its investment banking business, is continually engaged in the valuation of businesses and corporate securities in connection with mergers, acquisitions, company sales, business divestitures and valuations for estate, corporate and other purposes. Under the engagement letter signed by PBW and Datron, as amended, Datron has agreed to pay PBW: (a) a retainer of $6,000 per month, (b) a transaction fee equivalent to 1% of the consideration paid for the total equity of Datron less any retainer fees paid after February 2001, payable upon the closing of such transactions and (c) PBW's reasonable out-of-pocket expenses. Datron has also agreed to indemnify PBW against liabilities, including defense expenses, arising out of PBW's engagement.

TITAN'S REASONS FOR THE EXCHANGE OFFER AND THE MERGER

    Titan believes a business combination with Datron will advance its strategic objective of taking advantage through acquisitions of growth opportunities from ongoing consolidation in the commercial and government telecommunications industries. Titan expects the combination with Datron to offer the following strategic benefits to Titan after the merger:

    - enhancement of Titan's government and commercial telecommunications business revenues;

    - expansion of Titan's government and commercial telecommunications customer bases;

    - broadening of Titan's capability to serve the government telecommunications industry and to compete for new projects;

    - enhancement of Titan's ability to create, build and launch technology-based businesses;

    - augmentation of Titan's employee base in the San Diego, CA area, where a significant portion of its defense business is conducted;

    - synergies between Datron's consumer products business, which is targeting the mobile broadband communications markets, and Titan's e-tenna subsidiary, a developer of unique radio frequency technologies for the wireless market; and

    - augmentation of Titan's presence in foreign countries, where Datron has unique expertise in securing foreign government customers.

    Titan's board of directors has determined that the merger is in the best interests of Titan and its stockholders. In reaching its determination, Titan's board of directors considered a number of factors, including the factors discussed above and listed below. The conclusions reached by Titan's board of directors with respect to the following factors supported its determination that the transaction and the issuance of shares of Titan common stock in the exchange offer and the merger were fair to, and in the best interests of, Titan and its stockholders:

    - the judgment, advice and analysis of Titan's management with respect to the potential strategic, financial and operational benefits of the transaction, including management's favorable recommendation of the transaction, based in part on the business, technical, financial, accounting and legal due diligence investigations performed with respect to Datron;

    - the results of operations and financial condition of Titan and Datron; and

    - the terms of the merger agreement and related agreements, including the exchange ratio and structure, which were considered by both the board of directors and management of Titan to provide a fair and equitable basis for the transaction.

    Titan's board of directors also considered a number of potentially negative factors in its deliberations concerning the transaction. The potentially negative factors considered by Titan's board of directors included:

    - the risk that the transaction might not be completed in a timely manner or at all;

    - the potential dilutive effect on the Titan common stock price if revenue and earnings expectations of the combined company are not met;

    - the potential loss of key Datron employees critical to the ongoing success of the Datron products and to the successful integration of the Titan and Datron product lines;

    - the general difficulties of integrating products, technologies and companies; and

    - the other risks and uncertainties discussed above in the section entitled "RISK FACTORS" starting on page 22.

    The above discussion of information and factors considered by Titan's board of directors is not intended to be exhaustive but is believed to include all material factors considered by the board. In view of the wide variety of factors considered by Titan's board of directors, the board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, Titan's board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors.

    Individual members of Titan's board may have given different weight to different factors. However, after taking into account all of the factors described above, Titan's board of directors determined that the merger agreement and the transaction were fair to, and in the best interests of, Titan and that Titan should proceed with the transaction.

INTERESTS OF DATRON'S OFFICERS AND DIRECTORS IN THE TRANSACTION

    Certain of Datron's directors and officers may have interests in the exchange offer and the merger that may be different from, or in addition to, their interest as Datron stockholders. You should be aware of those interests when considering the unanimous recommendation of the Datron board that Datron stockholders accept the exchange offer.

    CERTAIN ARRANGEMENTS BETWEEN DATRON AND ITS EXECUTIVE OFFICERS, DIRECTORS
     AND AFFILIATES

    Datron is a party to an amended and restated employment agreement with David
A. Derby providing for Mr. Derby's services as President and Chief Executive Officer of Datron pursuant to which he is currently paid an annual salary of $275,000, with vacation, holidays, insurance and other benefits permitted under policies established by the Datron board. Should Mr. Derby be involuntarily terminated by Datron for any reason other than cause, he will receive a lump sum payment equal to three times his then current annual salary. If a transaction occurs which results in the stockholders of Datron prior to the transaction holding less than 50% of the voting power of Datron after the transaction, or if subsequent to an annual meeting at which the Datron board is elected, the elected members of the Datron board cease to constitute a majority of the members of the board then in office, either Datron or Mr. Derby may terminate the employment agreement, and Mr. Derby will receive a lump sum payment equal to three times his then current salary. If the exchange offer is consummated, Mr. Derby will have the right to terminate the employment agreement and receive the lump sum payment of three times his salary. The employment agreement also provides that, upon an assignment of the employment agreement by Datron, Mr. Derby has the right to terminate the employment agreement if any successor entity is not acceptable to him. Datron may terminate the employment agreement if Mr. Derby commits any material act of dishonesty in the discharge of his duties.

    Datron is a party to a severance agreement with William L. Stephan, Datron's Chief Financial Officer, that provides 12 months of severance pay through salary continuation in the event Mr. Stephan is involuntarily terminated by Datron for any reason other than cause. The severance agreement prohibits Mr. Stephan from engaging in activities directly competing with Datron for 12 months after an involuntary termination.

    Under Datron's 1988 Key Employee Stock Purchase Plan, Mr. Derby borrowed $164,000 from Datron to acquire 25,000 shares of Datron common stock in 1988 by executing and delivering a full recourse promissory note. The promissory note provided an interest rate of 4.64% per annum and was repaid in full during fiscal year 2001 by Mr. Derby's tender of 11,408 shares of Datron common stock at the then market price of $14.375 per share.

    A resolution of the Datron board dated September 7, 1999, as amended, authorized the establishment of a bonus pool by Datron upon the execution and delivery of a definitive agreement for the sale or merger of Datron. The September 7, 1999 board resolutions provide for payment in cash of one-half of one percent of the total value of such transaction; 70% of such cash payment will be paid to Mr. Stephan and 30% of such cash payment will be paid to Penny Felicioni. The payments under the bonus pool will be payable at the effective date of the merger.

    TREATMENT OF STOCK OPTIONS

    Datron grants stock options to its employees, officers and directors under Datron's Amended and Restated 1985 Stock Option Plan and its Amended and Restated 1995 Stock Option Plan, and issues purchase rights under Datron's Employee Stock Purchase Plan. Datron directors and officers hold options to purchase Datron common stock as set forth below.

                                        NUMBER OF SHARES        NUMBER OF UNVESTED
                                           OF DATRON        OPTIONS WHICH ACCELERATE AT
NAME OF                                   COMMON STOCK         THE COMPLETION OF THE
OFFICER OR DIRECTOR                    SUBJECT TO OPTIONS         EXCHANGE OFFER
-------------------                    ------------------   ---------------------------
David A. Derby.......................        75,000                    30,021
William L. Stephan...................        60,000                     6,700
Kent P. Ainsworth....................        20,000                     7,575
Richard W. Flatow....................         7,500                     7,500
Don M. Lyle..........................         7,500                     5,025
William A. Preston...................        20,000                     7,575
Robert D. Sherer.....................        20,000                     7,575

    Under the merger agreement, at the completion of the exchange offer, each option or right to purchase Datron common stock will be assumed by Titan and will be converted into an option or right to purchase Titan common stock, subject to appropriate adjustments to reflect the exchange ratio.

    In addition, on June 22, 2001, the Datron board adopted resolutions pursuant to which, at the completion of the exchange offer, each option (including those held by officers and directors of Datron) granted under Datron's option plans which is not vested as of the completion of the exchange offer will become fully vested and exercisable.

    INDEMNIFICATION AND RELATED ARRANGEMENTS

    Mr. Derby and Mr. Stephan (as well as Datron's other current and former officers and directors) are parties to indemnification agreements with Datron in substantially the form approved by the stockholders at the Datron 1992 annual meeting. For a period of six years from the effective date of the merger, Titan will, and will cause Datron, as the surviving corporation in the merger, to fulfill and honor in all respects the obligations of Datron pursuant to the provisions of any indemnification agreements between Datron and its directors or officers in effect as of the effective date of the merger, and any indemnification provision under Datron's certificate of incorporation or bylaws as in effect on the date of the merger agreement for acts or omissions occurring prior to the effective date of the merger.

    In addition, for a period of six years after the effective date of the merger, the surviving corporation will provide directors' and officers' liability insurance for Datron directors and officers on terms at least as favorable as insurance maintained by Datron as of the date of the merger agreement, for acts or omissions which occurred prior to the completion of the exchange offer.

    In addition, for those officers and directors who continue as officers and directors of Datron after the completion of the exchange offer, Titan will cause Datron or the surviving corporation to observe the terms of their indemnification agreements, and Titan will make payments under the indemnification agreements if such officers or directors have not been paid when due for acts or omissions which occurred after the completion of the exchange offer. From and after the completion of the exchange offer, Titan will also provide directors' and officers' liability coverage for continuing directors and officers of Datron with respect to acts or omissions after the completion of the exchange offer under Titan's existing policy for its own directors and officers.

    The above summary of the terms of the indemnification arrangement of Datron's directors and officers is qualified in its entirety by reference to
Section 5.6 of the merger agreement, which has been filed as ANNEX A hereto and is incorporated herein by reference.

MANAGEMENT OF TITAN AFTER THE TRANSACTIONS

    The management of Titan after the transactions will remain unchanged. Information about the current directors and executive officers of Titan can be found in Titan's Form 10-K for the year ended December 31, 2000 which is incorporated by reference into this prospectus. See "WHERE YOU CAN FIND MORE INFORMATION."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    Subject to the assumptions and limitations discussed below, in the opinion of Cooley Godward LLP, counsel to Titan, and of Heller Ehrman White & McAuliffe LLP, counsel to Datron, the following discussion summarizes the material U.S. federal income tax considerations of the transaction to holders of shares of Datron common stock who exchange their shares of Datron common stock for Titan shares in the exchange offer and/or the merger. This discussion and the tax opinions described below are based on the Code, applicable Treasury regulations, administrative interpretations and court decisions in effect as of the date of this prospectus, all of which may change, possibly with retroactive effect. Any such change could alter the tax consequences described in this summary and the tax opinions.

    This discussion of material federal income tax consequences of the transaction is intended to provide only a general summary, and is not a complete analysis or description of all potential federal income tax consequences of the exchange offer and/or the merger. It does not address all aspects of federal income taxation that may be important to a holder of shares of Datron common stock in light of that stockholder's particular circumstances or to a stockholder subject to special rules, such as:

    - a foreign entity or an individual stockholder who is not a citizen or resident of the U.S.;

    - a financial institution or insurance company;

    - a tax-exempt organization;

    - a dealer or broker in securities;

    - a stockholder who is subject to the alternative minimum tax provisions of the Code;

    - a stockholder whose shares are qualified small business stock for purposes of Section 1202 of the Code;

    - a stockholder who holds shares of Datron common stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction;

    - a stockholder who acquired shares of Datron common stock pursuant to the exercise of incentive stock options or who holds shares of Datron common stock that are subject to a substantial risk of forfeiture; or

    - a stockholder who does not hold shares of Datron common stock as capital assets.

    In addition, this discussion does not address any state, local or foreign income tax or non-income tax consequences of the exchange offer and/or the merger or of any transactions other than the exchange offer and the merger. Titan urges holders of shares of Datron common stock to consult their own tax advisors to determine the particular federal income tax or other tax consequences to them of participation in the exchange offer and/or the merger.

    QUALIFICATION OF THE EXCHANGE OFFER AND THE MERGER AS A REORGANIZATION

    The transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code if, among other things, all of the following factual assumptions (also referred to as the "supporting conditions") are met:

    - the exchange offer and the merger are completed under the current terms of the merger agreement;

    - the minimum tender condition for the exchange offer is satisfied; and

    - the merger is completed promptly after the exchange offer.

    The completion of the exchange offer is conditioned upon the receipt by Titan and Datron of tax opinions to the above effect from Cooley Godward LLP and Heller Ehrman White & McAuliffe LLP, respectively. These opinions, and the opinions contained herein, are based upon representations and covenants made by Titan and Datron, including representations in certificates of officers of Titan and Datron to be delivered to tax counsel before completion of the exchange offer, and upon certain assumptions, including the absence of changes in facts or in law between the date of the completion of the exchange offer and the completion of the merger. If any of those representations, covenants or assumptions is inaccurate, the tax consequences of the transaction could differ materially from those summarized below. In addition, the ability to satisfy the supporting conditions depends in part on facts that will not be available before the completion of the merger. There can be no assurance that the merger will be completed, or that the supporting conditions will be satisfied. If the supporting conditions are not satisfied, the opinions of Cooley Godward and Heller Ehrman White & McAuliffe described above may not be relied upon. Furthermore, Cooley Godward's and Heller Ehrman White & McAuliffe's opinions represent only their best judgment of the tax consequences of the exchange offer and the merger. Such opinions will neither bind the IRS nor preclude the IRS or the courts from adopting a contrary position. Datron stockholders should be aware that neither the IRS nor any court has ruled on the tax treatment of a combination of transactions identical to the proposed transactions and no ruling has been or will be requested from the IRS in connection with the transactions. Accordingly, it is possible that the exchange offer and/or the merger may not qualify as a reorganization, and the tax consequences of the transaction could differ materially from those summarized below. See the section entitled "FEDERAL INCOME TAX CONSEQUENCES IF THE EXCHANGE OFFER AND THE MERGER DO NOT QUALIFY AS A REORGANIZATION."

    Assuming that the transaction qualifies as a tax-free reorganization for federal income tax purposes:

    - A holder of shares of Datron common stock will not recognize any gain or loss on its exchange in the exchange offer or the merger of its shares of Datron common stock for Titan shares.

    - If a holder of shares of Datron common stock receives cash instead of fractional shares of Titan common stock, the stockholder will be required to recognize capital gain or loss, measured by the difference between the amount of cash received instead of that fraction of a share and the portion of the tax basis of that holder's shares of Datron common stock allocable to that fraction of a share. This gain or loss will be long-term capital gain or loss if the holder of shares of Datron common stock has held the shares of Datron common stock exchanged for that fraction of a Titan share for more than one year at the time the shares of Datron common stock are accepted in the exchange offer or at the completion of the merger, as the case may be. The deductibility of capital losses is subject to limitations for both individuals and corporations.

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    - A holder of shares of Datron common stock will have a tax basis in the
      Titan shares received in the exchange offer or the merger equal to
      (1) the tax basis in the shares of Datron common stock surrendered by that stockholder in the exchange offer or the merger, reduced by (2) any tax basis in the shares of Datron common stock that is allocable to a fraction of a Titan share for which cash is received.

    - The holding period for Titan shares received in exchange for shares of Datron common stock in the exchange offer or the merger will include the holding period for shares of Datron common stock surrendered in the exchange offer or the merger.

    - Under specified circumstances, holders of shares of Datron common stock may be entitled to appraisal rights in connection with the merger. See the section entitled "APPRAISAL RIGHTS" below. Datron stockholders who exercise their appraisal rights under law and receive payment for all of their stock in cash and who do not own any Titan shares (either actually or constructively within the meaning of Section 318 of the Internal Revenue Code) will generally recognize capital gain or loss measured by the difference between the amount of cash received and the stockholder's basis in such stock. Other Datron stockholders who exercise their appraisal rights may be treated as if they had received a dividend, taxable as ordinary income. Holders of shares of Datron common stock that exercise appraisal rights are urged to consult their own tax advisors.

    - Datron will not recognize gain or loss as a result of the transaction.

    FEDERAL INCOME TAX CONSEQUENCES IF THE EXCHANGE OFFER AND THE MERGER DO NOT
     QUALIFY AS A REORGANIZATION

    The tax consequences described above are based on factual assumptions, representations and covenants, including the satisfaction of the supporting conditions. If any of those factual assumptions, representations or covenants are not satisfied or observed, or in the event of a contrary ruling by the IRS or a court, the federal income tax consequences of the transaction to holders of shares of Datron common stock could differ materially from those summarized above in the section entitled "QUALIFICATION OF THE EXCHANGE OFFER AND THE MERGER AS A REORGANIZATION." In that event, exchanges by Datron stockholders pursuant to the exchange offer and/or the merger could be taxable transactions for federal income tax purposes depending on the particular facts surrounding the exchange offer and/or the merger, some of which may not be known until after completion of the merger.

    If the exchange offer and/or the merger is taxable, each Datron stockholder participating in the exchange offer and/or the merger, as applicable, will recognize capital gain or loss, measured by the difference between the fair market value of the Titan shares (together with any cash instead of fractional shares of Titan common stock) received by the stockholder and the stockholder's tax basis in the shares of Datron common stock surrendered. This gain or loss will be long-term capital gain or loss if the stockholder had held the shares of Datron common stock for more than one year at the time the shares of Datron common stock are accepted in the exchange offer or at the completion of the merger, as applicable.

    FEDERAL INCOME TAX CONSEQUENCES IF THE MERGER IS NOT COMPLETED

    No opinion has been given concerning any tax consequences of the exchange offer if the merger is not completed, or if the merger is not completed promptly after the exchange offer. Except as described under this heading, if the merger is not completed, exchanges pursuant to the exchange offer generally will be taxable transactions for federal income tax purposes with the consequences described above in the section entitled "FEDERAL INCOME TAX CONSEQUENCES IF THE EXCHANGE OFFER AND THE MERGER DO NOT QUALIFY AS A REORGANIZATION."

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    Even if the merger is not completed, the exchange offer will still be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code so long as the following factual assumptions are met:

    - Titan must acquire at least 80% of the shares of Datron common stock in the exchange offer;

    - any acquisition of additional shares of Datron common stock from other stockholders by Titan must not be for consideration other than Titan voting stock; and

    - the other representations and covenants made by Titan and Datron to Cooley Godward and Heller Ehrman White & McAuliffe must remain effective.

    Whether these factual assumptions will be satisfied will not be known at the time of the exchange offer and there can be no assurances that the factual assumptions will be satisfied.

    Titan urges each holder of shares of Datron common stock to consult his or her own tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of participation in the exchange offer and/or the merger.

    FEDERAL BACKUP WITHHOLDING; REPORTING

    To prevent backup federal income tax withholding with respect to cash, if any, received pursuant to the exchange offer and/or the merger, you must either provide the Exchange Agent with your correct taxpayer identification number and certify whether you are subject to backup withholding of federal income tax by completing the substitute Form W-9 included in the letter of transmittal or establish a basis for exemption from backup withholding. Some stockholders (including, among others, all corporations and some foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign person to qualify as an exempt recipient, the stockholder must generally submit a Form W-8BEN, W-8ECI, W-8EXP or W-8IMY, as appropriate, signed under penalty of perjury, attesting to that person's exempt status. Datron stockholders who fail to provide their correct taxpayer identification numbers and the appropriate certifications or to establish an exemption as described above will be subject to backup withholding of 31% (30.5% as of August 7, 2001) on cash amounts received in the exchange offer and/or the merger and may be subject to a $50 penalty imposed by the IRS. If withholding is made and results in an overpayment of taxes, a refund may be obtained. Cash amounts paid pursuant to the exchange offer and/or the merger will be reported to the extent required by the Code to Datron stockholders and the IRS.

    Each Datron stockholder who receives Titan common shares in the exchange offer and/or the merger is required to file a statement with his, her or its federal income tax return setting forth the stockholder's basis in the shares of Datron common stock surrendered and the fair market value of Titan common shares and the proceeds from the cash in lieu of fractional shares received in the exchange offer and the merger and is required to retain permanent records of these facts relating to the transaction.

ACCOUNTING TREATMENT

    The transaction described in this prospectus will be accounted for as a "purchase," as that term is used under generally accepted accounting principles, commonly referred to as "GAAP," for accounting and financial reporting purposes. Datron will be treated as the acquired corporation for these purposes. Datron's assets, liabilities and other items will be adjusted to their estimated fair value at the completion of the merger and combined with the historical book values of the assets and liabilities of Titan. Applicable income tax effects of these adjustments will be included as a component of the combined company's deferred tax asset or liability. On June 29, 2001, the Financial Accounting Standards Board, or FASB, adopted changes to the method of accounting for goodwill in a purchase transaction from capitalization and amortization against earnings to capitalization and periodic

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
evaluation for impairment. The change is effective with respect to all business combinations accounted as a purchase and completed after June 30, 2001. As a result, unamortized goodwill resulting from this transaction will be reported as an asset and not amortized against earnings unless it becomes impaired. For further information concerning the amount of goodwill or other intangibles to be recorded in connection with the merger and the amortization of that goodwill, see the section entitled "NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS" on page 102.

REGULATORY APPROVALS

    Other than clearance under the antitrust laws applicable to the transaction which are described below, the Securities and Exchange Commission declaring the registration statement on Form S-4 relating to this transaction effective and the filing of a certificate of merger under Delaware law with respect to the merger, Titan does not believe that any additional material governmental filings are required with respect to the transaction.

    Titan and Datron have determined that no filing of a notification under the HSR Act is required in connection with the exchange offer and the merger. At any time before or after the completion of the exchange offer or the merger, either the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission could take any action under U.S. antitrust laws that it deems necessary or desirable, including seeking to enjoin the completion of the exchange offer or the merger or seeking the divestiture of substantial assets of Titan or Datron. Private parties and state attorneys general may also bring actions under U.S. antitrust laws depending on the circumstances. Although we believe that neither the exchange offer nor the merger raises concerns under U.S. antitrust laws, we can give no assurance that a challenge to the exchange offer or the merger on antitrust grounds will not be made or, if a challenge is made, that it would not be successful. Completion of the exchange offer may be subject to compliance with a limited number of foreign antitrust regulations. Any notifications required by any foreign jurisdictions will be filed in due course.

APPROVAL OF THE MERGER

    Under Section 251 of the Delaware General Corporation Law, the approval of the board of directors of a company and the affirmative vote of the holders of at least a majority of its outstanding shares on the record date are required to approve a merger and adopt a merger agreement. Datron's board of directors has unanimously approved the merger.

    If, after completion of the exchange offer, Titan owns more than 50% but less than 90% of the outstanding shares of Datron common stock, it would complete the acquisition of the remaining outstanding shares of Datron common stock through a vote of Datron stockholders with respect to the merger. Since Titan will own a majority of the shares of Datron common stock on the record date, it would have a sufficient number of shares of Datron common stock to approve the merger without the affirmative vote of any other holder of shares of Datron common stock and, therefore, approval of the merger by Datron stockholders will be assured. Completion of the transaction in this manner is referred to in this prospectus as a "long-form" merger.

    Under Section 253 of the Delaware General Corporation Law, a merger can occur without a vote of Datron stockholders, referred to as a "short-form merger," if, after completion of the exchange offer, as it may be extended and including any subsequent offering period, Titan were to own at least 90% of the outstanding shares of Datron common stock. If, after completion of the exchange offer, as it may be extended and including any subsequent offering period, Titan owns at least 90% of the outstanding shares of Datron common stock, Titan would complete the acquisition of the remaining outstanding shares of Datron common stock by completing a short-form merger.

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AMENDMENT TO DATRON'S STOCKHOLDER RIGHTS PLAN

    In connection with the approval of the exchange offer and the merger by the board of directors of Datron, Datron amended its Stockholder Rights Agreement, dated September 5, 2000, with Mellon Investor Services LLC as a rights agent. Pursuant to the amendment, none of the transactions contemplated in the merger agreement, including the exchange offer and the merger, will result in any obligation to the holders of rights by Titan, Gem Acquisition Corp. or Datron, as the surviving corporation in the merger. If the merger is consummated in accordance with the terms of the merger agreement, the Rights Agreement will terminate as of the effective time of the merger.

APPRAISAL RIGHTS

    Datron stockholders do not have appraisal rights in connection with the exchange offer.

    If Titan completes the exchange offer but, upon completion of the exchange offer, as it may be extended and including any subsequent offering period, it owns less than 90% of the outstanding shares of Datron common stock, Titan has agreed to effect a long-form merger, as described above. Assuming that the shares of Datron common stock remain listed on a national securities exchange or are then quoted on the Nasdaq National Market or held of record by more than 2,000 holders, Datron stockholders who have not exchanged their shares of Datron common stock in the exchange offer will not have appraisal rights in connection with a long-form merger. However, if a long-form merger is consummated, and if, on the date fixed to determine stockholders entitled to vote on the merger, the shares of Datron common stock are (i) not listed on a national securities exchange or quoted through the Nasdaq National Market or (ii) held of record by less than 2,000 holders, you will have appraisal rights pursuant to the provisions of Section 262 of the Delaware General Corporation Law as described below.

    If Titan completes the exchange offer and, upon completion of the exchange offer, as it may be extended and including any subsequent offering period, it owns at least 90% of the outstanding shares of Datron common stock, Titan has agreed to effect a short-form merger (as described above). Datron stockholders at the time of a short-form merger will have the right under Section 262 of the Delaware General Corporation Law to dissent and demand appraisal of their shares of Datron common stock. Under Section 262, dissenting stockholders who comply with the applicable statutory procedures under the Delaware General Corporation Law will be entitled to receive a judicial determination of the fair value of their shares of Datron common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) and to receive payment of this fair value in cash, together with a fair rate of interest, if any. In
Cede & Co. and Cinerama, Inc. v. Technicolor, Inc., the Supreme Court of the State of Delaware construed Section 262 of the Delaware General Corporation Law and held that the "accomplishment or expectation" exclusion from the calculation of fair value described in the preceding sentence is narrow and is designed to eliminate use of pro forma data and projections of a speculative variety relating to the completion of a merger. The court held that it is appropriate to include in the calculation of fair value any known elements of value. Titan cannot assure you what methodology a court would use to determine fair value or how a court would select which of the elements of value that are to be included in its determination.

    If Datron stockholders have appraisal rights in connection with the merger, they would have to comply with specific statutory provisions under Delaware law. The following is a brief summary of the statutory procedures that must be followed by a Datron stockholder in order to perfect appraisal rights under Delaware law.

    THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE DELAWARE LAW PERTAINING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WHICH IS ATTACHED TO THIS PROSPECTUS AS ANNEX D. BECAUSE OF THE COMPLEXITY OF
SECTION 262 AND THE NEED TO STRICTLY COMPLY WITH VARIOUS TECHNICAL REQUIREMENTS, YOU SHOULD READ

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ANNEX D IN ITS ENTIRETY. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF
DATRON COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

    Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that such appraisal rights are available and include in such notice a copy of
Section 262.

    A holder of shares of Datron common stock wishing to exercise such holder's appraisal rights:

    - must deliver to Datron, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of his or her shares, and

    - must not vote in favor of the adoption of the merger agreement.

    In order not to vote in favor of the adoption of the merger agreement, a stockholder must either:

    - not return a proxy card and not vote in person in favor of the adoption of the merger agreement,

    - return a proxy card with the "Against" or "Abstain" box checked,

    - vote in person against the adoption of the merger agreement, or

    - register in person an abstention from the proposal to adopt the merger agreement.

    ALL WRITTEN DEMANDS FOR APPRAISAL PURSUANT TO SECTION 262 SHOULD BE SENT OR DELIVERED TO DATRON SYSTEMS INCORPORATED AT 3030 ENTERPRISE COURT, VISTA, CA 92083, ATTENTION: SECRETARY.

    A holder of shares of Datron common stock wishing to exercise such holders' appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the effective time of the merger. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The demand must reasonably inform Datron of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by such holder. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of Datron stockholders will constitute a waiver of appraisal rights.

    Only a holder of record of shares of Datron common stock is entitled to assert appraisal rights for the shares of Datron common stock registered in that holder's name. A demand for appraisal in respect of shares of Datron common stock should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates, and must state that such person intends thereby to demand appraisal of such holder's shares of Datron common stock in connection with the merger. If the shares of Datron common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Datron common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of Datron common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Datron common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Datron common stock held for other beneficial owners. In such case, however, the written demand

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should set forth the number of shares of Datron common stock as to which appraisal is sought, and where no number of shares of Datron common stock is expressly mentioned the demand will be presumed to cover all shares of Datron common stock held in the name of the record owner. Stockholders who hold their shares of Datron common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

    Within 10 days after the effective time of the merger, the surviving corporation must notify each holder of Datron common stock who has compiled with
Section 262 and who has not voted in favor of the adoption of the merger agreement of the date that the merger has become effective. Within 120 days after the effective time of the merger, the surviving corporation or any holder of Datron common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of such holder's shares of Datron common stock. The surviving corporation is under no obligation to and has no present intention to file such a petition. Accordingly, it is the obligation of the holders of Datron common stock to initiate all necessary action to perfect their appraisal rights in respect of their shares of Datron common stock within the time prescribed in Section 262.

    Within 120 days after the effective time of the merger, any holder of Datron common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after a written request for the statement has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

    If a petition for an appraisal is timely filed by a holder of shares of Datron common stock and a copy of the petition is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights under Section 262. The Delaware Court of Chancery may require the holders of shares of Datron common stock who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation on the certificate of the pendency of the appraisal proceeding. If any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

    After determining the holders of Datron common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of Datron common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of Datron common stock considering seeking appraisal should be aware that the fair value of their shares of Datron common stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of Datron common stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262. The Delaware Supreme Court has stated that proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Delaware Court of

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Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Datron common stock have been appraised. The costs of the action may be determined by the court and taxed upon the parties as the court deems equitable. The court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

    Any holder of shares of Datron common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of Datron common stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Datron common stock (except dividends or other distributions payable to holders of record of Datron common stock as of a record date prior to the effective time of the merger).

    If any stockholder who demands appraisal of such holder's shares of Datron common stock under Section 262 fails to perfect, or effectively withdraws or loses, such holder's right to appraisal, the shares of Datron common stock of such stockholder will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, such holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of such holder's demand for appraisal and an acceptance of the merger, except that any such attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

    FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

POSSIBLE EFFECTS OF THE EXCHANGE OFFER

    REDUCED LIQUIDITY OF DATRON COMMON STOCK; POSSIBLY NO LONGER INCLUDED FOR
     QUOTATION

    The tender and exchange of shares of Datron common stock pursuant to the exchange offer will reduce the number of holders of shares of Datron common stock and the number of shares of Datron common stock that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining shares of Datron common stock held by the public. Shares of Datron common stock are included for listing and principally traded on the Nasdaq National Market. Depending on the number of shares of Datron common stock acquired pursuant to the exchange offer, following completion of the exchange offer, shares of Datron common stock may no longer meet the requirements of the Nasdaq National Market for continued listing. The requirements for continued inclusion in the Nasdaq National Market, among other things, require that an issuer have either:

    - at least 750,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $5.0 million and net tangible assets of at least $4.0 million and at least two registered and active market makers for the shares; or

    - at least 1,100,000 publicly held shares, held by at least 400 stockholders of round lots, with a market value of at least $15.0 million and at least four registered and active market markers, and either:

       - a market capitalization of at least $50.0 million; or

       - total assets and total revenue of at least $50.0 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

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    Even if the requirements for continued inclusion in the Nasdaq National
Market, or Nasdaq, are not satisfied, the shares might nevertheless continue to be included in a different tier of Nasdaq with quotations published in the Nasdaq "additional list" or in one of the "local lists," but if the number of holders of the shares were to fall below 300, the number of publicly held shares were to fall below 500,000 or there were not at least two registered and active market makers for the shares, applicable Nasdaq rules provide that the shares would no longer be "qualified" for Nasdaq reporting and Nasdaq would cease to provide any quotations. Shares held directly or indirectly by directors, officers or beneficial owners of more than 10% of the shares are not considered as being publicly held for this purpose. If, following the completion of the exchange offer, the shares of Datron no longer meet the requirements for continued inclusion in the Nasdaq National Market or in any other tier of Nasdaq and the shares are no longer included in the Nasdaq National Market or in any other tier of Nasdaq, the market for shares of Datron common stock could be adversely affected.

    If the shares of Datron common stock no longer meet the requirements for continued inclusion in any tier of the Nasdaq, it is possible that the shares would continue to trade in the over-the-counter market and that price quotations would be reported by other sources. The extent of the public market for the shares of Datron common stock and the availability of quotations for shares of Datron common stock would, however, depend upon the number of holders of shares remaining at that time, the interest in maintaining a market in shares of Datron common stock on the part of securities firms, the possible termination of registration of the shares under the Securities Exchange Act of 1934, as described below, and other factors. Titan cannot predict whether the reduction in the number of shares of Datron common stock that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the shares of Datron common stock.

    According to Datron, there were, as of July 6, 2001, approximately 2,758,257 shares of Datron common stock outstanding.

    STATUS AS "MARGIN SECURITIES"

    The shares of Datron common stock are presently "margin securities" under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of shares of Datron common stock. Depending on factors similar to those described above with respect to market quotations, following completion of the exchange offer, the shares of Datron common stock may no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the shares of Datron common stock would not be eligible as collateral for margin loans made by brokers.

    REGISTRATION UNDER THE SECURITIES EXCHANGE ACT OF 1934

    Shares of Datron common stock are currently registered under the Securities Exchange Act of 1934. Datron can terminate that registration upon application to the Securities and Exchange Commission if the outstanding shares are not listed on a national securities exchange or if there are fewer than 300 holders of record of shares of Datron common stock. Termination of registration of the shares of Datron common stock under the Securities Exchange Act of 1934 would reduce the information that Datron must furnish to its stockholders and to the Securities and Exchange Commission and would make certain provisions of the Securities Exchange Act of 1934, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to shares of Datron common stock. In addition, if shares of Datron common stock are no longer registered under the Securities Exchange Act of 1934, the requirements of Rule 13e-3 under the Securities Exchange Act of 1934 with respect to "going-private" transactions would no longer be applicable to Datron. Furthermore, the ability of "affiliates" of Datron and persons holding "restricted securities" of

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Datron to dispose of these securities pursuant to Rule 144 under the Securities
Act of 1933 may be impaired or eliminated. If registration of the shares under the Securities Exchange Act of 1934 were terminated, they would no longer be eligible for Nasdaq reporting or for continued inclusion on the Federal Reserve Board's list of "margin securities."

RELATIONSHIPS BETWEEN TITAN AND DATRON

    Except for the Stockholder Tender Agreements or as otherwise described in this prospectus, neither Titan nor, to the best of Titan's knowledge, any of its directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Datron, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in this prospectus, there have been no contacts, negotiations or transactions since January 1, 1996, between Titan or, to the best of Titan's knowledge, any of its directors, executive officers or other affiliates on the one hand, and Datron or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither Titan nor, to the best of Titan's knowledge, any of its directors, executive officers or other affiliates has since January 1, 1996 had any transaction with Datron or any of its officers, directors or affiliates that would require disclosure under the rules and regulations of the Securities and Exchange Commission applicable to the exchange offer.

    Neither Titan nor, to the best of Titan's knowledge, any of its directors, executive officers or other affiliates beneficially owns or has any right to acquire, directly or indirectly, any shares of Datron common stock except pursuant to the Stockholder Tender Agreements described in more detail in the section "THE STOCKHOLDER TENDER AGREEMENTS."

    Neither Titan nor, to the best of Titan's knowledge, any of its directors, executive officers or other affiliates has effected any transaction in shares of Datron common stock during the past 60 days.

FEES AND EXPENSES

    Titan has retained D.F. King & Co., Inc. to act as Information Agent in connection with the exchange offer. The Information Agent may contact holders of shares of Datron common stock by mail, telephone, telex, telegraph, e-mail and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the exchange offer to beneficial owners of shares of Datron common stock. Titan has agreed to pay the Information Agent reasonable and customary compensation for these services in addition to reimbursing the Information Agent for its reasonable out-of-pocket expenses. Titan has agreed to indemnify the Information Agent against certain liabilities and expenses in connection with the exchange offer, including certain liabilities under the U.S. federal securities laws.

    In addition, Titan has retained American Stock Transfer & Trust Company as the Exchange Agent. Titan has agreed to pay the Exchange Agent reasonable and customary compensation for its services in connection with the exchange offer, has agreed to reimburse the Exchange Agent for its reasonable out-of-pocket expenses and has agreed to indemnify the Exchange Agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

    Except as described above, Titan has not agreed to pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares of Datron common stock pursuant to the exchange offer. Titan has agreed to reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

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                     CERTAIN TERMS OF THE MERGER AGREEMENT

    The following description of the merger agreement describes the material terms of the merger agreement. The complete text of the merger agreement is attached as ANNEX A to this prospectus and is incorporated into this prospectus by reference. All stockholders are urged to read the entire merger agreement carefully.

THE EXCHANGE OFFER

    GENERALLY

    Under the terms of the merger agreement, Titan has commenced an exchange offer for all outstanding shares of Datron common stock. In the exchange offer, Titan is offering to exchange a fraction of a share of Titan common stock computed through an exchange ratio for each share of Datron common stock that is validly tendered and not properly withdrawn. For a description of the exchange ratio, please see the section entitled "THE TRANSACTION--THE EXCHANGE RATIO." The initial expiration date of the exchange offer is August 3, 2001, the twentieth business day following its commencement. The initial expiration date may be extended under certain circumstances.

    MANDATORY EXTENSION OF THE EXCHANGE OFFER

    Titan must extend the offer for one 10 business day period if, on August 3, 2001, there have not been validly tendered and not withdrawn a number of shares of Datron common stock which, together with the shares of Datron common stock then owned by Titan (if any), represents a majority of the total number of shares of Datron common stock outstanding immediately prior to the expiration of the initial offer period.

    OPTIONAL EXTENSIONS OF THE EXCHANGE OFFER

    If any condition to the exchange offer is not satisfied or, if permissible, waived on any scheduled expiration date of the exchange offer, Titan may extend the expiration date of the exchange offer for successive extension periods of not more than 10 business days per extension, until all conditions to the exchange offer are satisfied or, if permissible, waived, or until the merger agreement is terminated in accordance with its terms. Titan has the right to extend the exchange offer to the extent required by the applicable rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange, or the National Association of Securities Dealers.

    SUBSEQUENT OFFERING PERIOD

    Titan may elect to provide a subsequent offering period of 3 to 20 business days after the acceptance of shares of Datron common stock in the exchange offer if the requirements of Rule 14d-11 under the Securities Exchange Act of 1934 have been met. You will not have the right to withdraw any shares of Datron common stock that you tender during any subsequent offering period. Titan is required to accept for exchange, and to deliver shares of Titan common stock in exchange for, shares of Datron common stock that are validly tendered, promptly after the shares of Datron common stock are tendered during any subsequent offering period. If Titan elects to provide a subsequent offering period, it is required to make a public announcement to that effect no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

    PROMPT PAYMENT FOR SHARES OF DATRON COMMON STOCK IN THE EXCHANGE OFFER

    Subject to the terms of the exchange offer and the merger agreement and the satisfaction (or waiver to the extent permitted) of the conditions to the exchange offer, Titan is required to accept for exchange all shares of Datron common stock validly tendered and not properly withdrawn pursuant to

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the exchange offer promptly after the applicable expiration date of the exchange offer, as it may be extended pursuant to the merger agreement, and is required to exchange all accepted shares of Datron common stock promptly after acceptance.

    Titan will not issue certificates representing fractional shares of its common stock in the exchange offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional share (after aggregating all fractional shares of Titan common stock that otherwise would be received by the holder) will receive cash (rounded up to the nearest whole cent), without interest, equal to the product obtained by multiplying:

    - that fraction of a share of Titan common stock to which such stockholder is entitled (after aggregating all fractional shares of Titan common stock that otherwise would be received by such stockholder), by

    - the closing sales price of one share of Titan common stock on the New York Stock Exchange Composite Transaction Tape (as reported in the Wall Street Journal or, if not reported therein, any other authoritative source) on the date Titan accepts shares for exchange in the offer.

COMPOSITION OF DATRON'S BOARD OF DIRECTORS AFTER THE EXCHANGE OFFER

    Upon the acceptance for payment of shares of Datron common stock pursuant to the exchange offer, Titan will be entitled to designate four directors of Datron. Under the terms of the merger agreement, Datron has agreed to take all action reasonably necessary to cause Titan's designees to be elected or appointed to Datron's board of directors. Until the completion of the merger, Datron's board of directors is required to include at least three members, referred to in this prospectus as the "continuing directors," who were directors of Datron prior to the completion of the exchange offer. If, at any time prior to the completion of the merger, the number of continuing directors is reduced to fewer than three for any reason, the remaining and departing continuing directors will be entitled to designate a person or persons to fill any vacancy. If, however, Titan purchases 85% or more of Datron common stock in the offer, the number of continuing directors will be one.

    The merger agreement provides that if Titan's designees are elected to Datron's board of directors prior to the completion of the merger, the affirmative vote of a majority of the continuing directors will be required for Datron to:

    - amend or terminate the merger agreement or agree or consent to any amendment or termination of the merger agreement;

    - waive any of Datron's rights, benefits or remedies under the merger agreement;

    - extend the time for performance of Titan's obligations under the merger agreement; or

    - approve any other action by Datron that is reasonably likely to adversely affect the interests of the Datron stockholders (other than Titan, Gem Acquisition Corp. and their affiliates) with respect to the transactions contemplated by the merger agreement.

THE MERGER

    GENERALLY

    The merger agreement provides that following completion of the exchange offer, Gem Acquisition Corp. will be merged with and into Datron. Upon completion of the merger, Datron will continue as the "surviving corporation" and will be a wholly-owned subsidiary of Titan.

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    THE COMPLETION OF THE MERGER

    The merger will be completed and become effective when the certificate of merger is filed with the Secretary of State of the State of Delaware. Titan and Datron anticipate that the merger will be completed no later than the third business day after all of the conditions to the merger contained in the merger agreement are satisfied or, where permissible, waived.

    MANNER AND BASIS OF CONVERTING SHARES OF DATRON COMMON STOCK IN THE MERGER

    Under the terms of the merger agreement, upon completion of the merger, each share of Datron common stock will be converted into the right to receive shares of Titan common stock at the same exchange ratio used in the exchange offer. The merger consideration will not be payable in respect of shares of Datron common stock held by Datron as treasury stock immediately prior to completion of the merger, shares of Datron common stock owned by Titan immediately prior to the completion of the merger or shares of Datron common stock for which appraisal rights are exercised under Delaware law.

    Titan will not issue certificates representing fractional shares of its common stock in the merger. Instead, each stockholder who would otherwise be entitled to a fractional share (after aggregating all fractional shares of Titan common stock that otherwise would be received by the stockholder) will receive cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying:

    - that fraction of a share of Titan common stock to which such stockholder is entitled (after aggregating all fractional shares of Titan common stock that otherwise would be received by such stockholder), by

    - the closing sales price of one share of Titan common stock on the New York Stock Exchange Composite Transaction Tape (as reported in the Wall Street Journal or, if not reported therein, any other authoritative source) on the trading day immediately preceding the date of completion of the merger.

    The merger agreement provides that, as soon as reasonably practicable after the date of completion of the merger, the Exchange Agent will mail to each record holder of a certificate or certificates, that, immediately prior to the completion of the merger represented outstanding shares of Datron common stock, a letter of transmittal and instructions for use in exchanging Datron common stock certificates for Titan common stock certificates and cash for any fractional share. In addition, the merger agreement contemplates that, as soon as reasonably practicable after the Exchange Agent receives back from the record holder of shares of Datron common stock the Datron common stock certificate, the letter of transmittal and any other documents that are required by the letter of transmittal, the Exchange Agent will mail to the record holder a certificate or certificates representing the appropriate number of shares of Titan common stock and an amount of cash for any fractional share. Additionally, record holders of Datron common stock certificates may, at their option after the completion of the merger, physically surrender their Datron common stock certificates in person at the offices of the Exchange Agent listed on the back of this prospectus for Titan common stock certificates and cash for any fractional share.

    After the completion of the merger, until it is surrendered and exchanged, each certificate that previously evidenced Datron common stock will be deemed to evidence the right to receive shares of Titan common stock and the right to receive cash instead of fractional shares of Titan common stock. Titan will not pay dividends or other distributions on any shares of Titan common stock to be issued in exchange for any Datron common stock certificate that is not surrendered until the Datron common stock certificate is properly surrendered, as provided in the merger agreement.

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ASSUMPTION OF DATRON STOCK OPTIONS AND DATRON EMPLOYEE STOCK PURCHASE RIGHTS

    DATRON STOCK OPTIONS

    Each outstanding option to purchase or otherwise acquire shares of Datron common stock, also referred to as a "Datron stock option," will become fully vested and immediately exercisable upon the completion of the exchange offer. Under the terms of the merger agreement, upon the completion of the exchange offer, Titan will automatically assume each outstanding Datron stock option that has been issued pursuant to Datron's 1985 Stock Option Plan, as amended, 1995 Stock Option Plan or otherwise, on the same terms and conditions as were applicable to the Datron stock option prior to the completion of the exchange offer. Titan has agreed that each Datron stock option that is assumed by Titan will be exercisable for the number of shares of Titan common stock equal to the product of the number of shares of Datron common stock that were issuable upon the exercise of the Datron stock option immediately prior to the completion of the exchange offer, multiplied by the exchange ratio (rounded down to the nearest whole number of shares of Titan common stock). In addition, Titan has agreed to set the exercise price per share for shares of Titan common stock issuable under each assumed Datron stock option to be at the per share exercise price at which the Datron stock option was exercisable immediately prior to the completion of the exchange offer, divided by the exchange ratio (rounded up to the nearest whole cent).

    DATRON EMPLOYEE STOCK PURCHASE RIGHTS

    Under the terms of the merger agreement, upon the completion of the exchange offer, Titan will automatically assume each outstanding right to purchase or otherwise acquire shares of Datron common stock, also referred to as a "Datron purchase right," that has been issued pursuant to the Datron Employee Stock Purchase Plan or otherwise, on the same terms and conditions as were applicable to the Datron purchase right prior to the completion of the offer. Titan has agreed to make each Datron purchase right that is assumed by Titan exercisable for the number of shares of Titan common stock equal to the product of the number of shares of Datron common stock that were issuable upon the exercise of the Datron purchase right immediately prior to the completion of the offer, multiplied by the exchange ratio (rounded down to the nearest whole number of shares of Titan common stock). In addition, Titan has agreed to set the purchase price per share for shares of Titan common stock issuable under each assumed Datron purchase right to be at the per share purchase price at which the Datron purchase right was exercisable immediately prior to the completion of the offer, divided by the exchange ratio (rounded up to the nearest whole cent).

    The merger agreement provides that Datron will take all necessary or required actions under Datron's Employee Stock Purchase Plan to ensure that, except for the six-month offering beginning July 1, 2001, no additional offerings will be authorized or commenced. Under the terms of the merger agreement, immediately prior to the completion of the merger, the accumulated payroll deductions of participants in the Datron Employee Stock Purchase Plan for the July 1 offering will be used to purchase Titan common stock, and, immediately thereafter, the Datron Employee Stock Purchase Plan will terminate.

    Titan has agreed to file one or more registration statements on Form S-8 with respect to the shares of Titan common stock issuable pursuant to the assumed Datron stock options and Datron purchase rights no later than one business day after the completion of the offer. Titan has agreed to use its commercially reasonable efforts to maintain the effectiveness of the registration statement on Form S-8 for so long as any assumed Datron stock options or Datron purchase rights remain outstanding.

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REASSUMPTION OF DATRON STOCK OPTIONS AND DATRON EMPLOYEE STOCK PURCHASE RIGHTS
  BY DATRON

    The merger agreement contemplates that if, at any time after completion of the offer, Titan directly or indirectly holds less than 50% of the total shares of Datron common stock then outstanding, then, as of such time, Datron will automatically without the action of any person reassume each outstanding former Datron stock option and former Datron purchase right. Such former Datron stock options and former Datron purchase rights will thereafter be exercisable for Datron common stock on the same terms and conditions and at the same exercise or purchase price as in existence immediately prior to Titan's assumption of such options and rights.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains a number of customary representations and warranties relating to, among other things, certain aspects of the respective businesses and assets of each of the parties and their ability to complete the transaction. The representations and warranties of each party will expire upon completion of the merger.

CONDUCT OF DATRON'S BUSINESS PRIOR TO COMPLETION OF THE EXCHANGE OFFER

    The merger agreement contemplates that, until the completion of the merger, each of Datron and its subsidiaries will conduct its operations in the ordinary course of business consistent with past practice and will use commercially reasonable efforts to preserve intact its present business organization and its relationships with customers, suppliers and others having business relationships with it. The merger agreement also contemplates that, until completion of the merger, neither Datron nor any of its subsidiaries will, without the prior written consent of Titan:

    - declare, accrue, set aside or pay any dividend or make any other distribution with respect to any shares of capital stock of Datron or any subsidiary of Datron, or repurchase, redeem or otherwise reacquire any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Datron or any subsidiary of Datron;

    - sell, issue, grant or authorize the issuance or grant of any capital stock, option, call, warrant, right, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of Datron (except that, prior to the completion of the offer, Datron may issue shares of common stock pursuant to Datron stock options or Datron purchase rights outstanding);

    - amend or waive any of its rights under, or accelerate the vesting under, any provision of any outstanding option, warrant or other security, or otherwise modify any of the terms of any outstanding option, warrant, or other security;

    - amend or permit the adoption of any amendment to its certificate of incorporation, bylaws or similar organizational documents, or effect or become a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split, or similar transaction;

    - form any subsidiary or acquire any equity interest or other interest in any other entity;

    - make any capital expenditure not included in Datron's 2002 capital expenditure budget to the extent such new capital expenditures exceed $75,000 in the aggregate;

    - enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any contract with obligations in excess of $250,000, or amend or terminate, or waive or exercise any material right or remedy under, any contract with obligations in excess of $250,000 to which Datron is a party;

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    - acquire, lease or license any right or other asset from any person or sell or otherwise dispose of, or lease or license, any right or other asset to any person (except in each case for immaterial assets acquired, leased, licensed or disposed of by Datron in the ordinary course of business and consistent with past practices, and except for licensing of intellectual property in the sale or licensing of Datron's products in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

    - lend money to any person, or incur or guarantee any indebtedness (except that Datron may make routine borrowings in the ordinary course of business and in accordance with past practices under Datron's credit facilities outstanding as of the date of the merger agreement (without any amendment or modification thereto));

    - establish, adopt or amend any employee benefit plan or collective bargaining agreement (except as required by law);

    - pay any bonus or make any profit-sharing or similar payment to any employee or director of Datron or any subsidiary of Datron;

    - increase the amount of wages, salary, commissions, fringe benefits or other compensation or remuneration payable to any employee (who is not an officer or director), other than in the ordinary course of business and consistent with scheduled salary increases, or to any officer or director;

    - pay or make available any benefit not provided for under any Datron benefit plan;

    - enter into, amend or change in any way, or make any severance or termination payments under, any agreement or other arrangement not in existence as of the date of the merger agreement;

    - hire or fire any employee who is (or would be) an officer of Datron or any subsidiary of Datron or any employee (other than an officer of Datron or any subsidiary of Datron) except in the ordinary course of business;

    - change any methods of accounting or accounting practices in any respect, except as required by generally accepted accounting principles;

    - make any material tax election;

    - commence or settle any material action, suit or legal proceeding;

    - enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

    - take, or permit the taking of any action, which could reasonably be expected to cause the vesting of any Datron stock options to be accelerated in accordance with the terms of any of Datron's stock option plans;

    - take, agree to take, or omit to take any action which would make any of the representations and warranties of Datron contained in the merger agreement untrue or incorrect, prevent Datron from performing or cause Datron not to perform its covenants under the merger agreement, or prevent any of the conditions set forth in the merger agreement from being satisfied prior to the termination of the merger agreement; or

    - authorize, commit or agree to take any of the above actions except as otherwise permitted by the merger agreement.

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COMMERCIALLY REASONABLE EFFORTS TO COMPLETE THE TRANSACTION

    Titan and Datron are required to make all filings required under antitrust laws applicable to the transaction and to use commercially reasonable efforts to take all actions necessary to complete the transaction.

LIMITATION ON DATRON'S ABILITY TO CONSIDER OTHER ACQUISITION PROPOSALS

    Datron has agreed that, except in the circumstances described below, it will not, directly or indirectly:

    - solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal (as defined below) or take any action that could reasonably be expected to lead to an Acquisition Proposal;

    - furnish any information regarding Datron or its subsidiaries to any person (other than Titan or any designees of Titan) in connection with or in response to any Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal;

    - engage in discussions or negotiations with any person (other than Titan or any designees of Titan) with respect to an Acquisition Proposal;

    - approve, endorse or recommend an Acquisition Proposal; or

    - enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal.

    However, Datron or Datron's board of directors is not prohibited from furnishing nonpublic information regarding Datron or any subsidiary of Datron to, or entering into discussions with, any person in response to a Superior Proposal (as defined below) if:

    - Datron receives an unsolicited bona fide written Superior Proposal that is not withdrawn;

    - Datron's board of directors concludes in good faith, after consultation with Datron's outside legal counsel, that such action is required in order for Datron's board of directors to comply with its fiduciary obligations to Datron's stockholders under applicable law;

    - at least three business days prior to furnishing any nonpublic information to, or entering into discussions with, such person, Datron gives Titan written notice of the identity of the party making the Superior Proposal and of Datron's intention to furnish nonpublic information to, or enter into discussions with, such party;

    - at least two business days prior to furnishing any nonpublic information to the party making the Superior Proposal, Datron furnishes such nonpublic information to Titan (to the extent such nonpublic information has not been previously furnished by Datron to Titan); and

    - Datron receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party by or on behalf of Datron.

    Datron must promptly, and in any event within one business day, after receipt of any Acquisition Proposal, inquiry or indication of interest that could lead to an Acquisition Proposal or request for nonpublic information, advise Titan orally and in writing of the proposal, inquiry or request, the identity of the person making the proposal, inquiry or request and the terms thereof. Datron must keep Titan fully informed as to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

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    Under the terms of the merger agreement, Datron agreed to immediately cease and cause to be terminated any existing discussions with any person that related to any Acquisition Proposal.

    In addition, at any time prior to Titan's acceptance of the shares pursuant to the exchange offer, Datron's board of directors may withhold, withdraw or modify its recommendations that Datron stockholders accept the exchange offer and approve and adopt the merger agreement if it determines, in good faith after consultation with its outside legal counsel, that withholding, withdrawing or modifying the recommendations is required in order for Datron's board of directors to comply with its fiduciary obligations to Datron stockholders under applicable legal requirements, or if:

    - an unsolicited, bona fide written offer is made to Datron by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction, and such offer is not withdrawn;

    - Datron's board of directors determines in good faith (after consultation with Philpott Ball & Werner or another nationally recognized financial advisor) that such offer constitutes a Superior Proposal;

    - Datron's board of directors determines in good faith, based upon the advice of Datron's outside legal counsel, that, in light of the Acquisition Proposal, the withdrawal or modification of the recommendations is required in order for Datron's board of directors to comply with its fiduciary obligations to Datron's stockholders under applicable law;

    - the recommendations are not withdrawn or modified in a manner adverse to Titan at any time prior to five business days after Titan receives written notice from Datron confirming that Datron's board of directors has determined that such offer is a Superior Proposal and providing to Titan a copy of any such Superior Proposal;

    - Datron shall have released Titan from the provisions of any "standstill" or similar agreement restricting Titan from acquiring securities of Datron; and

    - neither Datron nor any of its representatives shall have violated any of the restrictions set forth above.

    Pursuant to the merger agreement, Datron has agreed not to release or permit the release of any person (other than Titan) from, or waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement (other than as required pursuant to the terms of the relevant agreement) under which Datron or any of its subsidiaries has any rights and will use reasonable best efforts to enforce each such agreement if Titan should request that Datron do so. Under the terms of the merger agreement, Datron has agreed to promptly request each person that has executed, within 12 months prior to the merger agreement, a confidentiality, standstill or similar agreement in connection with an Acquisition Proposal to return all confidential information furnished to such person by or on behalf of Datron.

    An "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Titan) contemplating or otherwise relating to any of the following:

    - any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which Datron or any subsidiary of Datron is a constituent corporation, any person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Datron or any subsidiary of Datron, or Datron, or any subsidiary of Datron, issues securities representing more than 20% of the outstanding securities of any class of its voting securities;

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    - any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 20% or more of the consolidated net revenues, net income or assets of Datron or any subsidiary of Datron; or

    - any liquidation or dissolution of Datron or any subsidiary of Datron.

    A "Superior Proposal" means an unsolicited, bona fide written offer made by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction with respect to Datron or any subsidiary of Datron on terms that the board of directors of Datron determines, in good faith, after consultation with Philpott Ball & Werner or another nationally recognized independent financial advisor, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the person making the offer, and would, if consummated, be more favorable to Datron's stockholders, from a financial point of view, than the transactions contemplated by the merger agreement. However, any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed or is not, in the good faith judgment of Datron, reasonably capable of being obtained by such third party on a timely basis.

    The terms of the merger agreement do not prohibit Datron or Datron's board of directors from taking and disclosing to Datron stockholders a position with respect to a tender offer or an exchange offer by a third party, or from making any disclosure required by applicable law. However, in connection with any Acquisition Proposal, Datron's board of directors may not withhold, withdraw, modify or change in a manner adverse to Titan, or fail to make, a recommendation that Datron stockholders accept the exchange offer and approve and adopt the merger agreement, and Datron's board of directors may not approve, endorse or recommend any Acquisition Proposal, unless the conditions described above under the caption "LIMITATION ON DATRON'S ABILITY TO CONSIDER OTHER ACQUISITION PROPOSALS" are satisfied.

EMPLOYEE BENEFITS

    The merger agreement contemplates that the employees of Datron and any of its subsidiaries who become and remain employees of Titan or any of its subsidiaries after the completion of the merger will be eligible to continue to participate in the surviving corporation's health, vacation and other employee benefit plans. In the event Titan or the surviving corporation terminates any such health, vacation or other employee plan at any time, such employees will be eligible to participate in Titan's health, vacation or other employee benefit plans to substantially the same extent as employees of Titan in similar positions with the same seniority or years of service, and such seniority or years of service with Datron will be recognized for eligibility and vesting purposes.

CONDITIONS TO THE EXCHANGE OFFER

    The obligation of Titan to accept for exchange, and to deliver shares of Titan common stock in exchange for, shares of Datron common stock that are validly tendered and not properly withdrawn, is subject to the satisfaction or, where permissible, the waiver of the conditions described in the merger agreement, including the following conditions:

    THE MINIMUM TENDER CONDITION

    Prior to the expiration date of the exchange offer, as it may be extended pursuant to the merger agreement, there must be validly tendered, in accordance with the terms of the exchange offer, and not withdrawn a number of shares of Datron common stock that, when added to any shares of Datron common stock owned by Titan, is equal to at least a majority of the total number of shares of Datron

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common stock outstanding immediately prior to the expiration date of the exchange offer, as it may be extended pursuant to the merger agreement.

    OTHER CONDITIONS TO THE EXCHANGE OFFER

    The exchange offer is also subject to the conditions that, prior to the expiration of the exchange offer, as it may be extended pursuant to the merger agreement:

    - the applicable waiting period under the HSR Act must have expired or been terminated;

    - any applicable waiting periods under foreign antitrust laws must have expired or been terminated and any required consents or clearances must have been obtained;

    - the registration statement on Form S-4 relating to this transaction must have been declared effective under the Securities Act of 1933, and must not be the subject of any stop order or proceedings seeking a stop order;

    - the shares of Titan common stock that are to be issued in the transaction must have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

    - Titan and Datron must have received opinions from their respective counsel, in form and substance reasonably satisfactory to both, to the effect that the transaction will be a tax-free reorganization for federal income tax purposes, and the respective opinions must not have been subsequently rescinded; provided, however, if Titan's or Datron's counsel does not render such an opinion, or withdraws or modifies such opinion, this condition will be deemed satisfied if the other party's counsel renders such an opinion;

    - There must not be pending or threatened any legal proceeding in which a governmental body is:

       (1) challenging or seeking to restrain or prohibit the consummation of the offer or merger or any of the other transactions contemplated by the merger agreement;

       (2) seeking to obtain material damages from Titan or any subsidiary of Titan relating to the offer or the merger;

       (3) seeking to prohibit or limit in any material respect Titan's or any subsidiary of Titan's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of Datron common stock to be acquired in the offer or with respect to the stock of the surviving corporation;

       (4) which would materially and adversely affect the right of Titan, the surviving corporation or any of their respective subsidiaries to own the assets or operate the business of Datron or any subsidiary of Datron;

       (5) seeking to compel Datron, Titan or any of their respective subsidiaries to dispose of or hold separate any material assets as a result of the merger or any of the transactions contemplated by the merger agreement;

       (6) obligating Datron, Titan or any of their respective subsidiaries to pay material damages or otherwise become subject to material adverse consequences in connection with any of the transactions contemplated by the merger agreement; or

       (7) which would otherwise result in a material adverse effect on Datron or, as a result of the transactions contemplated by the merger agreement, a material adverse effect on Titan;

    - Datron must have not have materially breached any of its covenants, obligations or agreements under the merger agreement;

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    - The representations and warranties of Datron contained in the merger agreement must have been true as of June 24, 2001 and must be true on and as of the date of the expiration of the exchange offer, as it may be extended pursuant to the merger agreement, with the same force and effect as if made as of such date, except:

       (1) in each case or in the aggregate, as does not constitute, and is not reasonably expected to result in, a material adverse effect on Datron;

       (2) for changes contemplated by the merger agreement; and

       (3) for those representations and warranties which address matters only as of a particular date, which representations must have been true (subject to the material adverse effect qualifications and limitations described above) as of such particular date;

    - The representations and warranties made by Datron regarding its capitalization must have been true in all respects as of June 24, 2001 and must be true on and as of the date of the expiration of the exchange offer, as it may be extended pursuant to the merger agreement, with the same force and effect as if made as of such date;

    - Except as disclosed to Titan by Datron, since December 31, 2000, there must not have been any material adverse effect on Datron or the occurrence of any event or circumstance that would reasonably be expected to have a material adverse effect on Datron; and

    - The merger agreement must not have been terminated in accordance with its terms.

    If any one of the above conditions is not met, and, in the good faith judgment of Titan, it is inadvisable to proceed with the exchange offer or the acceptance for exchange of, or the delivery of shares of Titan common stock in exchange for, shares of Datron common stock, then Titan will not be required to accept for exchange, or deliver any shares of Titan common stock in exchange for, any shares of Datron common stock tendered.

    Titan reserves the absolute right, in its sole discretion, subject to the terms of the merger agreement, to waive, in whole or in part, any of the conditions to the exchange offer. However, the minimum tender condition, the U.S. antitrust clearance condition, the conditions relating to the effectiveness of the registration statement for the shares of Titan common stock to be issued in the exchange offer and the listing of shares of Titan common stock on the New York Stock Exchange and the condition that Datron must have received a tax opinion from its legal counsel, as described above, may not be waived by Titan without Datron's consent.

    As used in the merger agreement, "material adverse effect" as it relates to Titan or Datron means a material adverse effect on or change in the financial condition, business, assets or results of operations of Titan or Datron and their respective subsidiaries, each taken as a whole, as the case may be.

CONDITIONS TO THE MERGER

    The obligations of Titan and Datron to complete the merger are subject to the satisfaction or waiver of the following conditions:

    - if required by Delaware law, the merger agreement must have been adopted and approved by Datron stockholders;

    - Titan must have accepted for exchange, and delivered shares of Titan common stock in exchange for, all shares of Datron common stock that are validly tendered and not properly withdrawn pursuant to the exchange offer;

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    - no provision of any applicable law or regulation and no judgment, injunction, order or decree prohibits the completion of the merger or the other transactions contemplated by the merger agreement; and

    - the registration statement on Form S-4 relating to the transaction, including any post-effective amendment thereto, must have become effective, and must not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" or other state securities laws applicable to the registration and qualification of shares of Titan's common stock must have been complied with.

TERMINATION OF THE MERGER AGREEMENT

    TERMINATION BY MUTUAL AGREEMENT

    Titan and Datron may terminate the merger agreement at any time prior to the completion of the merger by mutual written consent.

    TERMINATION BY EITHER TITAN OR DATRON

    Either Titan or Datron may terminate the merger agreement at any time prior to the completion of the merger if:

    - the exchange offer has not been completed on or before August 31, 2001, except that the right to terminate the merger agreement for the reason identified in this paragraph is not available to any party whose action or failure to act has been a principal cause of the failure of the exchange offer to have been completed on or before such date if the action or failure to act constitutes a breach of the merger agreement;

    - the exchange offer expires or terminates in accordance with the terms of the merger agreement without Titan having accepted for exchange any shares of Datron common stock pursuant to the offer, except that the right to terminate the merger agreement for the reason identified in this paragraph is not available to any party whose action or failure to act has been a principal cause of the expiration or termination of the exchange offer without shares of Datron common stock having been accepted for exchange, if the action or failure to act constitutes a breach of the merger agreement; or

    - there is any applicable law or regulation that makes completion of the exchange offer or the merger illegal or otherwise prohibited, or any final and nonappealable judgment, injunction or order that prohibits the completion of the exchange offer or the merger.

    TERMINATION ARISING FROM STOCK PRICE MOVEMENTS

    Datron may terminate the merger agreement, at any time during the two-day period commencing on (and including) July 27, 2001, if:

    - the average closing sales price of Titan common stock on the New York Stock Exchange Composite Transaction Tape, as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source, for the 10-day trading period ending July 27, 2001 is less than $17.50;

    - Datron gives prompt written notice to Titan of its intent to terminate (which notice of election to terminate may be withdrawn by Datron at any time during the aforementioned two-day period pursuant to written notice provided by Datron to Titan); and

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    - during the two-day period following the date on which Titan receives such notice, Titan does not provide notice to Datron of its election to continue the exchange offer using an exchange ratio equal to 90% of the price of Datron common stock divided by the average Titan closing price.

    Titan may terminate the merger agreement, at any time during the two-day period commencing on (and including) July 27, 2001, if:

    - the average closing sales price of Titan common stock on the New York Stock Exchange Composite Transaction Tape, as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source, for the 10-day trading period ending July 27, 2001, is greater than $27.50;

    - Titan gives prompt written notice to Datron of its intent to terminate (which notice of election to terminate may be withdrawn by Titan at any time during the aforementioned two-day period pursuant to written notice provided by Titan to Datron); and

    - during the two-day period following the date on which Datron receives such notice, Datron does not provide notice to Titan of its election to continue the terms of the merger agreement using an exchange ratio equal to 110% of the price of Datron common stock divided by the average Titan closing price.

    TERMINATION BY TITAN

    Titan may terminate the merger agreement at any time prior to the acceptance for exchange of shares of Datron common stock pursuant to the exchange offer, if any of the following (a "Triggering Event") occurs:

    - Datron's board of directors fails to recommend that Datron stockholders accept the exchange offer and vote to approve the merger agreement;

    - Datron's board of directors withdraws, modifies or amends in any respect adverse to Titan its recommendation that Datron stockholders accept the exchange offer or its recommendation that Datron stockholders approve the merger agreement;

    - Datron's board of directors makes any disclosure to Datron stockholders or a public announcement that makes it reasonably apparent that, absent the restrictions described in the merger agreement, Datron's board of directors would withdraw, modify or amend in any respect adverse to Titan its recommendation that Datron stockholders accept the exchange offer or its recommendation that Datron stockholders approve the merger agreement;

    - Datron fails to include its recommendation that Datron stockholders accept the exchange offer or its recommendation that Datron stockholders approve the merger agreement in any of the offering documents;

    - Datron's board of directors fails to reaffirm in writing its recommendation that Datron stockholders accept the exchange offer or its recommendation that Datron stockholders approve the merger agreement, or fails to reaffirm in writing its determination that the offer and the merger are in the best interests of the Company's stockholders, within five business days after Titan requests in writing that such recommendation or determination be reaffirmed;

    - Datron's board of directors recommends, or resolves or announces an intention to recommend, any Acquisition Proposal to Datron stockholders;

    - Datron enters into any letter of intent or similar document or any contract relating to any Acquisition Proposal;

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    - any tender offer or exchange offer (other than the exchange offer being made by Titan as described in this prospectus) relating to the outstanding shares of Datron common stock is announced or commenced and either Datron's board of directors recommends acceptance of the tender offer or exchange offer, or within 10 business days of the commencement of the tender offer or exchange offer, Datron's board of directors fails to recommend against approval of the tender offer or exchange offer by Datron stockholders;

    - an Acquisition Proposal is publicly announced, and Datron either fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or otherwise fails to actively oppose such Acquisition Proposal; or

    - there is a material breach of Datron's obligations described in the section entitled "LIMITATION ON DATRON'S ABILITY TO CONSIDER OTHER ACQUISITION PROPOSALS" above.

    In addition, Titan may terminate the merger agreement, at any time prior to the acceptance for exchange of shares of Datron common stock pursuant to the exchange offer, if:

    - Datron materially breaches any covenant or agreement in the merger agreement such that, pursuant to the terms of the merger agreement, Titan would not be required to accept for exchange any shares of Datron common stock tendered pursuant to the exchange offer if the expiration of the exchange offer had occurred on the date of the material breach; or

    - any representation or warranty of Datron was untrue when made or becomes untrue such that, pursuant to the terms of the merger agreement, Titan would not be required to accept for exchange any shares of Datron common stock tendered pursuant to the exchange offer if the expiration of the exchange offer had occurred on the date the untruth of the representation or warranty is communicated in writing to Datron by Titan.

    If, however, the breach of the covenant or agreement by Datron, or the untruth of the representation or warranty of Datron, is curable by Datron through the exercise of commercially reasonable efforts, then Titan may not terminate the merger agreement until the earlier of 10 days after delivery of written notice from Titan to Datron of the breach or untruth, or the date on which Datron ceases to use reasonable best efforts to cure the breach or untruth.

    TERMINATION BY DATRON

    Datron may terminate the merger agreement at any time prior to the acceptance for exchange of shares of Datron common stock pursuant to the exchange offer, if:

    - Titan materially breaches any covenant or agreement in the merger agreement;

    - any representation or warranty of Titan, which was not qualified by a "materiality" qualifier, was inaccurate in any material respect; or

    - any representation or warranty of Titan, which was qualified by a "materiality" qualifier, was inaccurate in any respect.

    If, however, the breach of the covenant or agreement by Titan, or the inaccuracy of the representation or warranty of Titan, is curable by Titan through the exercise of commercially reasonable efforts, then Datron may not terminate the merger agreement until the earlier of 10 days after delivery of written notice from Datron to Titan of the breach or untruth, or the date on which Titan ceases to exercise reasonable best efforts to cure the breach or untruth.

    If the merger agreement is terminated pursuant to any of the provisions described above in this section, the merger agreement will become void and of no effect, with no liability on the part of Titan or Datron, unless Titan terminated the merger agreement because a Triggering Event has occurred or

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certain circumstances exist pursuant to which the termination fee described below may become payable. Under the terms of the merger agreement, if the merger agreement is terminated by Titan because a Triggering Event occurred then, within two days after such termination, Datron must make a non-refundable cash payment to Titan, in addition to any termination fee due, in an amount equal to the aggregate amount of all reasonably documented fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Titan in connection with the preparation and negotiation of the merger agreement and otherwise in connection with the offer and the merger up to an aggregate amount of $300,000.

TERMINATION FEE; EXPENSES

    Datron has agreed to pay to Titan a termination fee in an amount equal to $2.0 million, if the merger agreement is terminated before shares of Datron common stock are accepted for exchange pursuant to the exchange offer and any of the following additional circumstances exist:

    - The merger agreement is terminated by Titan because a Triggering Event has occurred; or

    - The merger agreement is terminated by either Titan or Datron because the exchange offer expires or terminates in accordance with the terms of the merger agreement without Titan having accepted for exchange any shares of Datron common stock or the exchange offer has not been completed on or before August 31, 2001, if:

       (1) at or prior to the termination of the merger agreement, an Acquisition Proposal is disclosed, announced, commenced, submitted or made; and

       (2) within 12 months following the termination of the merger agreement, Datron enters into a definitive agreement related to, or consummates, an acquisition transaction with any person.

    The merger agreement provides that all expenses, other than any termination fee, incurred in connection with the merger agreement and the transactions contemplated by the merger agreement are to be paid by the party incurring such expenses. However, Titan and Datron are required to share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the registration statement of which this prospectus is a part, the preliminary prospectus, the exchange offer documents, the post-effective amendment to the registration statement, and any amendments or supplements to the preceding documents (if required), the filing by any of the parties to the merger agreement of reports and forms relating to the transaction under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law.

AMENDMENTS TO THE MERGER AGREEMENT

    The merger agreement may be amended, modified or waived by Titan's or Datron's board of directors at any time (whether before or after adoption of the merger agreement by Datron stockholders) if the amendment or waiver is in writing and signed, in the case of an amendment, by Datron and Titan or, in the case of a waiver, by the party against whom the waiver is to be effective. However, after the adoption of the merger agreement by the stockholders of Datron, if necessary, no amendment shall be made which by law requires further approval of Datron stockholders without the further approval of Datron stockholders. See the section entitled "CONDITIONS TO THE EXCHANGE OFFER" for information regarding the right of Titan to waive conditions to the exchange offer.

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                       THE STOCKHOLDER TENDER AGREEMENTS

    The following description of the stockholder tender agreements describes the material terms of the stockholder tender agreements. A complete form of stockholder tender agreement is attached as ANNEX B to this prospectus and is incorporated into this prospectus by reference. All stockholders are urged to read the form of stockholder tender agreement carefully.

PARTIES TO THE STOCKHOLDER TENDER AGREEMENTS

    As an inducement for Titan to enter into the merger agreement, the following directors and executive officers of Datron have entered into stockholder tender agreements with Titan and granted Titan an irrevocable proxy with respect to the shares of Datron common stock (and options, warrants and other rights to acquire shares of Datron common stock) beneficially owned by them as of June 24, 2001 or acquired by them after June 24, 2001: David A. Derby, Kent P. Ainsworth,
William L. Stephen, Don M. Lyle, Robert D. Sherer, Richard W. Flatow and
William A. Preston.

    Datron's directors and officers who have beneficial ownership of 82,509 shares of Datron common stock in the aggregate, which represented approximately 3.0% of the outstanding shares of Datron common stock as of July 6, 2001, have agreed to tender and not withdraw their shares of Datron common stock in the exchange offer. In addition, the officers and directors of Datron who are parties to the stockholder tender agreements may be obligated to exercise vested options to purchase up to 137,849 shares of Datron common stock in the aggregate, representing approximately 5.0% of the outstanding shares of Datron common stock as of July 6, 2001, and tender the shares issued upon exercise of such options if and to the extent necessary to satisfy the minimum condition for the exchange offer.

AGREEMENT TO TENDER

    Each stockholder who has signed a stockholder tender agreement has agreed that, unless Titan requests otherwise, the stockholder will tender his shares of Datron common stock in the exchange offer within 10 business days after the commencement of the exchange offer and will not withdraw the shares so tendered.

AGREEMENT TO VOTE

    Each stockholder who has signed a stockholder tender agreement has agreed that, until the earlier of the day when the merger is completed or the day when the merger agreement is validly terminated pursuant to its terms, the stockholder will vote, or cause his shares of Datron common stock to be voted:

    - against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Datron in the merger agreement;

    - against any action or agreement that would cause any provision contained in Section 6 or ANNEX I of the merger agreement to not be satisfied; and

    - against the following actions (other than the offer, the merger and the transactions contemplated by the merger agreement): (i) any Datron Acquisition Proposal; (ii) any change in a majority of the members of the board of directors of Datron, other than any change contemplated by
      Section 1.3 of the merger agreement; or (iii) any other action which is intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the exchange offer, the merger or any of the other transactions contemplated by the merger agreement or the stockholder tender agreement.

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    In addition, each stockholder who has signed a stockholder tender agreement has agreed that, prior to the earlier of the day when the merger is completed or the day when the merger agreement is validly terminated pursuant to its terms, the stockholder will not enter into any agreement or understanding with any person or vote or give instructions in any manner inconsistent with the stockholder's agreement to vote, as described above.

AGREEMENT NOT TO TRANSFER

    Each stockholder who has signed a stockholder tender agreement has agreed that the stockholder will not:

    - cause or permit any transfer of any of his shares of Datron common stock to be effected (other than pursuant to the offer);

    - tender any of his shares of Datron common stock to any person (other than Gem Acquisition Corp. and Titan); or

    - create or permit to exist any encumbrance with respect to any of his shares of Datron common stock (other than encumbrances which do not affect the right to tender his shares of Datron common stock pursuant to the exchange offer and encumbrances which do not affect, directly or indirectly, the right of Titan to vote his shares of Datron common stock).

OBLIGATION TO EXERCISE OPTIONS

    Each stockholder of Datron who signed a stockholder tender agreement has agreed to immediately exercise options, warrants or other rights to acquire shares of Datron common stock which are vested as of the date of the stockholder tender agreement or which become vested prior to the offer acceptance time, also referred to as the subject options, if:

    - the number of shares validly tendered and not properly withdrawn in accordance with the terms of the offer two business days prior to the expiration date of the offer, together with the shares then owned by Titan and Gem Acquisition Corp. (if any), also referred to as the tendered shares, do not satisfy the minimum condition for the exchange offer;

    - the aggregate number of shares of Datron common stock issuable upon exercise of the subject options owned collectively by the officers and directors of Datron who are parties to stockholder tender agreements, together with the tendered shares, would satisfy the minimum condition for the exchange offer; and

    - the subject options are considered to be "in the money."

    A subject option is considered to be "in the money" if the price of Titan common stock multiplied by the exchange ratio exceeds the exercise price of the subject option on the date the price is determined. At the request of the stockholder in connection with any exercise of subject options pursuant to a stockholder tender agreement, Titan or its designees will provide to such stockholder a loan on commercially reasonable terms equal to the exercise price of the subject options exercised pursuant to the stockholder tender agreement, which loan will be secured solely by the shares of Datron common stock received by such stockholder in such exercise of any subject options.

OTHER

    Each stockholder who has signed a stockholder tender agreement has agreed not to exercise any rights to demand appraisal of any shares of Datron common stock, which may arise with respect to the merger. All obligations under the stockholder tender agreements terminate upon the earlier of the day when the merger agreement is terminated, or the time when the exchange offer is accepted.

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                         INFORMATION RELATING TO DATRON

OVERVIEW

    Datron provides products and services for emerging satellite and radio communication markets. Datron is a leading supplier of tracking antenna products that are designed to provide television, Internet and other broadband communication connections to land, sea and air mobile markets. Datron's major products are remote sensing satellite earth stations, satellite communication systems, mobile satellite television reception systems, and voice and data communication radios. Datron sells its products to commercial and governmental markets worldwide including several U.S. government customers such as the U.S. Department of Defense, or DoD. Datron was founded in 1969 and became an independent publicly held corporation in 1985.

    Datron operates in two business segments through two subsidiaries:

    - Datron Advanced Technologies Inc., or DAT, which conducts Datron's Antenna and Imaging Systems business; and

    - Datron World Communications, or DWC, which conducts Datron's Communications Products business.

ANTENNA AND IMAGING SYSTEMS

    The Antenna and Imaging System business segment designs and manufactures satellite communication systems, subsystems and antennas and sells them to commercial and governmental customers worldwide, including the DoD. DAT's major product lines are:

    - satellite tracking antenna systems used for telemetry, tracking and control, remote sensing and satellite communication purposes by government and commercial users; and

    - mobile broadband communication systems for airlines, military transports and mobile land and marine direct broadcast satellite, or DBS, television users.

    SATELLITE TRACKING ANTENNA SYSTEMS. Datron supplies satellite communication antenna systems and subsystems used to receive defense-related data and data transmitted through satellites of other government and commercial organizations. The stabilizing and automatic tracking capabilities of its antenna systems make them particularly well-suited for use on ships, motor vehicles and other mobile platforms. Over the past two decades, Datron has been a prime contractor and a subcontractor for shipboard antenna systems used by the U.S. Navy. More recently, Datron has been developing airborne antenna systems for the U.S. Air Force.

    Telemetry, tracking and control systems monitor and control vehicles such as satellites, missiles and aircraft. They receive radio telemetry signals containing vehicle status information, engage in automatic tracking of the vehicle so contact is maintained and transmit command signals so vehicle control can be established and maintained.

    The remote sensing market is a subset of the broader earth observation market. It involves using several types of satellites containing optical and radar sensors in conjunction with ground antennas and data processing equipment to produce images. The images are in the form of hard copy and/or digital data that allow the user to study changes on the earth's surface or environment. Applications include locating minerals, updating maps, forecasting weather, monitoring crops, studying the environment, monitoring earth resources and gathering economic or military intelligence. Datron offers its customers complete remote sensing earth stations, including image processing capability.

    Datron previously designed and manufactured broad bandwidth microwave antennas for the aerospace industry that are used on high performance aircraft, missiles and space launch vehicles. Datron sold that product line in the third quarter of fiscal 2001.

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    MOBILE BROADBAND COMMUNICATION SYSTEMS.  Datron is a leading designer and marketer of mobile broadband communication systems. In fiscal 1996, Datron introduced its first DBS antenna product that allows a recreational vehicle owner to receive DBS television from a parked vehicle at the touch of a button by automatically locating the satellite. During fiscal 1997, Datron introduced several additional DBS antenna products including systems for boats at anchor, boats underway, and RVs and buses on the open road. Also during fiscal 1997, Datron was first to demonstrate live DBS television on a commercial airliner, and in fiscal 1998, was first to obtain Federal Aviation Administration certification of an airborne DBS system designed for large business jets. In fiscal 2000, Datron licensed the manufacturing rights to its DBS-2100T tail-mounted antenna for business jets to Airshow Inc. and announced it intended to concentrate its airborne efforts on the commercial airline market.

    CUSTOMERS AND MARKETING

    Sales of Antenna and Imaging Systems' products have historically been concentrated with the DoD, which accounted for 24% of this business segment's fiscal 2001 sales and 32% of its fiscal 2000 sales. Marketing and sales activities for its DoD customers and other non-defense governmental agencies are conducted by internal sales and engineering personnel. Most customers for the remote sensing business are foreign government space and communications agencies. Marketing and sales activities for those products are usually conducted through independent sales representatives in Europe, South America and Asia.

    Datron established a new distribution method to sell the mobile DBS television systems to the consumer markets. Datron currently sells its DBS products directly to dealers and original equipment manufacturers, as well as through select distributors and agents. DAT's employees provide sales and marketing support and installation training for the dealers.

    In fiscal 2001, the two largest companies seeking to provide broadband communications to the airlines, Rockwell Collins and Boeing, awarded development and study contracts to Datron. These companies intended to supply real-time, high-speed Internet, video and other data to airline cabins and cockpits. Rockwell Collins also placed an order with Datron for nine flight-test units. However, in April 2001, Rockwell Collins announced it no longer intended to participate in an In-Flight Network joint venture with News Corporation and issued Datron a stop-work order on the contract for nine flight-test units. Boeing remains committed to the market through its Connection by Boeing(SM) service. Datron satisfactorily completed the Boeing study contract and maintains an ongoing relationship with Boeing. Datron remains committed to this market, but believes it will take longer to develop than originally anticipated.

    MANUFACTURING, ASSEMBLY AND SOURCES OF SUPPLY

    Datron's Antenna and Imaging Systems products are designed, manufactured and assembled at facilities in Simi Valley, California. Datron purchases some components and subsystems from subcontractors and vendors. Some of these items are standard off-the-shelf components and others are fabricated to Datron specifications. Datron also fabricates electronic assemblies from purchased electronic components and circuit boards.

    Datron generally does not rely on a single source of supply for materials, parts or components. However, once a subcontractor is selected to provide components built to Datron's specifications, Datron is often dependent on that subcontractor. If a subcontractor fails to perform Datron may not be able to meet its required delivery schedules which could affect adversely its business.

COMMUNICATION PRODUCTS

    The Communication Products segment designs, manufactures and distributes high frequency, or HF, radios and accessories for over-the-horizon radio communications and very high frequency, or

VHF, radios and accessories for line-of-sight communications. Datron's HF radios operate in the frequency range of 1.6 to 30 megahertz, where radio waves generated from the transmitter reflect off the ionosphere back to the point of receipt on earth. Datron's VHF radio products, which operate in the frequency range of 30 to 88 megahertz, provide users high-quality transmission for line-of-sight communications.

    In addition to its standard radios, Datron offers frequency hopping and encryption options to its VHF product line and automatic link establishment options to its HF product line. Frequency hopping is a technique that prevents interruption or interception of radio signals by changing, at high speeds, the frequency at which they are transmitted. This technology utilizes synchronized mechanisms that ensure all radios in a network are synchronized and frequency hop at the same time. Automatic link establishment, when used in HF radio equipment, automatically determines the best available frequencies on which to communicate.

    Datron offers a wide range of accessory products to complement the HF and VHF product lines. These accessory products include antennas and antenna tuners, power sources, amplifiers, remote control systems, modems, data communications equipment and audio accessories.

    A substantial percentage of sales of Communication Products is concentrated with a small number of customers. For example, in fiscal 2001, two Asian customers accounted for 36% and 29% of this business segment's sales. In fiscal 2000, an African customer accounted for 44% of this business segment's sales and a European customer accounted for 11% of its sales. In fiscal 1999, another African customer accounted for 20% of this business segment's sales and an Asian customer accounted for 13% of its sales. Because it is unusual to receive large orders from the same customer in successive years, it is often necessary to find new customers each year to replace the previous year's sales. To minimize the impact fluctuating sales may have on Datron's operations, temporary employees are used when practical.

    In March 2001, Datron introduced its new Guardian-TM- family of radios intended to address the estimated $800.0 million federal public safety wireless network, or PSWN, market, a domestic market Datron has not previously served. The PSWN market is being driven by a federal government mandate that requires all non-military VHF radios to comply with certain radio spectrum utilization and interoperability standards by 2005. Although initial reaction from potential customers to the Guardian radio has been positive, market acceptance of the radio is uncertain.

    CUSTOMERS AND MARKETING

    Sales to foreign customers accounted for 96% of this business segment's fiscal 2001 sales and 89% of its fiscal 2000 sales. Most of its international customers are agencies of foreign governments that perform civil defense, paramilitary and military operations, and foreign governmental agencies that perform civilian tasks unrelated to military operations, such as civil aviation agencies, drug interdiction agencies, embassies and disaster relief organizations. Domestic customers are primarily various agencies of the U.S. government, including the Drug Enforcement Administration and Department of State.

    Datron's products are sold in over 80 countries by a network of independent sales and service representatives, most of whom are non-exclusive sales agents of Datron. These representatives provide both pre-sale and post-sale support. Many of them operate service facilities that offer both warranty and long-term maintenance of Datron's products. Sales are denominated in U.S. dollars.

    In addition to direct sales, Datron sometimes sells its radio products to international suppliers of complementary equipment. It also sometimes licenses the local manufacturing of its products to customers in certain countries. The latter practice is usually followed where local regulations discourage the importation of complete units.

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
    MANUFACTURING, ASSEMBLY AND SOURCES OF SUPPLY

    Communication products are designed and manufactured at Datron's facilities in Vista, California. Datron engineers work closely with manufacturing and marketing personnel to improve existing designs and to introduce new products that meet the ever-changing demands of the marketplace. Datron purchases certain electronic components, circuit boards and fabricated metal parts, and painting and silk screening services. Other than when it licenses overseas manufacturing for a particular local market, Datron performs most other manufacturing functions necessary for the production of its products.

    Datron is generally not dependent on any single source of supply for the manufacture of its communication products. Although only one supplier may be used for certain parts, Datron believes that multiple sources are usually available.

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

    Datron has applied for several patents related to its mobile broadband products. However, Datron believes that patents are not generally a significant factor in Datron's business and that the success of Datron depends primarily on the technical competence and managerial and marketing ability of Datron's personnel.

    DATRON-Registered Trademark- and design, TRANSWORLD-Registered Trademark-, I2S-Registered Trademark-, PRI2SM-Registered Trademark-, OPEN
2000-Registered Trademark-, DBS-2000-Registered Trademark-,
DBS-2100-Registered Trademark-, DBS-2400-Registered Trademark-,
DBS-3000-Registered Trademark-,
DBS-4000-Registered Trademark-, VI2STA-Registered Trademark- and
CruiseTV-Registered Trademark- are registered trademarks of Datron. Guardian-TM-, DBS-5000-TM-, GSC-NET-TM-, First In Motion-TM-, Whisperdrive-TM-and We Cover the Global Spectrum-TM- are trademarks of Datron by application for registration with the U.S. Patent and Trademark Office.

    Datron has obtained licenses for the VHF frequency hopping technology and for the automatic link establishment technology used in Datron's VHF and HF radio products, respectively. It has also obtained a license for certain technology used in its Guardian radio.

EMPLOYEES

    Datron employed approximately 305 employees at the end of fiscal 2001 compared with approximately 334 employees at the end of fiscal 2000. A decrease primarily in engineering and manufacturing personnel at the Antenna and Imaging Systems business segment was partially offset by an increase in engineering personnel at the Communication Products business segment.

    None of Datron's employees are covered by a collective bargaining agreement, and Datron considers its employee relations to be good.

PROPERTIES

    Datron's DWC subsidiary leases approximately 70,000 square feet of office, engineering and manufacturing space in Vista, California. The lease expires on April 30, 2009 and contains a five-year renewal option. DWC's operations and Datron's corporate headquarters are located at this facility.

    DAT owns through a subsidiary, Datron Resources Inc., a 110,000 square foot office, engineering and manufacturing building located on a nine-acre site in Simi Valley, California. DAT conducts operations from that facility.

    Datron considers its properties to be suitable and adequate for its present needs. The facilities in Vista and Simi Valley are being fully utilized during a single shift with the exception of approximately 5,000 square feet of manufacturing space in the Vista facility, which is reserved for future growth.

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
LEGAL PROCEEDINGS

    Datron is not involved in any litigation that is expected to have a material adverse effect on its business or consolidated financial position.

    In August 1992, DWC was named as defendant in a lawsuit filed by ATACS Corporation, or ATACS, and AIRTACS Corporation, or AIRTACS, relating to a contract to provide radio communication shelters. ATACS and AIRTACS contend that DWC entered into an agreement to team with them on the contract and then wrongfully failed to use them as subcontractors. They seek damages in excess of $2.0 million. In rulings on May 28, 1997 and September 3, 1997, the court found Trans World in breach of a teaming agreement and awarded ATACS and AIRTACS one dollar in damages. On September 8, 1998, the appeals court affirmed the district court's decision except as to the award of nominal damages, and remanded the matter to the district court for further hearing on damages. On June 14, 2000, the district court issued an order awarding ATACS and AIRTACS damages of $30,075 including prejudgment interest. On July 12, 2000, ATACS and AIRTACS appealed the district court's judgment to the U.S. Court of Appeals. Datron believes that final resolution of this matter will not materially affect the consolidated financial position of Datron or its results of operations.

    In December 2000, DWC was named as defendant in a lawsuit filed by Jose Maria Santos Ramos, an individual, and Tecserve (Private) Limited trading as Vista Communications. In the lawsuit, plaintiffs allege that DWC breached a representative agreement and that plaintiffs are entitled to payment of a commission in the amount of $3,750,000 based on the alleged agreement. DWC denies that it breached the agreement and/or that it owes any commissions to plaintiffs. Datron believes that final resolution of this matter will not materially affect the consolidated financial position of Datron or its results of operations.

                  DATRON MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS CONTAINS "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. A VARIETY OF FACTORS COULD CAUSE DATRON'S ACTUAL RESULTS TO DIFFER FROM THE ANTICIPATED RESULTS EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THESE INCLUDE, AMONG OTHERS, UNCERTAINTIES STEMMING FROM THE DEPENDENCE OF DATRON ON FOREIGN SALES AND ON LARGE ORDERS FROM A RELATIVELY SMALL NUMBER OF CUSTOMERS, RISKS RELATING TO THE DECLINE IN DATRON'S TRADITIONAL DEFENSE BUSINESS AND DATRON'S EFFORTS TO DEVELOP AND MARKET CONSUMER PRODUCTS, LACK OF TIMELY DEVELOPMENT OR CUSTOMER ACCEPTANCE OF NEW PRODUCTS, CHANGES IN OR UNAVAILABILITY OF PRODUCTS AND SERVICES OFFERED BY SATELLITE SERVICE PROVIDERS AND THEIR RELATED SUPPLIERS, WORLDWIDE ECONOMIC DOWNTURNS AND CURRENCY DEVALUATIONS, RESTRICTIONS THAT MAY BE IMPOSED BY THE U.S. GOVERNMENT ON THE EXPORT OF DATRON'S PRODUCTS, AND THE IMPACT OF COMPETITION. FOR MORE INFORMATION, PLEASE REVIEW DATRON'S PERIODIC REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING, WITHOUT LIMITATION, THE INVESTMENT CONSIDERATIONS SET FORTH IN DATRON'S ANNUAL REPORT ON FORM 10-K AND OTHER PUBLICLY FILED DOCUMENTS.

OVERVIEW

    Datron provides products and services that address the needs of emerging satellite and radio communication markets. Datron reports operations in two business segments: Antenna and Imaging Systems and Communication Products.

    ANTENNA AND IMAGING SYSTEMS

    The Antenna and Imaging Systems business segment designs and manufactures satellite communication systems, subsystems and antennas that are sold worldwide to commercial and governmental customers, including the U.S. Department of Defense. Its major product lines are (1) satellite tracking antenna systems used for remote sensing, telemetry, tracking and control and satellite communication purposes by government and commercial users, and (2) mobile broadband communication systems for airlines, military transports and mobile land and marine direct broadcast satellite, or DBS, television users. Fiscal 2001 sales for this segment were $36,930,000, a 7% decrease from fiscal 2000 sales of $39,756,000. Product line sales for this segment in fiscal 2001 and 2000 were as follows:

                                               PERCENTAGE                 PERCENTAGE
                                 FISCAL 2001    OF TOTAL    FISCAL 2000    OF TOTAL
                                 -----------   ----------   -----------   ----------
Antenna Systems................  $26,243,000        71%     $31,155,000        78%
Mobile Broadband...............   10,687,000        29%       8,601,000        22%
                                 -----------       ---      -----------       ---
Total..........................  $36,930,000       100%     $39,756,000       100%
                                 ===========       ===      ===========       ===

    During fiscal 2000, the sale of a remote sensing system to an Asian customer accounted for 13% of this segment's sales and 8% of consolidated sales.

    COMMUNICATION PRODUCTS

    The Communication Products business segment designs, manufactures and distributes voice and data communication radios for worldwide military and civilian purposes. At the end of fiscal 2001, it introduced a new radio targeting the federal public safety wireless network, or PSWN, market, a market it has not previously served. Fiscal 2001 sales for this segment were $25,332,000, a 14% increase from fiscal 2000 sales of $22,131,000. Foreign customers accounted for 96% of this segment's fiscal 2001 sales and 89% of fiscal 2000 sales. During fiscal 2001, sales of radio products to two Asian customers accounted for 36% and 29% of this segment's sales and collectively 26% of consolidated

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
sales. During fiscal 2000, sales of radio products to an African customer accounted for 44% of this segment's sales and 16% of consolidated sales.

    Consolidated sales for fiscal 2001 were $62,262,000, up slightly from fiscal 2000 consolidated sales of $61,887,000. The relatively flat sales were due to higher sales of radio communication products, offset by lower sales of antenna systems products. Net income for fiscal 2001 was $2,957,000, or $1.06 per diluted share, compared with net income in fiscal 2000 of $2,504,000, or $0.92 per diluted share. The increase in net income was primarily due to a $2,801,000 pre-tax gain (approximately $1,685,000, or $0.60 per diluted share after-tax) on the sale of Datron's microwave products line in the third quarter. Net income in fiscal 2000 included a $1,050,000 pre-tax license fee (approximately $632,000, or $0.23 per diluted share after-tax) received for manufacturing rights to Datron's DBS-2100 antenna for business jets.

    You should read Datron's consolidated financial statements and notes thereto that are included elsewhere in this prospectus on pages F-1 through F-19 in conjunction with the following review.

RESULTS OF OPERATIONS

    Operating results for the last three fiscal years are presented for each of Datron's two business segments:

                          ANTENNA AND IMAGING SYSTEMS
                             (AMOUNTS IN THOUSANDS)

                                                     FISCAL YEARS ENDED MARCH 31,
                                                 ------------------------------------
                                                   2001          2000          1999
                                                 --------      --------      --------
Net sales......................................  $36,930       $39,756       $39,084
                                                 =======       =======       =======
Percent of consolidated net sales..............       59%           64%           66%
Gross profit...................................  $ 9,299       $11,219       $11,315
Operating expenses before corporate expenses...    8,656         8,455         8,182
Gain on sale of product line...................   (2,801)           --            --
                                                 -------       -------       -------
Operating income...............................  $ 3,444       $ 2,763       $ 3,133
                                                 =======       =======       =======
Percent of consolidated operating income before
  corporate expenses...........................       59%           61%           73%
                                                 =======       =======       =======

    Sales of Antenna and Imaging Systems decreased $2,826,000, or 7%, in fiscal 2001 compared with fiscal 2000 sales. The decrease was primarily due to lower sales of remote sensing satellite earth stations and the absence of microwave product sales during the last five months of the fiscal year due to the sale of that product line in November 2000. The decrease was partially offset by higher sales of mobile broadband communication systems. Sales of Antenna and Imaging Systems increased $672,000, or 2%, in fiscal 2000 compared with fiscal 1999 sales. The increase was due to higher sales of tracking antenna systems for military and commercial customers and higher sales of DBS antenna products, partially offset by lower sales of remote sensing satellite earth stations. Remote sensing is currently an especially difficult market with fewer contracts being awarded and increased competition for the remaining business, as several service providers have suffered launch failures and delays. Datron has responded by cutting costs at this business segment; however, softness in the remote sensing market is expected to continue for at least two more quarters, which is likely to result in reduced performance for Datron during the first half of fiscal 2002.

    The gross profit percentage on Antenna and Imaging Systems' sales was 25.2% in fiscal 2001 compared with 28.2% in fiscal 2000 and 29.0% in fiscal 1999. The decrease in fiscal 2001 from fiscal

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
2000 was primarily due to a less favorable product mix and lower unit sales prices. The decrease in fiscal 2000 from fiscal 1999 was primarily due to a less favorable product mix in the fourth quarter and lower unit sales prices for DBS products resulting from new competition.

    The operating income percentage on sales of Antenna and Imaging Systems' products was 9.3% in fiscal 2001 compared with 6.9% in fiscal 2000 and 8.0% in fiscal 1999. The increase in fiscal 2001 from fiscal 2000 was primarily due to the gain on sale of the microwave products line, partially offset by lower gross profits and higher administrative expenses. The decrease in fiscal 2000 from fiscal 1999 was primarily due to lower gross profits and higher new product development expenses, partially offset by lower selling expenses.

                             COMMUNICATION PRODUCTS
                             (AMOUNTS IN THOUSANDS)

                                                     FISCAL YEARS ENDED MARCH 31,
                                                 ------------------------------------
                                                   2001          2000          1999
                                                 --------      --------      --------
Net sales......................................  $25,332       $22,131       $20,000
                                                 =======       =======       =======
Percent of consolidated net sales..............       41%           36%           34%
Gross profit...................................  $ 8,611       $ 7,832       $ 7,445
Operating expenses before corporate expenses...    6,218         6,031         6,308
                                                 -------       -------       -------
Operating income...............................  $ 2,393       $ 1,801       $ 1,137
                                                 =======       =======       =======
Percent of consolidated operating income before
  corporate expenses...........................       41%           39%           27%
                                                 =======       =======       =======

    Sales of Communication Products increased $3,201,000, or 14%, in fiscal 2001 compared with fiscal 2000 sales. The increase was due to higher order bookings of traditional radio products. Sales of radio products to two Asian customers accounted for $9,060,000 and $7,389,000, or collectively 65%, of this segment's fiscal 2001 sales. Sales of Communication Products increased $2,131,000, or 11%, in fiscal 2000 compared with fiscal 1999 sales. The increase was due to higher order bookings in fiscal 2000, approximately half of which were received in the fourth quarter. Sales of radio products to an African customer accounted for $9,657,000, or 44%, of this segment's fiscal 2000 sales. One customer will often account for a large percentage of this segment's annual sales, but it is unusual to have large sales from the same customer in successive years. International customers accounted for 96%, 89% and 93% of this segment's sales in fiscal 2001, 2000 and 1999, respectively. Orders from this international customer base are subject to economic and political instability and often are delayed. Additionally, in fiscal 2002 Datron will enter the federal PSWN market with its new Guardian-TM- radio. This is a new domestic market for Datron and market acceptance of the Guardian radio is uncertain. Datron's performance in fiscal 2002 will depend, in part, on successfully obtaining new international orders and market acceptance of the Guardian radio.

    The gross profit percentage on Communication Products' sales was 34.0% in fiscal 2001 compared with 35.4% in fiscal 2000 and 37.2% in fiscal 1999. The decrease in fiscal 2001 from fiscal 2000 was primarily due to a less favorable product mix. The decrease in fiscal 2000 from fiscal 1999 was primarily due to higher labor costs.

    The operating income percentage on sales of Communication Products was 9.4% in fiscal 2001 compared with 8.1% of sales in fiscal 2000 and 5.7% of sales in fiscal 1999. The increase in fiscal 2001 compared with fiscal 2000 was primarily due to lower selling, administrative and R&D expenses as a percentage of sales, partially offset by lower gross margins. The increase in fiscal 2000 compared with fiscal 1999 was primarily due to lower selling and administrative expenses as a percentage of sales, partially offset by lower gross margins.

CONSOLIDATED EXPENSES

    Selling, general and administrative expenses were $12,567,000 in fiscal 2001 compared with $12,100,000 in fiscal 2000 and $12,610,000 in fiscal 1999. Fiscal 2001 SG&A expenses increased 4% from fiscal 2000 SG&A expenses primarily due to higher administrative expenses at the Antenna and Imaging Systems business segment and at the corporate office. Fiscal 2000 SG&A expenses decreased 4% from fiscal 1999 SG&A expenses primarily due to lower selling expenses at both business segments, partially offset by higher administrative expenses at the Antenna and Imaging Systems business segment and higher expenses at the corporate office.

    Research and development expenses were $3,993,000 in fiscal 2001 compared with $3,960,000 in fiscal 2000 and $3,269,000 in fiscal 1999. Fiscal 2001 R&D expenses increased slightly over fiscal 2000 expenses as higher spending on development programs for new radio products was offset by lower spending on development programs to improve mobile DBS products. Fiscal 2000 R&D expenses increased 21% over fiscal 1999 expenses primarily due to higher spending on development programs to improve mobile DBS products and to improve core tracking antenna technologies.

    Interest expense was $212,000 in fiscal 2001 compared with $217,000 in fiscal 2000 and $326,000 in fiscal 1999. The fiscal 2001 and 2000 interest amounts represented payments on long-term debt. There were no borrowings against Datron's revolving line of credit during those two fiscal years. The 33% decrease in interest expense in fiscal 2000 compared with fiscal 1999 was due to the absence of borrowings against Datron's revolving line of credit in fiscal 2000. See note 5 to the notes to Datron's consolidated financial statements included elsewhere in this prospectus. Interest income in fiscal 2001 was $405,000 compared with $194,000 in fiscal 2000 and $231,000 in fiscal 1999. The 109% increase in fiscal 2001 was the result of higher average cash balances. Fiscal 2001 and 2000 interest income resulted from short term investments of excess cash. Fiscal 1999 interest income included collection of interest on a past due account and income from short term investments of excess cash.

    Other income in fiscal 2000 of $1,129,000 was primarily due to the payment received for licensing the manufacturing rights to Datron's DBS-2100 antenna for business jets.

    The effective income tax provision rates for fiscal 2001, 2000 and 1999 were 32.9%, 38.9% and 39.9%, respectively. The provision rate in fiscal 2001 was lower than the rate in fiscal 2000 primarily because of a larger R&D tax credit in fiscal 2001. The provision rate in fiscal 2000 was lower than the rate in fiscal 1999 primarily due to the ability to use the R&D tax credit in fiscal 2000.

    The following table sets forth order backlog at March 31, 2001 and 2000.

                                                     ORDER BACKLOG AT MARCH 31,
                                                     ---------------------------
                                                         2001           2000
                                                     ------------   ------------
Antenna and Imaging Systems........................  $14,249,000    $24,293,000
Communication Products.............................    1,784,000      1,702,000
                                                     -----------    -----------
Total..............................................  $16,033,000    $25,995,000
                                                     ===========    ===========

    The 41% decrease in Antenna and Imaging Systems' backlog at March 31, 2001 compared with March 31, 2000 was primarily due to continued softness in the markets for antenna systems and remote sensing earth stations and to the absence of microwave product orders due to the sale of that product line in the third quarter of fiscal 2001. As mentioned above, Datron has responded by cutting costs at this business segment; however, because of the low beginning backlog and softness in the remote sensing market that is expected to continue for at least two more quarters, Datron expects reduced performance in the first half of fiscal 2002.

    Communication Products' backlog at March 31, 2001 was 5% higher than at March 31, 2000 due to a stronger market for traditional radio products, which resulted in an 18% increase in bookings during fiscal 2001 compared with fiscal 2000. This segment's business has historically been driven by one or two large contracts each fiscal year. As a result, financial performance from quarter-to-quarter is often uneven. Because of a relatively low order backlog at March 31, 2001 compared with recent fiscal year sales, fiscal 2002 financial performance in this segment is expected to be driven by second half results, much as has been the case the previous two fiscal years. Also, the second half may be heavily influenced by market acceptance of the new Guardian radio for the federal PSWN market.

LIQUIDITY AND CAPITAL RESOURCES

    At March 31, 2001, working capital was $27,278,000 compared with $23,929,000 at March 31, 2000, an increase of $3,349,000 or 14%. Significant changes affecting working capital during fiscal 2001 were as follows: accounts receivable increased $6,994,000 due to strong fourth quarter sales; gain on sale of product line was $2,801,000; accounts payable and accrued expenses decreased $964,000 primarily due to lower commission accruals; and customer advances increased $521,000. Datron had cash at March 31, 2001 of $8,380,000 compared with $12,183,000 at March 31, 2000, a decrease of 31%. At March 31, 2001, Datron had no borrowings against its revolving line of credit.

    Capital expenditures were $1,266,000 in fiscal 2001, a 2% decrease compared with fiscal 2000 capital expenditures of $1,289,000. Capital expenditures in fiscal 2002 are expected to be higher than fiscal 2001 expenditures due to anticipated tooling requirements for new products.

    At March 31, 2001, Datron had a $13,000,000 revolving line of credit with its bank. The line may be used for the issuance of letters of credit and for direct working capital advances, of which $2,000,000 is restricted to working capital and letters of credit required to finance non-military international business. That portion of the line of credit expired on April 1, 2001. The remaining $11,000,000 facility expires on April 1, 2002. In May 2001, Datron entered into a $15,000,000 revolving line of credit with a new bank, replacing the line of credit described above. The line of credit may be used for the issuance of standby letters of credit up to $15,000,000 and working capital advances up to $5,000,000 provided total credit extended does not exceed $15,000,000. The line of credit expires on August 2, 2002 and is not subject to a borrowing base formula. Datron believes its existing working capital, anticipated future cash flows from operations and available credit with its bank are sufficient to finance presently planned capital and working capital requirements.

    Datron has never paid a cash dividend on its common stock and does not anticipate doing so in the foreseeable future. Inflation and changing prices have not had a significant impact on Datron's historical operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Datron does not currently use derivative financial instruments for speculative purposes that expose Datron to market risk. Datron is exposed to cash flow and fair value risk due to changes in interest rates with respect to its long-term debt. At March 31, 2001, Datron had outstanding a promissory note to a life insurance company in the amount of $3,080,000 pursuant to a loan agreement under which Datron borrowed $3,300,000 on August 7, 1998. The note is secured by a deed of trust on Datron's Simi Valley facility and has a maturity date of September 1, 2008. Monthly payments are calculated on a 20-year amortization. Interest is payable at a rate of 6.76% per annum through September 1, 2003, at which date the interest rate becomes variable and tied to LIBOR, adjusting every quarter for the remainder of the term. On September 1, 2003, Datron may either prepay the note without penalty or accept the variable rate provisions as determined at that time.

           SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS OF DATRON

    The following table sets forth certain information, as of June 21, 2001, unless otherwise noted in the footnotes, with respect to the beneficial ownership of Datron's common stock by (1) all persons known by Datron to be the beneficial owners of more than 5% of the outstanding common stock of Datron,
(2) each director of Datron, (3) the chief executive officer and the four other most highly compensated executive officers of Datron for the fiscal year ended March 31, 2001, whose salary and incentive compensation for the fiscal year ended March 31, 2001 exceeded $100,000, and (4) all executive officers and directors of Datron as a group:

                                                               SHARES OF
NAME/ADDRESS OF BENEFICIAL OWNER(1)                           COMMON STOCK   % OF CLASS
-----------------------------------                           ------------   ----------
Acquisitor plc .............................................    411,400         14.97%
  190 The Strand
  London WC2R 1JN
  England(2)

J. B. Greenwell ............................................    264,780          9.63%
  318 South Maple
  Carroll, Iowa 51401

Dimensional Fund Advisors ..................................    219,004          7.97%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401(3)

David A. Derby(4)...........................................    109,157          3.97%

William L. Stephan(4).......................................     59,148          2.15%

Kent P. Ainsworth(4)........................................     17,825             *

Richard W. Flatow(4)........................................        800             *

Don M. Lyle(4)..............................................      6,975             *

William A. Preston(4).......................................     13,425             *

Robert D. Sherer(4).........................................     12,425             *

All directors and executive officers as a group
  (7 persons)...............................................    219,755             *

------------------------

 *  Less than one percent.

(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission.

(2) Information provided is based on Schedule 13D/A filed n May 21, 2001 by Acquistor plc ("Acquisitor"), American Opportunity Trust plc ("American Trust"), Christopher Harwood Bernard Mills ("Mills"), Duncan Soukup, Glen Lindman, J.O. Hambro Capital Management (Holdings) Limited ("Holdings"), J.O. Hambro Capital Management Limited ("Capital Management"), James Ozanne and Peter Melhado. Includes 380,700 shares of common stock beneficially owned by Acquisitor plc and 30,700 shares of common stock beneficially owned by Holdings. Each of Acquisitor and Messrs. Soukup, Ozanne and Melhado may be deemed to beneficially own, and have shared power to vote or dispose of, the 380,700 shares of common stock of Datron owned by Acquisitor. None of Acquisitor or Messrs. Soukup, Ozanne or Melhado has the sole power to vote or dispose of any shares of common stock of Datron. Capital Management is a subsidiary of

    Holdings. American Trust is a publicly held investment trust company. Mills and Capital Management serve as co-investment advisor to American Trust. Mills is a director of Acquisitor.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 219,004 shares of Datron common stock as of March 31, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(4) Includes 44,799, 53,300, 12,425, 2,475, 12,425 and 12,425 shares obtainable upon the exercise of stock options, exercisable within 60 days after June 21, 2001, held by Messrs. Derby, Stephan, Ainsworth, Lyle, Preston and Sherer, respectively.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    Titan's proposed acquisition of Datron will be accounted for as a purchase. Titan has presented below unaudited pro forma condensed combined financial data that reflects the proposed acquisition of Datron and is intended to give you a better picture of what the businesses of Titan and Datron might have looked like if the merger between the two companies had occurred on January 1, 2000, the first day of the first period for which financial information is presented. The unaudited pro forma combined statements of operations combine the Titan consolidated statement of operations data for the year ended December 31, 2000 and for the three months ended March 31, 2001 with the Datron consolidated statements of operations for the year ended March 31, 2001 and for the three months ended March 31, 2001, respectively, to reflect the proposed acquisition of Datron by Titan. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of the results that would have occurred had the proposed acquisition been consummated at the beginning of the periods presented or the results that may be attained in the future.

    The unaudited pro forma condensed combined balance sheet has been prepared as of March 31, 2001, giving effect to the acquisition of Datron by Titan as though it had been consummated on that date.

             THE TITAN CORPORATION AND DATRON SYSTEMS INCORPORATED
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            PRO FORMA
                                                                           ADJUSTMENTS   PRO FORMA
                                                     TITAN       DATRON     (NOTE 2)      COMBINED
                                                   ----------   --------   -----------   ----------
Revenues.........................................  $1,033,213   $62,262       $  --      $1,095,475
Costs and expenses:
  Cost of revenues...............................     757,266    44,352          --         801,618
  Selling, general and administrative expense....     208,956    12,567         128(d)      221,651
  Research and development expense...............      12,261     3,993          --          16,254
  Acquisition related charges and other..........      39,358        --          --          39,358
  Gain on sale of product line...................          --    (2,801)         --          (2,801)
                                                   ----------   -------       -----      ----------
    Total costs and expenses.....................   1,017,841    58,111         128       1,076,080

Operating profit.................................      15,372     4,151          --          19,395

Interest expense.................................     (39,592)     (212)         --         (39,804)
Interest income..................................       3,582       405          --           3,987
Other income.....................................          --        64          --              64
Income (loss) from continuing operations before
  income taxes and minority interests............     (20,638)    4,408        (128)        (16,358)
Income tax provision (benefit)...................      (3,985)    1,451          --          (2,534)
                                                   ----------   -------       -----      ----------
Income from continuing operations before minority
  interests and extraordinary loss...............     (16,653)    2,957        (128)        (13,824)
Minority interests...............................       4,131        --          --           4,131
                                                   ----------   -------       -----      ----------
Income (loss) from continuing operations before
  extraordinary loss.............................  $  (12,522)  $ 2,957       $(128)     $   (9,693)
                                                   ==========   =======       =====      ==========
Basic earnings per share:........................
Income (loss) from continuing operations before
  extraordinary loss(1)..........................  $    (0.31)  $  1.08       $  --      $    (0.25)
                                                   ==========   =======       =====      ==========
Weighted average shares..........................      52,717     2,735        (547)(f)      54,905
                                                   ==========   =======       =====      ==========
Diluted earnings per share:......................
Income (loss) from continuing operations before
  extraordinary loss(1)..........................  $    (0.32)  $  1.06       $  --      $    (0.25)
                                                   ==========   =======       =====      ==========
Weighted average shares..........................      52,717     2,792        (558)(f)      54,951
                                                   ==========   =======       =====      ==========

------------------------

Note(1): Calculation of Pro Forma Combined earnings per share includes dividend requirements on preferred stock of $692.

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

             THE TITAN CORPORATION AND DATRON SYSTEMS INCORPORATED
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             PRO FORMA
                                                                            ADJUSTMENTS   PRO FORMA
                                                       TITAN      DATRON     (NOTE 2)     COMBINED
                                                      --------   --------   -----------   ---------
Revenues............................................  $260,113   $21,222        $ --      $281,335
Costs and expenses:
  Cost of revenues..................................   190,277    14,843          --       205,120
  Selling, general and administrative expense.......   101,972     3,482          32(d)    105,486
  Research and development expense..................     4,259       777          --         5,036
  Acquisition and integration related charges and
    other...........................................    32,174        --          --        32,174
                                                      --------   -------        ----      --------
    Total costs and expenses........................   328,682    19,102          32       347,816

Operating profit (loss).............................   (68,569)    2,120          --       (66,481)

Interest expense....................................   (10,673)      (53)         --       (10,726)
Interest income.....................................       366       104          --           470
Other income........................................        --         7          --             7

Income (loss) from continuing operations before
  income taxes and minority interests...............   (78,876)    2,178         (32)      (76,730)
Income tax provision (benefit)......................    (6,783)      636          --        (6,147)

Income (loss) from continuing operations before
  minority interests................................   (72,093)    1,542         (32)      (70,583)
Minority interests..................................    12,222        --          --        12,222
                                                      --------   -------        ----      --------
Income (loss) from continuing operations............  $(59,871)  $ 1,542        $(32)     $(58,361)
                                                      ========   =======        ====      ========
Basic earnings per share:
  Income (loss) from continuing operations(2).......  $  (1.29)  $  0.56        $ --      $  (1.22)
                                                      ========   =======        ====      ========
  Weighted average shares...........................    53,377     2,746        (549)(f)    55,574
                                                      ========   =======        ====      ========
Diluted earnings per share:
  Income (loss) from continuing operations(2).......  $  (1.29)  $  0.55        $ --      $  (1.21)
                                                      ========   =======        ====      ========
  Weighted average shares...........................    53,377     2,793        (559)(f)    55,611
                                                      ========   =======        ====      ========

------------------------

Note(2): Calculation of Pro Forma Combined earnings per share includes dividend requirements on preferred stock of $172.

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

             THE TITAN CORPORATION AND DATRON SYSTEMS INCORPORATED
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 2001
                                 (IN THOUSANDS)

                                                                                   PRO FORMA
                                                                                  ADJUSTMENTS
                                                            TITAN       DATRON     (NOTE 2)        PRO FORMA
                                                          ----------   --------   -----------      ----------
ASSETS
Current assets:
  Cash and cash equivalents.............................  $   89,047   $ 8,380     $     --        $   97,427
  Investments...........................................       3,632        --           --             3,632
  Accounts receivable--net..............................     360,180    19,652           --           379,832
  Inventories...........................................      29,394    11,495           --            40,889
  Prepaid expenses and other............................      40,532       493           --            41,025
  Deferred income taxes.................................      28,888     2,426           --            31,314
                                                          ----------   -------     --------        ----------
    Total current assets................................     551,673    42,446           --           594,119
Property and equipment--net.............................      95,694     9,004           --           104,698
Goodwill--net...........................................     363,324     5,032       14,193 (a)       382,549
Other assets............................................      51,752       787        3,548 (a)        56,087
Net assets of discontinued operations...................         429        --           --               429
                                                          ----------   -------     --------        ----------
Total assets............................................  $1,062,872   $57,269     $ 17,741        $1,137,882
                                                          ==========   =======     ========        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Amounts outstanding under line of credit..............  $    3,125   $    --     $     --        $    3,125
  Accounts payable......................................      67,028     4,835           --            71,863
  Acquisition debt......................................       2,200        --           --             2,200
  Current portion of long-term debt.....................         873        96           --               969
  Income taxes payable..................................          --     1,554           --             1,554
  Accrued compensation and benefits.....................      56,007        --           --            56,007
  Other accrued liabilities.............................     102,843     8,683        4,000 (b)       115,526
  Net liabilities of discontinued operations............         530        --           --               530
                                                          ----------   -------     --------        ----------
    Total current liabilities...........................     232,606    15,168        4,000           251,774
                                                          ----------   -------     --------        ----------
Amounts outstanding under line of credit................     334,375        --           --           334,375
Long-term debt..........................................       1,338     2,984           --             4,322
Other non-current liabilities...........................      38,192     1,631           --            39,823
Company obligated mandatory redeemable preferred
  securities of a subsidiary trust whose sole assets are
  senior subordinated debentures of Titan...............     250,000        --           --           250,000
Minority interests......................................       6,062        --           --             6,062
Stockholders' equity:
  Preferred stock
    Cumulative convertible..............................         690        --           --               690
    Series A junior participating.......................          --        --           --                --
  Common stock..........................................         542        31           (5)(c)           568
  Capital in excess of par value........................     270,860    11,114       40,470 (c)       322,444
  Deferred compensation.................................     (52,498)       --         (383)(d)       (52,881)
  Retained earnings (deficit)...........................     (17,978)   28,417      (28,417)(c)       (17,978)
  Accumulated other comprehensive income................         122        --           --               122
  Treasury stock, at cost...............................      (1,439)   (2,076)       2,076 (c)        (1,439)
                                                          ----------   -------     --------        ----------
    Total stockholders' equity..........................     200,299    37,486       13,741           251,526
                                                          ----------   -------     --------        ----------
Total liabilities and stockholders' equity..............  $1,062,872   $57,269     $ 17,741        $1,137,882
                                                          ==========   =======     ========        ==========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

             THE TITAN CORPORATION AND DATRON SYSTEMS INCORPORATED
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

NOTE 1.  BASIS OF PRESENTATION

    The accompanying unaudited pro forma condensed combined statements of operations combine the consolidated statements of operations of Titan for the year ended December 31, 2000 and for the three months ended March 31, 2001 with the consolidated statements of operations of Datron for the year ended
March 31, 2001 and for the three months ended March 31, 2001, respectively, to reflect the proposed acquisition of Datron by Titan.

    The unaudited pro forma condensed combined statements of operations assume the proposed acquisition was consummated at the beginning of the periods presented. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of results that would have occurred had the proposed acquisition been consummated at the beginning of the periods presented or the results that may be attained in the future.

    The unaudited pro forma condensed combined balance sheet has been prepared as of March 31, 2001, giving effect to the acquisition of Datron by Titan as though it had been consummated on that date.

    Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Titan and the historical consolidated financial statements of Datron.

NOTE 2.  PRO FORMA ADJUSTMENTS

    (a) Record allocation of excess of Titan's purchase price over the fair value of the assets acquired, to goodwill and other intangibles. Upon completion of the proposed transaction, an independent valuation will be performed to determine the purchase price allocation based upon the fair value of the assets and liabilities acquired.

    (b) Record estimated other accrued liabilities arising as a result of the transaction as follows:

Employment termination agreements for Datron employees......   $2,400
Direct transaction costs to consummate acquisition including
  investment banking, legal, printing and accounting fees...    1,600
                                                               ------
                                                               $4,000
                                                               ======

    (c) Issue 2,561,000 shares, assuming 2,749,000 Datron shares outstanding and 453,000 Datron stock options outstanding, assuming a $16 price per share paid for Datron shares and a ten-day average Titan stock price of $20, equivalent to an .80000 exchange ratio of Titan shares paid for each Datron share outstanding. Eliminate Datron common stock, capital in excess of par value, retained earnings and treasury stock as of March 31, 2001.

    (d) Record deferred compensation of $383 for all unvested Datron stock options based on the difference between the fair value on the date of consummation of the acquisition and the exercise price of the unvested Datron stock options, after giving effect to the exchange ratio described in Note (c) above. Amortization of deferred compensation of $128 and $32 has been reflected in the pro forma condensed combined statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

    (f) Reflect the net change to the combined shares outstanding after calculating the number of shares to be issued by Titan in the transaction less the Datron shares currently outstanding, using the price and exchange assumptions described in Note (c) above.

                       DESCRIPTION OF TITAN CAPITAL STOCK

    The following description of Titan's capital stock does not constitute a complete description of all the terms of Titan's capital stock and should be read in conjunction with Titan's certificate of incorporation and bylaws which have been filed by Titan with the SEC and are incorporated herein by reference.

    Titan's authorized capital stock as of June 30, 2001 consisted of:

    - 200,000,000 shares of common stock, par value $.01 per share, of which 53,747,792 shares were issued and outstanding; and

    - 5,000,000 shares of preferred stock, par value $1.00 per share, of which 1,068,102 shares have been designated as $1.00 cumulative convertible preferred stock, of which 689,978 shares were issued and outstanding, and 1,000,000 shares have been designated as series A junior participating preferred stock, none of which is issued and outstanding.

    Titan has reserved for issuance under its 1990, 1994 and 1997 Stock Option Plans, its 1996 Directors' Stock Option and Equity Participation Plan, and its 2000 Employee and Director Stock Option and Incentive Plan a total of 7,125,000 shares of Titan common stock, of which 4,632,841 shares were covered by outstanding options as of June 30, 2001. Titan also has 1,000,000 shares of its common stock reserved for issuance under Titan's Employee Stock Ownership Plan, of which 460,024 shares were issued and outstanding as of June 30, 2001, and 2,000,000 shares of Titan common stock reserved for issuance under its Employee Stock Purchase Plan and its 2000 Employee Stock Purchase Plan, of which 837,365 shares were issued and outstanding as of June 30, 2001.

    In addition, Titan recently filed a registration statement with the Securities and Exchange Commission to register 8,048,685 shares of Titan common stock that Titan may issue to the public, which amount includes the underwriters' overallotment option. Titan stockholders also included 576,315 shares of Titan common stock on this registration statement that those stockholders may sell to the public. To the extent that Titan issues the shares of Titan common stock referred to above, your fully diluted equity interest in Titan, based on the number of shares of Titan common stock you receive in exchange for your Datron common shares pursuant to the exchange offer and the merger, will be proportionately reduced.

    The following summary describes the material terms of Titan's capital stock and stockholder rights plan. The description of capital stock and stockholder rights plan is qualified by reference to Titan's certificate of incorporation, as amended, bylaws and stockholder rights plan.

COMMON STOCK

    DIVIDENDS. Subject to the right of the holders of any class of preferred stock, holders of shares of Titan common stock are entitled to receive dividends that may be declared by Titan's board of directors out of legally available funds. No dividend may be declared or paid in cash or property on any share of any class of common stock unless simultaneously the same dividend is declared or paid on each share of that and every other class of common stock; provided, that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of that class.

    VOTING RIGHTS. The holders of Titan common stock are entitled to one vote for each share held and do not have cumulative voting rights.

    LIQUIDATION RIGHTS. Upon our liquidation, dissolution or winding-up, the holders of Titan common stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and holders of Titan preferred stock, if any.

    OTHER PROVISIONS. The holders of Titan common stock are not entitled to preemptive or similar rights.

PREFERRED STOCK

    Titan is currently authorized to issue 5,000,000 shares of preferred stock, par value $1.00 per share, of which 1,068,102 shares have been previously issued as $1.00 cumulative convertible preferred stock, of which 689,978 shares were issued and outstanding as of June 30, 2001, and 1,000,000 shares have been designated as series A junior participating preferred stock, none of which is issued and outstanding. Titan's board of directors, in its sole discretion, may designate and issue one or more series of preferred stock from Titan's authorized and unissued shares of preferred stock. Subject to limitations imposed by law or Titan's amended and restated articles of incorporation, the board of directors is empowered to determine:

    - the designation of and the number of shares constituting a series of preferred stock;

    - the dividend rate, if any, for the series;

    - the terms and conditions of any voting and conversion rights for the series, if any;

    - the number of directors, if any, which the series shall be entitled to elect;

    - the amounts payable on the series upon Titan's liquidation, dissolution or winding-up;

    - the redemption prices and terms applicable to the series, if any; and

    - the preferences and relative rights among the series of preferred stock.

These rights, preferences, privileges and limitations of preferred stock could adversely affect the rights of holders of Titan common stock.

CUMULATIVE CONVERTIBLE PREFERRED STOCK

    DIVIDENDS. Each share of cumulative convertible preferred stock accrues dividends at the rate of $1.00 per share per annum.

    VOTING RIGHTS. The holders of Titan's cumulative convertible preferred stock are entitled to one-third of one vote for each share held and do not have cumulative voting rights.

    LIQUIDATION RIGHTS. Upon Titan's liquidation, dissolution or winding-up, the holders of Titan's cumulative convertible preferred stock are entitled to a liquidation preference of $20 per share plus any unpaid cumulative dividends before any distribution to holders of Titan common stock.

    CONVERSION RIGHTS. Each outstanding share of cumulative convertible preferred stock is convertible into Titan common stock, at the option of the holder, at a rate of two-thirds shares of common stock for each share of cumulative convertible preferred stock.

    REDEMPTION. Each share of cumulative convertible preferred stock is redeemable, but only at Titan's option, at a redemption price of $20 per share plus any accrued and unpaid dividends.

    OTHER PROVISIONS. The holders of Titan's cumulative convertible preferred stock are not entitled to preemptive or similar rights.

CONVERTIBLE TRUST PREFERRED SECURITIES

    In February 2000, Titan Capital Trust, Titan's wholly-owned subsidiary, issued 5,000,000 convertible preferred securities (Remarketable Term Income Deferrable Equity Securities, or HIGH TIDES(sm)) at $50 per security. The provisions of the HIGH TIDES issued by the trust are as follows:

    DISTRIBUTIONS. The HIGH TIDES accrue distributions of 5 3/4% per annum, payable quarterly in arrears. Titan may defer payment of the distributions for up to 20 consecutive quarters so long as no event of default with respect to the HIGH TIDES has occurred and is continuing. The trust's ability to pay distributions on the HIGH TIDES is solely dependent on its receipt of interest payments from Titan under debentures Titan issued to the trust in consideration of its distribution to Titan of the proceeds of its issuance of the HIGH TIDES. The 5 3/4% per annum rate may change on the reset date described below.

    REMARKETING. Approximately 5 years after issuance of the HIGH TIDES, a remarketing agent will attempt to establish an annual distribution rate, conversion price and redemption features for the HIGH TIDES that are consistent with a price per HIGH TIDES equal to 101% of its liquidation preference and that are also most favorable to Titan. The remarketing of the HIGH TIDES will become effective on the reset date, which is any date (1) not later than February 15, 2005, or, if the day is not a business day, the next succeeding day, and
(2) not earlier than 70 business days prior to February 15, 2005, as may be determined by the remarketing agent in its sole discretion. On or after the reset date, the applicable per annum distribution rate will be the term rate established by the remarketing agent based on the outcome of the remarketing.

    CONVERSION RIGHTS. Each HIGH TIDES is convertible into 1.0076 shares of Titan common stock. On or after the reset date, the conversion rights of the HIGH TIDES shall be those established in the remarketing.

    REDEMPTION RIGHTS. The HIGH TIDES are redeemable by Titan at its option in whole or in part beginning on February 20, 2003 at $50.72 per HIGH TIDE, which redemption price declines to $50.00 per HIGH TIDE beginning February 20, 2004 and continues in effect until the remarketing is effected, after which date the redemption features for the HIGH TIDES are those established in the remarketing.

    VOTING RIGHTS. Holders of HIGH TIDES are not entitled to voting rights, unless Titan defaults under the debentures Titan issued to the trust or Titan's guarantee of the trust's obligations to distribute available funds held by the trust to satisfy obligations under the HIGH TIDES, in which case the holders of HIGH TIDES are entitled, by majority vote, to appoint an additional trustee of the trust or remove other trustees.

    LIQUIDATION RIGHTS. If the trust is liquidated and the debentures Titan issued to the trust are not distributed to the holders of HIGH TIDES, the holders are entitled to receive, after satisfaction of liabilities to creditors of the trust as required by applicable law, $50 per HIGH TIDE plus accrued and unpaid distributions.

PREFERRED SHARE PURCHASE RIGHTS

    Each outstanding share of Titan common stock has or will have attached to it one preferred share purchase right, which Titan refers to as a right. Each right entitles the registered holder of Titan common stock to purchase from Titan, upon the occurrence of specified events, one one-hundredth of a share of Titan's series A junior participating preferred stock, which Titan refers to as the participating preferred shares, at a price of $42 per one one-hundredth of a participating preferred share, subject to adjustment. The terms of the rights are set forth in a rights agreement dated as of August 21, 1995, between Titan and American Stock Transfer and Trust Company, as rights agent.

    Until the distribution date described below, Titan will not issue separate certificates evidencing the rights. Until that date, the rights will be evidenced, with respect to any common stock certificate, by that common stock certificate. The rights will detach from the common stock and a distribution date will occur upon the earlier of the following dates:

    - subject to the exceptions described below, the tenth day following a public announcement that an "acquiring person," which, subject to the exceptions listed in the following sentence, includes a person or "group" of affiliated or associated persons, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of Titan's outstanding common stock, or

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    - the tenth day following the commencement, or the first public announcement by any person or group of an intention to commence, a tender offer or exchange offer that would result in beneficial ownership by a person or group of 15% or more of Titan's outstanding common stock.

    Titan's board of directors, with the concurrence of a majority of the continuing directors, may postpone the distribution date by determining a later distribution date before the time any person or group becomes an acquiring person. Any board member who is not an acquiring person or an affiliate or associate of an acquiring person, or an employee, director, representative, nominee or designee of an acquiring person, or its affiliate or associate, but who:

    - was a member of Titan's board of directors before any person becomes an acquiring person, or

    - became a member of Titan's board of directors after any person becomes an acquiring person if the member was nominated for election or elected to Titan's board of directors upon the recommendation or approval of a majority of the continuing directors, is considered to be a continuing director of Titan.

    The term "acquiring person" does not include Titan, any of its subsidiaries, any of Titan's or its subsidiaries' employee benefit plans or any entity holding Titan common stock for or under any of Titan's or its subsidiaries' employee benefit plans. In addition, a person who would otherwise be an acquiring person will not be considered an acquiring person if Titan's board of directors determines in good faith that such person inadvertently became the beneficial owner of 15% or more of Titan common stock and such person divests itself, as promptly as practicable, of beneficial ownership of a sufficient number of shares of Titan common stock so that it would no longer otherwise qualify as an acquiring person.

    The rights agreement provides that, until the distribution date, or earlier redemption or expiration of the rights, the rights will be transferred only with Titan common stock. The rights will be evidenced, with respect to any common stock certificate outstanding as of September 7, 1995, by that common stock certificate with a summary of the rights attached to it. Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after September 7, 1995, upon transfer or new issuances of common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date, the surrender for transfer of any certificates for common stock, even without a summary of the rights attached to it, also will constitute the transfer of the rights associated with the common stock represented by that certificate. As soon as practicable after the distribution date, separate certificates evidencing the rights will be mailed to holders of record of Titan common stock as of the close of business on the distribution date, and the separate right certificates alone will evidence the rights. Only Titan common stock issued before the distribution date will be issued with rights.

    The rights are not exercisable until the distribution date. The rights will expire on August 17, 2005, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by Titan, in each case as described below.

    The purchase price payable for the participating preferred shares, and the number of participating preferred shares or other securities or property issuable, upon exercise of the rights, as well as the number of rights outstanding, are subject to adjustment from time to time to prevent dilution in the following circumstances:

    - in the event of a stock dividend on, or a subdivision, combination or reclassification of the participating preferred shares,

    - upon the grant to holders of the participating preferred shares of rights or warrants to subscribe for or purchase participating preferred shares at a price, or securities convertible into participating preferred shares with a conversion price, less than the current market price of the participating preferred shares, or

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    - upon the distribution to holders of the participating preferred shares of evidences of indebtedness, securities or assets, excluding regular periodic cash dividends at a rate not in excess of 125% of the last cash dividend paid or, in the case that regular cash dividends have not been paid, at a rate not in excess of 50% of the average net income per share of the four quarters ended immediately before the payment of the dividend, or dividends payable in participating preferred shares or of subscription rights or warrants, other than those referred to above.

    The number of outstanding rights and the number of one one-hundredths of a participating preferred share issuable upon exercise of each right are also subject to adjustment in the event of a dividend or other distribution on the common stock payable in common stock or subdivisions, consolidations or combinations of Titan common stock occurring, in any of those cases, before the distribution date.

    Participating preferred shares purchasable upon exercise of the rights will not be redeemable. Each participating preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Titan common stock. If there is a liquidation, the holders of the participating preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of Titan common stock. Each participating preferred share will have 100 votes, voting together with Titan common stock. If there is a merger, consolidation or other transaction in which Titan common stock is exchanged, each participating preferred share will be entitled to receive 100 times the amount received per share of Titan common stock. These rights are protected by customary antidilution provisions.

    Because of the nature of the dividend, liquidation and voting rights of the participating preferred shares, the value of the one one-hundredth interest in a participating preferred share purchasable upon exercise of each right should approximate the value of one share of Titan common stock.

    If any person or group becomes an acquiring person, except pursuant to specified cash offers for all outstanding shares of Titan common stock approved by Titan's board of directors, or if Titan is the surviving corporation in a merger with an acquiring person or any affiliate or associate of an acquiring person and Titan common stock is not changed or exchanged, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive upon exercise of the right at the then-current market price, instead of participating preferred shares, that number of shares of Titan common stock having a market value of two times the exercise price of the right. If Titan does not have sufficient common stock issued but not outstanding, or authorized but unissued, to permit the exercise in full of the rights, Titan will be required to take all action necessary to authorize additional common stock for issuance upon exercise of the rights. If, after a good-faith effort, Titan is unable to take all necessary action, Titan will substitute, for each share of common stock that would otherwise be issuable upon exercise of a right, a number of participating preferred shares, or fractional participating preferred shares, with the same market value as that share of common stock.

    If, after a person or group has become an acquiring person, Titan is acquired in a merger or other business combination transaction or 50% or more of Titan's consolidated assets or earning power are sold, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive, upon the exercise of the right at its then-current exercise price and instead of participating preferred shares, that number of shares of common stock of the acquiring company, or its parent, which at the time of the transaction will have a market value of two times the exercise price of the right.

    The exercise price of a right at any date will be equal to the purchase price at that date multiplied by the number of one one-hundredths of a participating preferred share for which a right is exercisable at that date.

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    At any time after any person or group becomes an acquiring person and before the acquisition by that person or group of 50% or more of Titan's outstanding common stock, Titan's board of directors may exchange the rights, in whole or in part, for a number of shares of Titan common stock, per right, having an aggregate value equal to the excess of the value of the shares of Titan common stock issuable upon exercise of a right after a person or group becomes an acquiring person over the purchase price, subject to adjustment. Titan's board of directors will not exchange the rights owned by the acquiring person or group, which will have become null and void.

    With specified exceptions, no adjustments in the purchase price for the preferred shares will be required until cumulative adjustments require an adjustment of at least 1% of that purchase price. No fractional participating preferred shares will be issued, other than fractions which are integral multiples of one one-hundredth of a participating preferred share, which may, at Titan's election, be evidenced by depositary receipts. Instead of issuing fractional participating preferred shares, Titan will make an adjustment in cash based on the market price of the participating preferred shares on the last trading day before the date of exercise.

    Upon approval by Titan's board of directors, Titan may redeem the rights, in whole, but not in part, at a price of $.01 per right at any time until 10 days following the public announcement that a person or group has become an acquiring person. Titan's board of directors, with the concurrence of a majority of the continuing directors, may extend the period during which the rights are redeemable beyond the 10 days following the public announcement that a person or group has become an acquiring person.

    Under circumstances described in the rights agreement, the decision to redeem will require the concurrence of a majority of the continuing directors. Immediately upon the determination of Titan's board of directors to redeem the rights, Titan will make an announcement of the redemption. Upon the redemption, the right to exercise the rights will terminate and the only right of right holders will be to receive the redemption price.

    Until a right is exercised, the holder of the right, in the capacity of a holder, will have no rights as a stockholder of Titan, including, without limitation, the right to vote or to receive dividends. Although the distribution of the rights will not be taxable to stockholders or to Titan, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Titan common stock or other consideration, or for common stock of the acquiring company or its parent as set forth above.

    Any of the provisions of the rights agreement may be amended or supplemented by Titan's board of directors before the distribution date. From and after the distribution date, Titan and the rights agent may amend or supplement the rights agreement from time to time without the approval of any holders of rights:

    - to cure any ambiguity, to correct or supplement any defective or inconsistent provisions,

    - to shorten or lengthen any time period under the rights agreement relating to when the rights may be redeemed, so long as, under specified circumstances, a majority of the continuing directors approve the shortening or lengthening, or

    - to make any other provisions with respect to the rights which Titan and the rights agent may deem necessary or desirable.

    Notwithstanding this right to amend or supplement, from and after the distribution date, the rights agreement may not be amended in any manner which would adversely affect the interest of the holders of rights.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    Titan is subject to section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any "business combination" with any

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"interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder unless:

    - before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

    - upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

    - at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    Section 203 defines "business combination" to include the following:

    - any merger or consolidation of the corporation with the interested stockholder;

    - any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

    - subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

    - any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

    - any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

    In general, section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by that entity or person.

TRANSFER AGENT AND REGISTRAR

    American Stock Transfer and Trust Company is the transfer agent and registrar for Titan common stock.

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        COMPARATIVE RIGHTS OF TITAN STOCKHOLDERS AND DATRON STOCKHOLDERS

    Datron is a Delaware corporation and a public company, and your rights as a Datron stockholder are governed by the Delaware General Corporation Law and Datron's certificate of incorporation, certificate of designation of Series A Participating Cumulative Preferred Stock, certificate of designation of Series RP Preferred Stock and amended and restated bylaws. Following the merger, Datron stockholders will be common stockholders of Titan, which is a Delaware corporation and a public company. Your rights as a Titan stockholder will continue to be governed by the Delaware General Corporation Law, but also will be governed by Titan's certificate of incorporation, bylaws and stockholder rights agreement, which is referred to as the rights agreement. For more information on Titan's organizational documents, see "DESCRIPTION OF TITAN CAPITAL STOCK."

    Significant differences, which Titan and Datron believe are all the material differences, between the rights of Titan stockholders and Datron stockholders are summarized below. This summary is not an exhaustive list or detailed description of the provisions discussed and is qualified in its entirety by Titan's certificate of incorporation, bylaws and rights agreement, and Datron's certificate of incorporation, certificate of designation of Series A Participating Cumulative Preferred Stock, certificate of designation of Series RP Preferred Stock and amended and restated bylaws, each of which you should review carefully. Copies of these documents may be obtained as described under "WHERE YOU CAN FIND MORE INFORMATION."

AUTHORIZED SHARES OF CAPITAL STOCK; DIVIDEND RIGHTS; OTHER DISTRIBUTIONS

    TITAN. Titan's authorized capital stock currently consists of 200,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. Under Titan's certificate of incorporation, Titan's board of directors currently has the authority, without further action by Titan stockholders, to issue up to 2,931,898 authorized shares of Titan preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. Of the authorized shares of Titan preferred stock, Titan's board of directors has designated 1,000,000 shares as series A junior participating preferred stock and 1,068,102 shares as $1.00 cumulative convertible preferred stock. For additional information on Titan's capital stock, see "DESCRIPTION OF TITAN CAPITAL STOCK."

    During the time that any series of Titan preferred stock is outstanding, if the terms of the series so provide, no dividends may be declared or paid by Titan's board of directors on Titan common stock, unless dividends on all outstanding shares of the relevant class or series of Titan preferred stock for the current and all past dividend periods have been declared and paid or provision made for the payment of those dividends.

    DATRON. Datron's authorized capital stock consists of 10,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share, of which 100,000 shares are designated as Series A Participating Cumulative Preferred Stock and 10,000 shares are designated as Series RP Preferred Stock. No shares of Datron preferred stock are issued and outstanding. Under Datron's certificate of incorporation, Datron's board of directors currently has the authority, without further action by Datron stockholders, to issue shares of preferred stock from time to time in one or more series. Datron's board is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock and to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series.

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VOTING RIGHTS

    TITAN. Subject to the voting rights of holders of any then outstanding Titan preferred stock, each share of Titan common stock is entitled to one vote on each matter submitted to a vote of the stockholders of Titan. Shares of Titan common stock are not entitled to any cumulative voting rights.

    Each holder of Titan's $1.00 cumulative convertible preferred stock is entitled to one-third vote per share of such stock. Holders of the common stock and the $1.00 cumulative convertible preferred stock generally vote as a single class.

    DATRON. Each share of Datron common stock is entitled to one vote on each matter submitted to a vote of the stockholders of Datron. Shares of Datron common stock are not entitled to any cumulative voting rights.

PREEMPTIVE RIGHTS

    TITAN. Titan common stock has no preemptive rights enabling a holder to subscribe for or receive shares of any class of stock of Titan or any other securities convertible into shares of any class of stock of Titan under Titan's certificate of incorporation.

    DATRON. Datron common stock has no preemptive rights enabling a holder to subscribe to or receive shares of any class of stock of Datron or any other security convertible into shares of any class of stock of Datron under Datron's certificate of incorporation.

BUSINESS COMBINATIONS; SUPERMAJORITY VOTING REQUIREMENTS

    Titan and Datron are subject to Section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder unless:

    - before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

    - upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

    - at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    Section 203 defines "business combination" to include the following:

    - any merger or consolidation of the corporation with the interested stockholder;

    - any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

    - subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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    - any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

    - any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

    In general, section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by that entity or person.

    TITAN. Titan's certificate of incorporation and bylaws do not have supermajority or other special voting requirements for business combinations or other transactions.

    DATRON. Datron's certificate of incorporation and bylaws also do not have supermajority or other special voting requirements for business combinations or other transactions.

APPRAISAL RIGHTS

    TITAN. Titan's certificate of incorporation does not provide for appraisal rights other than those rights designated by the Delaware General Corporation Law. The Delaware General Corporation Law provides for appraisal rights only in the case of specified mergers or consolidations and not, unless the certificate of incorporation of a corporation so provides, in the case of other mergers, a sale or transfer of all or substantially all of its assets or an amendment to its certificate of incorporation. In addition, the Delaware General Corporation Law does not provide appraisal rights in connection with a merger or consolidation, unless the certificate of incorporation of a corporation so provides, to the holders of shares of a constituent corporation listed on a national securities exchange, or designated as a national market system security by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 stockholders, unless the applicable agreement of merger or consolidation requires the holders of those shares to receive, in exchange for those shares, any property other than shares of stock of the resulting or surviving corporation, shares of stock of any other corporation listed on a national securities exchange or designated as described above, or held of record by more than 2,000 holders, cash in lieu of fractional shares or any combination of the foregoing. The Delaware General Corporation Law also denies appraisal rights to the stockholders of the surviving corporation in a merger if such merger did not require approval by the stockholders of the surviving corporation.

    DATRON. Datron's certification of incorporation does not provide for appraisal rights other than those rights designated by the Delaware General Corporation Law, as summarized above.

SPECIAL MEETINGS OF STOCKHOLDERS

    TITAN. Titan's bylaws provide that special meetings may be called by Titan pursuant to Titan's notice of meeting provisions. The stockholders of Titan do not have the right to request or call a special meeting of stockholders, but a stockholder may nominate persons for election as directors at a special meeting called by Titan for the purpose of electing directors if the stockholder complies with the advance notice provisions of the bylaws.

    DATRON. The provisions in Datron's bylaws regarding special meetings of stockholders are substantially the same as the Titan provisions described above.

STOCKHOLDER ACTION WITHOUT A MEETING

    TITAN. Titan's bylaws provide that stockholder action may be taken by written consent instead of a meeting, but only upon compliance with advance notice and other procedural requirements specified in Titan's bylaws. Any Titan stockholder of record seeking to have Titan's stockholders authorize or take corporate action by written consent must, by written notice to Titan's secretary, request Titan's board of

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directors to fix a record date for the purpose of determining the stockholders entitled to consent to the action in writing without a meeting. Within 10 days of receiving the notice, Titan's board of directors must adopt a resolution fixing the record date, which must not precede, or be more than 10 days after, the date of the resolution. If the Titan board of directors does not fix a record date in this manner, the record date:

    - when no prior action by the Titan board of directors is required by applicable law, will be the first date on which a signed written consent describing the action taken or proposed to be taken is delivered to Titan; or

    - when prior action by the Titan board of directors is required by applicable law, will be at the close of business on the date on which the Titan board of directors adopts the resolution taking the required action.

In addition, Titan's bylaws provide that no stockholder action by written consent is effective until nationally recognized inspectors of election certify to Titan that the consents properly delivered to Titan represent at least the minimum number of votes that would be necessary to take the corporate action. All stockholder consents must be properly delivered to Titan within 60 days of the date that the earliest dated written consent was received by Titan.

    DATRON. The provisions in Datron's bylaws regarding the procedures for stockholders to take action by written consent without a meeting are substantially the same as the Titan provisions described above.

STOCKHOLDER PROPOSAL PROCEDURES

    TITAN. Titan's bylaws require that notice of proposals by stockholders to be brought before any annual meeting must be delivered to Titan not later than the 60th day nor earlier than the 90th day before the first anniversary of the preceding year's annual meeting. If, however, the annual meeting is more than 30 days before or more than 60 days after the anniversary date, the notice must be delivered not earlier than the 90th day nor later than the 60th day before the annual meeting, or the 10th day following the date on which Titan first publicly announces the annual meeting date. The notice must include, as to each matter the stockholder proposes to bring before the annual meeting:

    - a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the annual meeting;

    - the name, age and business and residential addresses, as they appear on Titan's records, of the stockholders proposing such business;

    - the class and number of Titan's capital stock which are beneficially owned by the stockholder; and

    - any material interest of the stockholder in the proposed business.

    DATRON. The Datron bylaws require that a stockholder must give timely notice in writing to the Secretary of Datron not less than 45 nor more than 75 days prior to the first anniversary of the date on which Datron first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth:

    - all information relating to each person whom the stockholder proposes to nominate for election or reelection as a director as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities

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      Exchange Act of 1934, as amended, and such person's written consent to serve as a director if elected;

    - as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

    - as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

       (1) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner;

       (2) the class and number of shares of the corporation that are owned beneficially and of record by such stockholder and such beneficial owner; and

       (3) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of Datron's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of Datron's voting shares to elect such nominee or nominees.

    - such business must be a proper matter for stockholder action under the Delaware General Corporation Law;

    - if the stockholder has provided Datron with an affirmative statement of the stockholder's intent, (a "Solicitation Notice"), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of Datron's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of Datron's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominee proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and

    - if no Solicitation Notice relating thereto has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

STOCKHOLDER RIGHTS PLAN

    TITAN. Titan is a party to the rights agreement with American Stock Transfer and Trust Company, as rights agent. For information on the rights agreement, see "DESCRIPTION OF TITAN CAPITAL STOCK--PREFERRED SHARE PURCHASE RIGHTS."

    DATRON. Datron is a party to a rights agreement with Mellon Investor Services LLC, as rights agent.

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CLASSIFIED BOARD OF DIRECTORS

    TITAN. Titan's certificate of incorporation and bylaws do not provide for a classified board of directors. The size of Titan's board of directors is currently fixed by the Titan bylaws at nine directors.

    DATRON. Datron's certificate of incorporation and bylaws do not provide for a classified board of directors. The size of the Datron board of directors was initially set by the bylaws at seven and may thereafter be increased or decreased (but not decreased to less than one director nor increased to more than nine directors) as determined by a majority of the Datron board of directors. The number of directors of Datron is currently seven.

NOMINATIONS OF DIRECTORS

    TITAN. Subject to the rights of holders of Titan's $1.00 cumulative convertible preferred stock described below, Titan's bylaws provide that nominations for the election of directors may be made by Titan's board of directors or Titan's stockholders. Titan's bylaws provide that any stockholder wishing to nominate persons for election as directors at an annual meeting must deliver to the secretary of Titan, at Titan's principal office in San Diego, a written notice of the stockholder's intention to make a director nomination. The stockholder is required to furnish the notice not later than 60 days nor earlier than 90 days before the first anniversary of the preceding year's annual meeting. If, however, the annual meeting is more than 30 days before or more than 60 days after the anniversary date, the notice must be delivered not earlier than the 90th day nor later than the 60th day before the annual meeting, or the 10th day following the date on which Titan first publicly announces the annual meeting date. The notice must set forth the following information:

    - the name and address of record of the stockholder who intends to make the nomination;

    - a representation that the stockholder is a holder of record of Titan common stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

    - the name, age, business and residential addresses and principal occupation or employment of each nominee;

    - a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or are to be made by the stockholder;

    - other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the rules and regulations of the SEC; and

    - the written consent of each proposed nominee to serve as a director of Titan if so elected.

    Holders of Titan's $1.00 cumulative preferred stock are entitled to elect two directors to Titan's board of directors in the event of a default in the payment of dividends on the $1.00 cumulative convertible preferred stock. The size of Titan's board in this event would be increased by two directors.

    DATRON. The Datron bylaws provide that: nominations of persons for election to the board and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to Datron's notice with respect to such meeting, (b) by or at the direction of the board or (c) by any stockholder of record of Datron who was a stockholder of record at the time of the giving of the notice, who is entitled to vote at the meeting and who has complied with the advance notice procedures described earlier.

REMOVAL OF DIRECTORS

    TITAN. Under Titan's bylaws, Titan's directors may be removed at any time, either with or without cause, by the affirmative vote of stockholders having a majority of the voting power of Titan. This bylaw provision is subject to rights under Titan's certificate of incorporation of holders of Titan's $1.00 cumulative convertible preferred stock during any period in which Titan defaults on the payment of dividends on the $1.00 cumulative convertible preferred stock.

    DATRON. The Datron bylaws provides that any director may be removed, with or without cause, at any time, by the holders of a majority of the shares entitled to vote at on election of directors.

VACANCIES ON THE BOARD OF DIRECTORS

    TITAN. Titan's bylaws provide that, when any vacancy occurs in the Titan board of directors, whether by reason of an increase in the number of members composing the Titan board of directors, or otherwise, a majority of the remaining members of the Titan board of directors, even though less than a quorum may appoint a director or directors to fill such vacancy or vacancies. The bylaws further provide, however, that if a vacancy is caused by removal, then the successor must be elected by Titan stockholders at a special meeting called for that purpose. This bylaw provision is subject to rights under Titan's certificate of incorporation of holders of Titan's $1.00 cumulative convertible preferred stock during any period in which Titan defaults on the payment of dividends on the $1.00 cumulative convertible preferred stock.

    DATRON. The Datron bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. In addition, any directors so chosen will hold office until the next annual meeting, and until their successors shall be elected and qualified and when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), any stockholder or stockholders holding at least 10 percent of the total number of shares at the time outstanding having the right to vote for such directors, may apply to the Delaware County of Chancery for a summary order that an election be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

INDEMNIFICATION

    TITAN. Titan's bylaws provide for indemnification by Titan, to the fullest extent permitted by law, of its officers, directors, employees and agents.

    DATRON. The Datron bylaws provide for indemnification by Datron, to the fullest extent permitted by law, of its officers, directors, employees and agents.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

    TITAN. Titan's certificate of incorporation provides for the elimination and limitation of the personal liability of directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. In addition, Titan's certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The effect of this provision is to eliminate the rights of Titan and its stockholders, through stockholder derivative suits on behalf of Titan, to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except in certain situations. The provision does not limit or eliminate the rights of Titan or any stockholder to seek non-monetary relief such as an injunction or rescission upon breach of a director's duty of care. This provision is consistent with section 102(b)(7) of the Delaware General Corporation Law, which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations.

    DATRON. The Datron certificate of incorporation provides that directors shall have no personal liability to Datron or its stockholders for monetary damages for breach of fiduciary duty as a director except for any breach of the director's duty of loyalty to this corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derives an improper personal benefit.

AMENDMENT OF CERTIFICATE OF INCORPORATION

    TITAN. Titan's certificate of incorporation may be amended under the Delaware General Corporation Law by a majority vote of the total number of shares outstanding and entitled to vote on the amendment. If any amendment of Titan's certificate of incorporation would adversely affect the rights of any holders of shares of a class or series of capital stock, or such holders are entitled to vote on the amendment, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize the amendment.

    DATRON. Datron's certificate of incorporation may be amended under the Delaware General Corporation Law by a majority vote of the total number of shares outstanding and entitled to vote on the amendment. If any amendment of Datron's certificate of incorporation would adversely affect the rights of any holders of shares of a class or series of capital stock, or such holders are entitled to vote on the amendment, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize the amendment.

AMENDMENT OF BYLAWS

    TITAN. Titan's bylaws may be amended or repealed either by the Titan board of directors, acting by the affirmative vote of a majority of the Titan directors, or by Titan's stockholders.

    DATRON. Datron's bylaws may be amended or repealed either by the Datron board of directors or by the stockholders. The effects of these provisions are substantially the same as the Titan provisions described above.

                                 LEGAL MATTERS

    Cooley Godward LLP will pass on the validity of the shares of Titan common stock to be issued to Datron stockholders in the transaction. Certain tax consequences of the transaction will be passed upon for Titan by Cooley Godward LLP and for Datron by Heller Ehrman White & McAuliffe LLP.

                                    EXPERTS

    The audited consolidated financial statements of The Titan Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The consolidated financial statements of Datron as of March 31, 2001 and 2000, and for each of the three years in the period ended March 31, 2001, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    Titan and Datron file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Securities and Exchange
Commission:

       Public Reference Room
       450 Fifth Street, N.W.
       Suite 1024
       Washington, D.C. 20549

       Northeast Regional Office
       7 World Trade Center
       Room 1300
       New York, New York 10048

       Midwest Regional Office
       500 West Madison Street
       Suite 1400
       Chicago, Illinois 60661-2511

    You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

    You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Suite 1024, Washington, D.C. 20549, at prescribed rates.

    The Securities and Exchange Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Titan and Datron, that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

    Titan has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the shares of Titan common stock to be issued pursuant to the transaction. This prospectus is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, Titan has also filed with the Securities and Exchange Commission a statement on Schedule TO pursuant to Rule 14d-3 under the Securities Exchange Act of 1934, to furnish additional information about the exchange offer. You may obtain copies of the Form S-4 and the Schedule TO, and any amendments to those documents, in the manner described above.

    The Securities and Exchange Commission allows Titan to "incorporate by reference" information into this prospectus, which means that it can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents described below that Titan has previously filed with the Securities and Exchange Commission. These documents contain important information about Titan.

    The following documents listed below that Titan has previously filed with the Securities and Exchange Commission are incorporated by reference:

    - Titan's Form 10-K for the fiscal year ended December 31, 2000, which was filed on April 2, 2001, and its amendment to its Form 10-K, which was filed on April 4, 2001, including information incorporated by reference in the Form 10-K from Titan's definitive proxy statement for the 2001 annual meeting of stockholders, which was filed on April 6, 2001;

    - Titan's Form 10-Q for the quarter ended March 31, 2001, which was filed on May 15, 2001;

    - The description of Titan's common stock contained in Titan's registration statement on Form 8-B filed June 16, 1969, including any amendments or reports filed for the purpose of updating such description; and

    - The description of Titan's common stock contained in Titan's registration statement on Form 8A12B filed on August 24, 1995, including any amendments or reports filed for the purpose of updating such description.

    All documents that Titan files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus to the last date that shares are accepted for exchange pursuant to the exchange offer or the merger, or the date that the exchange offer is terminated shall also be deemed to be incorporated by reference into this prospectus.

    DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM TITAN, WITHOUT CHARGE, UPON ORAL OR WRITTEN REQUEST TO THE TITAN CORPORATION, INVESTOR RELATIONS, 3033 SCIENCE PARK ROAD, SAN DIEGO, CALIFORNIA 92121-1199, ATTN:
ROCHELLE R. BOLD, VICE PRESIDENT, INVESTOR RELATIONS, TELEPHONE NUMBER: (858) 552-9500. IN ORDER TO RECEIVE TIMELY DELIVERY, YOU MUST MAKE YOUR REQUEST NO LATER THAN JULY 31, 2001. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM TITAN, TITAN WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER TITAN RECEIVES YOUR REQUEST.

    Titan has not authorized anyone to give any information or make any representation about the exchange offer or the merger that is different from, or in addition to, that contained in this prospectus or in any of the materials that Titan has incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

    SureBeam-Registered Trademark- and Cayenta-Registered Trademark- are registered trademarks of The Titan Corporation. All other tradenames and trademarks appearing in this prospectus are the property of their holders.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
DATRON CONSOLIDATED FINANCIAL STATEMENTS:
  Independent Auditors' Report..............................     F-2
  Consolidated Balance Sheets at March 31, 2001 and 2000....     F-3
  Consolidated Statements of Operations for the Years Ended
    March 31, 2001, 2000 and 1999...........................     F-4
  Consolidated Statements of Stockholders' Equity for the
    Years Ended March 31, 2001, 2000 and 1999...............     F-5
  Consolidated Statements of Cash Flows for the Years Ended
    March 31, 2001, 2000 and 1999...........................     F-6
  Notes to Consolidated Financial Statements................     F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Datron Systems Incorporated
Vista, California

    We have audited the accompanying consolidated balance sheets of Datron Systems Incorporated and its subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Datron Systems Incorporated and its subsidiaries as of March 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

San Diego, California
May 11, 2001

                          DATRON SYSTEMS INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                                                                      MARCH 31,
                                                              -------------------------
                                                                 2001          2000
                                                              -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 8,380,000   $12,183,000
  Accounts receivable, net..................................   19,652,000    12,658,000
  Inventories...............................................   11,495,000    11,626,000
  Deferred income taxes.....................................    2,426,000     2,603,000
  Prepaid expenses and other current assets.................      493,000       343,000
                                                              -----------   -----------
    Total current assets....................................   42,446,000    39,413,000

Property, plant and equipment, net..........................    9,004,000     9,427,000
Goodwill, net...............................................    5,032,000     5,237,000
Other assets................................................      787,000       320,000
                                                              -----------   -----------
    Total assets............................................  $57,269,000   $54,397,000
                                                              ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $ 4,835,000   $ 2,921,000
  Accrued expenses..........................................    6,754,000     9,632,000
  Customer advances.........................................    1,929,000     1,408,000
  Income taxes payable......................................    1,554,000     1,433,000
  Current portion of long-term debt.........................       96,000        90,000
                                                              -----------   -----------
    Total current liabilities...............................   15,168,000    15,484,000

Long-term debt..............................................    2,984,000     3,080,000
Deferred income taxes.......................................    1,481,000     1,614,000
Deferred rent...............................................      150,000       103,000
                                                              -----------   -----------
    Total liabilities.......................................   19,783,000    20,281,000
                                                              -----------   -----------

Commitments and contingencies--Note 8

Stockholders' equity:
  Preferred stock--par value $0.01; authorized 2,000,000
    shares, none issued or outstanding......................           --            --
  Common stock--par value $0.01; authorized 10,000,000
    shares, 3,116,292 and 3,098,943 shares issued in 2001
    and 2000, respectively..................................       31,000        31,000
  Additional paid-in capital................................   11,114,000    10,904,000
  Retained earnings.........................................   28,417,000    25,460,000
  Treasury stock, at cost; 368,005 and 387,303 shares in
    2001 and 2000, respectively.............................   (2,076,000)   (2,115,000)
  Stock option plan and stock purchase plan notes
    receivable..............................................           --      (164,000)
                                                              -----------   -----------
    Total stockholders' equity..............................   37,486,000    34,116,000
                                                              -----------   -----------
    Total liabilities and stockholders' equity..............  $57,269,000   $54,397,000
                                                              ===========   ===========

                See notes to consolidated financial statements.

                          DATRON SYSTEMS INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 YEARS ENDED MARCH 31,
                                                        ---------------------------------------
                                                           2001          2000          1999
                                                        -----------   -----------   -----------
NET SALES.............................................  $62,262,000   $61,887,000   $59,084,000
Cost of sales.........................................   44,352,000    42,836,000    40,324,000
                                                        -----------   -----------   -----------
Gross profit..........................................   17,910,000    19,051,000    18,760,000

Selling, general and administrative...................   12,567,000    12,100,000    12,610,000
Research and development..............................    3,993,000     3,960,000     3,269,000
Gain on sale of product line..........................   (2,801,000)           --            --
                                                        -----------   -----------   -----------
OPERATING INCOME......................................    4,151,000     2,991,000     2,881,000

Interest expense......................................     (212,000)     (217,000)     (326,000)
Interest income.......................................      405,000       194,000       231,000
Other income..........................................       64,000     1,129,000        47,000
                                                        -----------   -----------   -----------
Income before income taxes............................    4,408,000     4,097,000     2,833,000

Income taxes..........................................    1,451,000     1,593,000     1,131,000
                                                        -----------   -----------   -----------

NET INCOME............................................  $ 2,957,000   $ 2,504,000   $ 1,702,000
                                                        ===========   ===========   ===========

EARNINGS PER COMMON SHARE--BASIC......................  $      1.08   $      0.93   $      0.63
                                                        ===========   ===========   ===========
Weighted average number of common shares
  outstanding.........................................    2,735,000     2,703,000     2,688,000
                                                        ===========   ===========   ===========

EARNINGS PER COMMON SHARE--DILUTED....................  $      1.06   $      0.92   $      0.63
                                                        ===========   ===========   ===========
Weighted average number of common and common
  equivalent shares outstanding.......................    2,792,000     2,727,000     2,688,000
                                                        ===========   ===========   ===========

                See notes to consolidated financial statements.

                          DATRON SYSTEMS INCORPORATED
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                     STOCK OPTION
                                     COMMON STOCK        ADDITIONAL                                  PLAN & STOCK
                                 ---------------------     PAID-IN      RETAINED      TREASURY      PURCHASE PLAN
                                  SHARES     PAR VALUE     CAPITAL      EARNINGS        STOCK      NOTES RECEIVABLE      TOTAL
                                 ---------   ---------   -----------   -----------   -----------   ----------------   -----------
Balance at April 1, 1998.......  2,679,284    $31,000    $10,670,000   $21,254,000   $(2,106,000)     $(244,000)      $29,605,000
Stock issued under employee
  stock purchase plan and tax
  benefits.....................     14,469         --         75,000            --            --             --            75,000
Stock option compensation......         --         --         13,000            --            --             --            13,000
Net income.....................         --         --             --     1,702,000            --             --         1,702,000
                                 ---------    -------    -----------   -----------   -----------      ---------       -----------
Balance at March 31, 1999......  2,693,753     31,000     10,758,000    22,956,000    (2,106,000)      (244,000)       31,395,000
Stock issued under employee
  stock purchase plan..........     14,411         --         79,000            --            --             --            79,000
Treasury stock received for
  note payment.................     (5,334)        --             --            --       (80,000)        80,000                --
Stock options exercised for
  treasury stock and tax
  benefits.....................      8,810         --         45,000            --        71,000             --           116,000
Stock option compensation......         --         --         22,000            --            --             --            22,000
Net income.....................         --         --             --     2,504,000            --             --         2,504,000
                                 ---------    -------    -----------   -----------   -----------      ---------       -----------
Balance at March 31, 2000......  2,711,640     31,000     10,904,000    25,460,000    (2,115,000)      (164,000)       34,116,000
Stock issued under employee
  stock purchase plan..........     17,349         --        134,000            --            --             --           134,000
Treasury stock received for
  note payment and stock option
  exercise.....................    (23,287)        --             --            --      (306,000)       164,000          (142,000)
Stock options exercised for
  treasury stock and tax
  benefits.....................     42,585         --         65,000            --       345,000             --           410,000
Stock option compensation......         --         --         11,000            --            --             --            11,000
Net income.....................         --         --             --     2,957,000            --             --         2,957,000
                                 ---------    -------    -----------   -----------   -----------      ---------       -----------
BALANCE AT MARCH 31, 2001......  2,748,287    $31,000    $11,114,000   $28,417,000   $(2,076,000)            --       $37,486,000
                                 =========    =======    ===========   ===========   ===========      =========       ===========

                          DATRON SYSTEMS INCORPORATED
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       YEARS ENDED MARCH 31,
                                                              ---------------------------------------
                                                                 2001          2000          1999
                                                              -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $ 2,957,000   $ 2,504,000   $ 1,702,000
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
  Depreciation and amortization.............................    1,851,000     1,924,000     2,301,000
  Gain on sale of product line..............................   (2,801,000)           --            --
  Changes in operating assets and liabilities:
    Accounts receivable.....................................   (7,270,000)   (1,691,000)    4,520,000
    Inventories.............................................     (419,000)      264,000     2,158,000
    Deferred income taxes...................................       44,000       257,000       342,000
    Prepaid expenses and other assets.......................     (620,000)      397,000         6,000
    Accounts payable and accrued expenses...................   (1,218,000)    2,663,000    (2,787,000)
    Customer advances.......................................      521,000      (186,000)      629,000
    Income taxes payable....................................      121,000     1,151,000        79,000
    Restructuring reserve...................................           --            --      (320,000)
    Deferred rent...........................................       47,000       103,000            --
  Other.....................................................       40,000        40,000        13,000
                                                              -----------   -----------   -----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES.........   (6,747,000)    7,426,000     8,643,000
                                                              -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment..................   (1,266,000)   (1,289,000)   (1,535,000)
Proceeds from sales of property, plant and equipment........       17,000       387,000        77,000
Proceeds from sale of product line..........................    3,881,000            --            --
                                                              -----------   -----------   -----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.........    2,632,000      (902,000)   (1,458,000)
                                                              -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt................................           --            --     3,300,000
Repayments of long-term debt................................      (90,000)      (84,000)      (46,000)
Decrease in revolving credit facility.......................           --            --    (5,600,000)
Stock options exercised and tax benefits....................      268,000       116,000         1,000
Issuance of common stock....................................      134,000        79,000        74,000
                                                              -----------   -----------   -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.........      312,000       111,000    (2,271,000)
                                                              -----------   -----------   -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............   (3,803,000)    6,635,000     4,914,000
Cash and cash equivalents at beginning of year..............   12,183,000     5,548,000       634,000
                                                              -----------   -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $ 8,380,000   $12,183,000   $ 5,548,000
                                                              ===========   ===========   ===========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...............................................  $   212,000   $   217,000   $   327,000
Income tax paid (refunds received)..........................  $ 1,216,000   $  (355,000)  $   596,000

                See notes to consolidated financial statements.

                          DATRON SYSTEMS INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF OPERATIONS

    Datron Systems Incorporated and its wholly-owned subsidiaries (the "Company") provide products and services addressing the needs of emerging satellite and radio communication markets. The Company reports operations in two business segments: Antenna and Imaging Systems, which operates from facilities in Simi Valley, California, and Communication Products, which operates from facilities in Vista, California. The Antenna and Imaging Systems business segment designs and manufactures two primary product lines: (i) satellite tracking antenna systems used for remote sensing, TT&C (telemetry, tracking and control) and satellite communication purposes by government and commercial users, and (ii) mobile broadband communication systems for airlines, military transports, and mobile land and marine direct broadcast satellite ("DBS") TV users. The Communication Products business segment designs, manufactures and distributes voice and data communication radios and accessories for worldwide military and commercial purposes. The Company's products are sold worldwide through a network of Company salespersons and independent dealers and sales representatives.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior year amounts to conform to the presentation for fiscal 2001.

ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

    Cash equivalents consist of highly liquid investments purchased with maturities of three months or less and which are readily convertible into cash.

INVENTORIES

    Inventories are carried at the lower of cost (first-in, first-out) or market (determined on the basis of estimated realizable value).

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Useful lives range from two to ten years for machinery and equipment and furniture and fixtures, and from seven to forty years for buildings and building improvements. Leasehold improvements are amortized over the related lease term.

                          DATRON SYSTEMS INCORPORATED

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
GOODWILL

    Goodwill represents the excess of the cost of purchased businesses over the fair value of their net assets at date of acquisition and is being amortized on a straight-line basis over 38 years. Accumulated amortization of goodwill was $2,669,000 at March 31, 2001 and $2,464,000 at March 31, 2000.

TREASURY STOCK

    Repurchased shares of the Company's common stock are included in treasury stock at cost. Shares issued from treasury stock for exercise of stock options are issued at cost on a first-in, first-out basis.

REVENUE RECOGNITION

    Revenue from product sales is recognized at the time of shipment, except in the case of certain fixed-price contracts requiring substantial performance over several periods prior to commencement of deliveries, which are accounted for under the percentage-of-completion (cost-to-cost) method of accounting. Expected profits or losses on these contracts are based on the Company's estimates of total sales value and cost at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts, and adjustments resulting from such revisions are recorded in the periods in which revisions are made. Losses on contracts are recorded in full as they are identified.

    Accounts receivable include unbilled costs and accrued profits related to contracts accounted for under the percentage-of-completion method of accounting. There are no material amounts of contract holdbacks or claims subject to uncertainty of realization. Substantially all amounts are expected to be collected within one year. Funds received from customers in advance of contract work are classified as current liabilities.

FOREIGN SALES

    All foreign sales are denominated in U.S. Dollars.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." This statement requires that deferred income taxes be reported in the Company's financial statements utilizing the asset and liability method. Under this method, deferred income taxes are determined based on enacted tax rates applied to the differences between the financial statement and tax bases of assets and liabilities.

EARNINGS PER SHARE

    Basic earnings per share ("EPS") is calculated based on the weighted average number of shares outstanding during the year. Diluted EPS is calculated based on the weighted average number of shares outstanding during the year plus equivalent shares issuable under the Company's stock option plans when such amounts are dilutive. Options to purchase 82,000 shares of common stock at prices ranging from $12.75 - $15.73 were not included in the computation of diluted EPS at March 31, 2001 because the effect of such options would be anti-dilutive. Such options expire at various dates from November 10, 2005 to January 30, 2011. At March 31, 2000 and 1999, options to purchase 87,000 shares and 311,000 shares, respectively, of common stock at exercise prices ranging from $12.75 -

                          DATRON SYSTEMS INCORPORATED

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
$15.73 and $6.50 - $15.73, respectively, were not included in the computation of diluted EPS because the effect of such options would be anti-dilutive.

STOCK-BASED COMPENSATION

    As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for costs of stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and, accordingly, discloses the pro forma effect on net income
(loss) and related per share amounts using the fair value-based method to account for its stock-based compensation (see Note 7).

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board ("FASB") issued
SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires all derivatives to be recorded on the balance sheet at fair value and established accounting standards for hedging activities. In June 1999, the FASB issued SFAS No. 137, which amended SFAS No. 133 by deferring its effective date one year to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, which amended certain accounting and reporting standards of SFAS No. 133. The Company adopted SFAS No. 133 as of April 1, 2001. The adoption of SFAS 133 did not have a material affect on the Company's financial position, results of operations or cash flows.

NOTE 3. GAIN ON SALE OF PRODUCT LINE

    In November 2000, the Company sold its microwave products line, part of the Antenna and Imaging Systems business segment, to Nurad Technologies, Inc. for $3,881,000 cash. A gain on the sale of $2,801,000 was recorded in the third quarter of fiscal 2001.

NOTE 4. BALANCE SHEET INFORMATION

    Accounts receivable at March 31:

                                                        2001          2000
                                                     -----------   -----------
Billed.............................................  $15,484,000   $ 9,108,000
Unbilled...........................................    4,285,000     3,659,000
                                                     -----------   -----------
Subtotal...........................................  $19,769,000    12,767,000
Allowance for doubtful accounts....................     (117,000)     (109,000)
                                                     -----------   -----------
  Total............................................  $19,652,000   $12,658,000
                                                     ===========   ===========

                          DATRON SYSTEMS INCORPORATED

NOTE 4. BALANCE SHEET INFORMATION (CONTINUED)
    Inventories at March 31:

                                                        2001          2000
                                                     -----------   -----------
Raw materials......................................  $ 7,714,000   $ 7,587,000
Work-in-process....................................    2,395,000     2,233,000
Finished goods.....................................    1,386,000     1,806,000
                                                     -----------   -----------
  Total............................................  $11,495,000   $11,626,000
                                                     ===========   ===========

    Inventories are presented net of allowances for obsolescence of $1,665,000 and $1,527,000 at March 31, 2001 and 2000, respectively.

    Property, plant and equipment at March 31:

                                                       2001           2000
                                                   ------------   ------------
Land and buildings...............................  $  9,052,000   $  8,901,000
Machinery and equipment..........................    15,400,000     15,298,000
Furniture and office equipment...................     1,552,000      1,548,000
Leasehold improvements...........................       751,000        726,000
Construction-in-process..........................        57,000             --
                                                   ------------   ------------
Subtotal.........................................    26,812,000     26,473,000
Accumulated depreciation and amortization........   (17,808,000)   (17,046,000)
                                                   ------------   ------------
  Total..........................................  $  9,004,000   $  9,427,000
                                                   ============   ============

    Accrued expenses at March 31:

                                                          2001         2000
                                                       ----------   ----------
Salaries and employee benefits.......................  $2,825,000   $2,911,000
Commission and service fees..........................   2,103,000    4,540,000
Warranty allowance...................................   1,079,000    1,085,000
Royalties............................................     190,000      257,000
Other................................................     557,000      839,000
                                                       ----------   ----------
  Total..............................................  $6,754,000   $9,632,000
                                                       ==========   ==========

NOTE 5. LONG-TERM DEBT

    At March 31, 2001, the Company had a committed $13,000,000 revolving line of credit with its bank. The line may be used for the issuance of letters of credit and for direct working capital advances, of which $2,000,000 is restricted to working capital and letters of credit required to finance non-military international business. That portion of the line of credit expired on April 1, 2001 and was subject to a borrowing base formula. The remaining $11,000,000 credit facility expires on April 1, 2002. Interest is payable on borrowings under the line of credit at the bank's prime rate plus 0.50%. At March 31, 2001, the bank's prime rate was 8.0%. The line of credit is secured by assets of the Company and contains certain financial covenants with which the Company is in compliance. At March 31, 2001, there were

                          DATRON SYSTEMS INCORPORATED

NOTE 5. LONG-TERM DEBT (CONTINUED)
no borrowings under the line and the bank had issued letters of credit against the line totaling $3,871,000.

    In May 2001, the Company entered into a $15,000,000 revolving line of credit with a new bank, replacing the line of credit described above. The line may be used for the issuance of standby letters of credit up to $15,000,000 and working capital advances up to $5,000,000 provided total credit extended does not exceed $15,000,000. The line of credit expires August 2, 2002 and is not subject to a borrowing base formula. Interest is payable on borrowings under the line of credit at the bank's prime rate, which at March 31, 2001 was 8.0%. The line of credit is secured by assets of the Company and contains certain financial covenants with which the Company is in compliance.

    On August 7, 1998, the Company issued a promissory note to a life insurance company in the amount of $3,300,000 pursuant to a loan agreement under which the Company borrowed the same amount. The note is secured by a deed of trust on the Company's Simi Valley facility and has a maturity date of September 1, 2008. Monthly payments are calculated on a 20-year amortization. Interest is payable at a rate of 6.76% per annum through September 1, 2003, at which date the interest rate becomes variable and tied to LIBOR, adjusting every quarter for the remainder of the term. On September 1, 2003, the Company may either prepay the note without penalty or accept the variable rate provisions as determined at that time.

    At March 31, long-term debt was as follows:

                                                          2001         2000
                                                       ----------   ----------
6.76% note payable due September 1, 2008.............  $3,080,000   $3,170,000
Less current portion.................................     (96,000)     (90,000)
                                                       ----------   ----------
Long-term debt.......................................  $2,984,000   $3,080,000
                                                       ==========   ==========

    Aggregate principal payments for each of the years ending March 31 are as follows:

YEAR                                                          PRINCIPAL PAYMENTS
----                                                          ------------------
2002........................................................      $   96,000
2003........................................................         103,000
2004........................................................         110,000
2005........................................................         118,000
2006........................................................         126,000
Thereafter..................................................       2,527,000
                                                                  ----------
  Total.....................................................      $3,080,000
                                                                  ==========

    The Company believes the carrying amount of its outstanding long-term debt at March 31, 2001 and 2000 is a reasonable estimate of its fair value. This was determined based on a review of borrowing rates available to the Company at March 31, 2001 and 2000 for loans with similar terms and maturities.

                          DATRON SYSTEMS INCORPORATED

NOTE 6. INCOME TAXES

    The Company's deferred income tax assets and liabilities at March 31 are as follows:

                                                        2001          2000
                                                     -----------   -----------
Deferred income tax assets:
  Contract loss and other allowances...............  $ 1,590,000   $ 1,801,000
  Accrued employee benefits........................      467,000       503,000
  Amortization of intangibles......................      179,000       200,000
  Deferred rent....................................       65,000            --
  Other............................................      125,000        99,000
                                                     -----------   -----------
    Total..........................................    2,426,000     2,603,000
                                                     -----------   -----------

Deferred income tax liabilities:
  Depreciation.....................................   (1,356,000)   (1,479,000)
  State taxes......................................     (125,000)     (135,000)
                                                     -----------   -----------
    Total..........................................   (1,481,000)   (1,614,000)
                                                     -----------   -----------

Net deferred income tax asset......................  $   945,000   $   989,000
                                                     ===========   ===========

    As of March 31, 2001, the Company had no federal or California net operating loss carryforwards or credit carryforwards.

    The provision for income taxes for the years ended March 31 is as follows:

                                              2001         2000         1999
                                           ----------   ----------   ----------
Federal:
  Current................................  $1,238,000   $1,233,000   $  746,000
  Deferred...............................      12,000       50,000      139,000
State:
  Current................................     169,000      103,000       43,000
  Deferred...............................      32,000      207,000      203,000
                                           ----------   ----------   ----------
    Total................................  $1,451,000   $1,593,000   $1,131,000
                                           ==========   ==========   ==========

    The provision for income taxes differs from the federal statutory tax rate for the years ended March 31 due to the following:

                                              2001         2000         1999
                                           ----------   ----------   ----------
Expected tax at statutory rate...........  $1,499,000   $1,393,000   $  963,000
State tax, net of federal tax effect.....     133,000      205,000      163,000
Research & Development credit............    (160,000)     (36,000)          --
Foreign Sales Corporation earnings.......    (141,000)    (132,000)    (104,000)
Goodwill amortization....................      70,000       70,000       70,000
Other differences........................      50,000       93,000       39,000
                                           ----------   ----------   ----------
  Total..................................  $1,451,000   $1,593,000   $1,131,000
                                           ==========   ==========   ==========

                          DATRON SYSTEMS INCORPORATED

NOTE 7. EMPLOYEE INCENTIVE PLANS

    In May 1985, the Company adopted the 1985 Stock Option Plan (the "1985 Plan"). Under the 1985 Plan, as amended, 500,000 shares of common stock may be issued upon the exercise of options granted to employees of the Company at not less than the fair market value on the date of grant and to directors of the Company at not less than 85% of the fair market value on the date of grant. Options become exercisable ratably over three years and expire ten years from the date of grant. The 1985 Plan expired in May 1995. During the fiscal year ended March 31, 2000, a promissory note in the amount of $80,000 that had been issued in connection with the exercise of an option granted pursuant to the 1985 Plan was paid in full by the maker.

    In February 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan"), authorizing the issuance of 206,700 option shares of which 61,073 were available under the 1985 Plan at the time of its expiration. In August 1999, the 1995 Plan was amended to increase by 200,000 the number of shares available for grant and to require all options be granted at fair market value. Other terms of issuance and exercise of options granted under the 1995 Plan are similar to those under the 1985 Plan.

    The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Had compensation expense for the Company's two fixed stock option plans (the 1985 Plan and 1995 Plan) been determined consistent with the provisions of SFAS No. 123 based on the fair value at date of grant for awards made subsequent to March 31, 1995, and assumed forfeiture rates of 19%, 17% and 21%, respectively, net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                              2001         2000         1999
                                                           ----------   ----------   ----------
NET INCOME
As reported..............................................  $2,957,000   $2,504,000   $1,702,000
Pro forma................................................  $2,315,000   $2,071,000   $1,460,000

EARNINGS PER COMMON SHARE--BASIC
As reported..............................................  $     1.08   $     0.93   $     0.63
Pro forma................................................  $     0.85   $     0.77   $     0.54

EARNINGS PER COMMON SHARE--DILUTED
As reported..............................................  $     1.06   $     0.92   $     0.63
Pro forma................................................  $     0.83   $     0.76   $     0.54

    The weighted-average fair value of options granted under the two stock option plans with exercise prices equal to market price during fiscal years 2001, 2000 and 1999 is estimated at $7.24, $7.04 and $2.87, respectively, and the weighted-average exercise prices for those options was $12.15, $12.32 and $6.54, respectively. The weighted-average fair value of options granted under the two stock option plans with exercise prices at less than market price during fiscal years 2001, 2000 and 1999 is estimated at zero, $3.58 and zero, respectively, and the weighted-average exercise prices for those options was zero, $5.10 and zero, respectively. These estimates were determined by using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants awarded in fiscal years 2001, 2000 and 1999, respectively: dividend yield of 0%, 0% and 0%; expected volatility of 64%, 59% and 41%; risk-free rate of return of 6.13%, 6.15% and 5.31%; and expected lives of 5 years, 5 years and 5 years. A change in these assumptions could result in a significant change to the indicated fair value amounts.

                          DATRON SYSTEMS INCORPORATED

NOTE 7. EMPLOYEE INCENTIVE PLANS (CONTINUED)
    A summary of the status of the Company's two fixed stock option plans as of March 31, 2001, 2000 and 1999 and activity during the years then ended is as follows:

                                               2001                   2000                   1999
                                       --------------------   --------------------   --------------------
                                                  WEIGHTED-              WEIGHTED-              WEIGHTED-
                                                   AVERAGE                AVERAGE                AVERAGE
                                                  EXERCISE               EXERCISE               EXERCISE
                                        SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                                       --------   ---------   --------   ---------   --------   ---------
Outstanding at beginning of year.....  379,690     $ 9.41     311,130     $ 9.32     319,960     $ 9.96
Granted..............................  134,000     $12.15     124,500     $10.00      53,000     $ 6.54
Canceled.............................  (33,725)    $10.63     (47,130)    $10.24     (61,830)    $10.22
Exercised............................  (42,585)    $ 8.00      (8,810)    $10.14          --         --
                                       -------     ------     -------     ------     -------     ------
Outstanding at end of year...........  437,380     $10.08     379,690     $ 9.41     311,130     $ 9.32
                                       =======     ======     =======     ======     =======     ======
Options exercisable at end of year...  228,880     $ 9.60     186,190     $ 9.61     173,667     $10.35
                                       =======     ======     =======     ======     =======     ======

    Stock option compensation expense related to options granted at less than fair value on date of grant pursuant to the 1995 Plan was $11,000, $22,000 and $13,000 in fiscal years 2001, 2000 and 1999, respectively.

    Information about fixed stock options outstanding at March 31, 2001 is as follows:

                               OPTIONS OUTSTANDING                     OPTIONS EXERCISABLE
                 -----------------------------------------------   ----------------------------
                                WEIGHTED-AVE.
   RANGE OF        NUMBER         REMAINING       WEIGHTED-AVE.      NUMBER      WEIGHTED-AVE.
EXERCISE PRICES  OUTSTANDING   CONTRACTUAL LIFE   EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
---------------  -----------   ----------------   --------------   -----------   --------------
 $5.10 - $7.23      87,210        7.7 years           $ 6.03          43,210         $ 6.23
 $8.13 - $9.50     111,170        5.7 years           $ 8.71         111,170         $ 8.71
$10.00 - $12.75    159,500        8.2 years           $11.31          40,500         $11.51
$13.50 - $15.73     79,500        8.2 years           $13.99          34,000         $14.48
---------------    -------        ---------           ------         -------         ------
$5.10 - $15.73     437,380        7.5 years           $10.08         228,880         $ 9.60

    At March 31, 2001, 65,455 shares were available for grant under the 1995
Plan.

    In March 1988, the Company adopted the 1988 Key Employee Stock Purchase Plan (the "Purchase Plan"). Under terms of the Purchase Plan, 75,000 shares of common stock may be made available for purchase at fair market value to key employees as determined by the board of directors. During the fiscal year ended March 31, 2001, a promissory note in the amount of $164,000 that had been issued pursuant to the Purchase Plan was paid in full by the maker.

    The Company has a non-contributory qualified profit sharing plan. Employees are eligible to participate on April 1 following their date of employment and benefits vest over seven years. Annual contributions are determined by the board of directors. Such amounts were $171,000, $195,000 and $151,000 for the fiscal years ended March 31, 2001, 2000 and 1999, respectively.

    In November 1995, the Company adopted the Supplemental Executive Profit Sharing Plan, effective as of April 1, 1994. The plan is a deferred compensation plan intended to provide certain executive employees with additional funds for their retirement. Terms of participation and vesting of benefits are similar to those of the qualified profit sharing plan. Eligibility for participation and annual

                          DATRON SYSTEMS INCORPORATED

NOTE 7. EMPLOYEE INCENTIVE PLANS (CONTINUED) contributions are determined by the board of directors. Contributions for the fiscal years ended March 31, 2001, 2000 and 1999 were $5,000, $9,000 and $14,000, respectively.

    In August 1997, the Company adopted the Employee Stock Purchase Plan, effective as of July 1, 1997. Employees are eligible to participate in the plan if they have been employed a minimum of five months and work at least 20 hours per week. Eligible employees may use funds from accumulated payroll deductions to purchase shares of Company common stock at the end of six-month offering periods. They may contribute up to 10% of gross earnings toward such purchases, not to exceed $12,500 per offering period, and may purchase a maximum of 1,000 shares per offering period. The purchase price for the shares is 85% of the lesser of the fair market value of the common stock at the beginning of the offering period or at the end of the offering period. Shares purchased must be held for a minimum of three months before they can be sold. A total of 200,000 shares has been authorized for issuance under the Employee Stock Purchase Plan.

    Common stock issued under the Employee Stock Purchase Plan is summarized as follows:

                                  2000                  1999                  1998
                           -------------------   -------------------   -------------------
                            SHARES    PURCHASE    SHARES    PURCHASE    SHARES    PURCHASE
OFFERING PERIOD ENDED       ISSUED     PRICE      ISSUED     PRICE      ISSUED     PRICE
---------------------      --------   --------   --------   --------   --------   --------
June 30..................    7,938     $7.12       7,713     $4.68       6,648     $5.74
December 31..............    9,411     $8.23       6,698     $6.22       7,821     $4.62
                            ------                ------                ------
  Total..................   17,349                14,411                14,469
                            ======                ======                ======

NOTE 8. COMMITMENTS AND CONTINGENCIES

    The Company leases certain production and office facilities and certain equipment under noncancelable operating leases. In March 1998, the Company signed a ten-year lease for a production and office facility located in Vista, California. That lease commenced March 26, 1999. Future minimum operating lease obligations for each of the years ending March 31 are as follows:

                                                              TOTAL LEASE
YEAR                                                          OBLIGATION
----                                                          -----------
2002........................................................  $  657,000
2003........................................................     648,000
2004........................................................     625,000
2005........................................................     585,000
2006........................................................     599,000
Thereafter..................................................   1,949,000
                                                              ----------
  Total.....................................................  $5,063,000
                                                              ==========

    Total rent expense under noncancelable operating leases was $772,000, $793,000 and $624,000 for the fiscal years ended March 31, 2001, 2000 and 1999, respectively. Additional rent payments in the amount of $175,000 were charged to a restructuring reserve during the fiscal year ended March 31, 1999.

                          DATRON SYSTEMS INCORPORATED

NOTE 8. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    In the normal course of business, the Company is subject to claims and litigation that may be raised by governmental agencies in connection with U.S. government contracts, U.S. government export control regulations and other regulatory issues, and civil claims by private parties. In connection with a Defense Contract Audit Agency ("DCAA") audit of a $9.6 million U.S. Navy contract completed in 1989, DCAA has submitted a report to the Contracting Officer alleging deficiencies in the information provided to the Navy at the time the contract was negotiated and recommending a reduction in the contract value. During the second fiscal quarter ended September 30, 2000, the Company reached a settlement with the Contracting Officer and refunded a portion of the contract value plus accrued interest using amounts previously reserved. Resolution of this matter did not have a material effect on the consolidated financial position of the Company or its results of operations.

    In August 1992, Trans World Communications, Inc. ("Trans World"), a wholly-owned subsidiary of the Company and which was renamed Datron World Communications Inc. on March 31, 1995, was named as defendant in a lawsuit filed by ATACS Corporation ("ATACS") and AIRTACS Corporation ("AIRTACS") relating to a contract to provide radio communication shelters. ATACS and AIRTACS contend that Trans World entered into an agreement to team with them on the contract and then wrongfully failed to use them as subcontractors. They seek damages in excess of $2,000,000. In rulings on May 28, 1997 and September 3, 1997, the court found Trans World in breach of a teaming agreement and awarded ATACS and AIRTACS one dollar ($1.00) in damages. On September 8, 1998, the appeal court affirmed the district court's decision except as to the award of nominal damages, and remanded the matter to the district court for further hearing on damages. On June 14, 2000, the district court issued an order awarding ATACS and AIRTACS damages of $30,075 including prejudgment interest. On July 12, 2000, ATACS and AIRTACS appealed the district court's judgment to the U.S. Court of Appeals. The Company believes that final resolution of this matter will not materially affect the consolidated financial position of the Company or its results of operations.

    In December 2000, Datron World Communications Inc. ("DWC"), a wholly-owned subsidiary of the Company, was named as defendant in a lawsuit filed by Jose Maria Santos Ramos, an individual, and Tecserve (Private) Limited trading as Vista Communications ("Plaintiffs"). In the lawsuit, Plaintiffs allege that DWC breached a representative agreement and that Plaintiffs are entitled to payment of a commission in the amount of $3,750,000 based on the alleged agreement. DWC denies that it breached the agreement and/or that it owes any commissions to Plaintiffs. The Company believes that final resolution of this matter will not materially affect the consolidated financial position of the Company or its results of operations.

NOTE 9. SEGMENT AND GEOGRAPHIC INFORMATION

    The Company operates in two business segments: Antenna and Imaging Systems, and Communication Products. See Note 1. Management evaluates performance and allocates resources by focusing on operating income as the principal measurement of segment performance. Operating income is before net interest expense, other income (expense) and income taxes. Accounting policies of the two segments are the same as those described in Note 2, Summary of Significant Accounting Policies. The following table contains certain segment, geographic and customer information about the Company.

                          DATRON SYSTEMS INCORPORATED

NOTE 9. SEGMENT AND GEOGRAPHIC INFORMATION (CONTINUED)
There were no intersegment sales during the periods presented. All assets of the Company are located in the U.S.

                                                           2001          2000          1999
                                                        -----------   -----------   -----------
Net sales:
  Antenna and Imaging Systems.........................  $36,930,000   $39,756,000   $39,084,000
  Communication Products..............................   25,332,000    22,131,000    20,000,000
                                                        -----------   -----------   -----------
  Consolidated net sales..............................  $62,262,000   $61,887,000   $59,084,000
                                                        ===========   ===========   ===========
Operating income:
  Antenna and Imaging Systems.........................  $ 3,444,000   $ 2,763,000   $ 3,133,000
  Communication Products..............................    2,393,000     1,801,000     1,137,000
  General corporate expenses..........................   (1,686,000)   (1,573,000)   (1,389,000)
  Consolidated operating income.......................    4,151,000     2,991,000     2,881,000
Interest income (expense), net........................      193,000       (23,000)      (95,000)
Other income..........................................       64,000     1,129,000        47,000
                                                        -----------   -----------   -----------
Income before income taxes............................  $ 4,408,000   $ 4,097,000   $ 2,833,000
                                                        ===========   ===========   ===========
Identifiable assets:
  Antenna and Imaging Systems.........................  $19,736,000   $18,848,000   $19,146,000
  Communication Products..............................   24,656,000    19,068,000    18,579,000
  Corporate...........................................   12,877,000    16,481,000    10,442,000
                                                        -----------   -----------   -----------
  Consolidated total..................................  $57,269,000   $54,397,000   $48,167,000
                                                        ===========   ===========   ===========
Capital expenditures:
  Antenna and Imaging Systems.........................  $   777,000   $   788,000   $   404,000
  Communication Products..............................      483,000       486,000     1,046,000
  Corporate...........................................        6,000        15,000        85,000
                                                        -----------   -----------   -----------
  Consolidated total..................................  $ 1,266,000   $ 1,289,000   $ 1,535,000
                                                        ===========   ===========   ===========
Depreciation and amortization:
  Antenna and Imaging Systems.........................  $   768,000   $   836,000   $ 1,226,000
  Communication Products..............................    1,061,000     1,069,000     1,060,000
  Corporate...........................................       22,000        19,000        15,000
                                                        -----------   -----------   -----------
  Consolidated total..................................  $ 1,851,000   $ 1,924,000   $ 2,301,000
                                                        ===========   ===========   ===========

                          DATRON SYSTEMS INCORPORATED

NOTE 9. SEGMENT AND GEOGRAPHIC INFORMATION (CONTINUED)

                                                           2001          2000          1999
                                                        -----------   -----------   -----------
Net sales by customer location:
  Asia................................................  $22,921,000   $10,867,000   $ 9,009,000
  Europe..............................................    6,409,000     9,132,000    11,841,000
  Africa..............................................    3,603,000    12,287,000     6,620,000
  South America.......................................    2,493,000     1,100,000     4,405,000
  Other...............................................      421,000       452,000       488,000
  Subtotal foreign net sales..........................   35,847,000    33,838,000    32,363,000
  U.S.................................................   26,415,000    28,049,000    26,721,000
                                                        -----------   -----------   -----------
  Consolidated net sales..............................  $62,262,000   $61,887,000   $59,084,000
                                                        ===========   ===========   ===========
Sales for U.S. Department of Defense:
  Antenna and Imaging Systems.........................  $ 8,875,000   $12,670,000   $11,105,000
  Communication Products..............................      113,000       670,000       713,000
                                                        -----------   -----------   -----------
  Consolidated total..................................  $ 8,988,000   $13,340,000   $11,818,000
                                                        ===========   ===========   ===========

    For the fiscal year ended March 31, 2001, two customers accounted for 36% and 29% of Communication Products' net sales. For the fiscal year ended
March 31, 2000, two customers accounted for 13% and 11% of Antenna and Imaging Systems' net sales and two customers accounted for 44% and 11% of Communication Products' net sales. For the fiscal year ended March 31, 1999, two customers accounted for 14% and 13% of Antenna and Imaging Systems' net sales and one customer accounted for 20% of Communication Products' net sales.

NOTE 10. QUARTERLY FINANCIAL DATA--UNAUDITED

                                                                   FISCAL YEAR 2001
                                          ------------------------------------------------------------------
                                                                                         EARNINGS (LOSS) PER
                                          NET SALES   GROSS PROFIT   NET INCOME (LOSS)     SHARE--DILUTED
                                          ---------   ------------   -----------------   -------------------
                                                        (IN THOUSANDS, EXCEPT PER-SHARE DATA)
First Quarter...........................   $13,354      $ 3,408           $ (327)               $(0.12)
Second Quarter..........................    14,616        4,722              373                  0.13
Third Quarter...........................    13,070        3,401            1,369                  0.49
Fourth Quarter..........................    21,222        6,379            1,542                  0.55
                                           -------      -------           ------
Fiscal Year.............................   $62,262      $17,910           $2,957                $ 1.06
                                           =======      =======           ======

    First quarter results reflect a net loss due to low sales of Communication Products. Sales of Communication Products were higher in the second and third quarters due to an $8 million radio order booked in the first quarter, but were partially offset by lower sales of Antenna and Imaging Systems products primarily due to lower sales of remote sensing satellite earth stations. The improvement in net income in the third quarter resulted from a $2,801,000 pre-tax gain (approximately $1,685,000, or $0.60 per diluted share after-tax) on the sale of the Company's microwave products line. Excluding the one-time gain, the Company would have recorded a net loss for the third quarter of approximately $316,000, or $0.11 per diluted share. Sales and gross profits were significantly higher in the fourth quarter primarily due to a $7 million radio order received in the third quarter, most of which was

                          DATRON SYSTEMS INCORPORATED

NOTE 10. QUARTERLY FINANCIAL DATA--UNAUDITED (CONTINUED) shipped in the fourth quarter. The higher Communication Product sales in the fourth quarter were partially offset by lower sales of Antenna and Imaging Systems products due to lower order bookings resulting from fewer contract awards and aggressive competition.

                                                                   FISCAL YEAR 2000
                                          ------------------------------------------------------------------
                                                                                         EARNINGS (LOSS) PER
                                          NET SALES   GROSS PROFIT   NET INCOME (LOSS)     SHARE--DILUTED
                                          ---------   ------------   -----------------   -------------------
First Quarter...........................   $13,523      $ 3,885           $   52                $ 0.02
Second Quarter..........................    14,130        3,718              603                  0.22
Third Quarter...........................    12,729        3,457             (291)                (0.11)
Fourth Quarter..........................    21,505        7,991            2,140                  0.77
                                           -------      -------           ------
Fiscal Year.............................   $61,887      $19,051           $2,504                $ 0.92
                                           =======      =======           ======

    Results for the first three quarters reflect low gross profits primarily due to low sales of Communication Products and lower gross margins on mobile DBS antenna products. Gross profits improved significantly in the fourth quarter due to receipt and shipment of a $9 million international radio order that had experienced several delays. Net income (loss) for the first three quarters reflects the low gross profits on the low sales and a 64% increase in new product development expenses for the nine months compared with the same nine-month period in fiscal 1999. The increase in net income in the second quarter resulted primarily from the licensing of manufacturing rights to the Company's airborne DBS-2100 antenna for business jets. The increase in net income in the fourth quarter was due to increased gross profits on the much higher sales.

    The total of quarterly earnings (loss) per share-diluted for fiscal years 2001 and 2000 does not equal the fiscal year earnings per share--diluted because the calculation for each period is based on the weighted average number of common and common equivalent shares outstanding for each period.

                                   SCHEDULE I

           INFORMATION CONERNINIG DIRECTORS AND EXECUTIVE OFFICERS OF
                               TITAN CORPORATION

    The following tables set forth the name, age and present principal occupation or employment, and material occupations, positions, offices or employment for the past five years, of certain directors and executive officers of The Titan Corporation. The business address and telephone number of each such person is The Titan Corporation, 3033 Science Park Road, San Diego, California 92121, (858) 552-9500.

    During the last five years, neither The Titan Corporation nor Gem Acquisition Corporation nor, to the best knowledge of The Titan Corporation or Gem Acquisition Corporation any of the persons listed below:

    - has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or

    - was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of such laws.

    All of the persons listed below are citizens of the U.S.

THE TITAN CORPORATION DIRECTORS

                                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME AND BUSINESS ADDRESS       AGE                  AND FIVE YEAR EMPLOYMENT HISTORY
-------------------------     --------   --------------------------------------------------------
Robert M. Hanisee...........     62      Mr. Hanisee is currently Managing Director and Chief
                                         Investment Officer for Asset Allocation in the Private
                                         Client Services Group of Trust Company of the West. He
                                         managed the Convertible Securities Group from 1992 to
                                         1998, and had been Portfolio Manager for the Global
                                         Telecom Trust from September 1996 to October 1998.
                                         Mr. Hanisee was a founding partner of Amdec Securities,
                                         and later was President of Seidler Amdec Securities.
                                         Mr. Hanisee is a director of Edo Corporation, a
                                         technology company, and Illgen Simulation
                                         Technologies, Inc., an information systems company.

James E. Roth...............     64      Mr. Roth was employed by GRC International, Inc. from
                                         July 1974 to June 1996, where he held key executive
                                         management positions, retiring as President and Chief
                                         Executive Officer and serving on the Board from
                                         January 1992 to November 1998.

THE TITAN CORPORATION EXECUTIVE OFFICERS

                                                PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
NAME AND BUSINESS ADDRESS       AGE                  AND FIVE YEAR EMPLOYMENT HISTORY
-------------------------     --------   --------------------------------------------------------
Eric M. DeMarco.............     37      Mr. DeMarco has been Executive Vice President, Chief
                                         Financial Officer and Treasurer since September 1998 and
                                         was Senior Vice President and Chief Financial Officer of
                                         The Titan Corporation from January 1997 to August 1998.
                                         From June 1986 to January 1997 he held various positions
                                         at Arthur Andersen LLP, most recently as a Senior
                                         Manager.

Mellon C. Baird.............     70      Mr. Baird has been Senior Vice President of The Titan
                                         Corporation and President and Chief Executive Officer of
                                         Titan Systems Corporation since September 1998. Since
                                         November 1990 he has been President and Chief Executive
                                         Officer of Delfin Systems, now a wholly-owned subsidiary
                                         of The Titan Corporation. In 1986, Mr. Baird became
                                         President and Chief Operating Officer and in 1998 he was
                                         named Chief Executive Officer of Tracor. Prior thereto,
                                         Mr. Baird held senior positions at Eaton Corporation,
                                         Sanders Associates, Inc., F&M Systems Company, and
                                         Varo, Inc.

                                                                         ANNEX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among:
                             THE TITAN CORPORATION,
                             a Delaware corporation
                             GEM ACQUISITION CORP.,
                          a Delaware corporation; and
                          DATRON SYSTEMS INCORPORATED,
                            a Delaware corporation;

                            ------------------------

                           Dated as of June 24, 2001
                            ------------------------

SECTION 1.  The Offer...................................................      1

       1.1  The Offer...................................................      1

       1.2  Company Action..............................................      4

       1.3  Directors...................................................      4

       1.4  Merger of Merger Sub into the Company.......................      5

       1.5  Effect of the Merger........................................      5

       1.6  Closing; Effective Time.....................................      5

       1.7  Certificate of Incorporation and Bylaws.....................      5

       1.8  Conversion of Shares in the Merger..........................      6

       1.9  Closing of the Company's Transfer Books.....................      6

      1.10  Exchange of Certificates....................................      7

      1.11  Appraisal Rights............................................      8

      1.12  Tax Consequences............................................      8

      1.13  Further Action..............................................      8

SECTION 2.  Representations and Warranties of the Company...............      9

       2.1  Due Organization; Subsidiaries..............................      9

       2.2  Authority; Binding Nature of Agreement......................      9

       2.3  Capitalization, Etc.........................................      9

       2.4  SEC Filings; Financial Statements...........................     11

       2.5  Absence of Changes..........................................     11

       2.6  Proprietary Assets..........................................     12

       2.7  Contracts...................................................     13

       2.8  Liabilities.................................................     16

       2.9  Compliance with Legal Requirements..........................     16

      2.10  Governmental Authorizations.................................     16

      2.11  Tax Matters.................................................     17

      2.12  Employee and Labor Matters; Benefit Plans...................     17

      2.13  Environmental Matters.......................................     20

      2.14  Legal Proceedings; Orders...................................     21

      2.15  Vote Required...............................................     21

      2.16  Non-Contravention; Consents.................................     21

      2.17  Fairness Opinion............................................     21

      2.18  Financial Advisor...........................................     22

      2.19  Takeover Statutes; No Discussions...........................     22

      2.20  Information Included in Offer Documents.....................     22

      2.21  Amendment to Rights Agreement...............................     22

      2.22  Foreign Corrupt Practices Act...............................     22

SECTION 3.  Representations and Warranties of Parent and Merger Sub.....     23

       3.1  Due Organization; Subsidiaries..............................     23

       3.2  Authority; Binding Nature of Agreement......................     23

       3.3  Capitalization, Etc.........................................     23

       3.4  SEC Filings; Financial Statements...........................     24

       3.5  Liabilities.................................................     24

       3.6  Compliance with Legal Requirements..........................     24

       3.7  Governmental Authorizations.................................     25

       3.8  Non-Contravention; Consents.................................     25

       3.9  Interim Operations of Merger Sub............................     25

      3.10  Information Included in Offer Documents.....................     25

      3.11  Parent Stockholder Approval.................................     26

SECTION 4.  Certain Covenants of the Company And Parent.................     26

       4.1  Access and Investigation....................................     26

       4.2  Operation of the Company's Business.........................     26

       4.3  No Solicitation by the Company..............................     29

SECTION 5.  Additional Covenants of the Parties.........................     30

       5.1  Registration Statement and Proxy Statement for Stockholder
            Approval....................................................     30

       5.2  Company Stockholders' Meeting...............................     31

       5.3  Regulatory Approvals........................................     32

       5.4  Assumption of Stock Options.................................     33

       5.5  Employee Benefits...........................................     34

       5.6  Indemnification of Officers and Directors...................     35

       5.7  Additional Agreements.......................................     36

       5.8  Public Disclosure...........................................     36

       5.9  Tax Matters.................................................     36

      5.10  Resignation of Directors....................................     37

      5.11  Listing.....................................................     37

      5.12  Takeover Laws; Advice of Changes............................     37

      5.13  Form S-8; Section 16........................................     37

      5.14  Affiliates..................................................     37

      5.15  Rights Agreement; Litigation................................     37

      5.16  No Distributions or Dividends...............................     38

SECTION 6.  Conditions to the Merger....................................     38

       6.1  Conditions to Each Party's Obligation.......................     38

SECTION 7.  Termination.................................................     38

       7.1  Termination.................................................     38

       7.2  Effect of Termination.......................................     40

       7.3  Expenses; Termination Fees..................................     40

SECTION 8.  Miscellaneous Provisions....................................     41

       8.1  Amendment...................................................     41

       8.2  Waiver......................................................     41

       8.3  No Survival of Representations and Warranties...............     41

       8.4  Entire Agreement; Counterparts..............................     41

       8.5  Applicable Law; Jurisdiction................................     41

       8.6  Disclosure Schedule.........................................     42

       8.7  Attorneys' Fees.............................................     42

       8.8  Assignability...............................................     42

       8.9  Notices.....................................................     42

      8.10  Cooperation.................................................     43

      8.11  Construction................................................     43

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("AGREEMENT") is made and entered into on June 24, 2001, by and among: THE TITAN CORPORATION, a Delaware corporation ("PARENT"); GEM ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"); and DATRON SYSTEMS INCORPORATED, a Delaware corporation (the "COMPANY"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

    WHEREAS, Parent, Merger Sub and the Company intend that Merger Sub make an exchange offer (the "OFFER") to exchange shares of Parent Common Stock for all of the outstanding shares of Company Common Stock, including the associated Rights (the "SHARES").

    WHEREAS, following the Offer, Parent, Merger Sub and the Company intend to effect a merger (the "MERGER") of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

    WHEREAS, it is intended that the Offer and the Merger (together, the "TRANSACTION") shall be treated as an integrated transaction and qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

    WHEREAS, the Board of Directors of the Company (i) has determined that the Offer and the Merger together are advisable and consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders, (ii) has determined that this Agreement is advisable and has approved this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of the Company accept the Offer and adopt and approve this Agreement.

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of the Company (collectively, the "STOCKHOLDERS") are entering into Stockholder Tender Agreements in the form of EXHIBIT B (the "STOCKHOLDER TENDER AGREEMENTS") pursuant to which the Stockholders have agreed to tender for exchange all of their shares of Company Common Stock in the Offer and to take certain other actions in connection with the transactions contemplated hereby.

                                   AGREEMENT

    The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. THE OFFER

    1.1  THE OFFER

        (a) Provided that (i) this Agreement shall not have been terminated in accordance with Section 7.1 hereof, and (ii) none of the events set forth in ANNEX I hereto shall have occurred or be existing, Merger Sub shall, as promptly as practicable after the date hereof commence the Offer. Each Share accepted by Merger Sub pursuant to the Offer shall be exchanged for the right to receive that number of fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio, plus the right to receive cash in lieu of fractional Shares, if any. The term "EXCHANGE RATIO" shall mean the fraction (to the fifth decimal point) computed as follows: (i) if the Average Parent Trading Price is less than or equal to $26.00 per share and greater than or equal to $19.00 per share, the Exchange Ratio shall be equal to the quotient obtained by dividing the

    Company Stock Value by the Average Parent Trading Price; (ii) if the Average Parent Trading Price is less than $19.00 per share and greater than or equal to $17.50 per share, the Exchange Ratio shall be equal to the quotient obtained by dividing the Company Stock Value by $19.00; (iii) if the Average Parent Trading Price is greater than $26.00 per share and less than or equal to $27.50 per share, the Exchange Ratio shall be equal to the quotient obtained by dividing the Company Stock Value by $26.00; (iv) if the Average Parent Trading Price is greater than $27.50 per share, (A) Parent may terminate this Agreement pursuant to Section 7.1(h), unless the Company makes a Company Floating Rate Election in accordance with the provisions of
    Section 7.1(h), in which case Parent may not terminate this Agreement pursuant to Section 7.1(h), and the Exchange Ratio shall be equal to the quotient obtained by dividing (x) the product of the Company Stock Value multiplied by 1.10, by (y) the Average Parent Trading Price or (B) in the event that Parent does not terminate this Agreement pursuant to clause (A) and the Company does not make a Company Floating Rate Election, the Exchange Ratio shall be equal to the quotient obtained by dividing the Company Stock Value by $26.00; (v) if the Average Parent Trading Price is less than $17.50 per share, (A) the Company may terminate this Agreement pursuant to
    Section 7.1(g), unless Parent makes a Parent Floating Rate Election in accordance with the provisions of Section 7.1(g), in which case the Company may not terminate this Agreement pursuant to Section 7.1(g), and the Exchange Ratio shall be equal to the quotient obtained by dividing (x) the product of the Company Stock Value multiplied by 0.90 by (y) the Average Parent Trading Price or (B) in the event that Company does not terminate this Agreement pursuant to clause (A) and Parent does not make the Parent Floating Rate Election, the Exchange Ratio shall be equal to the quotient obtained by dividing the Company Stock Value by $19.00. For purposes of this Agreement, "AVERAGE PARENT TRADING PRICE" shall mean the average closing sales price on the New York Stock Exchange, Inc. (the "NYSE") Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) for the ten
    (10) trading-day period ending five (5) trading days prior to the expiration of the initial offering period (the "PRICE DETERMINATION DATE"). The initial expiration date of the Offer shall be the twentieth business day following commencement of the Offer. The Offer shall be subject to (A) the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)) and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Merger Sub (if any), represents at least a majority of the total number of Shares outstanding immediately prior to the expiration of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)) (the condition referred to in this sentence being referred to as the "MINIMUM CONDITION"); FOR THE AVOIDANCE OF DOUBT, it being understood that Shares tendered into the Offer pursuant to a Notice of Guaranteed Delivery shall be counted in the computation of the Minimum Condition only to the extent the stock certificates for such Shares are actually delivered to the Exchange Agent (or, if the Shares are delivered to the Exchange Agent via book-entry, credited to the Exchange Agent's account with The Depository Trust Company) prior to computing the Minimum Condition at the expiration of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)), and (B) to each of the other conditions set forth in ANNEX I hereto. Parent and Merger Sub expressly reserve the right to waive one or more conditions to the Offer and to make any change in the terms or conditions of the Offer; PROVIDED, HOWEVER, that without the prior written consent of the Company, no change may be made which (i) decreases the number of Shares sought in the Offer, (ii) changes the form or amount of consideration to be paid, (iii) imposes conditions to the Offer in addition to those set forth in ANNEX I, (iv) changes or waives the Minimum Condition or any of the conditions set forth in clauses (2), (4), (5) or (7) of ANNEX I, (v) extends the Offer (except as set forth in the following two sentences), or (vi) makes any other change to any of the terms and conditions to the Offer which is adverse to the holders of Shares. Subject to the terms of the Offer and this Agreement and the satisfaction (or waiver by Parent to the extent permitted by this Agreement) of the conditions set forth in ANNEX I to the Offer, Merger Sub shall accept for payment all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the applicable expiration date of the Offer (as it may be extended in accordance with the requirements of this Section 1.1(a)) and shall pay for all such Shares promptly after acceptance; PROVIDED, HOWEVER, that (A) Merger Sub shall extend the Offer for one 10-business day period if the Minimum Condition is not satisfied at the expiration of the initial 20-business day Offer period, (B) thereafter, Merger Sub may extend the Offer for successive extension periods (up to the Termination Date) not in excess of ten (10) business days per extension period if, at the scheduled expiration date of the Offer or any extension thereof, any of the conditions to the Offer shall not have been satisfied or waived, until such time as such conditions are satisfied or waived, and
    (C) Merger Sub may extend the Offer if and to the extent required by the applicable rules and regulations of the SEC, the NYSE or NASD but in no event after the Termination Date. In addition, Merger Sub may extend the Offer after the acceptance of Shares thereunder for a further period of time by means of a subsequent offering period under Rule 14d-11 promulgated under the Exchange Act.

        (b) No fraction of a share of Parent Common Stock will be issued in connection with the exchange of Parent Common Stock for Shares upon consummation of the Offer, but in lieu thereof each tendering stockholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder) in the Offer (including any tendering stockholder during any subsequent offering period under Rule 14d-11) shall receive from Parent an amount of cash (rounded up to the nearest whole cent), without interest, equal to the product obtained by multiplying (A) that fraction of a share of Parent Common Stock to which such stockholder is entitled (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such stockholder) by
    (B) the closing sales price of one (1) share of Parent Common Stock on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal or, if not reported therein, any other authoritative source) on the date Merger Sub accepts Shares for exchange in the Offer, and if such date is not a trading day, on the immediately preceding trading day.

        (c) As soon as practicable after the date of this Agreement, Parent shall prepare and file with the SEC a registration statement on Form S-4 to register the offer and sale of Parent Common Stock pursuant to the Offer (the "REGISTRATION STATEMENT"). The Registration Statement will include a preliminary prospectus containing the information required under Rule 14d-4(b) promulgated under the Exchange Act (the "PRELIMINARY PROSPECTUS"). As soon as practicable on the date of commencement of the Offer, Parent and Merger Sub shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer which will contain or incorporate by reference all or part of the Preliminary Prospectus and form of the related letter of transmittal and summary advertisement, if any (together with any supplements or amendments thereto, collectively the "OFFER DOCUMENTS") and (ii) cause the Offer Documents to be disseminated to holders of Shares. The Company shall promptly furnish to Parent and Merger Sub all information concerning the Company, the Company's Subsidiaries and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 1.1. Parent, Merger Sub and the Company each agree promptly to correct any information provided by it for use in the Registration Statement or the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent and Merger Sub agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents and the Registration Statement, prior to filing with the SEC. Parent agrees to provide the Company and its counsel with any comments

    Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents and the Registration Statement as soon as practicable after receipt of such comments.

    1.2  COMPANY ACTION.

        (a) As soon as practicable on the day that the Offer is commenced, the Company will file with the SEC and disseminate to holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 (the
    "SCHEDULE 14D-9") which shall include the opinion of Philpott, Ball & Werner ("PBW") referred to in Section 2.17 and shall include the Recommendations (as defined in Section 2.2). Parent shall promptly furnish to the Company all information concerning Parent, Parent's Subsidiaries and Parent's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 1.2(a). The Company hereby consents to the inclusion of the Recommendations in the Offer Documents and agrees that none of the Recommendations shall be withdrawn, modified or changed in the Offer Documents or the Schedule 14D-9 in a manner adverse to Parent or Merger Sub, and no resolution by the Board of Directors of the Company or any committee thereof to withdraw, modify or change any of the Recommendations in a manner adverse to Parent or Merger Sub shall be adopted or proposed IT BEING UNDERSTOOD THAT, for purposes of this Agreement, a Recommendation shall be deemed to be withdrawn, modified or changed in a manner adverse to Parent and Merger Sub if such Recommendation ceases to be unanimous. Notwithstanding the foregoing, the Board of Directors of the Company may withhold, withdraw or modify in a manner adverse to Parent its Recommendations in accordance with the terms of Section 4.3(e) hereof. Each of the Company, Parent and Merger Sub agrees to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review and comment on the
    Schedule 14D-9 prior to its being filed with the SEC. The Company agrees to provide Parent and its counsel with any comments the Company or its counsel receives from the SEC or its staff with respect to the Schedule 14D-9 as soon as practicable after receipt of such comments.

        (b) The Company will promptly furnish Parent and Merger Sub with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case as of the most recent practicable date, and will provide to Parent and Merger Sub such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Sub may reasonably request in connection with the Offer.

    1.3  DIRECTORS

        (a) Effective upon the acceptance for payment by Merger Sub of Shares pursuant to the Offer (the "OFFER ACCEPTANCE TIME"), Parent shall be entitled to designate four (4) directors on the Company's Board of Directors; PROVIDED, HOWEVER, that prior to the Effective Time, the Company's Board of Directors shall always have at least three (3) members who were directors of the Company prior to consummation of the Offer (each, a "CONTINUING DIRECTOR"); PROVIDED, HOWEVER, that if Merger Sub purchases 85% or more of the Shares in the Offer, the number of Continuing Directors shall be one (1). If the number of Continuing Directors is reduced to fewer than three (3) for any reason prior to the Effective Time, the remaining and departing Continuing Directors shall be entitled to designate a Person or Persons to fill the vacancy and Parent shall take all such actions as are necessary to cause the Person or Persons so designated to be so appointed.

    Notwithstanding anything in this Agreement to the contrary, Parent agrees that it shall not take any of the following actions without the affirmative vote of a majority of the Continuing Directors: (a) amend or terminate this Agreement or agree or consent to any amendment or termination of this Agreement, (b) waive any of the Company's rights, benefits or remedies hereunder, (c) extend the time for performance of Parent's and Merger Sub's respective obligations hereunder, or (d) approve any other action by the Company which is reasonably likely to adversely affect the interests of the stockholders of the Company (other than Parent, Merger Sub and their affiliates (other than the Company and its Subsidiaries)) with respect to the transactions contemplated by this Agreement.

        (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder. The Company shall promptly take all actions required pursuant to this Section 1.3 and Rule 14f-l in order to fulfill its obligations under this Section 1.3 and shall include in the
    Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-l. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

    1.4 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.6), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION") and will be a wholly-owned subsidiary of Parent

    1.5 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

    1.6 CLOSING; EFFECTIVE TIME. The consummation of the Merger (the "CLOSING") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California, at 10:00 a.m. on a date to be designated by Parent (the "CLOSING DATE"), which date shall be no later than the third business day after the last to be satisfied or waived of the conditions set forth in Section 6 shall have been so satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL (the "CERTIFICATE OF MERGER") shall be duly executed on behalf of the Company and simultaneously with the Closing delivered to the Secretary of State of the State of Delaware for filing. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or such other date and time as may be mutually agreed upon by Parent and the Company and set forth in the Certificate of Merger (the "EFFECTIVE TIME").

    1.7 CERTIFICATE OF INCORPORATION AND BYLAWS. Unless otherwise determined by Parent prior to the Effective Time:

        (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that Article Fourth of such certificate of incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.", and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein and in accordance with the DGCL.

        (b) At the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with the DGCL.

        (c) The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

    1.8  CONVERSION OF SHARES IN THE MERGER.

        (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

           (i) subject to Sections 1.8(b) and 1.8(c), each share of Company Common Stock then issued and outstanding, other than Excluded Shares and Dissenting Shares (as defined in Section 1.11), if any, shall be converted into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio, plus any cash in lieu of fractional shares of Parent Common Stock as set forth in Section 1.8(c). The number of shares of Parent Common Stock equal to the Exchange Ratio and the cash payable in lieu of fractional shares as specified in
       Section 1.8(c) with respect to each share of Company Common Stock being referred to as the "MERGER CONSIDERATION;"

           (ii) each share of the Common Stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of Common Stock of the Surviving Corporation; and

           (iii) any and all Excluded Shares shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted to the extent the record date for any such event is between the date of this Agreement and the Effective Time.

        (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock in the Merger (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.9), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest equal to the product obtained by multiplying (A) that fraction of a share of Parent Common Stock to which such stockholder is entitled (after aggregating all fractional shares of Parent Common Stock issuable to such holder) by (B) the closing sales price of one (1) share of Parent Common Stock as reported on the NYSE Composite Transaction Tape (as reported in the Wall Street Journal or, if not reported therein, any other authoritative source) on the trading day immediately preceding the Closing Date.

    1.9  CLOSING OF THE COMPANY'S TRANSFER BOOKS.  At the Effective Time:
(a) all Shares outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all Shares outstanding immediately prior to the Effective Time. No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Shares (a "COMPANY STOCK CERTIFICATE") is presented to the Exchange Agent (as defined in Section 1.10) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.10.

    1.10  EXCHANGE OF CERTIFICATES.

        (a) No later than 10 business days prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "EXCHANGE AGENT") to the extent that such Exchange Agent is different than the exchange agent named in the letter of transmittal sent to the stockholders of the Company in connection with the Offer. Within 5 business days after the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Shares, (i) certificates representing the shares of Parent Common Stock issuable pursuant to this
    Section 1 (other than Shares purchased pursuant to the Offer which shall have been paid for in accordance with Section 1.1 of this Agreement), and
    (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.8(c). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions with respect to such shares, are referred to collectively as the "EXCHANGE FUND."

        (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates
    (i) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and
    (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock (plus cash in lieu of fractional shares, if any, of Parent Common Stock). Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent,
    (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.8 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be immediately canceled. Until surrendered as contemplated by this Section 1.10, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration and any distribution or dividend the record date for which is after the Effective Time. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate, and, in such case, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificates the shares of Parent Common Stock and any cash in lieu of fractional shares.

        (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.10 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

        (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.10 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

        (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

        (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

    1.11  APPRAISAL RIGHTS.  If the Merger is effectuated pursuant to
Section 253 of the DGCL, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal for such shares of Company Common Stock in accordance with the DGCL (the "DISSENTING SHARES") shall not be converted into the right to receive Parent Common Stock, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his or her right to appraisal, each such share of Company Common Stock shall be treated as if it had been converted as of the Effective Time into a right to receive the Merger Consideration without any interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by the Company out of its own funds and will not be reimbursed by Parent or any affiliate of Parent.

    1.12 TAX CONSEQUENCES. For federal income tax purposes, the Transaction is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "PLAN OF REORGANIZATION" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

    1.13 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as disclosed in the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub as follows:

    2.1 DUE ORGANIZATION; SUBSIDIARIES. Each of the Acquired Corporations (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Acquired Corporations has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted;
(ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Material Contracts. Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the failure to be so qualified would have a Material Adverse Effect on the Acquired Corporations. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter or organizational documents of each of the Acquired Corporations, including all amendments thereto (collectively, the "COMPANY ORGANIZATION DOCUMENTS"). The Company has no Subsidiaries, except for the corporations identified in Part 2.1 of the Company Disclosure Schedule. (The Company and each of its Subsidiaries identified in Part 2.1 the Company Disclosure Schedule are collectively referred to herein as the "ACQUIRED CORPORATIONS"). None of the Acquired Corporations has any equity interest or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Entity, other than (i) the Company's interest in its Subsidiaries identified in Part 2.1 of the Company Disclosure Schedule, or
(ii) any interest in any publicly traded company held solely for investment and comprising less than five percent of the outstanding capital stock of such company.

    2.2 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company hereby represents that its Board of Directors, at a meeting duly called and held on or prior to the date hereof, has by unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable and are fair to and in the best interests of the Company and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger and the Stockholder Tender Agreements and the transactions contemplated thereby, which approval constitutes approval under Section 203 of the DGCL such that the Offer, the Merger, this Agreement and the other transactions contemplated hereby, and the Stockholder Tender Agreements and the transactions contemplated thereby, are not and shall not be subject to any of the restrictions on "business combinations" set forth in Section 203 of the DGCL, and (iii) resolved to recommend acceptance of the Offer by the Company's stockholders and approval and adoption of this Agreement by the Company's stockholders (the unanimous recommendations referred to in this clause (iii) are collectively referred to in this Agreement as the "RECOMMENDATIONS").

    2.3  CAPITALIZATION, ETC.

        (a) The authorized capital stock of the Company consists of: 10,000,000 shares of Company Common Stock and 2,000,000 shares of Company Preferred Stock. As of June 18, 2001, 2,748,957 shares of Company Common Stock have been issued and are outstanding and no shares of the Company Preferred Stock have been issued and are outstanding. The Company has designated up to 10,000 shares of its Preferred Stock for issuance under its Rights Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the Company's Subsidiaries. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of the Company. There is no Contract to which the Company is a party and, to the Company's knowledge, there is no Contract between other Persons, relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

        (b) As of June 18, 2001: (i) 48,500 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Company 1985 Stock Option Plan, as amended, all of which have been granted and are outstanding;
    (ii) 453,665 shares of Company Common Stock are reserved for issuance pursuant to stock options under the Company 1995 Stock Option Plan, of which options to acquire 394,185 shares of Company Common Stock are outstanding; and (iii) 147,645 shares of Company Common Stock remain available for purchase pursuant to the Employee Stock Purchase Plan and the Employee Stock Purchase Plan Offering, both effective as of July 1, 1997 (collectively referred to herein as the "COMPANY ESPP"). (Stock options granted by the Company pursuant to the Company Stock Option Plans, as well as any stock options granted outside of the Company Stock Option Plans, are referred to collectively herein as "COMPANY OPTIONS.") Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of June 18, 2001: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the vesting schedule of such Company Option. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted Company Options, and the forms of all stock option agreements evidencing such options.

        (c) Except as set forth in Section 2.3(a) or (b) above, there is no:
    (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) rights agreement, stockholder rights plan (or similar plan commonly referred to as a "POISON PILL") or Contract under which any of the Acquired Corporations are or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations (items
    (i) through (iv) above, collectively, "COMPANY STOCK RIGHTS").

        (d) All outstanding shares of Company Common Stock, all outstanding Company Options and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with
    (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable and, except for directors' qualifying shares, are owned beneficially and of record by the Company, free and clear of any Encumbrances.

    2.4  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) The Company has made available to Parent all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since March 31, 1999 (the "COMPANY SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since March 31, 1999 have been so filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) The financial statements (including related notes, if any) contained in the Company SEC Documents (the "COMPANY FINANCIAL STATEMENTS"):
    (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. For purposes of this Agreement, "COMPANY BALANCE SHEET" means that consolidated balance sheet of the Company and its consolidated subsidiaries as of March 31, 2001 set forth in the Company's Annual Report on Form 10-K filed with the SEC and the "COMPANY BALANCE SHEET DATE" means March 31, 2001.

    2.5  ABSENCE OF CHANGES.  Since the Company Balance Sheet Date:

        (a) each of the Acquired Corporations has operated its respective business in the ordinary course and consistent with past practices;

        (b) there has not been any event that has had a Material Adverse Effect on the Acquired Corporations, and no fact, event, circumstance or condition exists or has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

        (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (iii) sold, issued or granted, or authorized the issuance of, (A) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options), (B) any option, warrant or right to acquire any capital stock or any other security (except for Company Options), or
    (C) any instrument convertible into or exchangeable for any capital stock or other security; (iv) received any Company Acquisition Proposal from any Person (other than Parent); (v) made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since the Company Balance Sheet Date exceeds the amounts set forth in the Company's 2002 capital expenditures budget by more than $75,000 in the aggregate; (vi) changed any of its methods of accounting or accounting practices, except as required by GAAP; (vii) made any material Tax election; or (viii) commenced or settled any Legal Proceeding;

        (d) none of the Acquired Corporations has (i) amended or waived any of its material rights under, or permitted the acceleration of vesting under, any provision of any of the Company Employee Plans or any provision of any agreement or Company Stock Option Plan evidencing any outstanding Company Option; (ii) established or adopted any Company Employee Plan; (iii) caused or permitted any Company Employee Plan to be amended in any material respect; or (iv) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

        (e) none of the Acquired Corporations has (i) sold or otherwise disposed of, or acquired, leased, licensed, waived or relinquished any material right or other material asset to, from or for the benefit of, any other Person except for rights or other assets sold, disposed of, acquired, leased, licensed, waived or relinquished in the ordinary course of business and consistent with past practice; (ii) made any pledge of any of its material assets or otherwise permitted any of its material assets to become subject to any Encumbrance, except in the ordinary course of business and consistent with past practice; or (iii) guaranteed any indebtedness for borrowed money.

    2.6  PROPRIETARY ASSETS.

        (a) Part 2.6(a) of the Company Disclosure Schedule sets forth all U.S. and foreign patents, patent applications, trademarks, trademark applications, copyright registrations and copyright applications owned by any of the Acquired Corporations. Each Acquired Corporation has good, valid and marketable title to, or has a valid right to use, license or otherwise exploit, all of the Acquired Corporation Proprietary Assets necessary for the conduct of such Acquired Corporation's business as presently conducted, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable; and (ii) non-material liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations. None of the Acquired Corporations have developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of any of the Acquired Corporations with respect to which such other Person has any rights. There is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any material Acquired Corporation Proprietary Asset.

        (b) (i) All material patents, trademarks, service marks and copyrights owned by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations has received any written notice or, to its knowledge, other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) to the Company's knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset. The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable each of the Acquired Corporations to conduct its business in the manner in which such business is being conducted.

    None of the Acquired Corporations has (A) licensed any of the Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or
    (B) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

    2.7  CONTRACTS.

        (a) For purposes of this Agreement, each of the following shall be deemed to constitute a "COMPANY MATERIAL CONTRACT":

           (i) any Acquired Corporation Contract that is required by the rules and regulations of the SEC to be filed as an exhibit to the Company SEC Documents;

           (ii) any Acquired Corporation Contract relating to the employment of any employee, and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $50,000, to any current or former employee or director;

          (iii) any Acquired Corporation Contract relating to the acquisition, transfer, development, sharing or license of any material Proprietary Asset (except for any Acquired Corporation Contract pursuant to which (A) any material Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available for sale to the public, or (B) any material Proprietary Asset is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

           (iv) any Acquired Corporation Contract which provides for indemnification of any officer, director or employee;

           (v) any Acquired Corporation Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

           (vi) any Acquired Corporation Contract that involves the payment or expenditure of $250,000 that may not be terminated by the applicable Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by the applicable Acquired Corporation;

          (vii) any Acquired Corporation Contract contemplating or involving
       (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000 in the aggregate, or (B) the performance of services having a value in excess of $250,000 in the aggregate; or

         (viii) any Government Contract (i) creating or relating to the creation of any Encumbrance with respect to any asset owned or used by any Acquired Corporation having a value in excess of $250,000;
       (ii) involving or incorporating any liability, obligation, guaranty, pledge, performance or completion bond, indemnity (other than customary intellectual property indemnitees for hardware and software sold by any Acquired Corporation), right of contribution or surety arrangement, any of which obligations involve or may reasonably be expected to involve an Acquired Corporation obligation in excess of $250,000 per year; or
       (iii) contemplating or involving (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000 in the aggregate, or (B) the performance of services having a value in excess of $250,000 in the aggregate;

           (ix) any Acquired Corporation Contract imposing any restriction on the right or ability of any Acquired Corporation to (A) compete with any other Person, (B) acquire any material product or other material asset or any services from any other Person, sell any material product or other material asset to or perform any services for any other Person or transact business or deal in any other manner with any other Person, or (C) develop or distribute any material technology; and

           (x) any other Acquired Corporation Contract, if a breach of such Acquired Corporation Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

        (b) Each Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms.

        (c) None of the Acquired Corporations has violated or breached, or committed any default under, any Company Material Contract. To the Company's knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract.

        (d) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to
    (i) result in a violation or breach of any provision of any Company Material Contract by any of the Acquired Corporations; (ii) give any Person the right to declare a default or exercise any remedy under any Company Material Contract; (iii) to the Company's knowledge, give any Person the right to receive or require a material rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Company Material Contract; or (v) give any Person the right to cancel, terminate or modify any Company Material Contract.

        (e) Since March 31, 1996:

           (i) the Acquired Corporations have not had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

           (ii) the Acquired Corporations have complied with all Legal Requirements with respect to all Government Contracts and Government Bids;

          (iii) the Acquired Corporations have not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended,
       (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto,
       (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

           (iv) all facts set forth in or acknowledged by any Acquired Corporation in any certification, representation or disclosure statement submitted by any Acquired Corporation with respect to any Government Contract or Government Bid were current, accurate and complete in all material respects as of the date of submission;

           (v) none of the Acquired Corporations nor any of their respective employees have been debarred or suspended from doing business with any Governmental Body, and, to the Company's knowledge, no circumstances exist that would warrant the institution of debarrment or suspension proceedings against any Acquired Corporation or any employee of any Acquired Corporation;

           (vi) no negative determinations of responsibility, as contemplated in
       Part 9 of the FAR (Contractor Qualifications), have been issued against any Acquired Corporation in connection with any Government Contract or Government Bid;

          (vii) no material direct or indirect costs incurred by any Acquired Corporation have been disallowed as a result of a finding or determination of any kind by any Governmental Body;

         (viii) no Governmental Body, and no prime contractor or high-tier subcontractor of any Governmental Body, has withheld or set off, or, to the Company's knowledge, threatened to withhold or set off, any material amount due to any Acquired Corporation under any Government Contract;

           (ix) there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Legal Proceeding or indictment involving any Acquired Corporation or any of their employees, (B) the disallowance of any costs submitted for payment by any Acquired Corporation, (C) the recoupment of any payments previously made to any Acquired Corporation, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of any Acquired Corporation, or (E) the assessment of any material penalties or damages of any kind against any Acquired Corporation;

           (x) there is not any (A) outstanding claim against any Acquired Corporation by, or dispute involving any Acquired Corporation with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract,
       (B) fact known by any Acquired Corporation upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, or (C) final decision of any Government Body against any Acquired Corporation;

           (xi) no Acquired Corporation is undergoing, and no Acquired Corporation has undergone, any audit, and there is no impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

          (xii) no Acquired Corporation is subject to any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

         (xiii) no payment has been made by any Acquired Corporation or, to the Company's knowledge, by a Person acting on any Acquired Corporation's behalf to any Person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of any Acquired Corporation) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

          (xiv) each Acquired Corporation's cost accounting system is in compliance with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

          (xv) each Acquired Corporation has complied in all material respects with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Acquired Corporation Proprietary Assets;

          (xvi) in each case in which an Acquired Corporation has delivered or otherwise provided any technical data, computer software or Acquired Corporation Proprietary Asset to any Governmental Body in connection with any Government Contract, such Acquired Corporation has marked such technical data, computer software or Acquired Corporation Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Acquired Corporation Proprietary Asset, except where failure to do so has not had and will not have a Material Adverse Effect on any Acquired Corporation;

         (xvii) no Acquired Corporation has made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

         (xviii) each Acquired Corporation has reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for 1993, 1994, 1995, 1996 and 1997, and those years are closed;

          (xix) none of the Acquired Corporations is subject to any "forward pricing" regulations; and

          (xx) except for novation requirements, each Acquired Corporation is not and will not be required to make any filings with or give notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement.

        (f) Part 2.7(f) of the Company Disclosure Schedule provides a list of all Company Material Contracts (including all amendments thereto). The Company has provided or made available to Parent a copy of each Company Material Contract (including all amendments thereto) listed in
    Section 2.7(f) of the Company Disclosure Schedule, other than Company Material Contracts filed as Exhibits to the Company SEC Documents and all copies of all amendments to the Company Material Contracts filed as exhibits to the Company SEC Documents, to the extent such amendments have not been filed with the SEC.

    2.8 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements prepared in accordance with GAAP and whether due or to become due), except for:
(a) liabilities that are reflected in the "Liabilities" column of the Company Balance Sheet, and (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since the Company Balance Sheet Date in the ordinary course of business and consistent with past practices that, individually or in the aggregate, are not material in nature.

    2.9 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Corporations is, and at all times since March 31, 1996, has been, in compliance in all material respects with all applicable Legal Requirements. Since March 31, 1996, none of the Acquired Corporations has received any written notice or, to the Company's knowledge, other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

    2.10 GOVERNMENTAL AUTHORIZATIONS. Each of the Acquired Corporations holds all Governmental Authorizations necessary to enable such Acquired Corporation to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since March 31, 1996 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since March 31, 1996, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or
(b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    2.11 TAX MATTERS. All Tax Returns required to be filed by or on behalf of any of the Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "ACQUIRED CORPORATION RETURNS") (a) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (b) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted and is currently in effect (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation. No claim or Legal Proceeding is pending or, to the Company's knowledge, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162(m) of the Code. None of the Acquired Corporations is a party to any Contract, nor does it have any obligations (current or contingent), to compensate any person for excise taxes paid pursuant to
Section 4999 of the Code. None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract and none of the Acquired Corporations has or, by reason of the consummation of the transactions contemplated under this Agreement, will have any liability or obligation under any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. None of the Acquired Corporations has made any distribution of stock of any "CONTROLLED CORPORATION" as that term is defined in
Section 355(a)(1) of the Code. None of the Acquired Corporations has at any time been a member of an affiliated group within the meaning of Section 1504 of the Code, other than an affiliated group of which the Company is the common parent.

    2.12  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

        (a) Part 2.12(a) of the Company Disclosure Schedule lists (i) all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all employee welfare benefit plans (as defined in
    Section 3(1) of ERISA), (iii) all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, fringe benefits and other similar benefit plans, programs, Contracts, arrangements or policies (including a specific identification of those which contain change of control provisions or pending change of control provisions), and
    (iv) any employment, executive compensation or severance agreements (including a specific identification of those which contain change of control provisions or pending change of control provisions), whether written or otherwise, as amended, modified or supplemented, of any Acquired Corporation or any other Entity (whether or not incorporated) which is a member of a controlled group which includes any of the Acquired Corporations or which is under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) or (o) of the Code or
    Section 4001(a) (14) or (b) of ERISA ("ERISA AFFILIATES") (all such plans, programs, Contracts, agreements, arrangements or policies as described in this Section 2.12 shall be collectively referred to as the "COMPANY EMPLOYEE PLANS") for the benefit of, or relating to, any former or current employee, officer or director (or any of their beneficiaries) of any Acquired Corporation or any other ERISA Affiliate. The Company has made available to Parent, in a reasonable time, place and manner, copies of (i) each such written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications, registration statements (including all attachments), prospectuses and communications distributed to plan participants, (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the U.S. Department of Labor with respect to each Company Employee Plan required to make such filing, (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination),
    (vi) financial and other information regarding current and projected liabilities with respect to each Company Employee Plan for which the filings described in (ii), (iii) or (iv) above are not required under ERISA and
    (vii) all correspondence within the last four years between the Internal Revenue Service and/or the Department of Labor and the Company and/or any of the other Acquired Corporations with respect to any Company Employee Plan.

        (b) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (other than continuation coverage to the extent required by law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 or otherwise), and none of the Company Employee Plans is a "MULTIEMPLOYER PLAN" (as defined in Section 3(37) of ERISA) or A "MULTIPLE EMPLOYER WELFARE ARRANGEMENT" (as defined in Section 3(40) of ERISA); (ii) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject any of the Acquired Corporations, directly or indirectly, to any tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code;
    (iii) no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which shall subject any of the Acquired Corporations, directly or indirectly, to any penalty or liability for breach of fiduciary duty;
    (iv) all Company Employee Plans have been established and maintained in accordance with their terms and have been operated in compliance in all respects with all applicable Legal Requirements, and may by their terms be amended and/or terminated at any time without the consent of any other Person subject to applicable Legal Requirements and the terms of each Company Employee Plan, and each of the Acquired Corporations has performed all obligations required to be performed by them under, and are not in any respect in default under or in violation of, any Company Employee Plan, and none of the Acquired Corporations has any knowledge of any default or violation by any other Person with respect to any of the Company Employee Plans; (v) each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service as to such plan's qualified status under Section 401(a) of the Code (or comparable letter, such as an opinion or notification letter as to the form of plan adopted by one or more Acquired Corporations), and nothing has occurred since the issuance of such letter (or could reasonably be expected to occur) which might impair such favorable determination or otherwise impair the qualified status of such plan; and (vi) all contributions required to be made or reserved, as appropriate, with respect to any Company Employee Plan pursuant to the terms of the Company Employee Plan or any collective bargaining agreement, have been made or reserved on or before their due dates (including any extensions thereof).

        (c) None of the Acquired Corporations or any other ERISA Affiliate currently maintains, sponsors or participates in, or has in the last six years maintained, sponsored or participated in, any "EMPLOYEE BENEFIT PLAN" (as defined in Section 3(3) of ERISA) that is subject to Section 412 of the Code or Title IV of ERISA.

        (d) None of the Company Employee Plans currently covers, or has ever covered, former or current non-U.S. Employees, independent contractors or consultants (or any of their beneficiaries). The consummation of the transactions contemplated by this Agreement will not cause, in itself, or result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any former or current foreign employee, independent contractor or consultant (or any of their beneficiaries);

        (e) There are no Legal Proceedings pending or, to the knowledge of the Company, threatened in respect of or relating to any Company Employee Plan. There are no facts or circumstances which could reasonably be expected to give rise to any such Legal Proceeding (other than routine, uncontested benefit claims) in respect of or relating to any Company Employee Plan.

        (f) Except as set forth in the Company SEC Documents filed on the date of this Agreement: (i) none of the Acquired Corporations has ever maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or any other Company Employee Plan that invests in Company capital stock; (ii) since December 31, 1998, none of the Acquired Corporations has proposed or agreed to any increase in benefits under any Company Employee Plan (or the creation of new benefits) or change in employee coverage which would materially increase the expense of maintaining any Company Employee Plan; (iii) the consummation of the transactions contemplated by this Agreement will not cause, in itself, or result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any former or current employee, officer or director (or any of their beneficiaries); and (iv) no person will be entitled to any severance benefits or the acceleration of any options under the terms of any Company Employee Plan as a result of the consummation of the transactions contemplated by this Agreement.

        (g) To the extent that any Company Employee Plan is required by any applicable Legal Requirement to be covered by any bond (e.g., fidelity or otherwise) in any particular amount, each such Company Employee Plan required to be covered by such bond has at all times been covered by such bond in accordance and compliance with all applicable Legal Requirements.

        (h) Except as set forth in the Company SEC Documents filed as of the date of this Agreement: (i) there are no controversies pending or, to the knowledge of the Company, threatened, between any of the Acquired Corporations and any of their respective foreign or domestic former or current employees, officers, directors, independent contractors or consultants (or any of their beneficiaries), which controversies could reasonably be expected to result in a material liability to any of the Acquired Corporations; (ii) none of the Acquired Corporations is in breach of any collective bargaining agreement or other labor union contract applicable to persons employed by any of the Acquired Corporations, nor does the Company know of any activities or proceedings of any labor union to organize any significant number of such employees; and (iii) none of the Acquired Corporations is in breach of any collective bargaining agreement or other labor union contract, nor has any knowledge of any activities or proceedings of any labor unions to organize employees, or of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees (foreign or domestic) of any of the Acquired Corporations.

        (i) The Company has amended the Company Stock Option Plans and the Company ESPP in accordance with applicable Legal Requirements to give effect to the transactions contemplated in Section 5.4(f). As of the date of this Agreement, the Company has paid to its employees all profit-sharing or other bonuses with respect to performance during the fiscal year ended March 31, 2001.

    2.13 ENVIRONMENTAL MATTERS. Each of the Acquired Corporations is in compliance in all respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. To the Company's knowledge, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. All property that is or has been leased to, controlled by or used by the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature and none of the Acquired Corporations has any liability for any clean-up or remediation under any Environmental Law. All property that is leased to, controlled by or used by any of the Acquired Corporations is free of any friable asbestos or asbestos-containing material. (For purposes of this Section 2.13: (i) "ENVIRONMENTAL LAW" shall mean any foreign, federal, state or local statute, law, rule, regulation, ordinance, treaty, code, policy or rule of common law now or from time to time in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, natural resources, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; the Hazardous Materials Transportation Act, as amended; the Clean Water Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Safe Drinking Water Act, as amended; the Atomic Energy Act, as amended; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; and the Occupational Safety and Health Act, as amended; and (ii) "HAZARDOUS MATERIALS" Shall mean (i) petroleum or petroleum products (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), polychlorinated biphenyls (PCBs), asbestos or asbestos containing materials, urea formaldehyde foam insulation, and radon gas; (ii) any substance defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "extremely hazardous waste," "restricted hazardous waste," "waste," "special waste," "toxic substance," "toxic pollutant," "contaminant" or "pollutant," or words of similar import, under any applicable

Environmental Law (as defined below); (iii) infectious materials and other regulated medical wastes; (iv) any substance which is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental agency; and (v) any other substance, material or waste the presence of which requires investigation or remediation under any Environmental Law

    2.14 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding and, to the Company's knowledge, no Person has threatened to commence any Legal Proceeding, that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; and there is no Order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject.

    2.15 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and otherwise approve the Merger.

    2.16 NON-CONTRAVENTION; CONSENTS. Neither the execution, delivery or performance of this Agreement nor the consummation of the Offer or the Merger, or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        (a) contravene, conflict with or result in a violation of any of the provisions of the Company Organization Documents or any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

        (b) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Offer or the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject;

        (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations; or

        (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Company Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract,
    (iii) accelerate the maturity or performance of any Company Material Contract, or (iv) cancel, terminate or modify any term of any Company Material Contract.

    Except as may be required by the Exchange Act, the DGCL, the HSR Act, applicable anti-trust laws of any foreign country and the rules and regulations of the Nasdaq Stock Market (as such bylaws relate to the Registration Statement and the Proxy Statement) none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement, except in each case, where the failure to obtain any Consent would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations.

    2.17 FAIRNESS OPINION. The Company's board of directors has received the opinion of PBW, financial advisor to the Company, as of the date of this Agreement, to the effect that the consideration to be received by the stockholders of the Company in the Offer and the Merger is fair to the stockholders of the Company from a financial point of view. The Company will furnish an accurate and complete copy of said opinion to Parent.

    2.18 FINANCIAL ADVISOR. Except for PBW, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of PBW.

    2.19 TAKEOVER STATUTES; NO DISCUSSIONS. To the knowledge of the Company, no Takeover Laws are applicable to the Offer, the Merger, this Agreement and the transactions contemplated hereby other than Section 203 of the DGCL. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal, and the Company has provided to Parent the terms of any Acquisition Proposal received by the Company in the last 90 days.

    2.20 INFORMATION INCLUDED IN OFFER DOCUMENTS. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Registration Statement, the Offer Documents or the Schedule 14D-9 will, at the time the Registration Statement, the Offer Documents or the Schedule 14D-9 are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in the foregoing documents.

    2.21 AMENDMENT TO RIGHTS AGREEMENT. As of the date hereof, the Company has taken all action necessary to irrevocably amend the Rights Agreement to provide that neither Parent nor Merger Sub nor any of their respective affiliates shall be deemed to be an Acquiring Person (as such term is defined in the Rights Agreement), that neither a Distributing Date nor Shares Acquisition Date (as each such term is defined in the Rights Agreement) shall be deemed to occur and the Rights will not separate from the Shares as a result of the execution, delivery or performance of this Agreement, the Stockholder Tender Agreements or the public announcement or consummation of the Offer, the Merger, or the other transactions contemplated hereby or thereby and that none of the Company, Parent, Merger Sub nor the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under the Rights Agreement to any holder (or former holder) of Rights as of and following the public announcement or consummation of the Offer and/or the Effective Time.

    2.22 FOREIGN CORRUPT PRACTICES ACT. Neither the Company, any other Acquired Corporation, any of the Acquired Corporation's officers, directors, nor, to the Company's knowledge, any employees or agents (or stockholders), distributors, representatives or other persons acting on the express, implied or apparent authority of any Acquired Corporation, have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or

Governmental Entity in the U.S. or elsewhere in connection with or in furtherance of the business of any of the Acquired Corporations (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist any Acquired Corporation in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposes). Neither the business of the Company nor any other Acquired Corporation is in any manner dependent upon the making or receipt of such payments, discounts or other inducements. Neither the Company nor any other Acquired Corporation has otherwise taken any action that could cause the Company or any other Acquired Corporation to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable Legal Requirements of similar effect.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Except as disclosed in the Parent Disclosure Schedule, Parent and Merger Sub represent and warrant to the Company as follows:

    3.1 DUE ORGANIZATION; SUBSIDIARIES. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used. Each of Parent and Merger Sub is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent and its Significant Subsidiaries. Parent has made available to the Company accurate and complete copies of the certificate of incorporation and bylaws of each of Parent and Merger Sub, including all amendments thereto (collectively, the "PARENT ORGANIZATION DOCUMENTS").

    3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of Parent (at a meeting duly called and held) has authorized and approved the execution, delivery and performance of this Agreement by Parent and approved the Offer and the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.3  CAPITALIZATION, ETC.

        (a) As of June 18, 2001, the authorized capital stock of Parent consists of: (i) 200,000,000 shares of Parent Common Stock and (ii) 5,000,000 shares of Parent Preferred Stock. As of June 18, 2001, 54,313,381 shares of Parent Common Stock have been issued and are outstanding, 689,978 shares of Parent Cumulative Preferred Stock have been issued or are outstanding and no shares of Parent Series A Preferred Stock are issued and outstanding. As of June 18, 2001, 610,622 shares of Parent Common Stock are held in Parent's treasury. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right or subject to any right of first refusal in favor of Parent.

        (b) All outstanding shares of Parent Common Stock and all outstanding shares of capital stock of each Subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Parent Contracts. All of the outstanding shares of capital stock of each of the Subsidiaries of Parent have been duly authorized and are validly issued, are fully paid and nonassessable and, except for directors' qualifying shares, are owned beneficially and of record by Parent, free and clear of any Encumbrances. The Parent Common Stock to be issued in the Offer and the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and in compliance with all applicable securities laws and other applicable Legal Requirements. The shares of Parent Common Stock to be issued upon exercise of Company Options assumed by Parent in connection with the Offer and the Merger will, when issued, be issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Parent Contracts.

    3.4  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) Parent has made available to the Company all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since December 31, 1998 (the "PARENT SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC since December 31, 1998 have been so filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) The financial statements (including any related notes) contained in the Parent SEC Documents (the "PARENT FINANCIAL STATEMENTS"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), and (iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods covered thereby.

    3.5 LIABILITIES. Neither of Parent nor any Subsidiary of Parent has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities required to be identified as such in the "LIABILITIES" column of the Parent Balance Sheet, including the notes thereto; (b) normal and recurring liabilities that have been incurred by Parent and its Significant Subsidiaries since the Parent Balance Sheet Date in the ordinary course of business and consistent with past practices that, individually or in the aggregate, have not had or could not reasonably be expected to have, a Material Adverse Effect on Parent and its Significant Subsidiaries; and (c) liabilities incurred under this Agreement.

    3.6 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent, and each Subsidiary of Parent, is, and at all times since December 31, 1998 has been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect on Parent and its Significant Subsidiaries. Since December 31, 1998, none of Parent or any Subsidiary of Parent has received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except where such violation or noncompliance could not reasonably be expected to have a Material Adverse Effect on Parent and its Significant Subsidiaries.

    3.7 GOVERNMENTAL AUTHORIZATIONS. Parent and each Subsidiary of Parent holds all material Governmental Authorizations necessary to enable Parent and the Significant Subsidiaries of Parent, to conduct their respective businesses in the manner in which such businesses are currently being conducted and as proposed to be conducted, except where the failure to have such authorization would not be reasonably likely to have a Material Adverse Effect on Parent. All such Governmental Authorizations are valid and in full force and effect. Parent, and each Subsidiary of Parent, is, and at all times since December 31, 1998 has been, in compliance with the terms and requirements of such Governmental Authorizations except where the failure to comply with such terms and requirements has not had and could not reasonably be expected to have a Material Adverse Effect on Parent and its Significant Subsidiaries. Except as could not reasonably be expected to have a Material Adverse Effect on Parent and its Significant Subsidiaries, since December 31, 1998, none of Parent or any Subsidiary of Parent has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or
(b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    3.8 NON-CONTRAVENTION; CONSENTS. Neither the execution, delivery or performance of this Agreement nor the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        (a) contravene, conflict with or result in a violation of any of the provisions of the Parent Organization Documents or any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or any Subsidiary of Parent; or

        (b) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Offer or the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject;.

    Except as may be required by the Securities Act, the Exchange Act, the DGCL, the HSR Act, applicable anti-trust laws of any foreign country, and the NYSE Listed Company Manual (as they relate to the Registration Statement and the Proxy Statement) none of Parent or any Subsidiary of Parent was, is or will be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except in each case, where the failure to make any filing, give any notice or obtain any Consent would not have a Material Adverse Effect on Parent and its Significant Subsidiaries.

    3.9 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

    3.10 INFORMATION INCLUDED IN OFFER DOCUMENTS. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Registration Statement and the Offer Documents will, at the time the Registration Statement and the Offer

Documents are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in the foregoing documents.

    3.11 PARENT STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to the Offer and the Merger, do not require the approval of the holders of any (A) shares of capital stock of Parent or (b) voting securities of Parent.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND PARENT

    4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time unless this Agreement shall be terminated in accordance with Section 7 (the "PRE-CLOSING PERIOD"), subject to applicable antitrust laws and regulations relating to the exchange of information, the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (i) provide Parent and Parent's Representatives with reasonable access during normal business hours to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (ii) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, in each case, as Parent may reasonably request. Parent will hold any such information which is not public in confidence in accordance with the Mutual Nondisclosure Agreement.

    4.2  OPERATION OF THE COMPANY'S BUSINESS.

        (a) During the Pre-Closing Period the Company shall: (i) ensure that each of the Acquired Corporations conducts its business and operations
    (A) in the ordinary course and substantially in accordance with past practices, and (B) in material compliance with all applicable Legal Requirements and the requirements of all Company Material Contracts;
    (ii) to the extent consistent with its business, use its commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill at least as favorable as at the date of this Agreement with all suppliers, customers, distributors, landlords, creditors, licensors, licensees and other Persons having business relationships with the respective Acquired Corporations; (iii) provide all notices, assurances and support required by any Contract relating to any Proprietary Asset in order to ensure that no condition under such Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by any Acquired Corporation of any source code materials or other Proprietary Asset; and (iv) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Acquired Corporations.

        (b) During the Pre-Closing Period, except as set forth in
    Section 4.2(b) of the Company Disclosure Schedule, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

           (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

           (ii) sell, issue, grant or authorize the issuance or grant of
       (A) any capital stock or other security (including the sale, transfer or grant of any treasury shares) or (B) any Company Stock Right (except that, prior to the Offer Acceptance Time, the Company may issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement or pursuant to the Company ESPP as in effect on the date hereof);

          (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Stock Option Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant, or other security or any related Contract;

           (iv) amend or permit the adoption of any amendment to the Company Organization Documents, or effect or become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

           (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

           (vi) make any capital expenditure not included in the Company's 2002 capital expenditure budget, a copy of which has been furnished to Parent, to the extent such new capital expenditures exceed $75,000 in the aggregate;

          (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Company Contract with obligations in excess of $250,000, or amend or terminate, or waive or exercise any material right or remedy under, any Company Material Contract with obligations in excess of $250,000;

         (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices, and except for licensing of intellectual property in the sale or licensing of the Company's products in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

           (ix) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may make routine borrowings in the ordinary course of business and in accordance with past practices under the Company's credit facilities outstanding as of the date hereof (without any amendment or modification thereto));

           (x) except as required by applicable Legal Requirements,
       (i) establish, adopt or amend any Company Employee Plan or collective bargaining agreement, (ii) pay any bonus or make any profit-sharing or similar payment to any employee or director of any Acquired Corporation,
       (iii) or increase the amount of wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, (1) any employee (who is not an officer or director) other than in the ordinary course of business and consistent with scheduled salary increases, or
       (2) to any officer or director; (iv) pay or make available any benefit not provided for under any Company Employee Plan, or (v) enter into, amend or change in any way, or make any severance or termination payments under, any agreement or other arrangement not in existence as of the date of this Agreement;

           (xi) hire or fire (1) any employee who is (or would be) an officer of any Acquired Corporation, or (2) any employee (other than an officer of any Acquired Corporation) except in the ordinary course of business;

          (xii) change any of its methods of accounting or accounting practices in any respect, except as required by GAAP;

         (xiii) make any material Tax election;

          (xiv) commence or settle any Legal Proceeding;

          (xv) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

          (xvi) take, or permit the taking of any action, which could reasonably be expected to cause the vesting of any Company Options to be accelerated in accordance with the terms of any of the Company Stock Option Plans;

         (xvii) take, agree to take, or omit to take any action which would
       (A) make any of the representations and warranties of the Company contained in this Agreement untrue or incorrect, (B) prevent the Company from performing or cause the Company not to perform its covenants hereunder, or (C) cause any of the conditions set forth in Section 6 or
       Section 7 not to be able to be satisfied prior to the Termination Date;
       or

         (xviii) agree or commit to take any of the actions described in clauses "(i)" through "(xvii)" of this Section 4.2(b).

        (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement;
    (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;
    (iii) any material breach of any covenant or obligation of the Company; and
    (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 or ANNEX I impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

        (d) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if
    (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;
    (iii) any material breach of any covenant or obligation of Parent; and
    (iv) any event,
    condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 or ANNEX I impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Parent. No notification given to the Company pursuant to this
    Section 4.2(d) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

    4.3  NO SOLICITATION BY THE COMPANY.

        (a) During the Pre-Closing Period, the Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Company Acquisition Proposal or take any action that could reasonably be expected to lead to a Company Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that could lead to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (iv) approve, endorse or recommend any Company Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; PROVIDED, HOWEVER, that this Section 4.3(a) shall not prohibit
    (A) the Company, or the Board of Directors of the Company, from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Company Superior Offer that is submitted to the Company by such Person (and not withdrawn) if
    (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this
    Section 4.3, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements, (3) at least three (3) business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person or any of such Person's Representatives by or on behalf of the Company, and (4) at least two
    (2) business days prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent); or (B) the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Acquisition Proposal. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company.

        (b) The Company shall promptly (and in no event later than 24 hours after receipt of any Company Acquisition Proposal, any inquiry or indication of interest that could lead to a Company Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Company Acquisition Proposal, any inquiry or indication of interest that could lead to a Company Acquisition Proposal or any request for nonpublic information relating to any of the Acquired Corporations (including the identity of the Person making or submitting such Company Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully

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
    informed on a prompt basis with respect to the status of any such Company Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

        (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person (other than Parent) that relate to any Company Acquisition Proposal, except as may be provided for in
    Section 4.3(a).

        (d) The Company agrees not to release any Person (other than Parent) from or waive any provision of any confidentiality, "STANDSTILL" or similar agreement to which the Company is a party and will use its reasonable best efforts to enforce each such agreement at the request of Parent. The Company also will promptly request each Person (other than Parent) that has executed, within 12 months prior to the date of this Agreement, a confidentiality, standstill or similar agreement in connection with its consideration of a possible Company Acquisition Transaction to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

        (e) Notwithstanding anything in this Agreement to the contrary, the Recommendations may be withheld, withdrawn or modified in a manner adverse to Parent if: (i) (A) an unsolicited, bona fide written offer is made to the Company by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction, and such offer is not withdrawn; (B) the Company's board of directors determines in good faith (after consultation with PBW or another nationally recognized financial advisor) that such offer constitutes a Company Superior Offer;
    (C) the Company's board of directors determines in good faith, based upon the advice of the Company's outside legal counsel, that, in light of such Company Superior Offer, the withdrawal or modification of the Recommendations is required in order for the Company's Board of Directors to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements; (D) the Recommendations are not withdrawn or modified in a manner adverse to Parent at any time prior to five business days after Parent receives written notice from the Company confirming that the Company's Board of Directors has determined that such offer is a Company Superior Offer and providing to Parent a copy of any such Superior Offer,
    (E) the Company shall have released Parent from the provisions of any standstill or similar agreement restricting Parent from acquiring securities of the Company; and (F) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.3(a); or
    (ii) other than with respect to an unsolicited, bona fide written offer made to the Company by a third party as contemplated by Section 4.3(e)(i)(A) (in which case the Company shall comply with the provisions of
    Section 4.3(e)(i)), the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that withholding, withdrawing or modifying the Recommendations is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

    5.1  REGISTRATION STATEMENT AND PROXY STATEMENT FOR STOCKHOLDER
APPROVAL. If approval of the Company's stockholders is required by applicable Legal Requirements in order to consummate the Merger other than pursuant to
Section 253 of the DGCL, Parent and the Company shall, as soon as practicable following the Offer Acceptance Time, prepare and the Company shall file with the SEC a proxy statement of the Company in connection with the Merger complying with applicable Legal Requirements (the "PROXY STATEMENT"), and Parent and the Company shall prepare and Parent shall file with the SEC a post-effective amendment to the Registration Statement (the "POST-EFFECTIVE AMENDMENT") for the offer and sale of Parent Common Stock pursuant to the Merger and in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use commercially reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after such filing. The Company will use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Post-Effective Amendment is declared effective under the Securities Act, but in any event within ten (10) business days thereafter. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Post-Effective Amendment will be made by Parent, or with respect to the Proxy Statement will be made by the Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Post-Effective Amendment has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Post-Effective Amendment or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Post-Effective Amendment or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Legal Requirements, disseminated to the stockholders of the Company.

    5.2  COMPANY STOCKHOLDERS' MEETING.

        (a) If approval of the Company's stockholders is required by applicable Legal Requirements in order to consummate the Merger other than pursuant to
    Section 253 of the DGCL, after acceptance for exchange of Shares pursuant to the Offer, Parent and the Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the "COMPANY STOCKHOLDERS' MEETING"). The Company Stockholders' Meeting shall be held as soon as reasonably practicable after the Post-Effective Amendment is declared effective under the Securities Act. The Company shall use reasonable efforts to take all actions necessary or advisable to solicit proxies in favor of the Merger and shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Once the Company Stockholders' Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders' Meeting (other than for the absence of a quorum) without the consent of Parent. The Proxy Statement shall include the opinion of PBW.

        (b) The Proxy Statement shall include the Recommendations, and, subject to Section 4.3(e), the Recommendations shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Recommendations in a manner adverse to Parent shall be adopted or proposed.

        (c) The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Company Superior Offer or other Company Acquisition Proposal, or by any withdrawal or modification of the Recommendations.

        (d) The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement and the Post-Effective Amendment, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and the Post-Effective Amendment and seeking timely to obtain any such actions, consents, approvals or waivers.

        (e) Notwithstanding clauses (a) and (b) above, if Merger Sub shall own by virtue of the Offer or otherwise at least 90% of the outstanding shares of Company Common Stock, the parties hereto shall take all necessary actions (including actions referred to in this Section 5.2, as applicable) to cause the Merger to become effective, as soon as practicable after the expiration of the Offer, as it may be extended in accordance with the requirements of
    Section 1.1(a) hereof, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

    5.3 REGULATORY APPROVALS. Each of the Company and Parent shall use its reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, if Parent determines that it is so required, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (i) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding or threat, and (iii) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference with government representatives relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. Notwithstanding anything to the contrary in this Section 5.3, neither Parent nor the Company nor any of their respective Subsidiaries shall be required to take any action that could reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger.

    5.4  ASSUMPTION OF STOCK OPTIONS.

        (a) Subject to Sections 5.4(b), at the Offer Acceptance Time all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms and conditions (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the terms and conditions of the stock option agreement by which it is evidenced. From and after the Offer Acceptance Time, subject to Section 5.4(f), (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Offer Acceptance Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent, and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option assumed by Parent in accordance with this Section 5.4(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction effected subsequent to the Offer Acceptance Time.

        (b) Notwithstanding anything to the contrary contained in this
    Section 5.4, in lieu of assuming outstanding Company Options in accordance with Section 5.4(a), Parent may, with the consent of each optionholder with respect to such optionholders options, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor.

        (c) Prior to the Offer Acceptance Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this
    Section 5.4 and to ensure that, from and after the Offer Acceptance Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.4.

        (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Company Options Plans assumed in accordance with this
    Section 5.4.

        (e) Prior to the Offer Acceptance Time, the Company shall take all actions necessary or required under the Company ESPP and applicable Legal Requirements to ensure that, except for the six-month Offering beginning July 1, 2001 (the "JULY 1 OFFERING"), no additional Offerings shall be authorized or commenced. At the Offer Acceptance Time (and without any further action on the part of any Person) the purchase rights then outstanding under the Company ESPP (the "PURCHASE RIGHTS") with respect to Company Common Stock shall be assumed by Parent and shall be automatically converted into and become rights with respect to Parent Common Stock, and such assumption and conversion of the Purchase Rights shall be in accordance with the terms and conditions (as in effect as of the date of this Agreement) of the Company ESPP. From and after the Offer Acceptance Time, except as specifically provided otherwise below, (i) each Purchase Right assumed by Parent may be exercised solely for shares of Parent Common Stock on the applicable Purchase Date under the Company ESPP, (ii) the number of shares of Parent Common

    Stock subject to all Purchase Rights shall be equal to the number of shares of Company Common Stock subject to such Purchase Rights immediately prior to the Offer Acceptance Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share purchase price under each such Purchase Right shall be appropriately adjusted as of the applicable Purchase Date by dividing the per share purchase price under such Purchase Right by the Exchange Ratio and rounding up to the nearest cent, and (iv) any restriction on the exercise of any such Purchase Right shall continue in full force and effect and all other terms and conditions of such Purchase Rights (other than the right to acquire Company Common Stock) shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Purchase Right assumed by Parent as provided herein shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction effected by Parent subsequent to the Offer Acceptance Time. Pursuant to the terms of the Company ESPP, as of the time immediately prior to the Effective Time (i) the accumulated payroll deductions of participants under the Company ESPP for the July 1 Offering shall be used to purchase Parent Common Stock, (ii) the date on which such purchases occur shall be the Purchase Date for the July 1 Offering, and
    (iii) as of the time immediately following the purchase on such Purchase Date, the Company ESPP shall terminate.

        (f) If, at any time after the Offer Acceptance Time, Parent shall directly or indirectly hold less than 50% of the total shares of Company Common Stock then outstanding (the "SEPARATION TIME"), then, as of such Separation Time, the Company shall automatically assume in accordance with the terms of this Plan (without any further action on the part of any Person) each Purchase Right outstanding as of the Separation Time (each such right referred to herein as the "FORMER PURCHASE RIGHT") on the terms and conditions of such Former Purchase Right as in existence immediately prior to the Offer Acceptance Time. From and after the Separation Time, (i) each Former Purchase Right assumed by the Company may be exercised solely for shares of Company Common Stock, (ii) the number of shares of Company Common Stock subject to each such Former Purchase Right shall be equal to the number of shares of Company Common Stock subject to such Former Purchase Right immediately prior to the Offer Acceptance Time, (iii) the per share purchase price under each such Former Purchase Right shall be equal to the purchase price under such Former Purchase Right as in effect immediately prior to the Offer Acceptance Time, and (iv) any restriction on the exercise of any such Former Purchase Right shall continue in full force and effect and all other terms and conditions of such Former Purchase Rights shall otherwise remain unchanged. In addition, as of the Separation Time the Company shall assume in accordance with the terms of the Company Stock Option Plans (without any further action on the part of the Company, Parent or any stockholder or optionholder of Parent or the Company) each option to acquire Parent Common Stock which was previously assumed by Parent pursuant to Section 5.4(a) and which is then outstanding (each such option, "FORMER COMPANY OPTION") on the terms and conditions of such Former Company Option as in existence prior to the Offer Acceptance Time. From and after the Separation Time, (i) each Former Company Option assumed by the Company may be exercised solely for shares of Company Common Stock, (ii) the number of shares of Company Common Stock subject to each such Former Company Option shall be equal to the number of shares of Company Common Stock subject to such Former Company Option immediately prior to the Offer Acceptance Time,
    (iii) the per share exercise price under each such Former Company Option shall be equal to the exercise price under such Former Company Option as in effect prior to the Offer Acceptance Time, and (iv) any restriction on the exercise of any such Former Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Former Company Option shall otherwise remain unchanged.

    5.5 EMPLOYEE BENEFITS. All employees of the Company who continue employment with Parent, the Surviving Corporation or a Subsidiary of Parent after the Effective Time ("CONTINUING EMPLOYEES")

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
shall be eligible to continue to participate in the Surviving Corporation's health, vacation and other employee benefit plans; PROVIDED, HOWEVER, that
(a) nothing in this Section 5.5 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health, vacation or other employee benefit plan at any time, and (b) if Parent or the Surviving Corporation terminates any such health, vacation or other employee benefit plan and only to the extent Parent maintains comparable health, vacation and other employee benefit plans, then subject to any transition or waiting period required by Legal Requirements or any third-party notwithstanding Parent's good faith efforts to obtain a waiver of any such period from such third-party, the Continuing Employees shall be eligible to participate in Parent's health, vacation and other employee benefit plans, to substantially the same extent as employees of Parent in similar positions with the same seniority or years of service and such seniority and service with the Company shall be recognized for eligibility and vesting purposes. Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to create any obligation on behalf of Parent to create any employee benefit plan that does not exist as of the date of this Agreement or amend any employee benefit plan currently maintained by Parent, except as any such amendment is required to give effect to the seniority and years of service provisions with respect to eligibility and vesting as set forth in this Section 5.5, nor shall this be construed to create any right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent and, subject to any other binding written agreement between an employee and Parent or the Surviving Corporation, the employment of each Continuing Employee shall be "AT WILL"employment.

    5.6  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        (a) Parent shall cause all rights to indemnification existing in favor of those Persons who are or were directors and officers of the Company prior to or as of the date of this Agreement (the "INDEMNIFIED PERSONS") for acts and omissions occurring prior to the Effective Time, as provided in the Company's certificate of incorporation and bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and each of the Indemnified Persons (as in effect as of the date of this Agreement) in the form of the indemnification agreement attached to the Company Disclosure Schedule (the "INDEMNIFICATION AGREEMENTS") prior to the date of this Agreement, to continue in effect after the consummation of the Offer and to survive the Merger and to be observed by the Surviving Corporation to the fullest extent permitted by Delaware law for a period of six years from the Effective Time. From and after the Offer Acceptance Time, Parent shall: (i) cause the Indemnification Agreement for any Indemnified Person who continues as a director or officer of the Company or the Surviving Corporation after the Offer Acceptance Time to continue in effect in accordance with its terms and to be observed by the Company or the Surviving Corporation to the fullest extent permitted by Delaware law; and (ii) pay to or reimburse such Indemnified Person all amounts to which such Indemnified Person is entitled under such Indemnity Agreement to the fullest extent permitted by Delaware law for acts and omissions occurring after the Offer Acceptance Time, if and to the extent that such amounts are not paid to such Indemnified Person when due under the terms of such Indemnity Agreement.

        (b) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall provide for the benefit of the insured parties named in such policy and the Indemnified Persons, only with respect to acts or omissions occurring prior to the Offer Acceptance Time, directors' and officers' liability insurance on terms with respect to coverage and amount at least as favorable as those of the insurance policy maintained by the Company as of the date of this Agreement in the form attached to the Company Disclosure Schedule.

        (c) From and after the Offer Acceptance Time, Parent shall cause the Indemnified Persons who continue as directors or officers of the Surviving Corporation to be named as insureds or otherwise covered under Parent's existing directors' and officers' liability insurance policies as in effect at the date of this Agreement to the same extent that directors and officers of Parent are

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
    insured under such policies with respect to acts or omissions occurring after the Offer Acceptance Time.

        (d) The obligations of Parent and the Surviving Corporation under this
    Section 5.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom this Section 5.6 applies without the consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Person to whom this Section 5.6 applies shall be third party beneficiaries of this Section 5.6).

        (e) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.6.

    5.7  ADDITIONAL AGREEMENTS.

        (a) Each of Parent and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Offer and the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Offer and the Merger and the other transactions contemplated by this Agreement; (ii) shall use its reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Offer and the Merger or any of the other transactions contemplated by this Agreement; and (iii) shall use its reasonable best efforts to lift any restraint, injunction or other legal bar to the Offer and the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period.

    5.8 PUBLIC DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Offer or the Merger, this Agreement or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party shall not, and shall not permit any of its Representatives to, make any disclosure regarding the Offer or the Merger, this Agreement or any of the other transactions contemplated by this Agreement unless
(a) the other party shall have approved such disclosure, or (b) the disclosing party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable Legal Requirements.

    5.9 TAX MATTERS. At or prior to the filing of the Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Heller Ehrman White & McAuliffe LLP ("HEWM") tax representation letters in customary form. Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to HEWM on such dates as shall be reasonably requested by Cooley Godward LLP and HEWM, the accuracy and completeness of the tax representation letters delivered pursuant to the immediately preceding sentence. Each of Parent and the Company shall use its reasonable best efforts prior to the Effective Time to cause the Transaction to qualify as a reorganization under
Section 368(a) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.9, each of Parent and the Company shall use its reasonable efforts to cause Cooley Godward LLP and HEWM, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.9.

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
    5.10 RESIGNATION OF DIRECTORS. The Company shall use its reasonable best efforts to obtain and deliver to Parent prior to the Closing the resignation of each director of each of the Acquired Corporations, effective as of the Effective Time.

    5.11 LISTING. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE.

    5.12  TAKEOVER LAWS; ADVICE OF CHANGES.

        (a) If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Parent and the Company and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and thereby and otherwise act to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

        (b) Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) is reasonably likely to result in any Material Adverse Effect with respect to it, (ii) would cause or constitute a breach of any representations, warranties or covenants contained herein or (iii) is reasonably likely to result in any of the conditions set forth in Section 6 or in ANNEX I not being able to be satisfied prior to the Termination Date.

    5.13 FORM S-8; SECTION 16. Parent agrees to file one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options and Company ESPP within one business day after the Offer Acceptance Time and keep any such registration statements effective until all shares registered thereunder have been issued. In addition, Parent shall, prior to the Effective Time, cause Parent's Board of Directors to approve the issuance of shares of Parent Common Stock (including shares of Parent Common Stock to be issued in connection with the exercise of any Company Options and Purchase Rights assumed by Parent under Section 5.4), with respect to any employees of the Company who will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3, PROVIDED, HOWEVER, that Parent shall not be deemed to have violated this covenant if the Company does not provide to the Board of Directors of Parent at least five business days prior to the Effective Time, all information reasonably requested by Parent for the purpose of effecting such exemption. Prior to the Effective Time, the board of directors of the Company shall approve the disposition of Company Common Stock in connection with the Merger by those directors and officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.

    5.14 AFFILIATES. Within 10 days after the date of this Agreement, the Company shall deliver to Parent a letter identifying all Persons who are, to the Company's knowledge, affiliates of the Company for purposes of Rule 145 under the Securities Act. Parent shall place the appropriate Rule 145 legend on the stock certificates representing Parent Common Stock issued in the Transaction to such affiliates. Parent shall use its reasonable efforts to remove such legends promptly when such legends are no longer required by applicable Legal Requirements.

    5.15  RIGHTS AGREEMENT; LITIGATION.

        (a) Except as expressly required by this Agreement, the Company shall not, without the prior written consent of Parent, amend the Rights Agreement or take any other action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Company Acquisition Proposal.

        (b) The Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Stockholder Tender Agreement.

    5.16 NO DISTRIBUTIONS OR DIVIDENDS. Until the earlier of (i) the Termination Date or (ii) one trading day after the Effective Time, Parent shall not set a record date for any dividend or distribution of any assets to any of its stockholders including distribution of shares of capital stock or other securities of any Subsidiary of Parent to its stockholders.

SECTION 6. CONDITIONS TO THE MERGER

    6.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Legal Requirements, the waiver by each party on or prior to the Effective Time of each of the following conditions:

        (a) If required by the DGCL, this Agreement shall have been adopted and approved by the stockholders of the Company;

        (b) Merger Sub shall have accepted for exchange and exchanged all of the shares of Company Common Stock tendered pursuant to the Offer;

        (c) No provision of any applicable Legal Requirements and no judgment, injunction, Order or decree shall prohibit the consummation of the Merger or the other transactions contemplated by this Agreement; and

        (d) The Post-Effective Amendment shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock shall have been complied with.

SECTION 7. TERMINATION

    7.1 TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after adoption of this Agreement by the Company's stockholders:

        (a) by mutual written consent of Parent and the Company;

        (b) by either Parent or the Company if (i) the Offer shall not have been consummated by August 31, 2001 (the "TERMINATION DATE") (unless the failure to consummate the Offer is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Termination Date); or (ii) the Offer shall have expired or been terminated in accordance with the terms of this Agreement without Parent or Merger Sub having accepted for exchange any Shares pursuant to the Offer (unless the expiration or termination of the Offer is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

        (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Offer or the Merger;

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
        (d) by Parent, at any time prior to the Offer Acceptance Time, if a Company Triggering Event shall have occurred;

        (e) by Parent at any time prior to the Offer Acceptance Time, if
    (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in paragraph (d) of ANNEX I would not be satisfied, or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in paragraph (c) of ANNEX I would not be satisfied; PROVIDED, HOWEVER, that, in the case of (i) or (ii) above, if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is reasonably capable of being cured by the Company prior to the Termination Date and the Company is continuing to exercise its commercially reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 7.1(e) on account of such inaccuracy or breach until the 10th calendar day from the date on which such inaccuracy or breach became known to Parent or the Company;

        (f) by the Company, prior to the Offer Acceptance Time, if (i) (A) any of Parent's representations and warranties not qualified by any "materiality" or "Material Adverse Effect" qualifiers contained in this Agreement shall be inaccurate in any material respect, or (B) any of Parent's representations and warranties qualified by any "materiality" or "Material Adverse Effect" qualifiers contained in this Agreement shall be inaccurate in any respect, in the case of each of (A) and (B) as of the date of this Agreement or as of the expiration of the Offer (as may be extended pursuant to Section 1.1(a)), or (ii) any of Parent's covenants contained in this Agreement shall not have been performed in all material respects; PROVIDED, HOWEVER, that, in the case of (i) or (ii) above, if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is reasonably capable of being cured by Parent prior to the Termination Date and Parent is continuing to exercise its commercially reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 7.1(f) on account of such inaccuracy or breach until the 10th calendar day form the date on which such inaccuracy or breach became known to Parent or the Company;

        (g) this Agreement may be terminated and the Offer and the Merger may be abandoned by the Company, at any time during the two-day period commencing on (and including) the Price Determination Date if the Average Parent Trading Price is less than $17.50; SUBJECT, HOWEVER, to the following three sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall promptly give written notice to Parent; PROVIDED that such notice of election to terminate this Agreement may be withdrawn by the Company at any time during the aforementioned two-day period pursuant to written notice provided by the Company to Parent. During the two-day period following the date on which Parent receives such notice, Parent shall have the option to make the Parent Floating Rate Election. If Parent makes the Parent Floating Rate Election within such two-day period, it shall give prompt written notice to the Company of such election, whereupon no termination shall have occurred pursuant to this
    Section 7.1(g), and this Agreement shall remain in effect in accordance with its terms, and any reference in this Agreement to "EXCHANGE RATIO" shall thereafter be deemed to refer to the Exchange Ratio as computed pursuant to paragraph (v)(A) of the definition of the term "EXCHANGE RATIO" in
    Section 1.1(a) of this Agreement; or

        (h) this Agreement may be terminated and the Offer and the Merger may be abandoned by Parent, at any time during the two-day period commencing on (and including) the Price Determination Date if the Average Parent Trading Price is greater than $27.50; SUBJECT, HOWEVER, to the following three sentences. If Parent elects to exercise its termination right pursuant to the immediately preceding sentence, it shall promptly give written notice to the Company; PROVIDED that such notice of election to terminate this Agreement may be withdrawn by Parent at any time during the aforementioned two-day period pursuant to written notice provided by Parent to the Company. During the two-day period following the date on which the Company receives such notice, the Company shall have the option to make the Company Floating Rate Election. If the Company makes the Company Floating Rate Election within such two-day period, it shall give prompt written notice to Parent of such election, whereupon no termination shall have occurred pursuant to this Section 7.1(h), and this Agreement shall remain in effect in accordance with its terms, and any reference in this Agreement to "EXCHANGE RATIO" shall thereafter be deemed to refer to the Exchange Ratio as computed pursuant to paragraph (iv)(A) of the definition of the term "EXCHANGE RATIO" in Section 1.1(a) of this Agreement.

    7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 7.2, Section 7.3 and
Section 8 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability or damages for any willful breach of any provision contained in this Agreement.

    7.3  EXPENSES; TERMINATION FEES.

        (a) EXPENSES. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that:
    (i) Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (A) the filing, printing and mailing of the Registration Statement and the Offer Documents and any amendments or supplements thereto and (B) the filing of any premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation; (ii) if this Agreement is terminated by Parent pursuant to Section 7.1(d), then, at the time specified in the next sentence, the Company shall make a nonrefundable cash payment to Parent (in addition to any other amount that may be payable pursuant to
    Section 7.3(b)), in an amount equal to the aggregate amount of all reasonably documented fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Offer and the Merger up to an aggregate amount of $300,000. In the case of termination of this Agreement by Parent pursuant to
    Section 7.1(d), the nonrefundable payment referred to in clause "(ii)" of the proviso to the first sentence of this Section 7.3(a) shall be made by the Company within two (2) business days after such termination.

        (b) TERMINATION FEE.

           (i) If (x) (A) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b), (B) at or prior to the time of such termination a Company Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, and (C) within 12 months after such termination the Company enters into a definitive agreement related to, or consummates, a Company Acquisition Transaction with any Person, or
       (y) this Agreement is terminated by Parent pursuant to Section 7.1(d), then, in the case of each of (x) and (y), the Company shall pay to Parent, in cash at the applicable time specified in the next two sentences, a nonrefundable fee in the amount of $2,000,000 (in addition to any payment required to be made pursuant to Section 7.3(a), if any). In the case of termination of this Agreement pursuant to Section 7.1(b), the fee referred to in the previous sentence shall be paid by the Company upon the execution of such definitive agreement. In the case of termination of this Agreement by Parent pursuant to Section 7.1(d), the fee referred to in the first sentence of this Section 7.3(b)(i) shall be paid by the Company within two (2) business days after such termination.

           (ii) The Company acknowledges that the agreements contained in this
       Section 7.3(b) are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this
       Section 7.3(b), the Company shall pay to Parent its costs and expenses (including attorneys' fee and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees and expenses described in this
       Section 7.3 shall not be in lieu of damages incurred in the event of willful breach of this Agreement.

SECTION 8. MISCELLANEOUS PROVISIONS

    8.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after adoption of this Agreement by the stockholders of the Company); PROVIDED, HOWEVER, that after any such adoption of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.2  WAIVER.

        (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    8.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties or agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except for agreements which by their terms survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties which by its terms contemplate performance after the Effective Time.

    8.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and that certain Confidentiality Agreement, dated May 10, 2001 between Parent and the Company (the "MUTUAL NONDISCLOSURE AGREEMENT") constitute the entire agreement among the parties hereto and all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

    8.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this
Agreement:

(a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.9.

    8.6 DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in
Section 2, and shall qualify other numbered or lettered sections in Section 2 only to the extent that it is expressly so cross-referenced. The Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 3, and shall qualify other numbered or lettered section in Section 3 only to the extent that it is expressly so cross-referenced.

    8.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

    8.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Except as provided in Section 5.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

    8.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto); PROVIDED, HOWEVER, that a written notice delivered via facsimile shall be deemed delivered only if at the time of, or shortly after, such facsimile transmission the party giving the notice confirms by telephone the actual receipt by the other party of such facsimile transmission:

    IF TO PARENT OR MERGER SUB:

                    The Titan Corporation
                    3033 Science Park Road
                    San Diego, CA 92121
                    Facsimile No. (858) 552-9759
                    Attention: Nicholas J. Costanza, Esq., General Counsel

                    WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE HEREUNDER):

                    Carl R. Sanchez, Esq.
                    Cooley Godward LLP
                    4365 Executive Drive
                    Suite 1100
                    San Diego, CA 92121-2128
                    Facsimile No. (858) 453-3555

    IF TO THE COMPANY:

                    Datron Systems Incorporated
                    3030 Enterprise Court
                    Vista, CA 92093
                    Facsimile No.: (760) 734-5450
                    Attention: David Derby, President and CEO

                    WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE HEREUNDER):

                    Victor A. Hebert, Esq.
                    Heller Ehrman White & McAuliffe LLP
                    333 Bush Street
                    San Francisco, CA 94104-2878
                    Facsimile No. (415) 772-6268

    8.10 COOPERATION. The parties agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

    8.11  CONSTRUCTION.

        (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

        (c) As used in this Agreement, the words "INCLUDE" and "INCLUDING," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "WITHOUT LIMITATION."

        (d) Except as otherwise indicated, all references in this Agreement to "SECTIONS" and "EXHIBITS"are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                                          THE TITAN CORPORATION

                                                          By:              /s/ ERIC DEMARCO
                                                                 ------------------------------------

                                                          Name:              Eric DeMarco
                                                                 ------------------------------------

                                                          Title:        Chief Operating Officer
                                                                 ------------------------------------

                                                          GEM ACQUISITION CORP.

                                                          By:              /s/ ERIC DEMARCO
                                                                 ------------------------------------

                                                          Name:              Eric DeMarco
                                                                 ------------------------------------

                                                          Title:               President
                                                                 ------------------------------------

                                                          DATRON SYSTEMS INCORPORATED

                                                          By:               /s/ DAVID DERBY
                                                                 ------------------------------------

                                                          Name:               David Derby
                                                                 ------------------------------------

                                                          Title:      Chairman, President and CEO
                                                                 ------------------------------------

                                    EXHIBITS


Exhibit A         Certain Definitions

Exhibit B         Form of Stockholder Tender Agreement

Annex I           Conditions to the Offer

                                   EXHIBIT A
                              CERTAIN DEFINITIONS

    For purposes of the Agreement (including this Exhibit A):

    ACQUIRED CORPORATION CONTRACT. "ACQUIRED CORPORATION CONTRACT" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

    ACQUIRED CORPORATION PROPRIETARY ASSET. "ACQUIRED CORPORATION PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

    AGREEMENT. "AGREEMENT" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

    COMPANY ACQUISITION PROPOSAL. "COMPANY ACQUISITION PROPOSAL" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Company Acquisition Transaction.

    COMPANY ACQUISITION TRANSACTION. "COMPANY ACQUISITION TRANSACTION" shall mean any transaction or series of transactions involving:

        (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which (i) any of the Acquired Corporations is a constituent corporation, (ii) a Person or "GROUP" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or
    (iii) any of the Acquired Corporations issues securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

        (b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Acquired Corporations; or

        (c) any liquidation or dissolution of any of the Acquired Corporations.

    COMPANY COMMON STOCK. "COMPANY COMMON STOCK" shall mean the Common Stock, $0.01 par value per share, of the Company, including the associated Rights.

    COMPANY DISCLOSURE SCHEDULE. "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 8.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

    COMPANY FLOATING RATE ELECTION. "COMPANY FLOATING RATE ELECTION" shall mean an election made by the Company to use the Exchange Ratio calculated pursuant to paragraph (iv)(A) of the definition of the term Exchange Ratio.

    COMPANY PREFERRED STOCK. "COMPANY PREFERRED STOCK" shall mean the Preferred Stock, $0.01 par value per share, of the Company.

    COMPANY STOCK OPTION PLANS. "COMPANY STOCK OPTION PLANS" shall mean the Company 1985 Stock Option Plan, as amended, 1995 Stock Option Plan, Employee Stock Purchase Plan (effective July 1, 1997) and all stock option agreements evidencing option grants under each of the foregoing stock option plans.

                                     A-A-1

    COMPANY STOCK VALUE. "COMPANY STOCK VALUE"means the result of dividing $51,226,912 by the sum of (a) the number of shares of Company Common Stock outstanding as of the Offer Acceptance Time, (b) the number of shares of Company Common Stock which would be issuable with respect to all Company Options outstanding as of the Offer Acceptance Time and with respect to any other rights to acquire shares of Company Common Stock outstanding as of the Offer Acceptance Time.

    COMPANY SUPERIOR OFFER. "COMPANY SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction with respect to any Acquired Corporation on terms that the board of directors of the Company determines, in good faith, after consultation with PBW or another nationally recognized independent financial advisor, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the Offer and the Person making the Offer, and would, if consummated, be more favorable to the Company's stockholders, from a financial point of view, than the Transaction; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Company Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed or is not, in the good faith judgment of the Company, reasonably capable of being obtained by such third party on a timely basis.

    COMPANY TRIGGERING EVENT. A "COMPANY TRIGGERING EVENT" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend that the Company stockholders accept the Offer, vote to adopt and approve this Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Recommendations or shall otherwise have made a disclosure to the Company stockholders or a public announcement that makes it reasonably apparent that, absent the restriction contained in Section 4.3, the Board of Directors of the Company would so withdraw, modify or amend any of its Recommendations;
(ii) the Company shall have failed to include the Recommendations in the Registration Statement, the Preliminary Prospectus, the Offer Documents, the Post-Effective Amendment or the Proxy Statement; (iii) the board of directors of the Company fails to reaffirm in writing the Recommendations, or fails to reaffirm in writing its determination that the Offer and the Merger are in the best interests of the Company's stockholders, within five business days after Parent requests in writing that such recommendation or determination be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Company Acquisition Proposal or shall have resolved or announced an intention to do so; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Company Acquisition Proposal; (vi) a tender or exchange offer (other than the Offer) relating to securities of the Company shall have been commenced and the Company shall have recommended such offer or shall not have sent to its securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer IT BEING UNDERSTOOD that taking no position or indicating its inability to take a position does not constitute recommending a rejection of such tender or exchange offer, (vii) a Company Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Company Acquisition Proposal within five business days after such Company Acquisition Proposal is announced or
(B) otherwise fails to actively oppose such Company Acquisition Proposal, or
(viii) the Company breaches its obligations under Section 4.3 of this Agreement, except for any inadvertent breach of any notice provision contained in
Section 4.3 which breach has been cured within 16 hours of its occurrence.

    CONSENT. "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

    CONTRACT. "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

                                     A-A-2

    ENCUMBRANCE. "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

    ENTITY. "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    EXCHANGE ACT. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

    EXCLUDED SHARES. "EXCLUDED SHARES" shall mean any shares of Company Common Stock held as of the Effective Time (A) by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub, (B) by the Company or any Subsidiary of the Company or
(C) by the Company as treasury shares.

    ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    GOVERNMENT BID. "GOVERNMENT BID" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

    GOVERNMENT CONTRACT. "GOVERNMENT CONTRACT" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor otherwise has or may acquire any right or interest.

    GOVERNMENTAL AUTHORIZATION.  "GOVERNMENTAL AUTHORIZATION" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

    GOVERNMENTAL BODY. "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

    HSR ACT. "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

    LEGAL PROCEEDING. "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

    LEGAL REQUIREMENT. "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NYSE or NASD).

    MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "MATERIAL ADVERSE EFFECT" on the Acquired Corporations if such event, violation,

                                     A-A-3
inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "MATERIAL ADVERSE EFFECT" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "MATERIAL ADVERSE EFFECT" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "MATERIAL ADVERSE EFFECT" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent and its Significant Subsidiaries taken as a whole or (ii) the ability of Parent to consummate the Offer and the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date.

    NASD.  "NASD" shall mean the National Association of Securities
Dealers, Inc.

    ORDER. "ORDER" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Legal Proceeding.

    PARENT COMMON STOCK. "PARENT COMMON STOCK" shall mean the Common Stock, $0.01 par value per share, of Parent, including the associated rights to purchase capital stock of Parent pursuant to and in accordance with the Rights Agreement, dated as of August 21, 1995, between The Titan Corporation and American Stock Transfer and Trust Company.

    PARENT CONTRACT. "PARENT CONTRACT" shall mean any Contract: (a) to which Parent or any Subsidiary of Parent is a party; (b) by which Parent or any Subsidiary of Parent or any asset of Parent or any Subsidiary of Parent is or may become bound or under which Parent or any Subsidiary of Parent has, or may become subject to, any obligation; or (c) under which Parent or any Subsidiary of Parent has or may acquire any right or interest.

    PARENT DISCLOSURE SCHEDULE. "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule that has been prepared by Parent in accordance with the requirements of Section 8.6 of the Agreement and that has been delivered by Parent to the Company on the date of the Agreement.

    PARENT FLOATING RATE ELECTION. "PARENT FLOATING RATE ELECTION" shall mean an election made by Parent to use the Exchange Ratio calculated pursuant to paragraph (v)(A) of the definition of the term Exchange Ratio.

    PARENT BALANCE SHEET DATE. "PARENT BALANCE SHEET DATE" shall mean March 31, 2001.

    PARENT CUMULATIVE PREFERRED STOCK. "PARENT CUMULATIVE PREFERRED STOCK" shall mean the Cumulative Convertible Preferred Stock, $1.00 par value, of Parent.

    PARENT SERIES A PREFERRED STOCK. "PARENT SERIES A PREFERRED STOCK" shall mean the Series A Junior Participating Preferred Stock, $1.00 par value, of Parent.

                                     A-A-4

    PARENT PREFERRED STOCK. "PARENT PREFERRED STOCK" shall mean the Parent Cumulative Preferred Stock and Parent Series A Preferred Stock.

    PERSON.  "PERSON" shall mean any individual, Entity or Governmental Body.

    PROPRIETARY ASSET. "PROPRIETARY ASSET" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), domain name, copyright application, copyright registration, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or
(b) right to use or exploit any of the foregoing.

    REPRESENTATIVES. "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors consultants and representatives.

    RIGHTS. "RIGHTS" shall mean all outstanding rights to purchase capital stock of the Company pursuant to and in accordance with the Rights Agreement.

    RIGHTS AGREEMENT. "RIGHTS AGREEMENT" shall mean the Stockholders Rights Agreement, between the Company and Mellon Investor Services, L.L.C. dated September 5, 2000, as amended.

    SEC.  "SEC" shall mean the U.S. Securities and Exchange Commission.

    SECURITIES ACT. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended and the regulations promulgated thereunder.

    SIGNIFICANT SUBSIDIARY. "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

    SUBSIDIARY. An entity shall be deemed to be a "SUBSIDIARY" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

    TAKEOVER LAWS. "TAKEOVER LAWS" means (1) any "MORATORIUM," "CONTROL SHARE ACQUISITION," "FAIR PRICE," "SUPERMAJORITY," "AFFILIATE TRANSACTIONS," or "BUSINESS COMBINATION STATUTE OR REGULATION" or other similar state antitakeover laws and regulations and (2) Section 203 of the DGCL.

    TAX. "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

    TAX RETURN. "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                     A-A-5

                            CONDITIONS TO THE OFFER

    Notwithstanding any other provision of the Offer, subject to the terms of the Agreement and Plan of Reorganization to which this ANNEX I is attached (the "AGREEMENT"), Merger Sub shall not be required to accept for exchange or exchange or deliver any shares of Parent Common Stock for (subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered shares of Company Common Stock after the termination or withdrawal of the Offer)) any Shares tendered, if by the expiration of the Offer (as it may be extended in accordance with Section 1.1(a) of the Agreement), (1) the Minimum Condition shall not have been satisfied, (2) the applicable waiting period under the HSR Act shall not have expired or been terminated, (3) any applicable waiting periods, consents or clearances under foreign antitrust Laws shall not have expired, been terminated or been obtained, (4) the Registration Statement shall not have become effective under the Securities Act or shall be the subject of any stop order or proceedings seeking a stop order, (5) the shares of Parent Common Stock to be issued in the Offer and the Merger shall not have been approved for listing on the NYSE, subject to official notice of issuance,
(6) Parent shall not have received (or Parent shall have received and Cooley Godward LLP shall have subsequently rescinded) an opinion of Cooley Godward LLP, in form and substance reasonably satisfactory to Parent and to the Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, PROVIDED, HOWEVER, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Heller Ehrman White & McAuliffe LLP ("HEWM") renders such opinion to Parent, (7) the Company shall not have received (or the Company shall have received, and HEWM shall have subsequently rescinded) an opinion of HEWM in form and substance reasonably satisfactory to Parent and to the Company, on the basis of customary facts, representations and assumptions set forth in such opinion, to the effect that the Transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; PROVIDED, HOWEVER, that if HEWM does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed satisfied if Cooley Godward LLP renders such opinion to the Company, or (8) at any time on or after the date of the Agreement and prior to the acceptance for exchange of Shares pursuant to the Offer, any of the following conditions exist and are continuing:

        (a) there shall be pending or threatened any Legal Proceeding in which a Governmental Body is: (i) challenging or seeking to restrain or prohibit the consummation of the Offer or the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Offer or the Merger and seeking to obtain from Merger Sub, Parent or any of its Subsidiaries any damages that may be material to Parent; (iii) seeking to prohibit or limit in any material respect Merger Sub's or Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of Company Common Stock to be acquired in the Offer or with respect to the stock of the Surviving Corporation; (iv) which would materially and adversely affect the right of Parent, the Surviving Corporation or any Subsidiary of Parent to own the assets or operate the business of the Acquired Corporations; (v) seeking to compel Parent or the Company, or any Subsidiary of Parent or the Company, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement; (vi) obligating the Company, Parent or their respective Subsidiaries to pay material damages or otherwise become subject to material adverse consequences in connection with any of the transactions contemplated by the Agreement, or (vii) otherwise have or reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations or, as a result of the transactions contemplated by the Agreement, a Material Adverse Effect on Parent;

                                     A-I-1

        (b) any temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Offer or the Merger shall have been issued by any court of competent jurisdiction and remain in effect, or there shall be any Legal Requirement enacted or deemed applicable to the Offer or the Merger that makes consummation of the Offer or the Merger illegal;

        (c) the Company shall have materially breached any of its covenants, obligations or agreements under the Agreement;

        (d) (i) the representations and warranties of the Company contained in this Agreement (except those set forth in Section 2.3) not qualified with any "materiality" or "Material Adverse Effect" qualifiers shall not have been accurate in all material respects, or (ii) the representations and warranties of the Company contained in this Agreement (except those set forth in Section 2.3) qualified with any "materiality" or "Material Adverse Effect" qualifiers shall not have been accurate in all respects, in the case of each of (i) and (ii) above, as of the date of this Agreement and as of the date of the expiration of the Offer (as it may be extended in accordance with Section 1.1(a) of this Agreement); EXCEPT to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall not have been accurate as of such date in all material respects, in the case of (i) above, or in all respects, in the case of (ii) above;

        (e) the representations and warranties of the Company contained in
    Section 2.3 of the Agreement shall not have been true and correct in all respects as of the date of the Agreement;

        (f) there shall have been (i) a Material Adverse Effect on any of the Acquired Corporations, or (ii) the occurrence of any event or the existence of any circumstance, including any Legal Proceeding, that could reasonably be expected to have a Material Adverse Effect on any of the Acquired Corporations; or

        (g) the Agreement shall have been terminated in accordance with its terms;

which in the good faith judgment of Parent, in any such case, makes it inadvisable to proceed with the Offer or the acceptance for payment of or payment for the Shares.

    The foregoing conditions are for the sole benefit of Parent and Merger Sub and may, subject to the terms of the Agreement, be waived by Parent and Merger Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent and Merger Sub. The failure by Parent and Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                     A-I-2

                                                                         ANNEX B

                      FORM OF STOCKHOLDER TENDER AGREEMENT

    THIS STOCKHOLDER TENDER AGREEMENT is entered into as of June 24, 2001, by and between THE TITAN CORPORATION, a Delaware corporation ("PARENT"), and [NAME] ("STOCKHOLDER").

                                    RECITALS

    A. Parent, Gem Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Datron Systems Incorporated, a Delaware corporation (the "COMPANY"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "MERGER AGREEMENT") which provides (subject to the conditions set forth therein) for the offer by Merger Sub to purchase all outstanding shares of the Company Common Stock and the subsequent merger of Merger Sub with and into the Company (the "MERGER"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

    B. In order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder, solely in its capacity as a Stockholder of the Company, is entering into this Stockholder Tender Agreement.

                                   AGREEMENT

    The parties to this Stockholder Tender Agreement, intending to be legally bound, agree as follows:

SECTION 1. TENDER AND VOTING OF SHARES

    1.1 AGREEMENT TO TENDER. Unless Parent shall otherwise request, the Stockholder hereby agrees to tender, or cause to be tendered, pursuant to and in accordance with the terms of the Offer, the Subject Securities, and agrees that it will not withdraw or permit the withdrawal of the tender of the Subject Securities. Within ten (10) business days after commencement of the Offer, the Stockholder shall (x) deliver to the depository designated in the Offer (i) a letter of transmittal with respect to the Subject Securities complying with the terms of the Offer, (ii) certificates representing the Subject Securities and
(iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (y) instruct its broker or such other Person who is the holder of record of any Subject Securities beneficially owned by the Stockholder to promptly tender such Subject Securities for exchange in the Offer pursuant to the terms and conditions of the Offer. Provided that the conditions to the Offer are satisfied, or waived by Parent, Parent shall purchase the Subject Securities in accordance with the terms of the Offer.

    1.2 VOTING. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, at any meeting of stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, Stockholder shall, unless otherwise directed in writing by Parent, vote the Subject Securities or cause the Subject Securities to be voted (to the extent such securities are entitled to be voted) in such Stockholder's sole capacity as a stockholder:

        (a) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

        (b) against any action or agreement that would cause any provision contained in Section 6 or ANNEX I of the Merger Agreement to not be satisfied; and

        (c) against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement): (i) any Company Acquisition Proposal; (ii) any change in a majority of the members of the board of directors of the Company, other than any change contemplated by Section 1.3 of the Merger Agreement; or (iii) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Tender Agreement.

    1.3 PROXY; FURTHER ASSURANCES. Contemporaneously with the execution of this Stockholder Tender Agreement: (i) Stockholder shall execute and deliver to Parent a proxy in the form attached to this Stockholder Tender Agreement as EXHIBIT A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "PROXY"); and
(ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as EXHIBIT A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are Owned by the Stockholder.

SECTION 2. TRANSFER OF SUBJECT SECURITIES

    2.1  TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS
AGREEMENT. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall not
(i) cause or permit any Transfer of any of the Subject Securities to be effected (other than pursuant to the Offer); (ii) tender any of the Subject Securities to any Person (other than Merger Sub and Parent) or (iii) create or permit to exist any Encumbrance with respect to any Subject Securities (other than Encumbrances which do not affect the right to tender such Subject Securities pursuant to the Offer and Encumbrances which do not affect, directly or indirectly, the right of Parent to vote the Subject Securities as provided herein).

    2.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities are deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

    Stockholder hereby represents and warrants to Parent as follows:

    3.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Stockholder Tender Agreement and the Proxy and to perform its obligations hereunder and thereunder. This Stockholder Tender Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.2  NO CONFLICTS OR CONSENTS.

        (a) The execution and delivery of this Stockholder Tender Agreement and the Proxy by Stockholder do not, and the performance of this Stockholder Tender Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which it or any of its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

        (b) The execution and delivery of this Stockholder Tender Agreement and the Proxy by Stockholder do not, and the performance of this Stockholder Tender Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

    3.3  TITLE TO SECURITIES.  As of the date of this Stockholder Tender
Agreement: (a) Stockholder holds of record (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options, Warrants and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and
(d) Stockholder does not directly or indirectly Own any shares of Company Common Stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Common Stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

SECTION 4. MISCELLANEOUS

    4.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Stockholder in this Stockholder Tender Agreement shall survive until the Expiration Date.

    4.2 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Stockholder Tender Agreement shall be paid solely by the party incurring such costs and expenses.

    4.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Stockholder Tender Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto); PROVIDED, HOWEVER, that a written notice delivered via facsimile shall be deemed delivered only if at the time of, or shortly after, such facsimile transmission the party giving the notice confirms by telephone the actual receipt by the other party of such facsimile transmission:

    IF TO PARENT:

                    The Titan Corporation
                    3033 Science Park Road
                    San Diego, CA 92121
                    Facsimile No. (858) 552-9759
                    Attention: Nicholas J. Costanza, Esq., General Counsel

                    WITH A COPY TO (WHICH COPY SHALL NOT CONSTITUTE NOTICE):

                    Carl R. Sanchez, Esq.
                    Cooley Godward LLP
                    4365 Executive Drive
                    Suite 1100
                    San Diego, CA 92121-2128
                    Facsimile No. (858) 453-3555

    IF TO THE STOCKHOLDER:

                    at the address set forth below Stockholder's signature on the signature page hereof

                    WITH COPIES TO (WHICH COPIES SHALL NOT CONSTITUTE NOTICE):

                    Victor A. Hebert, Esq.
                    Heller Ehrman White & McAuliffe LLP
                    333 Bush Street
                    San Francisco, CA 94104-2878
                    Facsimile No. (415) 772-6268

    4.4 WAIVER OF APPRAISAL RIGHTS. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights (including under Section 262 of the Delaware General Corporations Law) and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Stockholder.

    4.5 NO SOLICITATION. Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that his Representatives (as defined in the Merger Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Company Acquisition Proposal (as defined in the Merger Agreement) or take any action that could reasonably be expected to lead to a Company Acquisition Proposal; (ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to a Company Acquisition Proposal; or (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Company Acquisition Proposal.

    4.6 SEVERABILITY. If any provision of this Stockholder Tender Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Stockholder Tender Agreement.

Each provision of this Stockholder Tender Agreement is separable from every other provision of this Stockholder Tender Agreement, and each part of each provision of this Stockholder Tender Agreement is separable from every other part of such provision.

    4.7 ENTIRE AGREEMENT. This Stockholder Tender Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Stockholder Tender Agreement shall be binding upon either party unless made in writing and signed by both parties.

    4.8 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Stockholder Tender Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder or Parent without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Stockholder Tender Agreement shall be binding upon, and inure to the benefit of, Stockholder and its heirs, estate, executors, personal representatives, successors and assigns (as the case may be), and shall be binding upon, and inure to the benefit of, Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Stockholder Tender Agreement, this Stockholder Tender Agreement shall be binding upon any Person to whom any Subject Securities are Transferred. Nothing in this Stockholder Tender Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

    4.9 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any provision of this Stockholder Tender Agreement or the Proxy was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Stockholder Tender Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.9, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

    4.10 NON-EXCLUSIVITY. The rights and remedies of Parent under this Stockholder Tender Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Stockholder Tender Agreement, and the obligations and liabilities of Stockholder under this Stockholder Tender Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Stockholder Tender Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any agreement between Parent and Stockholder; and nothing in any such agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Stockholder Tender Agreement.

    4.11  GOVERNING LAW; VENUE.

        (a) This Stockholder Tender Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

        (b) Any legal action or other legal proceeding relating to this Stockholder Tender Agreement or the Proxy or the enforcement of any provision of this Stockholder Tender Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of California. Stockholder and Parent each:

           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California (and each appellate court located in the State of California), in connection with any such legal proceeding;

           (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 4.3 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

          (iii) agrees that each state and federal court located in the State of California, shall be deemed to be a convenient forum; and

           (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim by either Stockholder or Parent that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Stockholder Tender Agreement or the subject matter of this Stockholder Tender Agreement may not be enforced in or by such court.

Nothing contained in this Section 4.11 shall be deemed to limit or otherwise affect the right of either party to commence any legal proceeding or otherwise proceed against the other party in any other forum or jurisdiction.

        (c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS STOCKHOLDER TENDER AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS STOCKHOLDER TENDER AGREEMENT OR THE PROXY.

    4.12 COUNTERPARTS. This Stockholder Tender Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

    4.13 CAPTIONS. The captions contained in this Stockholder Tender Agreement are for convenience of reference only, shall not be deemed to be a part of this Stockholder Tender Agreement and shall not be referred to in connection with the construction or interpretation of this Stockholder Tender Agreement.

    4.14 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Stockholder Tender Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Stockholder Tender Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Stockholder Tender Agreement, or any power, right, privilege or remedy of Parent under this Stockholder Tender Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    4.15  CONSTRUCTION.

        (a) For purposes of this Stockholder Tender Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Stockholder Tender Agreement.

        (c) As used in this Stockholder Tender Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d) Except as otherwise indicated, all references in this Stockholder Tender Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Stockholder Tender Agreement and Exhibits to this Stockholder Tender Agreement.

    4.16 STOCKHOLDER CAPACITY. No person executing this Stockholder Tender Agreement who is a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Without limiting the generality of the foregoing, Stockholder executes this Stockholder Tender Agreement solely in its capacity as Owner of Subject Securities and nothing herein shall limit or affect any actions taken by Stockholder in its capacity as an officer or director of the Company in exercising the Company's rights under the Merger Agreement, PROVIDED, that no obligation of Stockholder to the Company as an officer or director of the Company shall affect, impair or impede Stockholder's obligations under this Stockholder Tender Agreement including the obligation to vote the Subject Securities in accordance with
Section 1.2 hereof.

    4.17 OBLIGATION TO EXERCISE OPTIONS. The Stockholder shall not be required to exercise options, warrants or other rights to acquire shares of Company Common Stock which are vested as of the date of this Stockholder Tender Agreement or which become vested prior to the Offer Acceptance Time (the "SUBJECT OPTIONS"); PROVIDED, HOWEVER, the Stockholder hereby covenants and agrees to immediately exercise all Subject Options and immediately tender all Company Common Stock received upon such exercise if (x) the number of Shares validly tendered and not withdrawn in accordance with the terms of the Offer two business days prior to the expiration date of the Offer (as it may be extended from time to time), together with the Shares then owned by Parent and Merger Sub (if any) (the "TENDERED SHARES"), do not satisfy the Minimum Condition, and
(y) the aggregate number of shares of Company Common Stock issuable upon exercise of the Subject Options Owned collectively by the officers and directors of the Company who are parties to Stockholder Tender Agreements, together with the Tendered Shares, would satisfy the Minimum Condition. Notwithstanding anything in this Section 4.17 to the contrary, the Stockholder shall not be required to exercise any Subject Option unless the Subject Option is considered to be "in the money." A Subject Option shall be considered to be "in the money" if the price of Parent Common Stock multiplied by the Exchange Ratio exceeds the exercise price of such Subject Option on the Price Determination Date. At the request of the Stockholder in connection with any exercise of Subject Options pursuant to this Section 4.17, Parent or its designees will provide to the Stockholder a loan on commercially reasonable terms equal to the exercise price of the Subject Options exercised pursuant to this Section 4.17 which loan shall be secured solely by the shares of Company Common Stock received by the Stockholder in such exercise of any Subject Options.

SECTION 5. CERTAIN DEFINITIONS

    For purposes of this Stockholder Tender Agreement:

        (a) "COMPANY COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

        (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger Agreement is terminated, or (ii) the Offer Acceptance Time.

        (c) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder is the: (i) record owner of such security; or
    (ii) "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security; PROVIDED, HOWEVER, that Stockholder shall not be deemed to Own a security solely because of Stockholder's status as an executive officer, director, partner or member of a Person that owns such security.

        (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) Governmental Body.

        (e) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

    A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.

                           [SIGNATURE PAGE TO FOLLOW]

    IN WITNESS WHEREOF, Parent and Stockholder have caused this Stockholder Tender Agreement to be executed as of the date first written above.

                                                         THE TITAN CORPORATION

                                                         By:
                                                              -----------------------------------------

                                                         Name:
                                                                 --------------------------------------

                                                         [NAME]

                                                         ---------------------------------------------

                                                         Address:

                                                                   ------------------------------------
                                                                   ------------------------------------

                                                         Facsimile:
                                                                    -----------------------------------

SHARES HELD OF RECORD   OPTIONS WARRANTS AND OTHER RIGHTS   ADDITIONAL SECURITIES BENEFICIALLY OWNED
---------------------   ---------------------------------   ----------------------------------------

                           FORM OF IRREVOCABLE PROXY

    The undersigned stockholder of DATRON SYSTEMS INCORPORATED, a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints Eric DeMarco, Nicholas Costanza and THE TITAN CORPORATION, a Delaware corporation ("PARENT"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of Company Common Stock or other securities owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of Company Common Stock or other securities which the undersigned may acquire on or after the date hereof. (The shares of the Company Common Stock or other securities referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence, except for shares which are not Subject Securities (as defined in the Stockholder Tender Agreement), are collectively referred to in this proxy as the "SHARES"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

    This proxy is irrevocable, is coupled with an interest and is granted in connection with the Stockholder Tender Agreement, dated as of the date hereof, between Parent and the undersigned (the "STOCKHOLDER TENDER AGREEMENT"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, GEM ACQUISITION CORP., a Delaware Corporation and a wholly-owned subsidiary of Parent, and the Company (the "MERGER AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

    The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Stockholders of the Company at any time until the earlier to occur of (i) the termination of the Merger Agreement, or (ii) the Offer Acceptance Time:

    (i) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

    (ii) against any action or agreement that would cause any provision contained in Section 6 or ANNEX I of the Merger Agreement to not be satisfied; and

   (iii) against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement): (A) any Company Acquisition Proposal (B) any change in a majority of the members of the board of directors of the Company, other than any change contemplated by Section 1.3 of the Merger Agreement; or (C) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Tender Agreement.

    The undersigned may vote the Shares on all other matters.

    This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

    If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

                        [next page is a signature page]

    This proxy shall terminate upon the earlier of the termination of the Merger Agreement and the Offer Acceptance Time.

    Dated: June       , 2001.

                                              ---------------------------------------------
                                              [NAME]

                                              Number of shares of common stock of the Company owned of
                                              record or beneficially as of the date of this
                                              irrevocable proxy:

                                              ---------------------------------------------

                                                                         ANNEX C

                                    CONFIDENTIAL

June 22, 2001

The Board of Directors
Datron Systems Incorporated
3030 Enterprise Court
Vista, CA 92083

Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to the stockholders (the "Stockholders") of Datron Systems Incorporated ("Datron") of the consideration to be paid for the outstanding shares of common stock and the outstanding options to purchase common shares pursuant to an Agreement and Plan of Merger and Reorganization (the "Agreement") dated
June 22, 2001 between Datron and the Titan Corporation ("Titan"). Pursuant to the Agreement, Datron and Titan intend to exchange shares of Titan for all of the common stock of Datron, whereby Datron will become a wholly-owned subsidiary of Titan, and such offer will be treated as an integrated transaction and will qualify as a reorganization under Section 368(a) of the Internal Revenue Code. The sum of actions described in the Agreement is described as the "Transaction".

    Philpott Ball & Werner ("PB&W"), as part of its investment banking business, is continually engaged in the valuation of businesses and corporate securities in connection with mergers, acquisitions, company sales, business divestitures and valuations for estate, corporate and other purposes. We are familiar with Datron, having performed investment banking services from time to time for Datron and having acted as financial advisor to Datron with respect to the Transaction. We are not aware of any present or contemplated relationship between PB&W, Datron or Datron's directors, officers or the Stockholders, which, in our opinion would affect our ability to render a fair and independent opinion concerning the Transaction.

    As part of its engagement, PB&W's activities included, but were not limited to, the following:

     i. A review of successive drafts of the Agreement;

     ii. Discussions with Datron's management concerning the nature of the negotiations and the terms of the Agreement;

    iii. An investigation of the current operations and future prospects of Datron and Titan and thorough interviews with members of Datron's and Titan's respective management representatives;

     iv. A review of the projected Exchange Ratio of shares of Datron per share of Titan based upon the terms of the Agreement;

     v. A review of certain Datron and Titan historical financial statements and the financial projections of Datron and Titan;

     vi. A review of the market data for stocks of public companies in the same or similar lines of business as Datron and Titan, including calculations of public market valuations relative to various financial measures including revenue, EBITDA and EBIT;

    vii. A review of certain acquisitions which PB&W deemed comparable for analytical purposes;

   viii. An analysis of the valuations of Datron's and Titan's share prices or values based on the discounted present value of respective projected cash flows;

     ix. A review of the industries in which Datron and Titan operate; and

     x. Other analyses which PB&W deemed necessary.

    PB&W relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information publicly available, or furnished to, or otherwise discussed with PB&W, including financial statements and financial projections, as provided by the managements of Datron and Titan. PB&W was not engaged to, and did not, independently verify the information provided and performed no audit of assets or liabilities and no independent appraisal of assets or liabilities of either Datron or Titan. PB&W has relied upon the assurances of the management of Datron and Titan that they are not aware of any facts that would make such information inaccurate or misleading. The analyses performed by PB&W are not necessarily indicative of actual values, or actual future results that may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of PB&W's analysis of the fairness, from a financial point of view, to the Stockholders, of the consideration to be paid pursuant to the Agreement.

    In rendering its Fairness Opinion, PB&W applied its judgment to a variety of complex analyses and assumptions. PB&W may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions. The assumptions made and the judgments applied by PB&W in rendering its opinion are not readily susceptible to description beyond that set forth in the written text of the Fairness Opinion itself.

    PB&W's Fairness Opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to us as of, the date hereof. Our opinion as expressed herein, in any event, is limited to the fairness, from a financial point of view to the Stockholders, of the consideration to be paid to the Stockholders pursuant to the Agreement.

    It is understood that this letter is solely for the confidential use of the Board of Directors of Datron. This opinion may not be reproduced, summarized, described, excerpted from, referred to or given to any other person for any purpose without our prior written consent except that this opinion may be included in its entirety and the procedures followed in rendering the opinion may be summarized (each summary to be reviewed and approved by PB&W) in any proxy materials to be distributed to the Stockholders regarding the Transaction.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid pursuant to the Agreement is fair to the Stockholders from a financial point of view.

Very truly yours,

PHILPOTT BALL & WERNER

                      /s/ GEORGE M. BALL
          -------------------------------------------
                        George M. Ball
By:                        CHAIRMAN

                                                                         ANNEX D

    SECTION 262. APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section258, Section 263 or Section 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

    c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

    d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

              THE EXCHANGE AGENT AND DEPOSITARY FOR THE OFFER IS:
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                                   BY OVERNIGHT COURIER
                                      59 Maiden Lane
                                    New York, NY 10038
                                Attn: Titan Exchange Offer

          BY MAIL:                FACSIMILE TRANSMISSION:               BY HAND:
       59 Maiden Lane           (for eligible institutions           59 Maiden Lane
     New York, NY 10038                    only)                   New York, NY 10038
                                      (718) 234-5001

                                   CONFIRM BY TELEPHONE:
                                      (800) 937-5449
                                            or
                                      (718) 921-8200

                             THE INFORMATION AGENT:

                             D.F. KING & CO., INC.
                           Attention: Thomas A. Long
                          77 Water Street, 20th Floor
                               New York, NY 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                   All Others Call Toll Free: (800) 848-3409

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Titan is a Delaware Corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

    Reference also is made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

    Article 8 of the bylaws of Titan provides for indemnification of the officers and directors of Titan to the full extent permitted by applicable law and provides for the advancement of expenses. Titan also maintains directors and officers liability insurance coverage and has entered into indemnification agreements with its directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  LIST OF EXHIBITS.

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         2.1            Agreement and Plan of Merger and Reorganization, dated
                        June 24, 2001, by and among The Titan Corporation, Gem
                        Acquisition Corp., and Datron Systems Incorporated (included as ANNEX A to the prospectus contained in this registration statement).

         2.2            Form of Stockholder Tender Agreement, dated as of June 24,
                        2001, between The Titan Corporation and certain Datron stockholders (included as ANNEX B to the prospectus contained in this registration statement).

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         4.1            Rights Agreement, dated as of August 21, 1995, between The
                        Titan Corporation and American Stock Transfer and Trust
                        Company, which was Exhibit 1 to The Titan Corporation's
                        Form 8-A12B/A filed August 25, 1995, is incorporated herein by this reference.

         4.2            Letter Agreement, dated February 4, 1998, between The Titan
                        Corporation and DBA Systems, Inc. regarding certain
                        registration rights granted in connection with the
                        acquisition of DBA, which was Exhibit 10.38 to The Titan
                        Corporation's Registration Statement on Form S-4 (no.
                        333-45719), is incorporated herein by this reference.

         5.1* Opinion of Cooley Godward LLP as to the validity of the common stock of The Titan Corporation being registered hereby.

         8.1* Opinion of Cooley Godward LLP regarding material federal income tax consequences of the exchange offer and the merger.

         8.2* Opinion of Heller Ehrman White & McAuliffe LLP regarding material federal income tax consequences of the exchange offer and the merger.

        10.1            Fifth Amendment to Senior Secured Credit Agreement, dated
                        June 11, 2001, by and among The Titan Corporation, various financial institutions from time to time parties thereto
                        (the "Lenders"), Credit Suisse First Boston, as the Lead
                        Arranger and as the Administrative Agent for the Lenders, First Union Securities, Inc., as Co-Arranger and as
                        Syndication Agent, and The Bank of Nova Scotia, as the
                        Documentation Agent, which was Exhibit 10.1 to The Titan
                        Corporation's Registration Statement on Form S-3 (no.
                        333-63274) filed June 19, 2001, is incorporated herein by this reference.

        23.1* Consent of Arthur Andersen LLP, independent public accountants.

        23.2*           Consent of Deloitte & Touche LLP, independent auditors.

        23.3*           Consent of Cooley Godward LLP (included in Exhibit 5.1).

        23.4*           Consent of Cooley Godward LLP (included in Exhibit 8.1).

        23.5*           Consent of Heller Ehrman White & McAuliffe LLP (included in
                        Exhibit 8.2).

        24.1            Power of Attorney of Officers and Directors of The Titan
                        Corporation (set forth on the signature pages hereto).

        99.1*           Form of Letter of Transmittal.

        99.2*           Form of Notice of Guaranteed Delivery.

        99.3*           Form of Letter to Brokers, Dealers, Etc.

        99.4*           Form of Letter to Clients.

        99.5*           Guidelines for Certification of Taxpayer Identification
                        Number on Substitute Form W-9.

        99.6*           Consent of Philpott Ball & Werner.

------------------------

*   Filed herewith.

ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    - to file, during any period in which offers or sales are being made, a post-effective amendment or prospectus supplement to this registration statement:

       (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

       (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    - that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    - to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    - that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section
      13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    - to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

    - to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

    - that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

    - that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of
      Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on this 9th day of July, 2001.

                                                       THE TITAN CORPORATION

                                                       By:               /s/ GENE W. RAY
                                                            -----------------------------------------
                                                                           Gene W. Ray
                                                              PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                                                      CHAIRMAN OF THE BOARD

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric M. DeMarco, Mark W. Sopp and Nicholas J. Costanza, Esq., and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of The Titan Corporation and in the capacities and on the dates indicated.

    DATE                         SIGNATURE                                     TITLE
    ----                         ---------                                     -----
July 9, 2001                  /s/ GENE W. RAY                 President, Chief Executive Officer and
                   ------------------------------------         Chairman of the Board
                                Gene W. Ray

July 9, 2001                 /s/ MARK W. SOPP                 Senior Vice President and Chief
                   ------------------------------------         Financial Officer (Principal Financial
                               Mark W. Sopp                     Officer)

    DATE                         SIGNATURE                                     TITLE
    ----                         ---------                                     -----
July 9, 2001              /s/ DEANNA HOM PETERSEN             Vice President, Corporate Controller
                   ------------------------------------         (Principal Accounting Officer)
                            Deanna Hom Petersen

July 9, 2001             /s/ MICHAEL B. ALEXANDER             Director
                   ------------------------------------
                           Michael B. Alexander

July 9, 2001               /s/ CHARLES R. ALLEN               Director
                   ------------------------------------
                             Charles R. Allen

July 9, 2001              /s/ JOSEPH F. CALIGIURI             Director
                   ------------------------------------
                            Joseph F. Caligiuri

July 9, 2001                /s/ DANIEL J. FINK                Director
                   ------------------------------------
                              Daniel J. Fink

July 9, 2001                 /s/ SUSAN GOLDING                Director
                   ------------------------------------
                               Susan Golding

July 9, 2001               /s/ ROBERT M. HANISEE              Director
                   ------------------------------------
                             Robert M. Hanisee

July 9, 2001              /s/ ROBERT E. LA BLANC              Director
                   ------------------------------------
                            Robert E. La Blanc

                                                              Director
                   ------------------------------------
                             Thomas G. Pownall

July 9, 2001                 /s/ JAMES E. ROTH                Director
                   ------------------------------------
                               James E. Roth

July 9, 2001             /s/ JOSEPH R. WRIGHT, JR.            Director
                   ------------------------------------
                           Joseph R. Wright, Jr.

                               INDEX TO EXHIBITS

     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         2.1            Agreement and Plan of Merger and Reorganization, dated
                        June 24, 2001, by and among The Titan Corporation, Gem
                        Acquisition Corp., and Datron Systems Incorporated (included as ANNEX A to the prospectus contained in this registration statement).

         2.2            Form of Stockholder Tender Agreement, dated as of June 24,
                        2001, between The Titan Corporation and certain Datron stockholders (included as ANNEX B to the prospectus contained in this registration statement).

         4.1            Rights Agreement, dated as of August 21, 1995, between The
                        Titan Corporation and American Stock Transfer and Trust
                        Company, which was Exhibit 1 to The Titan Corporation's
                        Form 8-A12B/A filed August 25, 1995, is incorporated herein by this reference.

         4.2            Letter Agreement, dated February 4, 1998, between The Titan
                        Corporation and DBA Systems, Inc. regarding certain
                        registration rights granted in connection with the
                        acquisition of DBA, which was Exhibit 10.38 to The Titan
                        Corporation's Registration Statement on Form S-4 (no.
                        333-45719), is incorporated herein by this reference.

         5.1* Opinion of Cooley Godward LLP as to the validity of the common stock of The Titan Corporation being registered hereby.

         8.1* Opinion of Cooley Godward LLP regarding material federal income tax consequences of the exchange offer and the merger.

         8.2* Opinion of Heller Ehrman White & McAuliffe LLP regarding material federal income tax consequences of the exchange offer and the merger.

        10.1            Fifth Amendment to Senior Secured Credit Agreement, dated
                        June 11, 2001, by and among The Titan Corporation, various financial institutions from time to time parties thereto
                        (the "Lenders"), Credit Suisse First Boston, as the Lead
                        Arranger and as the Administrative Agent for the Lenders, First Union Securities, Inc., as Co-Arranger and as
                        Syndication Agent, and The Bank of Nova Scotia, as the
                        Documentation Agent, which was Exhibit 10.1 to The Titan
                        Corporation's Registration Statement on Form S-3 (no.
                        333-63274) filed June 19, 2001, is incorporated herein by this reference.

        23.1* Consent of Arthur Andersen LLP, independent public accountants.

        23.2*           Consent of Deloitte & Touche LLP, independent auditors.

        23.3*           Consent of Cooley Godward LLP (included in Exhibit 5.1).

        23.4*           Consent of Cooley Godward LLP (included in Exhibit 8.1).

        23.5*           Consent of Heller Ehrman White & McAuliffe LLP (included in
                        Exhibit 8.2).

        24.1            Power of Attorney of Officers and Directors of The Titan
                        Corporation (set forth on the signature pages hereto).

        99.1*           Form of Letter of Transmittal.

        99.2*           Form of Notice of Guaranteed Delivery.

        99.3*           Form of Letter to Brokers, Dealers, Etc.

        99.4*           Form of Letter to Clients.

        99.5*           Guidelines for Certification of Taxpayer Identification
                        Number on Substitute Form W-9.

        99.6*           Consent of Philpott Ball & Werner.

------------------------

*   Filed herewith.